File No. 333-185357

As filed with the Securities and Exchange Commission on December 12, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	02-0563870
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

305 College Road East

Princeton, New Jersey 08540

(609) 452-9813

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Mr. Thomas A. Moore

Chief Executive Officer

305 College Road East

Princeton, New Jersey 08540

(609) 452-9813

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Cohen, Esq.

Greenberg Traurig, LLP

The MetLife Building

200 Park Avenue

New York, New York 10166

Phone: (212) 801-9200

Fax: (212) 801-6400

Approximate date of commencement of proposed sale to the public.    From time to time after this Registration Statement becomes effective, as determined by the selling stockholder named in the prospectus contained herein.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to section 8(a) may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PROSPECTUS, SUBJECT TO COMPLETION, DATED DECEMBER 12, 2012

ADVAXIS, INC.

115,000,000 Shares

Common Stock

This prospectus relates to the disposition from time to time of up to 115,000,000 shares of our common stock, which are held or may be held by the selling shareholder named in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling shareholder.

The selling shareholder identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide more information about how the selling shareholder may sell its shares of common stock in the section entitled “Plan of Distribution” beginning on page 76 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of common stock under this prospectus.

Our common stock is quoted on the Over-The-Counter Bulletin Board, or OTC Bulletin Board, under the symbol ADXS.OB.  On December 6, 2012, the last reported sale price per share for our common stock as reported by the OTC Bulletin Board was $0.04.

Investing in our common stock involves a high degree of risk.  We urge you to carefully consider the ‘‘Risk Factors’’ beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i

PROSPECTUS SUMMARY	ii

THE OFFERING	1

RISK FACTORS	2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	16

USE OF PROCEEDS	17

EQUITY ENHANCEMENT PROGRAM	17

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	21

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	22

DESCRIPTION OF BUSINESS	37

MANAGEMENT	51

EXECUTIVE COMPENSATION	55

STOCK OWNERSHIP	64

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	66

DESCRIPTION OF OUR CAPITAL STOCK	67

SHARES ELIGIBLE FOR FUTURE SALE	74

SELLING STOCKHOLDER	75

PLAN OF DISTRIBUTION	77

LEGAL MATTERS	79

EXPERTS	79

INTERESTS OF NAMED EXPERTS AND COUNSEL	79

WHERE YOU CAN FIND ADDITIONAL INFORMATION	79

INDEX TO FINANCIAL STATEMENTS	F-1

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this prospectus.  We have not authorized anyone to give any information or make any representation about this offering that differs from, or adds to, the information in this prospectus or in its documents that are publicly filed with the SEC.  Therefore, if anyone does give you different or additional information, you should not rely on it.  The delivery of this prospectus does not mean that there have not been any changes in our condition since the date of this prospectus.  If you are in a jurisdiction where it is unlawful to offer the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this prospectus does not extend to you.  This prospectus speaks only as of its date except where it indicates that another date applies.

Market data and certain industry forecasts used in this prospectus were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified this information, and we do not make any representation as to the accuracy of such information.

In this prospectus, the terms “we”, “us”, “our” and “our company” refer to Advaxis, Inc., a Delaware corporation, resulting from the reincorporation of our company from Colorado to Delaware described elsewhere in this prospectus (unless the context references such entity prior to the June 20, 2006 reincorporation from Colorado to Delaware, in which case it refers to the Colorado entity).

The name Advaxis is our trademark. Other trademarks and product names appearing in this prospectus are the property of their respective owners.

i

PROSPECTUS SUMMARY

This summary highlights some important information from this prospectus, and it may not contain all of the information that is important to you.  You should read the following summary together with the more detailed information regarding us and our common stock being sold in this offering, including “Risk Factors” and our financial statements and related notes, included elsewhere in this prospectus.

Our Company

We are a development stage biotechnology company with the intent to develop safe and effective immunotherapies for cancer and infectious diseases. These immunotherapies are based on a platform technology under exclusive license from the University of Pennsylvania, which we refer to as Penn, that utilizes live attenuated Listeria monocytogenes, which we refer to as Listeria or Lm, bioengineered to secrete antigen/adjuvant fusion proteins. These Lm-LLO strains use a fragment of the protein listeriolysin (LLO), fused to a tumor associated antigen (TAA) or other antigen of interest. We believe these Lm-LLO agents redirect the potent immune response to Lm which is inherent in humans, to the TAA or antigen of interest. The immune response to a live, metabolically competent pathogen is much more complex than the response to a synthetic or organic molecule and may enable a more comprehensive therapeutic outcome than current treatment modalities. We believe this to be a broadly enabling platform technology that can be applied to the treatment of many types of cancers and infectious diseases.

The discoveries that underlie this innovative technology are based upon the work of Yvonne Paterson, Ph.D., Professor of Microbiology at Penn. Lm-LLO based immunotherapies stimulate the immune system to induce antigen-specific anti-tumor immune responses involving both innate and adaptive arms of the immune system. In addition, this technology facilitates the immune response by altering the microenvironment of tumors to make them more susceptible to immune attack.

We have focused our initial development efforts on therapeutic immunotherapies targeting HPV-associated diseases: cervical intraepithelial neoplasia, which we refer to as CIN 2/3, recurrent or refractory cervical cancer, and head and neck cancer. In addition we have developed immunotherapies for prostate cancer, and HER2 expressing cancers (such as breast, gastric, bladder, brain, pancreatic and ovarian cancer). Our lead drug candidates in clinical development are as follows:

Immunotherapy	Indication	Stage
ADXS-HPV	Cervical Cancer	Phase 1 Company sponsored & completed in 2007 with 15 patients.

	Cervical Intraepithelial Neoplasia	Phase 2 Company sponsored study, initiated in March 2010 in the US. The Company completed enrollment of the low-dose cohort in September 2011 (41 patients) and in June 2012 (40 patients) in the mid-dose cohort.

	Cervical Cancer	Phase 2 Company sponsored study initiated in November 2010 in India in 110 patients with recurrent or refractory cervical cancer. The Company completed enrollment (110 patients) in May 2012.

	Cervical Cancer	Phase 2 The Gynecologic Oncology Group (GOG) of the National Cancer Institute is conducting a study in 67 patients with recurrent or refractory cervical cancer which is currently open to enrollment. As of October 3, 2012, 6 out of 67 patients have been enrolled in the safety run-in phase.

	Head & Neck Cancer	Phase 1 The Cancer Research UK (CRUK) is funding a study of 27 patients with head & neck cancer at 3 UK sites. As of October 3, 2012, 6 patients have been enrolled.

ADXS-PSA	Prostate Cancer	Phase 1 Company sponsored (timing to be determined).

ADXS-HER2	HER2 Expressing Cancer	Phase 1 Company sponsored (timing to be determined).

ADXS-HER2	Canine Osteosarcoma	Phase 1 Company sponsored study, initiated in July 2011 in the US. As of October 3, 2012, 2 dogs have been dosed.

We have sustained losses from operations in each fiscal year since our inception, and we expect these losses to continue for the indefinite future, due to the substantial investment in research and development.  As of October 31, 2011 and July 31, 2012, we had an accumulated deficit of $35,531,740 and $45,611,368, respectively and shareholders’ deficiency of $12,279,713 and $4,999,243, respectively.

ii

To date, we have outsourced many functions of drug development including manufacturing and clinical trials management. Accordingly, the expenses of these outsourced services account for a significant amount of our accumulated loss. We cannot predict when, if ever, any of our immunotherapies will become commercially viable or approved by the United States Food and Drug Administration, which we refer to as the FDA. We expect to spend substantial additional sums on the continued administration and research and development of proprietary products and technologies, including conducting clinical trials for our immunotherapies, with no certainty that our immunotherapies will become commercially viable or profitable as a result of these expenditures.

We intend to continue devoting a substantial portion of our resources to the continued pre-clinical development and optimization of our platform technology so as to develop it to its full potential and to further identify appropriate new drug candidates. Specifically, we intend to conduct research relating to developing the next generations of our Lm-LLO based immunotherapies using new antigens of interest; improving the Lm-LLO based platform technology by developing new strains of Listeria which may be more suitable as live vaccine vectors; and continuing to develop the use of the LLO as a component of a fusion protein based immunotherapy. These activities may require significant financial resources, as well as areas of expertise beyond those readily available. In order to provide additional resources and capital, we may enter into research, collaborative or commercial partnerships, joint ventures, or other arrangements with competitive or complementary companies, including major international pharmaceutical companies or universities.

Recent Developments

Equity Enhancement Program

On October 26, 2012, we entered into a Common Stock Purchase Agreement, which we refer to as the Purchase Agreement, with Hanover Holdings I, LLC, a New York limited liability company, which we refer to as Hanover, whereby we may, subject to certain customary conditions, pursuant to a financing arrangement that is sometimes referred to as a committed equity line financing facility, which we refer to this prospectus as the Equity Enhancement Program, require Hanover to purchase up to $10.0 million of shares of our common stock over the 24-month term following the effectiveness of the resale registration statement described below. Over the 24-month term following the effectiveness of the resale registration statement, we generally have the right, but not the obligation, to direct Hanover to periodically purchase shares of our common stock in specific amounts under certain conditions at our sole discretion. The purchase price for such shares of common stock will be the higher of (i) the minimum price, which we refer to as the Floor Price, set forth in our notice electing to effect such issuance, which we refer to as the Draw Down Notice, and (ii) 90% of the arithmetic average of the five lowest closing sale prices of the common stock during the applicable ten trading day pricing period (or, if less, the arithmetic average of all trading days with closing sale prices in excess of the Floor Price), subject to adjustment upon an alternative transaction. Each trading day with a closing sale price less than the Floor Price is excluded from the calculation of the purchase price and automatically reduces the number of trading days in the applicable pricing period.

In consideration for Hanover’s execution and delivery of the Purchase Agreement, in connection with the execution and delivery of the Purchase Agreement, we have issued Hanover 3,500,000 shares of our common stock, which we refer to as the Commitment Fee Shares. We have also agreed to issue Hanover up to 1,800,000 additional shares of our common stock, which we refer to as the Maintenance Fee Shares, during any full calendar quarter during the term of the Purchase Agreement, if no shares of common stock have been purchased or sold because we did not deliver a Draw Down Notice to Hanover. The number of Maintenance Fee Shares to be delivered to Hanover, from time to time, with respect to any calendar quarter, will be equal to approximately $15,000 worth of shares of common stock at a 10% discount to market.

The Purchase Agreement provides for indemnification of Hanover and its affiliates in the event that Hanover incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against Hanover or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

In connection with the Purchase Agreement, on October 26, 2012, we entered into a registration rights agreement with Hanover, which we refer to as the Registration Rights Agreement, pursuant to which we granted to Hanover certain registration rights related to the Commitment Fee Shares, the Maintenance Fee Shares, and the shares issuable under the Purchase Agreement, which we refer to as the Registrable Securities. Under the Registration Rights Agreement, we agreed to prepare and file with the SEC one or more registration statements for the purpose of registering the resale of the Registrable Securities. We agreed to file the initial registration statement with the SEC within 12 calendar days of the Purchase Agreement and to use our commercially reasonable efforts to cause such registration statement to be declared effective within 90 calendar days of the Purchase Agreement (120 calendar days if the registration statement is reviewed by the SEC).

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify us and hold harmless each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act of 1933, as amended.

For a more detailed description of the Equity Enhancement Program see “Equity Enhancement Program” on page 17 below.

iii

Private Placements of Convertible Notes to Hanover

On September 19, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $132,500 for a purchase price of $132,500, which we refer to as the September 2012 Hanover PIPE Note. On October 19, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $132,500, for a purchase price of $132,500, which we refer to as the October 2012 Hanover PIPE Note, which, together with the September 2012 Hanover PIPE Note we refer to as the Initial Hanover PIPE Notes.

On December 6, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000, which we refer to as the Hanover December 2012 Note. The Hanover December 2012 Note bears interest at a rate of 12% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of such Hanover December 2012 Note. The Hanover December 2012 Note is convertible into shares of our common stock at a conversion price of $0.03 per share. On December 5, Hanover exchanged the Initial Hanover PIPE Notes for convertible notes in the form of the Hanover December 2012 Note in all material respects (other than date of issuance, exchange date, the maturity date of May 19, 2012 solely with respect to the Exchanged Hanover PIPE Note issued in exchange for the Hanover September 2012 PIPE Note and the maturity date of June 19, 2013 solely with respect to the Exchanged Hanover PIPE Note issued in exchange for the Hanover October 2012 PIPE Note) that also are convertible into shares of our common stock at a conversion price of $0.03 per share, which we refer to as the Exchanged Hanover PIPE Notes. Each of the Hanover December 2012 Note and the Exchanged Hanover PIPE Notes are subject to limitations on conversion if after giving effect to such conversion Hanover would beneficially own more than 4.99% of our common stock.

Other Hanover Related Transactions

In October 2012, pursuant to the terms of various Assignment Agreements, which we refer to as the Assignment Agreements, Magna Group, LLC, an affiliate of Hanover, which we refer to as Magna, acquired $400,075.88 in aggregate principal amount of our outstanding convertible notes from certain third parties and entered into agreements to acquire an additional $340,522.90 in aggregate principal amount of our outstanding convertible notes from other third parties. Pursuant to the terms of such Assignment Agreements, we delivered two convertible notes to Magna in an aggregate principal amount of $740,598.74, in anticipation of the closing of all of the transactions contemplated by such Assignment Agreements. On October 25, 2012, the convertible note in the aggregate principal amount of $617,722.92 previously delivered to Magna was exchanged for a new convertible note in the aggregate principal amount of $400,075.77, convertible into shares of common stock, which we refer to as the First Magna Exchange Note, to reflect such portion of the convertible notes actually issued as of October 25, 2012 pursuant to the Assignment Agreements, and the remaining convertible note in the aggregate principal amount of $122,875.82 previously delivered to Magna was returned to us and cancelled. Prior to the date of this filing, the First Magna Exchange Note has been converted in full into shares of our common stock in accordance with its terms and no longer remains outstanding.

On November 14, 2012, pursuant to the terms of various Assignment Agreements, we delivered a convertible note to Magna in an aggregate principal amount of $58,823.53, convertible into shares of common stock, which we refer to as the Second Magna Exchange Note. The Second Magna Exchange Note bears interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Second Magna Exchange Note. Prior to the date of this filing, the Second Magna Exchange Note has been converted in full into shares of our common stock in accordance with its terms and no longer remains outstanding

On November 23, 2012, pursuant to the terms of various Assignment Agreements, we delivered a convertible note to Magna in an aggregate principal amount of $111,111.11, convertible into shares of common stock, which we refer to as the Third Magna Exchange Note. The Third Magna Exchange Note bears interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Third Magna Exchange Note. Prior to the date of this filing, the Third Magna Exchange Note has been converted in full into shares of our common stock in accordance with its terms and no longer remains outstanding.

On December 6, 2012, pursuant to the terms of various Assignment Agreements, we delivered a convertible note to Magna in an aggregate principal amount of $170,588.22, convertible into shares of common stock, which we refer to as the Fourth Magna Exchange Note. The Fourth Magna Exchange Note bears interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Fourth Magna Exchange Note. Prior to the date of this filing, the Fourth Magna Exchange Note has been converted in full into shares of our common stock in accordance with its terms and no longer remains outstanding.

iv

Warrants – 2007 Private Placement

On October 17, 2012, warrants to purchase 15,869,507 shares of our common stock expired unexercised. As of December 6, 2012, we have warrants to purchase 164,896,321 shares of our common stock outstanding.

French Note

On September 27, 2012, in a private placement pursuant to a note purchase agreement, we issued our employee Christine French a convertible promissory note in the aggregate principal amount of $25,000 for a purchase price of $25,000, which we refer to as the French Note. The French Note bears interest at a rate of 12% per annum, compounding annually. The French Note is convertible into shares of our common stock at a conversion price equal to the arithmetic average of the five lowest closing trading prices for the common stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The French Note matures one month from its issuance date. Additionally, Ms. French will receive a warrant, which we refer to as the French Warrant, to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the French Note at an exercise price equal to the conversion price then in effect. These warrants have not yet been issued. The French Warrant may be exercised on a cashless basis under certain circumstances. The French Note and the French Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Ms. French be entitled to convert any portion of the French Note or French Warrant to the extent that after such conversion or exercise, as applicable, Ms. French (together with her affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date. On December 7, 2012, Ms. French agreed to extend the maturity date of the French Note to December 31, 2012.

Paterson Note

On September 25, 2012, in a private placement pursuant to a note purchase agreement, we issued our affiliate Dr. Yvonne Paterson a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000, which we refer to as the Paterson Note. The Paterson Note bears interest at a rate of 12% per annum, compounding annually. The Paterson Note is convertible into shares of our common stock at a conversion price equal to the arithmetic average of the five lowest closing trading prices for the common stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The Paterson Note matures one month from its issuance date. Additionally, Dr. Paterson will receive a warrant, which we refer to as the Paterson Warrant, to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Patterson Note at an exercise price equal to the conversion price then in effect. These warrants have not yet been issued. The Paterson Warrant may be exercised on a cashless basis under certain circumstances. The Paterson Note and the Paterson Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Dr. Paterson be entitled to convert any portion of the Paterson Note or Paterson Warrant to the extent that after such conversion or exercise, as applicable, Dr. Paterson (together with her affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date. On December 7, 2012, Dr. Paterson agreed to extend the maturity date of the Paterson Note to December 31, 2012.

v

Asher Notes

On September 11, 2012, in a private placement pursuant to a note purchase agreement, we issued Asher Enterprises, Inc, which we refer to as Asher, a convertible promissory note in the aggregate principal amount of $103,500 for a purchase price of $100,000, which we refer to as the September Asher Note. The September Asher Note bears interest at a rate of 8% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the September Asher Note. The September Asher Note is convertible into shares of our common stock at a conversion price equal to 61% of the arithmetic average of the five lowest closing trading prices for the common stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The September Asher Note matures on June 13, 2013, nine months from its issuance date. The September Asher Note may be converted by Asher, at its option, in whole or in part. The September Asher Note includes a limitation on conversion, which provides that at no time will Asher be entitled to convert any portion of the September Asher Note to the extent that after such conversion Asher (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date.

On November 12, 2012, in a private placement pursuant to a note purchase agreement, we issued Asher a convertible promissory note in the aggregate principal amount of $153,500 for a purchase price of $153,500, which we refer to as the November Asher Note. The November Asher Note bears interest at a rate of 8% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the November Asher Note. The November Asher Note is convertible into shares of our common stock at a conversion price equal to 65% of the arithmetic average of the four lowest closing trading prices for the common stock during the 20 trading day period ending on the latest complete trading day prior to the applicable conversion date. The November Asher Note matures on August 14, 2013, nine months from its issuance date. The November Asher Note may be converted by Asher, at its option, in whole or in part. The November Asher Note includes a limitation on conversion, which provides that at no time will Asher be entitled to convert any portion of the November Asher Note to the extent that after such conversion Asher (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date.

August 2012 Note

On August 27, 2012, in a private placement pursuant to a note purchase agreement, we issued JMJ Financial a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000, which we refer to as the August 2012 Note. The August 2012 Note is initially convertible at a per share conversion price equal to $0.15. In addition, if the August 2012 Note is converted after November 30, 2012 and the market price of our common stock is less than $0.16 per share on the date of conversion, then the conversion price shall equal 95% of the arithmetic average of the three lowest closing trading prices for the common stock during the 15 trading day period ending on the latest complete trading day prior to the applicable conversion date. The August 2012 Note matures on August 29, 2013. To the extent JMJ Financial does not elect to convert the August 2012 Note as described above, the principal amount and interest of such note shall be payable in cash at maturity. The August 2012 Note may be converted by JMJ Financial, at its option, in whole or in part. The August 2012 Note includes a limitation on conversion, which provides that at no time will JMJ Financial be entitled to convert any portion of the August 2012 Note to the extent that after such conversion JMJ Financial (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date. Pursuant to the terms of the August 2012 Note, we agreed to register up to 3,250,000 shares of our common stock which may be issuable upon conversion of the August 2012 Note with the SEC. These shares were registered on August 31, 2012.

JMJ August 2012 Settlement Agreement

On August 27, 2012, we entered into a settlement agreement with JMJ Financial pursuant to which we issued to JMJ Financial 4,076,923 shares of our common stock for the mutual release of any claims held by our company or JMJ Financial relating to our failure to file the registration statement related to the May 2012 issuance of 4,000,000 shares of our common stock to JMJ Financial and have the registration statement declared effective by certain prescribed deadlines.

Amendment to Certificate of Incorporation

On August 16, 2012, we filed a certificate of amendment to our amended and restated certificate of incorporation with the Delaware Secretary of State to increase the total number of authorized shares of capital stock available for issuance from 505,000,000, consisting of 500,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock, to 1,005,000,000, consisting of 1,000,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock. The certificate of amendment became effective upon filing.

vi

Patton Note

On August 2, 2012, in a private placement pursuant to a note purchase agreement, we issued Dr. James Patton, a member of our board of directors, a convertible promissory note, which we refer to as the Patton Note, in the principal amount of $66,667 for a purchase price of $50,000. The Patton Note was issued with an original issue discount of 25%. Dr. Patton paid $0.75 for each $1.00 of principal amount of the Patton Note purchased. The Patton Note is convertible into shares of our common stock at a per share conversion price equal to $0.025287. Additionally, Dr. Patton received a warrant, which we refer to as the Patton Warrant, to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Patton Note at an exercise price of $0.025287 per share. The Patton Note matures on August 2, 2013. We may redeem the Patton Note under certain circumstances. The Patton Warrant is exercisable at any time on or before August 2, 2017. The Patton Warrant may be exercised on a cashless basis under certain circumstances. The Patton Note and the Patton Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Dr. Patton be entitled to convert any portion of the Patton Note or Patton Warrant to the extent that after such conversion or exercise, as applicable, Dr. Patton (together with his affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date.

vii

Our History

We were originally incorporated in the State of Colorado on June 5, 1987 under the name Great Expectations, Inc.  We were administratively dissolved on January 1, 1997 and reinstated on June 18, 1998 under the name Great Expectations and Associates, Inc.  In 1999, we became a reporting company under the Securities Exchange Act of 1934, as amended.  We were a publicly-traded “shell” company without any business until November 12, 2004 when we acquired Advaxis, Inc., a Delaware corporation, through a Share Exchange and Reorganization Agreement, dated as of August 25, 2004, which we refer to as the Share Exchange, by and among Advaxis, the stockholders of Advaxis and us.  As a result of the Share Exchange, Advaxis became our wholly-owned subsidiary and our sole operating company.  On December 23, 2004, we amended and restated our articles of incorporation and changed our name to Advaxis, Inc.  On June 6, 2006, our shareholders approved the reincorporation of our company from Colorado to Delaware by merging the Colorado entity into our wholly-owned Delaware subsidiary. Our date of inception, for financial statement purposes, is March 1, 2002. Our statements of income and cash flows disclose our accumulated losses and net cash increases (decreases), respectively since inception.

viii

Principal Executive Offices

Our principal executive offices are located at 305 College Road East, Princeton, New Jersey 08540 and our telephone number is (609) 452-9813.  We maintain a website at www.advaxis.com which contains descriptions of our technology, our drugs and the trial status of each drug.  The information on our website is not incorporated into this prospectus.

ix

THE OFFERING

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholder	The selling shareholder named in this prospectus may offer and sell up to 115,000,000 shares of our common stock (1).

Use of proceeds	We will not receive any proceeds from the resale of the shares of common stock offered by the selling stockholder as all of such proceeds will be paid to the selling stockholder.

Risk factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in shares of our common stock.

OTC Bulletin Board market symbol	ADXS.OB

(1) These shares represent approximately 27.1% of our currently outstanding shares of common stock (based on 423,827,618 shares of common stock outstanding as of December 6, 2012). These shares also represent approximately 16.3% of our currently outstanding shares of common stock (based on 706,730,213 shares of common stock outstanding as of December 6, 2012) on a fully diluted basis.

1

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss of their investment.  You should carefully consider, together with the other matters referred to in this prospectus, the following risk factors before you decide whether to buy our common stock.

Risks Related to our Business

We are a development stage company.

We are an early development stage biotechnology company with a history of losses and can provide no assurance as to future operating results.  As a result of losses which will continue throughout our development stage, we may exhaust our financial resources and be unable to complete the development of our production.  Our deficit will continue to grow during our drug development period.

We have sustained losses from operations in each fiscal year since our inception, and we expect losses to continue for the indefinite future, due to the substantial investment in research and development.  As of October 31, 2011 and July 31, 2012, we had an accumulated deficit of $35,531,740 and $45,611,368, respectively and shareholders’ deficiency of $12,279,713 and $4,999,243, respectively.  We expect to spend substantial additional sums on the continued administration and research and development of proprietary products and technologies with no certainty that our immunotherapies will become commercially viable or profitable as a result of these expenditures.

As a result of our current lack of financial liquidity and negative stockholders equity, our auditors have expressed substantial concern about our ability to continue as a “going concern” .

Our limited capital resources and operations to date have been funded primarily with the proceeds from public and private equity and debt financings, NOL and Research tax credits and income earned on investments and grants. Based on our currently available cash, we do not have adequate cash on hand to cover our anticipated expenses for the next 12 months. If we fail to raise a significant amount of capital, we may need to significantly curtail operations, cease operations or seek federal bankruptcy protection in the near future. These conditions have caused our auditors to raise substantial doubt about our ability to continue as a going concern.  Consequently, the audit report prepared by our independent public accounting firm relating to our financial statements for the year ended October 31, 2011 included a going concern explanatory paragraph.

There can be no assurance that we will receive funding from Optimus in connection with the Series B preferred equity financing and if the average closing sale price of our common stock on each tranche notice date is less than $0.15 per share, we may not be able to require Optimus to purchase the entire $7.5 million of Series B preferred stock issuable under the Series B purchase agreement, as amended.

On July 19, 2010, we entered into a Series B preferred stock purchase agreement, which we refer to as the Series B purchase agreement, with Optimus Capital Partners, LLC, which we refer to as Optimus, which was subsequently amended on April 4, 2011. Pursuant to the Series B purchase agreement, Optimus remains obligated to purchase $2.84 million of our non-convertible, redeemable Series B preferred stock, which we refer to as our Series B preferred stock, at a price of $10,000 per share from time to time, subject to our ability to effect and maintain an effective registration statement for the remaining 25,610,038 shares underlying the warrants issued to an affiliate of Optimus in connection with the transaction.  As of December 6, 2012, Optimus had purchased an aggregate of 466 shares of Series B preferred stock and remains obligated, from time to time until July 19, 2013, to purchase up to an additional 284 shares of Series B preferred stock, for an aggregate purchase price of $2,840,000, upon notice from us to Optimus, if certain conditions set forth in the Series B purchase agreement, as amended, are satisfied, including among other things that: (i) we must be in compliance with our SEC reporting obligations, (ii) our common stock must be quoted on an eligible trading market, (iii) a material adverse effect relating to, among other things, our results of operations, assets, business or financial condition must not have occurred since July 19, 2010, other than losses incurred in the ordinary course of business, (iv) we must not be in default under any material agreement, (v) Optimus and its affiliates must not own more than 9.99% of our outstanding common stock, and (vi) we must comply with certain other requirements set forth in the Series B purchase agreement, as amended.  If we fail to comply with any of these requirements, Optimus will not be obligated to purchase our Series B preferred stock and we will not receive any funding from Optimus. Moreover, if we exercise our option to require Optimus to purchase our Series B preferred stock, and our common stock has a closing price of less than $0.15 per share on the trading day immediately preceding our delivery of the exercise notice, we may trigger at closing certain anti-dilution protection provisions in certain outstanding warrants that would result in an adjustment to the number and price of certain outstanding warrants.

2

In connection with our Series B preferred equity financing, we originally issued to an affiliate of Optimus a three-year warrant to purchase up to 40,500,000 shares of our common stock, at an initial exercise price of $0.25 per share, of which no shares of our common stock remain available to purchase.  In connection with the amendment to the Series B purchase agreement, we subsequently issued to an affiliate of Optimus a three-year warrant to purchase up to an additional 25,560,000 shares of our common stock, at an initial exercise price of $0.15 per share.  The warrants provide that on each tranche notice date under the Series B purchase agreement, as amended, (i) that portion of the warrants, in the aggregate, equal to 135% of the tranche amount will vest and become exercisable (and such vested portion may be exercised at any time during the exercise period on or after such tranche notice date) and (ii) the exercise price will be adjusted to the closing sale price of a share of our common stock on such tranche notice date.  We are not permitted to deliver a tranche notice under the Series B purchase agreement, as amended, and require Optimus to purchase shares of Series B preferred stock if the number of registered shares underlying the warrant issued to the affiliate of Optimus is insufficient to cover the portion of the warrant that will vest and become exercisable in connection with such tranche notice.  If the average closing sale price of our common stock on each tranche notice date is less than $0.15 per share, we may not be able to require Optimus to purchase the remaining $2.84 million of Series B preferred stock issuable under the Series B purchase agreement, as amended, without issuing additional warrant shares.  We cannot assure you that we will be able to timely effect and maintain a registration statement for the remaining 25,560,000 warrant shares  (or any additional warrant shares that may be necessary) so as to permit us to require Optimus to purchase the remaining $2,840,000 of Series B preferred stock under the Series B purchase agreement, as amended.

Our business will require substantial additional investment that we have not yet secured, and our failure to raise capital and/or pursue partnering opportunities will materially adversely affect our business, financial condition and results of operations.

We expect to continue to spend substantial amounts on research and development, including conducting clinical trials for our immunotherapies. However, we will not have sufficient resources to develop fully any new products or technologies unless we are able to raise substantial additional financing on acceptable terms, secure funds from new partners or consummate a preferred equity financing under the Series B purchase agreement, as amended. We cannot be assured that financing will be available at all.  Our failure to raise a significant amount of capital in the near future will materially adversely affect our business, financial condition and results of operations, and we may need to significantly curtail operations, cease operations or seek federal bankruptcy protection in the near future.  Any additional investments or resources required would be approached, to the extent appropriate in the circumstances, in an incremental fashion to attempt to cause minimal disruption or dilution.  Any additional capital raised through the sale of equity or convertible debt securities will result in dilution to our existing stockholders.  No assurances can be given, however, that we will be able to achieve these goals or that we will be able to continue as a going concern.

We have significant indebtedness which may restrict our business and operations, adversely affect our cash flow and restrict our future access to sufficient funding to finance desired growth.

As of December 6, 2012, our total outstanding indebtedness was approximately $2.5 million, which included the face value of all our outstanding junior bridge notes in the amount of approximately $0.06 million, a note outstanding to our chief executive officer in the amount of approximately $0.3 million, debt acquired in May 2012 with a remaining aggregate principal amount of approximately $0.9 million, debt acquired in July and August 2012 with a remaining aggregate principal balance at approximately $0.4 million, debt acquired in September and October 2012 with a remaining aggregate principal amount of approximately $0.5 million and debt acquired in November and December 2012 with a remaining aggregate principal balance of approximately $0.3 million. Maturity dates for the remaining $2.5 million range between October 2011 and on or about September 30, 2014. Certain of our indebtedness contain restrictive covenants that limit our ability to issue certain types of indebtedness, which may prevent us from obtaining additional indebtedness on commercially reasonable terms, or at all.  We dedicate a substantial portion of our cash to pay interest and principal on our debt. If we are not able to service our debt, we would need to refinance all or part of that debt, sell assets, borrow more money or sell securities, which we may not be able to do on commercially reasonable terms, or at all.  In addition, our failure to timely repay (or extend) amounts due and owing under our outstanding junior bridge notes issued in October 2009 may trigger the anti-dilution protection provisions in certain of our warrants, in which case holders of our common stock will experience significant additional dilution.

The terms of our notes include customary events of default and covenants that restrict our ability to incur additional indebtedness. These restrictions and covenants may prevent us from engaging in transactions that might otherwise be considered beneficial to us. A breach of the provisions of our indebtedness could result in an event of default under our outstanding notes.  If an event of default occurs under our notes (after any applicable notice and cure periods), the holders would be entitled to accelerate the repayment of amounts outstanding, plus accrued and unpaid interest.   In the event of a default under our senior indebtedness, the holders could also foreclose against the assets securing such obligations.  In the event of a foreclosure on all or substantially all of our assets, we may not be able to continue to operate as a going concern.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We commenced our Lm-LLO based immunotherapy development business in February 2002 and have existed as a development stage company since such time.  Prior thereto we conducted no business.  Accordingly, we have a limited operating history.  Investors must consider the risks and difficulties we have encountered in the rapidly evolving vaccine and therapeutic biopharmaceutical industry.  Such risks include the following:

•	competition from companies that have substantially greater assets and financial resources than we have;

•	need for acceptance of our immunotherapies;

•	ability to anticipate and adapt to a competitive market and rapid technological developments;

3

•	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;

•	need to rely on multiple levels of complex financing agreements with outside funding due to the length of drug development cycles and governmental approved protocols associated with the pharmaceutical industry; and

•	dependence upon key personnel including key independent consultants and advisors.

We cannot be certain that our strategy will be successful or that we will successfully address these risks.  In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations could be materially and adversely affected.  We may be required to reduce our staff, discontinue certain research or development programs of our future products and cease to operate.

We can provide no assurance of the successful and timely development of new products.

Our immunotherapies are at various stages of research and development. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into licensable, FDA-approvable, commercially competitive products on a timely basis. Immunotherapies and vaccines that we may develop are not likely to be commercially available until five to ten or more years. The proposed development schedules for our immunotherapies may be affected by a variety of factors, including technological difficulties, clinical trial failures, regulatory hurdles, competitive products, intellectual property challenges and/or changes in governmental regulation, many of which will not be within our control. Any delay in the development, introduction or marketing of our products could result either in such products being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the unproven technology involved and the other factors described elsewhere in “Risk Factors,” there can be no assurance that we will be able to successfully complete the development or marketing of any new products.

Our research and development expenses are subject to uncertainty.

Factors affecting our research and development expenses include, but are not limited to:

•	competition from companies that have substantially greater assets and financial resources than we have;

•	need for acceptance of our immunotherapies;

•	ability to anticipate and adapt to a competitive market and rapid technological developments;

•	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;

•	need to rely on multiple levels of outside funding due to the length of drug development cycles and governmental approved protocols associated with the pharmaceutical industry; and

•	dependence upon key personnel including key independent consultants and advisors.

We are subject to numerous risks inherent in conducting clinical trials.

We outsource the management of our clinical trials to third parties. Agreements with clinical investigators and medical institutions for clinical testing and with other third parties for data management services, place substantial responsibilities on these parties which, if unmet, could result in delays in, or termination of, our clinical trials. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these clinical investigators, medical institutions or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, our clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for or successfully commercialize agents such as ADXS-HPV. We are not certain that we will successfully recruit enough patients to complete our clinical trials nor that we will reach our primary endpoints. Delays in recruitment, lack of clinical benefit or unacceptable side effects would delay or prevent the initiation of the Phase 3 trials of ADXS-HPV.

We or our regulators may suspend or terminate our clinical trials for a number of reasons.  We may voluntarily suspend or terminate our clinical trials if at any time we believe they present an unacceptable risk to the patients enrolled in our clinical trials or do not demonstrate clinical benefit.  In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the patients enrolled in our clinical trials.

4

Our clinical trial operations are subject to regulatory inspections at any time.  If regulatory inspectors conclude that we or our clinical trial sites are not in compliance with applicable regulatory requirements for conducting clinical trials, we may receive reports of observations or warning letters detailing deficiencies, and we will be required to implement corrective actions.  If regulatory agencies deem our responses to be inadequate, or are dissatisfied with the corrective actions we or our clinical trial sites have implemented, our clinical trials may be temporarily or permanently discontinued, we may be fined, we or our investigators may be precluded from conducting any ongoing or any future clinical trials, the government may refuse to approve our marketing applications or allow us to manufacture or market our products, and we may be criminally prosecuted.

The successful development of biopharmaceuticals is highly uncertain.

Successful development of biopharmaceuticals is highly uncertain and is dependent on numerous factors, many of which are beyond our control.  Immunotherapies that appear promising in the early phases of development may fail to reach the market for several reasons including:

•	Preclinical study results that may show the immunotherapy to be less effective than desired (e.g., the study failed to meet its primary objectives) or to have harmful or problematic side effects;

•	Clinical study results that may show the immunotherapy to be less effective than expected (e.g., the study failed to meet its primary endpoint) or to have unacceptable side effects;

•	Failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis, or Biologics License Application preparation, discussions with the FDA, an FDA request for additional preclinical or clinical data, or unexpected safety or manufacturing issues;

•	Manufacturing costs, formulation issues, pricing or reimbursement issues, or other factors that make the immunotherapy uneconomical; and

•	The proprietary rights of others and their competing products and technologies that may prevent the immunotherapy from being commercialized.

Success in preclinical and early clinical studies does not ensure that large-scale clinical studies will be successful.  Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical studies and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one immunotherapy to the next, and may be difficult to predict.

We must comply with significant government regulations.

The research and development, manufacture and marketing of human therapeutic and diagnostic products are subject to regulation, primarily by the FDA in the U.S. and by comparable authorities in other countries.  These national agencies and other federal, state, local and foreign entities regulate, among other things, research and development activities (including testing in animals and in humans) and the testing, manufacturing, handling, labeling, storage, record keeping, approval, advertising and promotion of the products that we are developing.  Noncompliance with applicable requirements can result in various adverse consequences, including delay in approving or refusal to approve product licenses or other applications, suspension or termination of clinical investigations, revocation of approvals previously granted, fines, criminal prosecution, recall or seizure of products, injunctions against shipping products and total or partial suspension of production and/or refusal to allow a company to enter into governmental supply contracts.

The process of obtaining requisite FDA approval has historically been costly and time-consuming. Current FDA requirements for a new human biological product to be marketed in the U.S. include: (1) the successful conclusion of preclinical laboratory and animal tests, if appropriate, to gain preliminary information on the product’s safety; (2) filing with the FDA of an Investigational New Drug Application, which we refer to as an IND, to conduct human clinical trials for drugs or biologics; (3) the successful completion of adequate and well-controlled human clinical trials to establish the safety and efficacy of the investigational new drug for its recommended use; and (4) filing by a company and acceptance and approval by the FDA of a Biologic License Application, which we refer to as a BLA, for a biological investigational new drug, to allow commercial distribution of a biologic product. A delay in one or more of the procedural steps outlined above could be harmful to us in terms of getting our immunotherapies through clinical testing and to market.

5

We can provide no assurance that our investigational new drugs will obtain regulatory approval or that the results of clinical studies will be favorable.

In February 2006, we received permission from the appropriate governmental/regulatory agencies in Israel, Mexico and Serbia to conduct a Phase 1 clinical study of ADXS-HPV, our first Lm-LLO based immunotherapy targeting HPV16-E7 to determine safety and the maximum tolerated dose in patients with recurrent or refractory cervical cancer. The study was completed in the fiscal quarter ended January 31, 2008. The next step was to test ADXS-HPV in the U.S. which required the filing of an IND with the FDA. The filing included the required preclinical animal pharmacology and toxicology studies, manufacturing information, proposed clinical protocol and investigator information as well as the data generated from the Phase 1 study. Unlike the Phase 2 study patient population of late stage cervical cancer patients, the clinical protocol submitted in the IND proposed to evaluate the safety and efficacy of ADXS-HPV in healthy young patients with CIN 2/3, the pre-neoplastic stage of cervical cancer. On January 6, 2009 we received permission from the FDA to conduct the Phase 2 clinical trial and the trial was initiated in March 2010. However, even though we were allowed to initiate this trial, as with any investigational new drug under an IND, we are always at risk of a clinical hold. There can be delays in obtaining FDA or any other necessary regulatory approvals of any investigational new drug and failure to receive such approvals would have an adverse effect on the investigational new drug’s potential commercial success and on our business, prospects, financial condition and results of operations. In addition, it is possible that an approved product may be found to be ineffective or unsafe due to conditions or facts which arise after development has been completed and regulatory approvals have been obtained. In this event, we may be required to withdraw such product from the market. To the extent that our success will depend on any regulatory approvals from governmental authorities outside of the U.S. that perform roles similar to that of the FDA, uncertainties similar to those stated above will also exist.

We rely upon patents to protect our technology.  We may be unable to protect our intellectual property rights and we may be liable for infringing the intellectual property rights of others.

Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies, including the Lm-LLO based immunotherapy platform technology, and the proprietary technology of others with whom we have entered into collaboration and licensing agreements.

As of December 6, 2012 we have 39 patents that have been issued and licenses for 39 patent applications that are pending (including the 23 patent applications obtained in May 2010 and 2 patent applications obtained in November 2011).  We have licensed most of these patents and applications from Penn and we have obtained the rights to all future patent applications originating in the laboratories of Dr. Yvonne Paterson and Dr. Fred Frankel.  Further, we rely on a combination of trade secrets and nondisclosure, and other contractual agreements and technical measures to protect our rights in the technology.  We depend upon confidentiality agreements with our officers, employees, consultants, and subcontractors to maintain the proprietary nature of the technology. These measures may not afford us sufficient or complete protection, and others may independently develop technology similar to ours, otherwise avoid the confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition, and results of operations.  Such competitive events, technologies and patents may limit our ability to raise funds, prevent other companies from collaborating with us, and in certain cases prevent us from further developing our technology due to third party patent blocking rights.

We are aware of Aduro Biotech, a company comprised in part of former Cerus and Anza (two former biotech companies) employees that is investigating Listeria vaccines. We believe that through our exclusive worldwide license with Penn we have the earliest known and dominant patent positions in the U.S. and rest of world for the use of recombinant Listeria monocytogenes expressing fusion proteins or tumor antigens as an immunotherapy for the treatment of infectious diseases and cancer.  We successfully defended our intellectual property by contesting a challenge made by Anza to our patent position in Europe on a claim not available in the U.S.  The European Patent Office, which we refer to as the EPO, Board of Appeals in Munich, Germany has ruled in favor of The Trustees of Penn and its exclusive licensee Advaxis and reversed a patent ruling that revoked a technology patent that had resulted from an opposition filed by Anza.  The ruling of the EPO Board of Appeals is final and cannot be appealed.  The granted claims, the subject matter of which was discovered by Dr. Yvonne Paterson, scientific founder of Advaxis, are directed to the method of preparation and composition of matter of recombinant bacteria expressing tumor antigens for treatment of patients with cancer.  Based on searches of publicly available databases, we do not believe that Anza, Aduro or any other third party owns any published Listeria patents or has any issued patent claims that might materially and adversely affect our ability to operate our business as currently contemplated in the field of recombinant Listeria monocytogenes.  Additionally, our proprietary position is that the issued patents and licenses for pending applications restricts anyone from using plasmid based Listeria constructs, or those that are bioengineered to deliver antigens fused to LLO, ActA, or fragments of LLO or ActA.

We are dependent upon our license agreement with Penn; if we fail to make payments due and owing to Penn under our license agreement, our business will be materially and adversely affected.

Pursuant to the terms of our Second and Third Amendment Agreements with Penn, as amended, we have acquired exclusive worldwide licenses for an additional 25 patent applications related to our proprietary Listeria vaccine technology. As of December 6, 2012, we owed Penn approximately $510,000 in patent expenses (including licensing fees).  We can provide no assurance that we will be able to make all payments due and owing thereunder, that such licenses will not be terminated or expire during critical periods, that we will be able to obtain licenses for other rights which may be important to us, or, if obtained, that such licenses will be obtained on commercially reasonable terms.

6

If we are unable to maintain and/or obtain licenses, we may have to develop alternatives to avoid infringing on the patents of others, potentially causing increased costs and delays in drug development and introduction or precluding the development, manufacture, or sale of planned products. Some of our licenses provide for limited periods of exclusivity that require minimum license fees and payments and/or may be extended only with the consent of the licensor. We can provide no assurance that we will be able to meet these minimum license fees in the future or that these third parties will grant extensions on any or all such licenses. This same restriction may be contained in licenses obtained in the future. Additionally, we can provide no assurance that the patents underlying any licenses will be valid and enforceable. To the extent any products developed by us are based on licensed technology, royalty payments on the licenses will reduce our gross profit from such product sales and may render the sales of such products uneconomical.

We have no manufacturing, sales, marketing or distribution capability and we must rely upon third parties for such.

We do not intend to create facilities to manufacture our products and therefore are dependent upon third parties to do so. We currently have agreements with Recipharm Cobra Biologics Limited, which we refer to as Recipharm Cobra, and Vibalogics GmbH for production of our immunotherapies for research and development and testing purposes. Our reliance on third parties for the manufacture of our drug substance, investigational new drugs and approved products creates a dependency that could severely disrupt our research and development, our clinical testing, and ultimately our sales and marketing efforts if the source of such supply proves to be unreliable or unavailable. If the contracted manufacturing source is unreliable or unavailable, we may not be able to manufacture clinical drug supplies of our immunotherapies, and our preclinical and clinical testing programs may not be able to move forward and our entire business plan could fail.

 If we are unable to establish or manage strategic collaborations in the future, our revenue and drug development may be limited.

Our strategy includes eventual substantial reliance upon strategic collaborations for marketing and commercialization of ADXS-HPV, and we may rely even more on strategic collaborations for research, development, marketing and commercialization of our other immunotherapies. To date, we have not entered into any strategic collaborations with third parties capable of providing these services although we have been heavily reliant upon third party outsourcing for our clinical trials execution and production of drug supplies for use in clinical trials. In addition, we have not yet licensed, marketed or sold any of our immunotherapies or entered into successful collaborations for these services in order to ultimately commercialize our immunotherapies. Establishing strategic collaborations is difficult and time-consuming. Our discussion with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. For example, potential collaborators may reject collaborations based upon their assessment of our financial, clinical, regulatory or intellectual property position. If we successfully establish new collaborations, these relationships may never result in the successful development or commercialization of our immunotherapies or the generation of sales revenue. To the extent that we enter into co-promotion or other collaborative arrangements, our product revenues are likely to be lower than if we directly marketed and sold any products that we may develop.

Management of our relationships with our collaborators will require:

•	significant time and effort from our management team;

•	coordination of our research and development programs with the research and development priorities of our collaborators; and

•	effective allocation of our resources to multiple projects.

If we continue to enter into research and development collaborations at the early phases of drug development, our success will in part depend on the performance of our corporate collaborators. We will not directly control the amount or timing of resources devoted by our corporate collaborators to activities related to our immunotherapies. Our corporate collaborators may not commit sufficient resources to our research and development programs or the commercialization, marketing or distribution of our immunotherapies. If any corporate collaborator fails to commit sufficient resources, our preclinical or clinical development programs related to this collaboration could be delayed or terminated. Also, our collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. Finally, if we fail to make required milestone or royalty payments to our collaborators or to observe other obligations in our agreements with them, our collaborators may have the right to terminate those agreements.

We may incur substantial liabilities from any product liability claims if our insurance coverage for those claims is inadequate.

We face an inherent risk of product liability exposure related to the testing of our immunotherapies in human clinical trials, and will face an even greater risk if the approved products are sold commercially. An individual may bring a liability claim against us if one of the immunotherapies causes, or merely appears to have caused, an injury. If we cannot successfully defend ourselves against the product liability claim, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for our immunotherapies;

•	damage to our reputation;

7

•	withdrawal of clinical trial participants;

•	costs of related litigation;

•	substantial monetary awards to patients or other claimants;

•	loss of revenues;

•	the inability to commercialize immunotherapies; and

•	increased difficulty in raising required additional funds in the private and public capital markets.

We have insurance coverage on our clinical trials for each clinical trial site. We do not have product liability insurance because we do not have products on the market. We currently are in the process of obtaining insurance coverage and to expand such coverage to include the sale of commercial products if marketing approval is obtained for any of our immunotherapies. However, insurance coverage is increasingly expensive and we may not be able to maintain insurance coverage at a reasonable cost and we may not be able to obtain insurance coverage that will be adequate to satisfy any liability that may arise.

We may incur significant costs complying with environmental laws and regulations.

We and our contracted third parties will use hazardous materials, including chemicals and biological agents and compounds that could be dangerous to human health and safety or the environment.  As appropriate, we will store these materials and wastes resulting from their use at our or our outsourced laboratory facility pending their ultimate use or disposal.  We will contract with a third party to properly dispose of these materials and wastes.  We will be subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes.  We may also incur significant costs complying with environmental laws and regulations adopted in the future.

If we use biological and hazardous materials in a manner that causes injury, we may be liable for damages.

Our research and development and manufacturing activities will involve the use of biological and hazardous materials.  Although we believe our safety procedures for handling and disposing of these materials will comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from the use, storage, handling or disposal of these materials.  We do not carry specific biological or hazardous waste insurance coverage, workers compensation or property and casualty and general liability insurance policies which include coverage for damages and fines arising from biological or hazardous waste exposure or contamination.  Accordingly, in the event of contamination or injury, we could be held liable for damages or penalized with fines in an amount exceeding our resources, and our clinical trials or regulatory approvals could be suspended or terminated.

We need to attract and retain highly skilled personnel; we may be unable to effectively manage growth with our limited resources.

As of December 6, 2012, we had 11 employees, all of which were full time employees.  We do not intend to significantly expand our operations and staff unless we get adequate financing.  If we receive such funding then our new employees may include key managerial, technical, financial, research and development and operations personnel who will not have been fully integrated into our operations.  We will be required to expand our operational and financial systems significantly and to expand, train and manage our work force in order to manage the expansion of our operations.  Our failure to fully integrate any new employees into our operations could have a material adverse effect on our business, prospects, financial condition and results of operations.

We operate under an agreement with AlphaStaff, a professional employment organization that provides us with payroll and human resources services.  Our ability to attract and retain highly skilled personnel is critical to our operations and expansion.  We face competition for these types of personnel from other technology companies and more established organizations, many of which have significantly larger operations and greater financial, technical, human and other resources than we have.  We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all.  If we are not successful in attracting and retaining these personnel, our business, prospects, financial condition and results of operations will be materially adversely affected.  In such circumstances we may be unable to conduct certain research and development programs, unable to adequately manage our clinical trials  and other products, and unable to adequately address our management needs.  In addition, from time to time, we are unable to make payroll due to our lack of cash.

8

We depend upon our senior management and key consultants and their loss or unavailability could put us at a competitive disadvantage.

We depend upon the efforts and abilities of our senior executives, as well as the services of several key consultants, including Yvonne Paterson, Ph.D.  The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations.  We have not obtained, do not own, nor are we the beneficiary of, key-person life insurance.

Risks Related to the Biotechnology / Biopharmaceutical Industry

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition.  We may be unable to compete with more substantial enterprises.

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition.  Competition in the biopharmaceutical industry is based significantly on scientific and technological factors.  These factors include the availability of patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain governmental approval for testing, manufacturing and marketing.  We compete with specialized biopharmaceutical firms in the U.S., Europe and elsewhere, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations.  Many biopharmaceutical companies have focused their development efforts in the human therapeutics area, including cancer.  Many major pharmaceutical companies have developed or acquired internal biotechnology capabilities or made commercial arrangements with other biopharmaceutical companies.  These companies, as well as academic institutions and governmental agencies and private research organizations, also compete with us in recruiting and retaining highly qualified scientific personnel and consultants.  Our ability to compete successfully with other companies in the pharmaceutical field will also depend to a considerable degree on the continuing availability of capital to us.

We are aware of certain investigational new drugs under development or approved products by competitors that are used for the prevention, diagnosis, or treatment of certain diseases we have targeted for drug development. Various companies are developing biopharmaceutical products that have the potential to directly compete with our immunotherapies even though their approach to may be different. The biotechnology and biopharmaceutical industries are highly competitive, and this competition comes from both biotechnology firms and from major pharmaceutical companies, including companies like: Aduro Biotech, Agenus Inc., Bionovo Inc., Bristol-Myers Squibb, Celgene Corporation, Celldex Therapeutics, Dendreon Corporation, Inovio Pharmaceutical Inc., Oncolytics Biotech Inc., Oncothyreon Inc., et al.

We believe that our immunotherapies under development and in clinical trials will address unmet medical needs in the treatment of cancer. Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of market introduction of some of our potential products or of competitors’ products may be an important competitive factor. Accordingly, the relative speed with which we can develop immunotherapies, complete preclinical testing, clinical trials and approval processes and supply commercial quantities to market is expected to be important competitive factors. We expect that competition among products approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price and patent position.

Risks Related to the Securities Markets and Investments in our Common Stock

The price of our common stock may be volatile.

The trading price of our common stock may fluctuate substantially.  The price of our common stock that will prevail in the market after the sale of the shares of common stock by a selling stockholder may be higher or lower than the price you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance.  These fluctuations could cause you to lose part or all of your investment in our common stock.  Those factors that could cause fluctuations include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	fluctuations in stock market prices and trading volumes of similar companies;

•	actual or anticipated changes in our net loss or fluctuations in our operating results or in the expectations of securities analysts;

•	the issuance of new equity securities pursuant to a future offering, including issuances of preferred stock pursuant to the Series B purchase agreement, as amended;

•	general economic conditions and trends;

•	major catastrophic events;

•	sales of large blocks of our stock;

•	significant dilution caused by the anti-dilutive clauses in our financial agreements;

9

•	departures of key personnel;

•	changes in the regulatory status of our immunotherapies, including results of our clinical trials;

•	events affecting Penn or any future collaborators;

•	announcements of new products or technologies, commercial relationships or other events by us or our competitors;

•	regulatory developments in the U.S. and other countries;

•	failure of our common stock to be listed or quoted on the Nasdaq Stock Market, NYSE Amex Equities or other national market system;

•	changes in accounting principles; and

•	discussion of us or our stock price by the financial and scientific press and in online investor communities.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company.  Due to the potential volatility of our stock price, we may therefore be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

You may have difficulty selling our shares because they are deemed “penny stocks.”

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1, promulgated under the Exchange Act.  Penny stocks are, generally, stocks:

•	with a price of less than $5.00 per share;

•	that are neither traded on a “recognized” national exchange nor listed on an automated quotation system sponsored by a registered national securities association meeting certain minimum initial listing standards; and

•	of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenue of less than $6.0 million for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a “penny stock” for the investor’s account.  We urge potential investors to obtain and read this disclosure carefully before purchasing any shares that are deemed to be “penny stock.”

Rule 15g-9 promulgated under the Exchange Act requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any “penny stock” to that investor.  This procedure requires the broker-dealer to:

•	obtain from the investor information about his or her financial situation, investment experience and investment objectives;

•	reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has enough knowledge and experience to be able to evaluate the risks of “penny stock” transactions;

•	provide the investor with a written statement setting forth the basis on which the broker-dealer made his or her determination; and

•	receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.

Compliance with these requirements may make it harder for investors in our common stock to resell their shares to third parties.  Accordingly, our common stock should only be purchased by investors, who understand that such investment is a long-term and illiquid investment, and are capable of and prepared to bear the risk of holding our common stock for an indefinite period of time.

10

A limited public trading market may cause volatility in the price of our common stock.

Our common stock began trading on the OTC Bulletin Board on July 28, 2005 and is quoted under the symbol ADXS.OB.  The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us.  Our common stock is thus subject to this volatility.  Sales of substantial amounts of common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short time and our stockholders could suffer losses or be unable to liquidate their holdings.  Also there are large blocks of restricted stock that have met the holding requirements under Rule 144 that can be unrestricted and sold.  Our stock is thinly traded due to the limited number of shares available for trading on the market thus causing large swings in price.

There is no assurance of an established public trading market.

A regular trading market for our common stock may not be sustained in the future.  The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time.  The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Stock Market.  Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price.  Market prices for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to a future offering, including issuances of preferred stock pursuant to the Series B purchase agreement, as amended;

•	changes in interest rates;

•	significant dilution caused by the anti-dilutive clauses in our financial agreements;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	change in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions of our company and the technologies industries generally; and

•	general economic and other national conditions.

We may not be able to achieve secondary trading of our stock in certain states because our common stock is not nationally traded.

Because our common stock is not listed for trading on a national securities exchange, our common stock is subject to the securities laws of the various states and jurisdictions of the U.S. in addition to federal securities law.  This regulation covers any primary offering we might attempt and all secondary trading by our stockholders.  If we fail to take appropriate steps to register our common stock or qualify for exemptions for our common stock in certain states or jurisdictions of the U.S., the investors in those jurisdictions where we have not taken such steps may not be allowed to purchase our stock or those who presently hold our stock may not be able to resell their shares without substantial effort and expense.  These restrictions and potential costs could be significant burdens on our stockholders.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Exchange Act, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  For our third quarter 2009 and fiscal year ended October 31, 2009, we were unable to file our respective quarterly report on Form 10-Q and annual report on Form 10-K in a timely manner, but we were able to make the filings and cure our compliance deficiencies with the OTC Bulletin Board within the grace period allowed by the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  In addition, we may not be able to deliver a tranche notice to Optimus under the Series B purchase agreement.

Our internal control over financial reporting and our disclosure controls and procedures have been ineffective in the past, and may be ineffective again in the future, and failure to improve them at such time could lead to errors in our financial statements that could require a restatement or untimely filings, which could cause investors to lose confidence in our reported financial information, and a decline in our stock price.

11

Our internal control over financial reporting and our disclosure controls and procedures have been ineffective in the past. We have taken steps to improve our disclosure controls and procedures and our internal control over financial reporting, and as of July 31, 2012, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures and internal control over financial reporting were effective. However, there is no assurance that our disclosure controls and procedures will remain effective or that there will be no material weaknesses in our internal control over financial reporting in the future. Additionally, as a result of the historical material weaknesses in our internal control over financial reporting and the historical ineffectiveness of our disclosure controls and procedures, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our executive officers and directors can exert significant influence over us and may make decisions that do not always coincide with the interests of other stockholders.

As of December 6, 2012, our officers and directors and their affiliates, in the aggregate, beneficially own approximately 11.0% of the outstanding shares of our common stock.  As a result, such persons, acting together, have the ability to substantially influence all matters submitted to our stockholders for approval, including the election and removal of directors, any merger, consolidation or sale of all or substantially all of our assets, an increase in the number of shares authorized for issuance under our stock option plans, and to control our management and affairs.  Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other stockholders.

Sales of additional equity securities may adversely affect the market price of our common stock and your rights in us may be reduced.

We expect to continue to incur drug development and selling, general and administrative costs, and to satisfy our funding requirements, we will need to sell additional equity securities, which may be subject to registration rights and warrants with anti-dilutive protective provisions.  The sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially.  Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares.  Also, new equity securities issued may have greater rights, preferences or privileges than our existing common stock.

Additional authorized shares of common stock available for issuance may adversely affect the market.

We are authorized to issue 1,000,000,000 shares of our common stock. As of December 6, 2012, we had 423,827,618 shares of our common stock issued and outstanding, excluding shares issuable upon exercise of our outstanding warrants, options and convertible promissory notes. As of December 6, 2012, we had outstanding options to purchase 44,807,424 shares of our common stock at a weighted average exercise price of approximately $0.16 per share and outstanding warrants to purchase 164,896,321 shares of our common stock. To the extent the shares of common stock are issued, options and warrants are exercised or convertible promissory notes are converted, holders of our common stock will experience dilution. In addition, in the event of any future financing of equity securities or securities convertible into or exchangeable for, common stock, holders of our common stock may experience dilution. As of December 6, 2012, warrants to purchase 77,519,641 shares of our common stock are exercisable at $0.025287 per share and are subject to “full ratchet” anti-dilution protection upon certain equity issuances below $0.025287 per share (as may be further adjusted).

12

We are able to issue shares of preferred stock with rights superior to those of holders of our common stock.  Such issuances can dilute the tangible net book value of shares of our common stock.

Our Amended and Restated Certification of Incorporation provides for the authorization of 5,000,000 shares of “blank check” preferred stock.  Pursuant to our Amended and Restated Certificate of Incorporation, our board of directors is authorized to issue such “blank check” preferred stock with rights that are superior to the rights of stockholders of our common stock, at a purchase price then approved by our board of directors, which purchase price may be substantially lower than the market price of shares of our common stock, without stockholder approval.  Such issuances can dilute the tangible net book value of shares of our common stock.

We do not intend to pay cash dividends.

We have not declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying cash dividends for the foreseeable future. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

Risks Related to the Offering

Our management has broad discretion over the use of the net proceeds that we may receive under our committed equity line financing facility, and we may not use the net proceeds in ways that would increase the value of our stock price.

We have broad discretion over the use of the net proceeds that we may receive if we sell shares of common stock to Hanover, and we could spend the proceeds in ways that do may not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

13

If we sell shares of our common stock under our committed equity line financing facility, our existing shareholders will experience immediate dilution and, as a result, our stock price may go down.

In October 19, 2012, we entered into a committed equity line financing facility, or financing arrangement, under which we may sell up to $10.0 million of our common stock to Hanover over a 24-month period subject to a maximum of 115,000,000 shares of our common stock. In connection with such financing arrangement, we issued 3,500,000 shares of common stock to Hanover upon receipt of their commitment to purchase our common stock in the financing arrangement and we agreed to pay up to 1,800,000 additional shares of our common stock to Hanover to maintain such financing arrangement for the 24-month term, which together with the other 109,700,000 shares of our common stock being registered hereunder, represents approximately 27.1% of our outstanding shares of our common stock as of December 6, 2012 (approximately 16.3% on a fully diluted basis). The issuance of such shares of our common stock to Hanover will have an immediately dilutive impact on our existing shareholders. See also “Equity Enhancement Program – Commitment Fee Shares and Maintenance Fee Shares” below. If we elect to use the committed equity line financing facility, the sale of shares of our common stock to Hanover will have an additional dilutive impact on our existing shareholders.

Hanover may resell some or all of the shares we issue to them pursuant to the financing arrangement and such sales could cause the market price of our common stock to decline significantly with advances under the financing arrangement. To the extent of any such decline, any subsequent advances would require us to issue a greater number of shares of common stock to Hanover in exchange for each dollar of the advance. Under these circumstances, our existing shareholders would experience greater dilution and the total amount of financing that we will be able to raise pursuant to the financing arrangement could be significantly lower than $10.0 million. Although Hanover is precluded from short sales of shares acquired pursuant to advances under the financing arrangement, the sale of our common stock under the financing arrangement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

If we are not able to satisfy the conditions to each draw down under the committed equity line financing facility, we will not be able to sell our common stock pursuant to the committed equity line financing facility.

Our ability to sell securities pursuant to the committed equity line financing facility is subject to conditions to each draw down notice that we present to Hanover requiring Hanover to purchase a specified number of shares of our common stock, which we refer to in this prospectus as a draw down, that must be satisfied prior to the closing of any sale of our common stock pursuant to such draw down. These include, among others:

•	Accuracy in all material respects of our representations and warranties (except for such representations and warranties qualified by materiality, which shall be accurate in all respects) and our compliance with covenants in all material respects (including, without limitation, our prior delivery to Hanover of any commitment fee shares or maintenance fee shares to be issued to Hanover pursuant to the Purchase Agreement). See “Equity Enhancement Program – Representations and Warranties”, “Equity Enhancement Program – Covenants” and “Equity Enhancement Program –Fees and Expenses” below;

•	A resale registration statement with respect to shares of our common stock to be purchased by Hanover in such draw down must have been declared effective by the SEC and must be available for resale of such shares of our common stock by Hanover;

•	No material adverse effect on us shall have occurred or be continuing;

•	All the material filings by us required under the Securities Exchange Act of 1934, as amended, shall have been filed with the SEC; and

•	The number of shares of our common stock in such draw down shall not exceed:

o	300% of the average trading volume of our common stock during the 10 trading day period prior to such draw down date;

14

o	Together with the shares of our common stock in all prior draw downs, $10 million of the shares of our common stock; or

o	Such number of shares of our common stock that would result in Hanover beneficially owning more than 9.99% of our common stock after giving effect to such draw down.

See “Equity Enhancement Program – Overview” below. We may not be able to satisfy these conditions and/or the other conditions to a draw down under the committed equity line financing facility. If we are unable to satisfy such conditions, we will not be able to sell any of our common stock pursuant to the committed equity line financing facility.

Shares eligible for future sale may adversely affect the market.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to this offering, and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, under Rule 144 as currently in effect, a non-affiliate of ours who has beneficially owned shares of our common stock for at least six months is entitled to sell his or her shares without any volume limitations, and an affiliate of ours can sell such number of shares within any three-month period as does not exceed the greater of 1% of the number of shares of our common stock then outstanding, which equaled approximately 4,238,276 shares as of December 6, 2012, or the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale. Sales under Rule 144 by our affiliates are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

15

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events.  These statements include, but are not limited to:

•	statements as to the anticipated timing of clinical studies and other business developments;

•	statements as to the development of new immunotherapies;

•	expectations as to the adequacy of our cash balances to support our operations for specified periods of time and as to the nature and level of cash expenditures; and

•	expectations as to the market opportunities for our immunotherapies, as well as our ability to take advantage of those opportunities.

These statements may be found in the sections of this prospectus titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis and Results of Operations,” and “Description of our Business,” as well as in this prospectus generally.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in “Risk Factors” and elsewhere in this prospectus.

In addition, statements that use the terms “can,” “continue,” “could,” “may,” “potential,” “predicts,” “should,” “will,” “believe,” “expect,” “plan,” “intend,” “estimate,” “anticipate,” “scheduled” and similar expressions are intended to identify forward-looking statements.  All forward-looking statements in this prospectus reflect our current views about future events and are based on assumptions and are subject to risks and uncertainties that could cause our actual results to differ materially from future results expressed or implied by the forward-looking statements.  Many of these factors are beyond our ability to control or predict.  Forward-looking statements do not guarantee future performance and involve risks and uncertainties.  Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties.  The risks and uncertainties include, without limitation, those described under “Risk Factors” and those detailed from time to time in our filings with the SEC, and include, among others, the following:

•	Our limited operating history and ability to continue as a going concern;

•	Our ability to successfully develop and commercialize products based on our Lm-LLO based immunotherapy platform technology;

•	A lengthy approval process and the uncertainty of FDA and other government regulatory requirements may have a material adverse effect on our ability to commercialize our applications;

•	Clinical trials may fail to demonstrate the safety and effectiveness of our applications or therapies, which could have a material adverse effect on our ability to obtain government regulatory approval;

•	The degree and nature of our competition;

•	Our ability to employ and retain qualified employees; and

•	The other factors referenced in this prospectus, including, without limitation, under the sections titled “Risk Factors,” “Management’s Discussion and Analysis and Results of Operations,” and “Description of our Business.”

These risks are not exhaustive.  Other sections of this prospectus may include additional factors which could adversely impact our business and financial performance.  Moreover, we operate in a very competitive and rapidly changing environment.  New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  These forward-looking statements are made only as of the date of this prospectus.  Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

16

USE OF PROCEEDS

We will not receive any proceeds from the resale of the shares of common stock offered by the selling stockholder as all of such proceeds will be paid to the selling stockholder.

EQUITY ENHANCEMENT PROGRAM

Overview

On October 26, 2012, we entered into the Purchase Agreement with Hanover providing for a financing arrangement that is sometimes referred to as a committed equity line financing facility, which we refer to in this prospectus as the Equity Enhancement Program. The Equity Enhancement Program was entered into in reliance upon the provisions of Section 4(a)(2) and Rule 506 of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended, or the Securities Act. The Purchase Agreement provides that Hanover has committed to purchase up to $10 million of shares of our common stock, in one or more draw downs, over the 24-month term of the Purchase Agreement under certain specified conditions and limitations as specified in the Purchase Agreement, which include:

•	Accuracy of our representations and warranties and our compliance with covenants in all material respects;

•	A resale registration statement with respect to shares of our common stock to be purchased by Hanover in such draw down must have been declared effective by the SEC and must be available for resale of such shares by Hanover;

•	No stop order or injunction with respect to our common stock or such offering shall be in effect;

•	All the material filings by us required under the Securities Exchange Act of 1934, as amended, or the Exchange Act shall have been filed with the SEC;

•	No suspension of trading or delisting of our common stock shall have occurred;

•	Our compliance in all material respect with applicable laws with respect to such offering;

•	No action, suit, proceeding or other litigations shall be pending or threatened to restrain, prevent or change the transactions contemplated by the Purchase Agreement;

•	The number of shares of our common stock in such draw down shall not exceed the lesser of:

o	300% of the average trading volume of our common stock during the 10 trading day period prior to such draw down date;

o	Together with the shares of our common stock in all prior draw downs, $10 million worth of shares of our common stock; and

o	Such number of shares of our common stock that would result in Hanover beneficially owning more than 9.99% of our common stock after giving effect to such draw down.

•	No material adverse effect on us shall have occurred or be continuing; and

•	The shares of our common stock to be delivered in such draw down shall be duly authorized, validly issued and delivered electronically to Hanover’s or its designee’s account at DTC.

In addition, we have agreed to (a) reserve and keep available at all times such number of authorized but unissued shares of our common stock as required to be issued pursuant to the Purchase Agreement, from time to time and (b) take all action necessary to cause our common stock to continue to be registered under the Exchange Act and listed on the OTC Bulletin Board and use commercially reasonable efforts to comply with the reporting and filing obligations under applicable securities laws, rules and regulations.

17

Mechanics of each Draw Down Notice

From time to time over the term of the Purchase Agreement, and in our sole discretion, subject to the satisfaction of the conditions described above, we may present Hanover with a draw down based on a purchase price per share calculated over 10 consecutive trading days following the start date we designate in our draw down, which we refer to in this prospectus as the Pricing Period (subject to adjustment as described in “Mechanics of Each Draw Down Notice – Purchase Price of Required Shares” below). Only one draw down may be made during any Pricing Period and at least five trading days must elapse before a subsequent Pricing Period may occur.

Closing of Draw Down

Each closing of a draw down shall occur no later than the 12th business day following the commencement of the applicable Pricing Period.

Floor Price; Reduction in Required Purchase of Shares

The purchase price of our common stock to be sold in connection with such draw down is subject to the Floor Price. If the closing sale price of our common stock on any trading day in the applicable Pricing Period falls below the Floor Price, the number of shares of our common stock required to be purchased by Hanover will be reduced by 10%.

Purchase Price of Required Shares

The purchase price per share for any shares of our common stock required to be purchased by Hanover will be equal to 90% of the arithmetic average of the five lowest closing sale prices of our common stock during the applicable Pricing Period (or, if less, the arithmetic average of all trading days with closing sale prices in excess of the Floor Price), subject to adjustment upon an alternative transaction as describe below. See “Mechanics of Each Draw Down – Alternative Transactions” below. Each trading day with a closing sale price less than the Floor Price is excluded from the calculation of the purchase price and automatically reduces the number of trading days in the applicable Pricing Period.

Purchase Price Adjustment upon an Alternate Transaction

In connection with any proposed draw down, if a third party purchases our common stock and/or securities convertible or exercisable or exchangeable into common stock during the period beginning at the start of the applicable Pricing Period and ending on the second trading day after the closing date of such draw down at a purchase price per share of our common stock that is less than the purchase price in such proposed draw down, the proposed draw down purchase price shall be adjusted downward to the purchase price in such alternate transaction.

Commitment Fee Shares and Maintenance Fee Shares

In consideration for Hanover’s execution and delivery of the Purchase Agreement, in connection with the execution and delivery of the Purchase Agreement, we have issued Hanover 3,500,000 Commitment Fee Shares.

We have also agreed to issue Hanover up to 1,800,000 Maintenance Fee Shares, during any full calendar quarter during the term of the Purchase Agreement, if no shares of our common stock have been purchased or sold because we did not deliver a draw down to Hanover. The number of Maintenance Fee Shares to be delivered to Hanover, from time to time, with respect to any calendar quarter, shall be equal to approximately $15,000 worth of shares of our common stock at a 10% discount to market.

The offering contemplated hereunder includes the 3,500,000 Commitment Fee Shares previously issued to Hanover and the 1,800,000 Maintenance Fee Shares that may become issuable to Hanover as described above pursuant to the Purchase Agreement.

18

Selling Restrictions

Hanover has agreed that during the term of the Purchase Agreement, that neither Hanover nor any of its affiliates will, directly or indirectly, engage in any short sales involving our securities or grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of any shares of our common stock. The foregoing restrictions do not prohibit Hanover from engaging in transactions relating to any of the shares of our common stock that it owns, including the Commitment Fee Shares, or that it is obligated to purchase under a pending draw down.

Termination

The Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of (i) the first day of the month next following the 24-month anniversary of the effective date of the registration statement of which this prospectus forms a part (which term may not be extended by the parties) or (ii) the date on which Hanover purchases the entire commitment amount under the Purchase Agreement. We may terminate the Purchase Agreement effective upon one trading day prior written notice to Hanover, subject to certain conditions. Hanover may terminate the Purchase Agreement effective upon one trading day prior written notice to us under certain circumstances, including the following:

•	The existence of any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on our business, operations, properties or financial condition that is material and adverse to us;

•	We enter into an agreement providing for certain types of financing transactions that are similar to the equity line with Hanover;

•	Certain transactions involving a change in control of the company or the sale of all or substantially all of our assets have occurred;

•	We are in breach or default in any material respect under any of the provisions of the Purchase Agreement or the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us.

•	While Hanover holds any shares issued under the Purchase Agreement, the effectiveness of the registration statement that includes this prospectus is suspended or the use of this prospectus is suspended or prohibited, and such suspension or prohibition continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, subject to certain exceptions.

•	Trading in our common stock is suspended or our common stock ceases to be listed or quoted on a trading market, and such suspension or failure continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period.

•	We have filed for and/or are subject to any bankruptcy, insolvency, reorganization or liquidation proceedings.

The Purchase Agreement provides that no termination of the Purchase Agreement will limit, alter, modify, change or otherwise affect any of the parties’ rights or obligations with respect to any pending draw down, and that the parties must fully perform their respective obligations with respect to any such pending draw down under the Purchase Agreement, provided all of the conditions to the settlement thereof are timely satisfied.

Indemnification

The Purchase Agreement also provides for indemnification of Hanover and its affiliates in the event that Hanover incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against Hanover or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

Transferability

Hanover’s rights and obligations under the Purchase Agreement are not transferable.

19

Registration Rights Agreement

In connection with the Purchase Agreement, we entered into the Registration Rights Agreement, pursuant to which we granted to Hanover certain registration rights related to the Commitment Fee Shares, the Maintenance Fee Shares, and the shares issuable under the Purchase Agreement. Pursuant to the Registration Rights Agreement, we have filed with the SEC a registration statement, of which this prospectus is a part, relating to the selling stockholder’s resale of the Commitment Fee Shares, the Maintenance Fee Shares, and any shares of common stock purchased by Hanover under the Purchase Agreement. As previously noted above, the effectiveness of this registration statement is a condition precedent to our ability to sell common stock to Hanover under the Purchase Agreement.

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act of 1933.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

20

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Since July 28, 2005, our common stock has been quoted on the OTC Bulletin Board under the symbol ADXS.OB.  The following table shows, for the periods indicated, the high and low bid prices per share of our common stock as reported by the OTC Bulletin Board.  These bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	Fiscal 2012		Fiscal 2011
	High	Low	High	Low

First Quarter (November 1-January 31)	$0.19	$0.14	$0.16	$0.11
Second Quarter (February 1- April 30) (1)	$0.17	$0.11	$0.22	$0.11
Third Quarter (May 1 - July 31	$0.14	$0.07	$0.25	$0.14
Fourth Quarter (August 1 - October 31)	$0.08	$0.04	$0.17	$0.13

(1)	From March 1, 2011 through April 1, 2011, our common stock was traded on the OTCQB Market place, a new market for OTC-traded companies that are registered and current in their reporting obligations to the SEC or a U.S. banking or insurance regulator.

As of December 6, 2012, there were approximately 93 stockholders of record.  Because shares of our common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of  stockholders of record. Based on information available to us, we believe there are approximately 3,500 beneficial owners of our shares of our common stock in addition to the stockholders of record. On December 6, 2012, the last reported sale price per share for our common stock as reported by the OTC Bulletin Board was $0.04

We have not declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying cash dividends for the foreseeable future. We are not subject to any legal restrictions respecting the payment of dividends, except that we may not pay dividends if the payment would render us insolvent.  Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

Holders of Series B preferred stock will be entitled to receive dividends, which will accrue in shares of Series B preferred stock on an annual basis at a rate equal to 10% per annum from the issuance date. Accrued dividends will be payable upon redemption of the Series B preferred stock or upon the liquidation, dissolution or winding up of our company. The Series B preferred stock ranks, with respect to dividend rights and rights upon liquidation:

•	senior to our common stock and any other class or series of preferred stock (other than Series A preferred stock or any class or series of preferred stock that we intend to cause to be listed for trading or quoted on Nasdaq, NYSE Amex or the New York Stock Exchange);

•	pari passu with any outstanding shares of our Series A preferred stock (none of which are issued and outstanding as of the date hereof); and

•	junior to all of our existing and future indebtedness and any class or series of preferred stock that we intend to cause to be listed for trading or quoted on Nasdaq, NYSE Amex or the New York Stock Exchange.

21

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Conditions and Results of Operations and other portions of this prospectus contain forward-looking information that involves risks and uncertainties.  Our actual results could differ materially from those anticipated by the forward-looking information.  Factors that may cause such differences include, but are not limited to, availability and cost of financial resources, product demand, market acceptance and other factors discussed in this prospectus under the heading “Risk Factors”.  This Management’s Discussion and Analysis of Financial Conditions and Results of Operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus.

Overview

Advaxis is a development stage biotechnology company with the intent to develop safe and effective immunotherapies for cancer and infectious diseases. These immunotherapies are based on a platform technology under exclusive worldwide license from Penn that utilizes live attenuated Listeria monocytogenes bioengineered to secrete antigen/adjuvant fusion proteins. These Lm-LLO strains use a fragment of the protein listeriolysin (LLO), fused to a tumor associated antigen (TAA) or other antigen of interest. We believe these Lm-LLO agents redirect the potent immune response to Lm which are inherent in humans, to the TAA or antigen of interest. The immune response to a live, metabolically competent pathogen is much more complex than the response to a synthetic or organic molecule and may enable a more comprehensive therapeutic outcome than current treatment modalities. We believe this to be a broadly enabling platform technology that can be applied to the treatment of many types of cancers and infectious diseases.

We have no customers. Since our inception in 2002, we have focused our development efforts on understanding our technology and establishing a drug development pipeline that incorporates this technology into therapeutic immunotherapies (currently those targeting HPV-associated diseases (CIN 2/3, cervical cancer, head and neck cancer), prostate cancer, and HER2 expressing cancers (breast, gastric, bladder, brain, pancreatic and ovarian cancers). Although no immunotherapies have been commercialized to date, research and development and investment continues to be placed behind the pipeline and the advancement of this technology. Pipeline development and the further exploration of the technology for advancement entail risk and expense. We anticipate that our ongoing operational costs will increase significantly as we continue conducting our clinical development program.

The following factors, among others, could cause actual results to differ from those indicated in the above forward-looking statements: increased length and scope of our clinical trials, failure to recruit patients, increased costs related to intellectual property related expenses, increased cost of manufacturing and higher consulting costs. These factors or additional risks and uncertainties not known to us or that we currently deem immaterial may impair business operations and may cause our actual results to differ materially from any forward-looking statement.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

We expect our future sources of liquidity to be primarily debt and equity capital raised from investors, as well as licensing fees and milestone payments in the event we enter into licensing agreements with third parties, and research collaboration fees in the event we enter into research collaborations with third parties.

If additional capital were raised through the sale of equity or convertible debt securities, including pursuant to our committed equity line financing facility, the issuance of such securities would result in additional dilution to our existing stockholders. If we fail to raise a significant amount of capital, we may need to significantly curtail operations or cease operations in the near future.  Any sale of our common stock or issuance of rights to acquire our common stock below $0.025287 per share (as may be further adjusted) will trigger a significant dilution due to the anti-dilution protection provisions in certain of our outstanding warrants and debt instruments.

Plan of Operations

If we are successful in our financing plans we intend to use the majority of the proceeds to complete our two Phase 2 clinical trials of ADXS-HPV, our first Lm-LLO based immunotherapy targeting diseases associated with the Human Papilloma Virus, which we refer to as HPV. One trial is a 120 patient study in the U.S. in CIN 2/3, and the other trial is a 110 patient study in India in recurrent or refractory cervical cancer. We also anticipate using the funds to further our preclinical and clinical research and development efforts in developing immunotherapies in prostate cancer, HER2 expressing cancers (such as breast, gastric, bladder, brain, pancreatic and ovarian cancer) and for general and administrative activities.

During the next 24 months, our strategic focus will be to achieve the following goals and objectives:

22

•	Complete our two Phase 2 clinical studies of ADXS-HPV in the treatment of CIN 2/3 and recurrent or refractory cervical cancer;

•	Continue an additional Phase 2 clinical trial of ADXS-HPV in the treatment of advanced cervical cancer with the Gynecologic Oncology Group, which we refer to as the GOG, largely underwritten by the NCI;

•	Continue to focus on our collaboration with the CRUK to carry out our Phase 1/2 clinical trial of ADXS-HPV in the treatment of head and neck cancer entirely underwritten by the CRUK;

•	To support our Cooperative Research and Development Agreement with the NCI to understand the mechanisms of action of Lm-LLO based immunotherapies, to develop new constructs, and to advance them to clinical testing;

•	Continue to further our structured collaboration with the University of British Columbia on innovative uses of Listeria constructs in infectious disease, parasitical disease and neonatal immunity;

•	Continue to focus on our collaboration with the School of Veterinary Medicine at Penn to carry out our Phase 1 clinical trial of ADXS-HER2 in canine osteosarcoma;

•	Continue to develop strategic and development collaborations with academic laboratories and potential commercial partners;

•	Continue the development work necessary to bring ADXS-PSA for the treatment of prostate cancer into clinical trials, and initiate that trial provided that funding is available;

•	Continue the development work necessary to bring ADXS-HER2 for the treatment of HER2 expressing cancers (such as breast, gastric, bladder, brain, pancreatic and ovarian cancer) into clinical trials, and initiate these trials when and if funding is available; and

•	Continue the preclinical development of other immunotherapies, as well as continue research to expand our technology platform.

Our projected annual staff, overhead, laboratory and nonclinical expenses are estimated to be approximately $4.1 million starting in fiscal year beginning November 1, 2011. The cost of our Phase 2 clinical studies in therapeutic treatment of CIN 2/3 and recurrent and refractory cervical cancer is estimated to be approximately $11.2 million over the estimated 30 month period of the trial. While approximately $6 million has already been paid towards these costs, we must raise additional funds in order to complete the Phase 2 trials. If we can raise additional funds, we intend to commence the clinical work in prostate cancer and a HER2 expressing cancer in 2012. The timing and estimated costs of these projects are difficult to predict.

If the clinical progress continues to be successful and the value of our company increases, we may attempt to accelerate the timing of the required financing and, conversely, if the trial or trials are not successful we may slow our spending and defer the timing of additional financing. While we will attempt to attract a corporate partnership and grants, we have not assumed the receipt of any additional financial resources in our cash planning.

We anticipate that our research and development expenses will increase significantly as a result of our expanded development and commercialization efforts related to clinical trials, drug development, and development of strategic and other relationships required ultimately for the licensing, manufacture and distribution of our immunotherapies. We regard to three of our immunotherapies as major research and development projects. The timing, costs and uncertainties of those projects are as follows:

ADXS-HPV - Phase 2 CIN 2/3 Trial Summary Information (U.S.: target enrollment: 120 Patients)

The ADXS-HPV CIN 2/3 study is a randomized, single blind, placebo controlled Phase 2 dose-ranging study designed to assess the safety and efficacy of ADXS-HPV in up to 3 different dose cohorts:

•	Cost incurred through July 31, 2012: approximately $4.9 million.

•	Estimated future clinical costs: approximately $2.3 million.

•	Anticipated Timing: commenced in March 2010 (with patient dosing having commenced in June 2010); reporting of low dose cohort in early 2012, mid dose cohort is actively enrolling; completion October 2012 or beyond. High dose cohort commenced recruiting in April 2012, completion anticipated in February-March 2013.

Uncertainties:

•	The FDA (or relevant foreign regulatory authority) may place the project on clinical hold or stop the project;

23

•	One or more serious adverse events in otherwise healthy patients enrolled in the trial;

•	Lack of clinical benefit;

•	Difficulty in recruiting patients;

•	Delays in the program;

•	Material cash flows; and

•	Anticipated Timing: 2012/2013 and dependent upon completion and results from each dose cohort adequate fund raising, entering a licensing deal or pursuant to a marketing collaboration subject to regulatory approval to market and sell the product.

ADXS-HPV - Phase 2 Cervical Cancer Trial Summary Information (India: target enrollment: 110 Patients)

The ADXS-HPV cervical cancer trial in India is a Phase 2 study of ADXS-HPV +/- Cisplatin in patients with recurrent or refractory cervical cancer that has failed previous treatment:

•	Cost incurred through July 31, 2012: approximately $2.3 million.

•	Estimated future clinical costs: approximately $2.5 million.

•	Anticipated Timing: commenced in November 2010; reporting of preliminary survival data began in January 2012, completion 2012 or beyond.

Additional Uncertainties:

•	One or more serious adverse events in these advanced cancer patients enrolled in the trial; and

•	Lack of clinical benefit.

ADXS-HPV - Phase 2 Cervical Cancer Trial Summary Information (U.S. GOG/NCI: target enrollment: 67 Patients)

The ADXS-HPV cervical cancer trial in the US is a randomized, active therapy controlled Phase 2 study to assess the safety and efficacy of ADXS-HPV +/- cisplatin as second line therapy for the treatment of recurrent or refractory cervical cancer that has not responded to previous treatment:

•	Cost incurred through July 31, 2012: Minimal.

•	Estimated future clinical costs: $500,000 (NCI underwriting costs of $4.0 million to $5.0 million).

•	Anticipated Timing: commenced September 2011 and open to enrollment; 1st patient dosed on January 9, 2012; completion 2013 and beyond.

Additional Uncertainties:

•	Unknown timing in recruiting patients and conducting the study based on GOG/NCI controlled study; and

•	Delays in the program;

•	One or more serious adverse events in these advanced cancer patients enrolled in the trial; and

•	Lack of clinical benefit.

ADXS-HPV - Phase 2 Cancer of the Head and Neck Trial Summary Information (U.K. CRUK: target enrollment: 45 Patients)

The ADXS-HPV head and neck cancer trial is a Phase 1/2 dose escalation trial of ADXS-HPV in patients with head & neck cancer:

•	Cost incurred through July 31, 2012: Minimal.

•	Estimated future clinical costs: approximately $50,000 (CRUK to underwrite costs of $3.0 million to $4.0 million).

•	Anticipated Timing: the CRUK is funding a study of up to 45 patients at 3 UK sites that we expect will commence in late 2012.

Additional Uncertainties:

•	Unknown timing in recruiting patients and conducting the study based on CRUK controlling the study;

•	Delays in the program;

•	One or more serious adverse events in these advanced patients enrolled in the trial; and

•	Lack of clinical benefit.

ADXS-HER2 Phase 1/2 Trial Summary Information (Canine Osterosarcoma: target enrollment: 9-18 dogs)

The ADXS-HER2 canine osteosarcoma trial is a Phase 1 study to evaluate the safety of ADXS-HER2 for the treatment of osteosarcoma in dogs:

•	Cost incurred through July 31, 2012: Minimal.

24

•	Estimated future costs: approximately $500,000.

•	Anticipated Timing: to be determined.

Additional Uncertainties:

•	Unknown timing in recruiting dogs and conducting the study based on Penn controlling the study;

•	Delays in the program;

•	One or more serious adverse events in these dogs enrolled in the trial; and

•	Lack of clinical benefit.

ADXS-PSA - GMP Production and Phase 1/2 Trial Summary Information (Prostate Cancer: target enrollment: 20-35 Patients)

ADXS-PSA is an Lm-LLO based immunotherapy that is designed to target PSA and intended for the treatment of castration resistant prostate cancer:

•	Cost incurred through July 31, 2012: Minimal.

•	Estimated future costs: approximately $3.5 million.

•	Anticipated Timing: to be determined.

Additional Uncertainties:

•	FDA (or foreign regulatory authority) may not approve the study.

ADXS-HER2 - GMP Production and Phase 1/2 Trial Summary Information (HER2 Expressing Cancer: target enrollment: 15-35 Patients)

ADXS-HER2 is an Lm-LLO based immunotherapy that is designed to target the HER2 antigen and intended for the treatment of HER2 expressing cancers (breast, gastric, bladder, brain, pancreatic and ovarian):

•	Cost incurred through July 31, 2012: Minimal.

•	Estimated future costs: to be determined.

•	Anticipated Timing: to be determined.

25

Additional Uncertainties:

•	FDA (or foreign regulatory authority) may not approve the study.

Results of Operations

Three Months Ended July 31, 2012 Compared to Three Months Ended July 31, 2011

Revenue

We did not record any revenue for the three months ended July 31, 2012 and 2011.

Research and Development Expenses

Research and development expenses decreased by approximately $627,000 or 32% to approximately $1,331,000 for the three months ended July 31, 2012 as compared with approximately $1,959,000 for the same period a year ago principally attributable to decreases in clinical trial expenses and related manufacturing costs as well as lower overall supply costs. In addition, there was an overall decrease in compensation expense resulting from bonuses paid to employees in the period a year ago that were not repeated in the current period.

We anticipate continued overall decrease in R&D expenses resulting from lower clinical trial costs more than offsetting expanded development efforts primarily related to new clinical trials and product development. In addition, expenses will be incurred in the development of strategic and other relationships required to license, manufacture and distribute our product candidates.

General and Administrative Expenses

General and administrative expenses increased by approximately $613,000 or 37%, to approximately $2,252,000 for the three months ended July 31, 2012 as compared with approximately $1,638,000 for the same period a year ago. This was primarily the result of noncash expenses related to the issuance of shares of our common stock related to the Numoda-Socius various agreements entered into in the current period resulting in certain shares being issued to Socius. These increases were offset by decreases in cash spending for legal and consulting fees in the current period when compared with the same period a year ago as well as decreases in compensation expense resulting from bonuses paid to employees in the period a year ago that were not repeated in the current period.

Interest Expense

For the three months ended July 31, 2012, interest expense decreased approximately $725,000 to approximately $1,045,000 for the three months ended July 31, 2012 as compared with approximately $1,770,000 in the period a year ago. The Company recorded less interest expense in the current period primarily resulting from the exchange of convertible promissory notes in the aggregate principal amount of approximately $4.5 million for (i) an aggregate of approximately 52.2 million shares of our common stock and (ii) warrants to purchase up to approximately 5.8 million shares of our common stock. This decrease was slightly offset by additional interest expense related to the issuance of May 2012 convertible promissory notes in the current period and the issuance of shares to JMJ under the above mentioned Settlement Agreement, resulting in noncash expense from the recognition of a beneficial conversion feature.

Additionally, the debt discounts related to the original fair values of both warrants and embedded derivatives are amortized to interest expense over the life of these convertible promissory notes.

Other Expense/ Income

Other income was approximately $25,000 for the three months ended July 31, 2012 as compared with other expense of approximately $4,000 in the same period a year ago as a result of favorable changes in foreign exchange rates relating to transactions with certain vendors.

(Loss) on Note Retirement

For the three months ended July 31, 2012, we recorded a charge to income of approximately $932,000 primarily resulting from the Company entering into exchange agreements with convertible note holders in which these investors exchanged convertible promissory notes in the aggregate principal amount of approximately $4.5 million for (i) an aggregate of approximately 52.2 million shares of our common stock and (ii) warrants to purchase up to approximately 5.8 million shares of our common stock at an exercise price of $0.15. These charges were partially offset by noncash income resulting from the issuance of 15 million shares in payment of $2.25 million of trade accounts payable under a stock purchase and the July warrant exchanges.

26

For the three months ended July 31, 2011, the Company recorded a charge to income of approximately $115,000 primarily due to the exchange by an investor of 2007 warrants that contained anti-dilution provisions, for a larger number of warrants with no anti-dilution provisions.

Changes in Fair Values

For the three months ended July 31, 2012, the Company recorded income from changes in the fair value of the warrant liability and embedded derivative liability of approximately $2.4 million compared with income of approximately $9.1 million in same period a year ago. In the current period, the Company recorded income of approximately $2.2 million resulting from a decrease in the Black-Scholes value of each liability warrant primarily due to a decrease in our share price from $0.13, at April 30, 2012 to $0.07, at July 31, 2012.

For the three months ended July 31, 2011, the Company recorded income from the change in fair value of the common stock warrant liability and embedded derivative liability of approximately $9.1 million resulting from decreases in the underlying stock price (and therefore decreases in the corresponding warrant liability and embedded derivative liability).

Potential future increases or decreases in our stock price will result in increased or decreased warrant and embedded derivative liabilities, respectively, on our balance sheet and therefore increased or decreased expenses being recognized in our statement of operations in future periods.

Nine Months Ended July 31, 2012 Compared to Nine Months Ended July 31, 2011

Revenue

We did not record any revenue for the nine months ended July 31, 2012 and 2011.

Research and Development Expenses

Research and development expenses were approximately $5,760,000 for the nine months ended July 31, 2012 as compared with approximately $6,393,000 for the same period a year ago principally attributable to decreases in clinical trial expenses and related manufacturing costs.

We anticipate continued overall decrease in R&D expenses resulting from lower clinical trial costs more than offsetting expanded development efforts primarily related to new clinical trials and product development. In addition, expenses will be incurred in the development of strategic and other relationships required to license, manufacture and distribute our product candidates.

General and Administrative Expenses

General and administrative expenses increased by approximately $715,000 or 20%, to approximately $4,297,000 for the nine months ended July 31, 2012 as compared with approximately $3,582,000 for the same period a year ago. This was primarily the result of noncash expenses related to the issuance of shares of our common stock related to the Numado-Socius various agreements entered into in the current period resulting in certain shares being issued to Socius. These increases were offset by decreases in cash spending for legal and consulting fees in the current period when compared with the same period a year ago as well as decreases in compensation expense resulting from bonuses paid to employees in the period a year ago that were not repeated in the current period.

27

Interest Expense

For the nine months ended July 31, 2012, interest expense increased to approximately $4,242,000 from approximately $2,721,000 primarily due to the sale of convertible promissory notes in May, October and December 2011. In addition, the Company recorded interest expense resulting from the issuance of 4 million shares to JMJ under the above mentioned Settlement Agreement, resulting in noncash expense from the recognition of a beneficial conversion feature. Additionally, the debt discounts related to the original fair values of both warrants and embedded derivatives are amortized to interest expense over the life of these convertible promissory notes.

Other Expense/ Income

Interest Income was $0 as compared with approximately $102,000 in the same period a year ago. We record all interest earned on Optimus promissory notes to equity in accordance with ASC 505 10-45. The Optimus promissory notes are classified in the equity section of the balance sheet as a promissory note receivable.

Other income was approximately $26,000 for the nine months ended July 31, 2012 as compared with other expense of approximately $49,000 in the same period a year ago as a result of favorable changes in foreign exchange rates relating to transactions with certain vendors.

Gain (Loss) on Note Retirement

For the nine months ended July 31, 2012, we recorded a charge to income of approximately $2,173,000 primarily resulting from the Company entering into exchange agreements with May, October and December 2011 investors in which these investors exchanged convertible promissory notes in the aggregate principal amount of approximately $4.5 million for (i) an aggregate of approximately 52.2 million shares of our common stock and (ii) warrants to purchase up to approximately 5.8 million shares of common stock at an exercise price of $0.15 per share. In addition, the Company recognized noncash expense resulting from the conversion of promissory notes, by investors, during the nine months ended July 31, 2012. These expenses were partially offset by noncash income resulting from the issuance of shares to Numoda Corporation, which we refer to as Numoda, under a stock purchase agreement and the July warrant exchanges.

For the nine months ended July 31, 2011, we recorded a charge to income of approximately $109,000 primarily due to the exchange by an investor of 2007 warrants that contained anti-dilution provisions, for a larger number of warrants with no anti-dilution provisions.. In the period a year ago, we recorded a gain of approximately $77,000 primarily resulting from repayments of bridge notes in the same period a year ago.

Changes in Fair Values

For the nine months ended July 31, 2012, the Company recorded income from changes in the fair value of the warrant liability and embedded derivative liability of approximately $6.0 million compared with income of approximately $7.1 million in same period a year ago. In the current period, the Company recorded income of approximately $4.9 million resulting from a decrease in the Black-Scholes value of each liability warrant due primarily to a decrease in our share price from $0.15, at October 31, 2010 to $0.07, at July 31, 2012. In addition, there was a decrease in the Black Scholes value of each liability warrant due to a smaller range of share prices used in the calculation of the BSM Model volatility input.

For the nine months ended July 31, 2011, the Company recorded income from changes in the fair value of the warrant liability and embedded derivative liability of approximately $7.1 million resulting from a change in fair values of our common stock warrant liability providing a gain of $5.8 million and a $1.3 million (gain) change in fair value associated with embedded derivative liabilities from the May 2011 Notes ($1.2 million of the total $1.3 million gain) that were established on May 12, 2011 and revalued on July 31, 2011. The change in fair value for both derivative instruments resulted from a decrease in our share price during the current quarter of $0.21 on April 30, 2011 ($0.18 on May 12, 2011) compared with $0.1485.

Potential future increases or decreases in our stock price will result in increased or decreased warrant and embedded derivative liabilities, respectively, on our balance sheet and therefore increased or decreased expenses being recognized in our statement of operations in future periods.

28

Income Tax Benefit

In the nine months ended July 31, 2012, the income tax benefit was approximately $347,000 due to the receipt of a NOL tax credit from the State of New Jersey tax program compared to approximately $379,000 in NOL tax credits received from the State of New Jersey tax program in the nine months ended July 31, 2011.

Fiscal Year 2011 Compared to Fiscal Year 2010

Revenue

We recorded no revenue for the fiscal year ended October 31, 2011 as compared with $508,481 in grant revenue for the same period a year ago resulting from multiple grants received by the Company to support research related to our LM-LLO based immunotherapies (i.e. – constructs, delivery).

Research and Development Expenses

Research and development expenses increased by approximately $3,175,000 to approximately $8,079,000 for the fiscal year ended October 31, 2011 as compared with approximately $4,904,000 for the same period a year ago. This is mostly attributable to clinical trial expenses, which increased significantly in the current fiscal year due to our clinical trial activity in the United States and India, initiated during the first fiscal quarter of 2010. In addition, overall compensation expense was higher in the current fiscal year resulting from additional employees, increased stock-based compensation and increases in salaries and bonus. Lastly, research and development expenses increased in the current fiscal year due to higher general and due diligence costs associated with our intangible assets (patents).

We anticipate a significant increase in research and development expenses as a result of expanded development and commercialization efforts primarily related to clinical trials and product development. In addition, expenses will be incurred in the development of strategic and other relationships required to license manufacture and distribute our product candidates.

General and Administrative Expenses

General and administrative expenses increased by approximately $1,410,000 or 40%, to approximately $4,940,000 for the fiscal year ended October 31, 2011 as compared with approximately $3,530,000 for the same period a year ago. This was the result of higher legal, professional and other consulting fees in the current period as compared with the same period a year ago primarily due to the sale of convertible debt instruments. Overall compensation expense was also higher in the current fiscal year resulting from bonuses paid to employees. Additionally, office and related expenses increased in the current fiscal year resulting from the relocation of our operations to Princeton, NJ in April 2011. Lastly, we recorded non-cash expense related to the issuance of warrants to investors and our chief executive officer.

29

Interest Expense

In the fiscal year ended October 31, 2011, net interest expense increased by approximately $884,000 to approximately $4,699,000 compared to approximately $3,815,000 for the same period a year ago, primarily due to the sale of convertible promissory notes in May 2011 in addition to bridge notes sold during the fiscal year ended October 31, 2011. Additionally, the debt discounts related to the original fair values of both warrants and embedded derivatives are amortized to interest expense over the life of such short-term convertible promissory notes.

Other Expense / Income

Interest income decreased to $0 for the fiscal year ended October 31, 2011 as compared to approximately $80,000 in the same period a year ago. We record all interest earned on Optimus promissory notes to equity in accordance with ASC 505 10-45. The Optimus promissory notes are classified in the equity section of the balance sheet as a promissory note receivable.

Other expense increased to approximately $46,000 for the fiscal year ended October 31, 2011 as compared to $0 in the same period a year ago as a result of changes in foreign exchange rates relating to transactions with certain vendors.

Gain on Note Retirement

For the fiscal year ended October 31, 2011, we recorded a charge to income of approximately $462,000 primarily due to the exchange by an investor of 2007 warrants that contained anti-dilution provisions, for a larger number of warrants with no anti-dilution provisions. In the period a year ago, we recorded a gain of approximately $124,000 resulting from the elimination of embedded conversion features associated with bridge notes that were repaid.

Write-off of Intangible Assets

In the fiscal year ended October 31, 2011, the Company wrote off approximately $33,000 in capitalized patent costs related to four patent applications that had either expired or been abandoned.

Changes in Fair Values

The change in fair value of the common stock warrant liability and embedded derivative liability increased income by approximately $9.8 million for the fiscal year ended October 31, 2011 compared to approximately $446,000 in the same period a year ago. During the current fiscal year, we recorded income as the fair value of its warrant and embedded derivative liability decreased primarily due to declines in the underlying stock price (and therefore decreases in the corresponding warrant liability and embedded derivative liability) from share prices as high as $0.21, at April 30, 2011, to share prices as low as $0.14 at October 31, 2011. In addition, the number of warrants increased in the current fiscal year, increasing the income recorded due to changes in fair value from decreases in the underlying stock price.

For the first nine months of the fiscal year ending October 31, 2010, the Black-Scholes-Merton (BSM) values associated with these warrants and embedded derivatives increased resulting from the increase in the price of our common stock, from $0.135 at October 31, 2009 to $0.17 at July 31, 2010. However, from July 31 to October 31, 2010, the number of outstanding warrants increased due to a decrease in their exercise price (resulting from a “ratchet” in September 2010). In addition, the BSM values decreased due to a decline in the price of our common stock, and as a result we recorded some income for the full fiscal year.

Potential future increases or decreases in our stock price will result in increased or decreased warrant and embedded derivative liabilities, respectively, on our balance sheet and therefore increased expenses being recognized in our statement of operations in future periods.

Income Tax Benefit

In the fiscal year ended October 31, 2011, the Company recorded an income tax benefit of approximately $379,000 in income, due to the receipt of a NOL tax credit from the State of New Jersey tax program compared to approximately $279,000 in NOL tax credits received from the State of New Jersey tax program in the year ended October 31, 2010.

Liquidity and Capital Resources

Since our inception through July 31, 2012, the Company has reported accumulated net losses of approximately $45.6 million and recurring negative cash flows from operations. We anticipate that we will continue to generate significant losses from operations for the foreseeable future.

30

Cash used in operating activities, for the nine months ended July 31, 2012, was approximately $3.9 million, primarily as a result of the following: increased R&D spending on clinical trials and higher general and administrative spending.

Cash used in investing activities, for the nine months ended July 31, 2012, was approximately $351,000 resulting from spending in support of our intangible assets (patents), costs paid to the University of Pennsylvania for patents and the purchase of equipment for use in research and development activities.

Cash provided by financing activities, for the nine months ended July 31, 2012, was approximately $3.2 million, resulting from net proceeds received from the sale of convertible promissory notes ($2.8 million) and the exercise of warrants of approximately $400,000.

Our limited capital resources and operations to date have been funded primarily with the proceeds from public and private equity and debt financings, NOL tax sales and income earned on investments and grants.  We have sustained losses from operations in each fiscal year since our inception, and we expect losses to continue for the indefinite future, due to the substantial investment in research and development.  As of October 31, 2011 and July 31, 2012, we had an accumulated deficit of $35,531,740 and $45,611,368, respectively and shareholders’ deficiency of $12,279,713 and $4,999,243, respectively.

During May 2011, we sold approximately $7.1 million of convertible promissory notes for a net purchase price of approximately $6.0 million and received cash from warrant exercises in the amount of approximately $350,000. During October 2011, we sold approximately $2.3 million of convertible promissory notes for a net purchase price of approximately $2.0 million. This cash was used to reduce overdue payables and finance day to day operations. During January 2012, we sold approximately $1.2 million of convertible promissory notes for a net purchase price of approximately $1.0 million. This cash was used to reduce overdue payables and finance day to day operations.

During May 2012, we closed on the sale of approximately $1.0 million of convertible promissory notes for a net purchase price of approximately $0.7 million. This cash will be used to reduce overdue payables and finance day to day operations.

Effective May 14, 2012, we entered into exchange agreements with certain holders of an aggregate of approximately $4.5 million of the existing notes originally issued either on May 12, 2011, October 31, 2011 or January 9, 2012, pursuant to which such holders received (i) an aggregate of approximately 52.2 million shares of our common stock, and (ii) warrants to purchase an aggregate of approximately 5.8 million shares of our common stock in exchange for (i) surrendering or converting the existing notes and surrendering warrants to purchase an aggregate of approximately 31.3 million shares of our common stock originally issued in the prior offerings, and (ii) amending the note purchase agreements between the Company and the holders of the existing notes, dated as of May 9, 2011, October 28, 2011 or December 29, 2011.

On August 2, 2012, in a private placement pursuant to a note purchase agreement, we issued Dr. James Patton, a member of our board of directors, a convertible promissory note in the principal amount of $66,667 for a purchase price of $50,000. The Patton Note was issued with an original issue discount of 25%. Dr. Patton paid $0.75 for each $1.00 of principal amount of the Patton Note purchased. The Patton Note is convertible into shares of our common stock at a per share conversion price equal to $0.025287. Additionally, Dr. Patton received a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Patton Note at an exercise price of $0.025287 per share. The Patton Note matures on August 2, 2013. We may redeem the Patton Note under certain circumstances. The Patton Warrant is exercisable at any time on or before August 2, 2017. The Patton Warrant may be exercised on a cashless basis under certain circumstances. The Patton Note and the Patton Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Dr. Patton be entitled to convert any portion of the Patton Note or Patton Warrant to the extent that after such conversion or exercise, as applicable, Dr. Patton (together with his affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date.

On August 27, 2012, we entered into a settlement agreement with JMJ Financial pursuant to which we issued to JMJ Financial 4,076,923 shares of our common stock for the mutual release of any claims held by our company or JMJ Financial relating to our failure to file the registration statement related to the May 2012 issuance of 4,000,000 shares of our common stock to JMJ Financial and have the registration statement declared effective by certain prescribed deadlines.

On August 27, 2012, in a private placement pursuant to a note purchase agreement, we issued JMJ Financial a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000. The August 2012 Note is initially convertible at a per share conversion price equal to $0.15. In addition, if the August 2012 Note is converted after November 30, 2012 and the market price of our common stock is less than $0.16 per share on the date of conversion, then the conversion price shall equal 95% of the arithmetic average of the three lowest closing trading prices for the common stock during the 15 trading day period ending on the latest complete trading day prior to the applicable conversion date. The August 2012 Note matures on August 29, 2013. To the extent JMJ Financial does not elect to convert the August 2012 Note as described above, the principal amount and interest of such note shall be payable in cash at maturity. The August 2012 Note may be converted by JMJ Financial, at its option, in whole or in part. The August 2012 Note includes a limitation on conversion, which provides that at no time will JMJ Financial be entitled to convert any portion of the August 2012 Note to the extent that after such conversion JMJ Financial (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date. Pursuant to the terms of the August 2012 Note, we agreed to register up to 3,250,000 shares of our common stock which may be issuable upon conversion of the August 2012 Note with the SEC. These shares were registered on August 31, 2012.

On September 11, 2012, in a private placement pursuant to a note purchase agreement, we issued Asher a convertible promissory note in the aggregate principal amount of $103,500 for a purchase price of $100,000. The September Asher Note bears interest at a rate of 8% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the September Asher Note. The September Asher Note is convertible into shares of our common stock at a conversion price equal to 61% of the arithmetic average of the five lowest closing trading prices for the common stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The September Asher Note matures on June 13, 2013, nine months from its issuance date. The September Asher Note may be converted by Asher, at its option, in whole or in part. The September Asher Note includes a limitation on conversion, which provides that at no time will Asher be entitled to convert any portion of the September Asher Note to the extent that after such conversion Asher (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date.

31

On September 19, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $132,500 for a purchase price of $132,500. On October 19, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $132,500 for a purchase price of $132,500.

On September 25, 2012, in a private placement pursuant to a note purchase agreement, we issued our affiliate Dr. Yvonne Paterson a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000. The Paterson Note bears interest at a rate of 12% per annum, compounding annually. The Paterson Note is convertible into shares of our common stock at a conversion price equal to the arithmetic average of the five lowest closing trading prices for the common stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The Paterson Note matures one month from its issuance date. Additionally, Dr. Paterson will receive a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Patterson Note at an exercise price equal to the conversion price then in effect. These warrants have not yet been issued. The Paterson Warrant may be exercised on a cashless basis under certain circumstances. The Paterson Note and the Paterson Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Dr. Paterson be entitled to convert any portion of the Paterson Note or Paterson Warrant, to the extent that after such conversion or exercise, as applicable, Dr. Paterson (together with her affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date. On December 7, 2012, Dr. Paterson agreed to extend the maturity date of the Paterson Note to December 31, 2012.

On September 27, 2012, in a private placement pursuant to a note purchase agreement, we issued our employee Christine French a convertible promissory note in the aggregate principal amount of $25,000 for a purchase price of $25,000. The French Note bears interest at a rate of 12% per annum, compounding annually. The French Note is convertible into shares of our common stock at a conversion price equal to the arithmetic average of the five lowest closing trading prices for the common stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The French Note matures one month from its issuance date. Additionally, Ms. French will receive a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the French Note at an exercise price equal to the conversion price then in effect. These warrants have not yet been issued. The French Warrant may be exercised on a cashless basis under certain circumstances. The French Note and the French Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Ms. French be entitled to convert any portion of the French Note or French Warrant to the extent that after such conversion or exercise, as applicable, Ms. French (together with her affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date. On December 7, 2012, Ms. French agreed to extend the maturity date of the French Note to December 31, 2012.

32

In October 2012, pursuant to the terms of various Assignment Agreements, Magna Group acquired $400,075.88 in aggregate principal amount of our outstanding convertible notes from certain third parties and entered into agreements to acquire an additional $340,522.90 in aggregate principal amount of our outstanding convertible notes from other third parties. Pursuant to the terms of such Assignment Agreements, we delivered two convertible notes to Magna in an aggregate principal amount of $740,598.74, in anticipation of the closing of all of the transactions contemplated by such Assignment Agreements. On October 25, 2012, the convertible note in the aggregate principal amount of $617,722.92 previously delivered to Magna was exchanged for a new convertible note in the aggregate principal amount of $400,075.77, convertible into share of common stock to reflect such portion of the convertible notes actually issued as of October 25, 2012 pursuant to the Assignment Agreements, and the remaining convertible note in the aggregate principal amount of $122,875.82 previously delivered to Magna was returned to us and cancelled. Prior to the date of this filing, the First Magna Exchange Note has been converted in full into shares of our common stock in accordance with its terms and no longer remains outstanding.

On November 12, 2012, in a private placement pursuant to a note purchase agreement, we issued Asher a convertible promissory note in the aggregate principal amount of $153,500 for a purchase price of $153,500. The November Asher Note bears interest at a rate of 8% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the November Asher Note. The November Asher Note is convertible into shares of our common stock at a conversion price equal to 65% of the arithmetic average of the four lowest closing trading prices for the common stock during the 20 trading day period ending on the latest complete trading day prior to the applicable conversion date. The November Asher Note matures on August 14, 2013, nine months from its issuance date. The November Asher Note may be converted by Asher, at its option, in whole or in part. The November Asher Note includes a limitation on conversion, which provides that at no time will Asher be entitled to convert any portion of the November Asher Note to the extent that after such conversion Asher (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date.

On November 14, 2012, pursuant to the terms of various Assignment Agreements, we delivered a convertible note to Magna in an aggregate principal amount of $58,823.53, convertible into shares of common stock, which we refer to as the Second Magna Exchange Note. The Second Magna Exchange Note bears interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Second Magna Exchange Note. Prior to the date of this filing, the Second Magna Exchange Note has been converted in full into shares of our common stock in accordance with its terms and no longer remains outstanding.

On November 23, 2012, pursuant to the terms of various Assignment Agreements, we delivered a convertible note to Magna in an aggregate principal amount of $111,111.11, convertible into shares of common stock, which we refer to as the Third Magna Exchange Note. The Third Magna Exchange Note bears interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Third Magna Exchange Note. Prior to the date of this filing, the Third Magna Exchange Note has been converted in full into shares of our common stock in accordance with its terms and no longer remains outstanding.

On December 6, 2012, pursuant to the terms of various Assignment Agreements, we delivered a convertible note to Magna in an aggregate principal amount of $170,588.22, convertible into shares of common stock, which we refer to as the Fourth Magna Exchange Note. The Fourth Magna Exchange Note bears interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Fourth Magna Exchange Note. Prior to the date of this filing, the Fourth Magna Exchange Note has been converted in full into shares of our common stock in accordance with its terms and no longer remains outstanding.

On December 6, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000, which we refer to as the Hanover December 2012 Note. The Hanover December 2012 Note bears interest at a rate of 12% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of such Hanover December 2012 Note. The Hanover December 2012 Note is convertible into shares of our common stock at a conversion price of $0.03 per share. On December 5, Hanover exchanged the Initial Hanover PIPE Notes for notes in the form of the Hanover December 2012 Note that also are convertible into shares of our common stock at a conversion price of $0.03 per share, which we refer to as the Exchanged Hanover PIPE Notes. The Hanover December 2012 Note and the Exchanged Hanover PIPE Notes are subject to limitations on conversion if after giving effect to such conversion Hanover would beneficially own more than 4.99% of our common stock.

Based on our available cash of approximately $1,000 on December 6, 2012, we do not have adequate cash on hand to cover our anticipated expenses for the next 12 months.  If we fail to raise a significant amount of capital, we may need to significantly curtail or cease operations in the near future.  These conditions have caused our auditors to raise substantial doubt about our ability to continue as a going concern.  Consequently, the audit report prepared by our independent public accounting firm relating to our financial statements for the year ended October 31, 2011 includes a going concern explanatory paragraph.

Our business will require substantial additional investment that we have not yet secured, and our failure to raise capital and/or pursue partnering opportunities will materially adversely affect our business, financial condition and results of operations. We expect to spend substantial additional sums on the continued administration and research and development of proprietary products and technologies, including conducting clinical trials for our immunotherapies, with no certainty that our immunotherapies will become commercially viable or profitable as a result of these expenditures.  Further, we will not have sufficient resources to develop fully any new immunotherapies or technologies unless we are able to raise substantial additional financing on acceptable terms or secure funds from new partners. We cannot be assured that financing will be available at all. Any additional investments or resources required would be approached, to the extent appropriate in the circumstances, in an incremental fashion to attempt to cause minimal disruption or dilution.  Any additional capital raised through the sale of equity or convertible debt securities will result in dilution to our existing stockholders.  However, no assurances can be given that we will be able to achieve these goals or that we will be able to continue as a going concern.

We are pursuing additional investments, grants, partnerships as well as collaborations and exploring other financing options, with the objective of minimizing dilution and disruption.

Pursuant to the Series B purchase agreement, as amended, Optimus has agreed to purchase, upon the terms and subject to the conditions set forth therein and described below, up to $7.5 million of our newly authorized, non-convertible, redeemable Series B preferred stock at a price of $10,000 per share, of which $2.84 million of Series B preferred stock remains available for purchase. Under the terms of the Series B purchase agreement, as amended, we may from time to time until July 19, 2013, present Optimus with a notice to purchase a specified amount of Series B preferred stock. Subject to satisfaction of certain closing conditions, Optimus is obligated to purchase such shares of Series B preferred stock on the 10th trading day after the date of the notice. We will determine, in our sole discretion, the timing and amount of Series B preferred stock to be purchased by Optimus, and may sell such shares in multiple tranches. Optimus will not be obligated to purchase the Series B preferred stock upon our notice (i) in the event the closing price of our common stock during the nine trading days following delivery of our notice falls below 75% of the closing price on the trading day prior to the date such notice is delivered to Optimus or (ii) to the extent such purchase would result in Optimus and its affiliates beneficially owning more than 9.99% of our outstanding common stock.

33

As of July 31, 2012, we had issued and sold 466 shares of Series B preferred stock to Optimus pursuant to the terms of the Series B purchase agreement, as amended. We received net proceeds of approximately $4.19 million from this transaction. The aggregate purchase price for the Series B preferred stock was $4.66 million.  As of July 31, 2012, under the terms of the Series B purchase agreement, as amended, Optimus remained obligated, from time to time until July 19, 2013, to purchase up to an additional 284 shares of Series B preferred stock at a purchase price of $10,000 per share upon notice from us to Optimus, if certain conditions set forth in the Series B purchase agreement, as amended, are satisfied.

On December 30, 2010, immediately following the closing of the sale of 72 shares of Series B preferred stock to Optimus pursuant to the terms of the Series B purchase agreement, we redeemed 226 shares of Series B Preferred Stock held by Optimus for an aggregate redemption price of $3,141,004 consisting of (i) cash in an amount of $76,622 and (ii) the cancellation of certain promissory notes issued by an affiliate of Optimus to us in the aggregate amount of $3,064,382. We redeemed the shares of Series B Preferred Stock , at a price per share equal to 136% of the Liquidation Value (defined as the original price per share plus all accrued dividends thereon) since the redemption was prior to the first anniversary of the issuance date, as stated in the Series B purchase agreement.

In connection with the Series B preferred equity financing, an affiliate of Optimus was granted on July 19, 2010 a warrant to purchase up to 40,500,000 shares of our common stock at an exercise price of $0.25 to be adjusted in connection with the draw down of each tranche. As permitted by the terms of such warrant, the aggregate exercise price of $6,291,000 received by us as of July 31, 2012 is payable pursuant to four year full recourse promissory notes each bearing interest at the rate of 2% per year.

On September 24, 2009, we entered into a preferred stock purchase agreement with Optimus, which we refer to as the Series A purchase agreement, pursuant to which Optimus agreed to purchase, upon the terms and subject to the conditions set forth therein, up to $5.0 million of Series A preferred stock at a price of $10,000 per share. As of May 13, 2010, all 500 shares of Series A preferred stock were issued and sold to Optimus. On July 19, 2010, we issued 500 shares of Series B preferred stock to Optimus, which we refer to as the Series B exchange shares, in exchange for the 500 shares of Series A preferred stock so that all shares of our preferred stock held or subsequently purchased by Optimus under the Series B purchase agreement, as amended, would be redeemable upon substantially identical terms. In connection with the Series A preferred equity financing, an affiliate of Optimus was granted on September 24, 2009 a warrant to purchase up to 33,750,000 shares of our common stock at an exercise price of $0.20 to be adjusted in connection with the draw down of each tranche. On January 11, 2010, the draw down date of the first tranche, the affiliate of Optimus exercised a portion of the warrant to purchase 11,563,000 shares of common stock at an adjusted exercise price of $0.17 per share. On March 29, 2010, the draw down date of the second tranche, the affiliate of Optimus exercised a portion of the warrant to purchase 14,580,000 shares of common stock at an exercise price of $0.20 per share. On May 13, 2010, the draw down date of the final tranche, the affiliate of Optimus exercised the remainder of the warrant to purchase 7,607,000 shares of common stock at an adjusted exercise price of $0.18 per share. In each case, we agreed with Optimus and its affiliate to waive certain terms and conditions in the Series A purchase agreement and the warrant in order to permit the affiliate of Optimus to exercise the warrant at such adjusted exercise prices prior to the closing of the purchase of the Series A preferred stock and acquire beneficial ownership of more than 4.99% of our common stock on the date of each exercise. As permitted by the terms of such warrant, the aggregate exercise prices of $1,965,710, $2,916,000 and $1,369,260 for the first tranche, second tranche and final tranche, respectively, received by us is payable pursuant to three separate four year full recourse promissory notes each bearing interest at the rate of 2% per year. In addition, in connection with the draw down of the final tranche, we issued an additional warrant to an affiliate of Optimus to purchase up to 2,818,000 shares of common stock at an exercise price of $0.18 per share, subject to customary anti-dilution adjustments (the exercise price of which may also be paid at the option of the affiliate of Optimus in cash or by its issuance of a promissory note on the same terms as the foregoing promissory notes). The foregoing promissory notes are not due or payable at any time that (a) we are in default of under the Series A preferred stock purchase agreement, any loan agreement or other material agreement or (b) there are any Series B exchange shares issued or outstanding.

On June 18, 2009, we completed the senior bridge financing. The senior bridge financing was a private placement with certain accredited investors pursuant to which we issued (i) senior bridge notes in the aggregate principal face amount of $1,131,353, for an aggregate net purchase price of $961,650 and (ii) senior bridge warrants to purchase 2,404,125 shares of our common stock at an exercise price of $0.20 per share (prior to giving effect to anti-dilution adjustments which have subsequently reduced the exercise price to $0.15 per share), subject to adjustments upon the occurrence of certain events. Each of the senior bridge notes were issued with an original issue discount of 15% and were convertible into shares of our common stock in certain circumstances. The senior bridge notes had an initial maturity date of December 31, 2009. We have agreed to issue additional consideration, including warrants to senior bridge note holders, all of whom agreed to extend the maturity period beyond December 31, 2009. In August 2011, we issued 768,633 shares of common stock to the last remaining senior bridge note holder in full satisfaction of his senior bridge note. As of October 31, 2011, no senior bridge notes remained outstanding.

34

For the fiscal year ending October 31, 2011, we issued to certain accredited investors (i) junior bridge notes in the aggregate principal face amount of approximately $1,887,000 (including note exchanges which resulted in additional interest of approximately $25,000) for an aggregate net purchase price of approximately $1,670,000 and (ii) warrants to purchase 7,305,790 shares of our common stock (including additional warrants issued as a result of note exchanges), which we refer to as junior bridge warrants, at original exercise prices ranging from $0.15 to $0.17 per share, subject to adjustments upon the occurrence of certain events. These junior bridge notes were issued with original issue discounts ranging from 5% to 18% and are convertible into shares of our common stock. Approximately an aggregate of $184,000 of principal amount of these junior bridge notes matured on or before December 6, 2012 and remain overdue.

For the fiscal year ending October 31, 2011, we repaid a total of approximately $530,000 in principal value of junior bridge notes and converted approximately 1.3 million in principal value of junior bridge notes into approximately 8,652,737 shares of our common stock. At January 31, 2011, approximately $756,000 in principal value of junior bridge notes remained outstanding and is classified as a current liability on the balance sheet. The indebtedness represented by these junior bridge notes is expressly subordinate to our currently outstanding senior secured indebtedness (however, no senior bridge notes are outstanding as of October 31, 2011).

As a result of anti-dilution protection provisions contained in certain of our outstanding warrants, we (i) reduced the exercise price from $0.20 to $0.17 per share in January 2010 and further reduced the exercise price from $0.17 to $0.15 per share in September 2010 with respect to substantially all the warrants to purchase shares of our common stock and (ii) correspondingly adjusted the amount of warrant shares issuable such that approximately 11.4 million additional warrant shares are issuable related to the January 2010 repricing and approximately 10.4 million additional warrant shares are issuable related to the September 2010 repricing.  As of December 6, 2012, the exercise price has been reduced from $0.15 per share to $0.025287 per share with respect to an aggregate of approximately 13 million warrants such that approximately 64 million additional shares of our common stock are issuable upon exercise of such warrants at $0.025287 per share. As of December 6, 2012, warrants to purchase 77,519,641 shares of our common stock are exercisable at $0.025287 per share and are subject to “full ratchet” anti-dilution protection upon certain equity issuances below $0.025287 per share (as may be further adjusted).

On September 22, 2008 we entered into a note purchase agreement with our Chief Executive Officer, Thomas A. Moore, pursuant to which we agreed to sell to Mr. Moore, from time to time, Moore Notes, which we refer to as the Moore Agreement. The Moore Notes have been amended from time to time. During 2010, we agreed to amend the terms of the Moore Notes such that Mr. Moore may elect, at his option, to receive accumulated interest thereon (of which we paid $130,000 on March 17, 2010) and that we will begin to make installment payments on the outstanding principal beginning on April 15, 2010 (of which $250,000 was paid during the year ended October 31, 2010); provided, however, that the balance of the principal will be repaid in full as a result of either (i) consummation of our next equity financing resulting in gross proceeds to the company of at least $6.0 million or (ii) default by the company as defined under the terms of the Moore Agreement. Additionally, we agreed to retain $200,000 of the repayment amount for investment in our next equity financing (Mr. Moore exchanged debt with the principal amount of $200,000 into 1,176,471 shares of our common stock in May 2010).

In connection with a loan made by Mr. Moore to the company in the amount of $230,000, we agreed to amend and restate the terms of the Moore Notes on March 17, 2011 to increase the principal amount by $230,000.  Under the terms of the amended and restated Moore Notes: (i) the maturity date is the earlier of (x) the date of consummation of an equity financing by us in an amount of $6.0 million or more and (y) the occurrence of any event of default as defined in the Moore Notes, (ii) Mr. Moore may elect, at his option, to receive accumulated interest thereon on or after April 15, 2011 (which amounted to approximately $91,000), (iii) we will make monthly installment payments of $100,000 on the outstanding principal amount beginning on June 15, 2011, and (iv) we may retain, at the option of Mr. Moore, $200,000 of the repayment amount for investment in our next equity financing.

Mr. Moore acquired a convertible promissory note in the offering completed in October 2011 in exchange for the cancellation of $400,000 of outstanding indebtedness owed by us to Mr. Moore under the Moore Notes, and Mr. Moore acquired a convertible promissory note in the offering completed in May 2012, which we refer to as the May 2012 offering, for a purchase price of $90,000.

The Moore Notes bear interest at a rate of 12% per annum and may be prepaid in whole or in part at our option without penalty at any time prior to maturity.

For the nine months ending July 31, 2012, we paid Mr. Moore $35,000 in principal. As of July 31, 2012, we were not in default under the terms of the Moore Agreement. As of July 31, 2012, we owed Mr. Moore approximately $238,000 in principal and approximately $158,000 in accrued interest under the Moore Notes.

We received approximately $379,000 from selling our 2009 NOL on February 4, 2011. We have received notification from the State of New Jersey that we are eligible to sell approximately $408,000 in NOLs related to our 2010 fiscal year.

Off-Balance Sheet Arrangements

As of July 31, 2012, we had no off-balance sheet arrangements.

Critical Accounting Estimates

The preparation of financial statements in accordance with GAAP accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts and related disclosures in the financial statements. Management considers an accounting estimate to be critical if:

35

•	It requires assumption to be made that were uncertain at the time the estimate was made, and

•	Changes in the estimate of difference estimates that could have been selected could have material impact in our results of operations or financial condition.

Actual results could differ from those estimates and the differences could be material. The most significant estimates impact the following transactions or account balances: stock compensation, warrant valuation, impairment of intangibles, dilution caused by ratchets in the warrants and other agreements.

Share-Based Payment.   We record compensation expense associated with stock options in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation (formerly, FASB Statement 123R). We adopted the modified prospective transition method provided under SFAS No. 123R. Under this transition method, compensation expense associated with stock options recognized in the first quarter of fiscal year 2007, and in subsequent quarters, includes expense related to the remaining unvested portion of all stock option awards granted prior to April 1, 2006, the estimated fair value of each option award granted was determined on the date of grant using the Black-Scholes option valuation model, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123.

We estimate the value of stock options awards on the date of grant using the Black-Scholes-Merton option-pricing model. The determination of the fair value of the share-based payment awards on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include our expected stock price volatility over the term of the awards, expected term, risk-free interest rate, expected dividends and expected forfeiture rates. The forfeiture rate is estimated using historical option cancellation information, adjusted for anticipated changes in expected exercise and employment termination behavior. Our outstanding awards do not contain market or performance conditions; therefore we have elected to recognize share based employee compensation expense on a straight-line basis over the requisite service period.

If factors change and we employ different assumptions in the application of ASC 718 in future periods, the compensation expense that we record under ASC 718 relative to new grants may differ significantly from what we have recorded in the current period. There is a high degree of subjectivity involved when using option-pricing models to estimate share-based compensation under ASC 718. Consequently, there is a risk that our estimates of the fair values of our share-based compensation awards on the grant dates may bear little resemblance to the actual values realized upon the exercise, expiration, early termination or forfeiture of those share-based payments in the future. Employee stock options may expire worthless or otherwise result in zero intrinsic value as compared to the fair values originally estimated on the grant date and reported in our financial statements. Alternatively, value may be realized from these instruments that are significantly in excess of the fair values originally estimated on the grant date and reported in our financial statements.

Warrants

Warrants were issued in connection with the equity financings completed in October 2007, the sale of preferred stock, and our short-term convertible promissory notes issued from June 2009 through October 2011. At July 31, 2012, we estimated the fair value of the outstanding instruments using the Black-Scholes-Merton valuation model (BSM Model), which takes into account a variety of factors, including historical stock price volatility, risk-free interest rates, remaining term and the closing price of our common stock. For those warrants with anti-dilution provisions, we utilized multiple BSM values in order to estimate fair value. Changes in assumptions used to estimate the fair value of these derivative instruments could result in a material change in the fair value of the instruments. We believe the assumptions used to estimate the fair values of the warrants are reasonable.

As of December 6, 2012, we had outstanding warrants to purchase 164,896,321 shares of our common stock (adjusted for anti-dilution provisions to date) certain of which have an exercise price of $0.15 per share. These warrants include 25,560,000 warrants owned by Optimus as part of the Series B purchase agreement. As of December 6, 2012, warrants to purchase 77,519,641 shares of our common stock are currently exercisable at $0.025287 per share and are subject to “full ratchet” anti-dilution protection upon certain equity issuances below $0.025287 per share (as may be further adjusted).

Embedded Conversion Feature

Substantially all of our convertible promissory notes contain embedded conversion features. At July 31, 2012, we estimated the fair value of these embedded conversion features using the BSM Model, which takes into account a variety of factors, including historical stock price volatility, risk-free interest rates, remaining term of the notes and closing price of our common stock. These embedded conversion features are recorded as liabilities on the balance sheet. Changes in assumptions used to estimate the fair value of these derivative instruments could result in a material change in the fair value of the instruments. We believe that the assumptions used to estimate the fair values of the warrants are reasonable.

36

New Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

DESCRIPTION OF BUSINESS

General

We are a development stage biotechnology company with the intent to develop safe and effective immunotherapies for cancer and infectious diseases. These immunotherapies are based on a platform technology under exclusive license from Penn that utilizes live attenuated Listeria monocytogenes bioengineered to secrete antigen/adjuvant fusion proteins. These Lm-LLO strains use a fragment of the protein listeriolysin (LLO), fused to a tumor associated antigen (TAA) or other antigen of interest. We believe these Lm-LLO agents redirect the potent immune response to Lm which are inherent in humans, to the TAA or antigen of interest. The immune response to a live, metabolically competent pathogen is much more complex than the response to a synthetic or organic molecule and may enable a more comprehensive therapeutic outcome than current treatment modalities. We believe this to be a broadly enabling platform technology that can be applied to the treatment of many types of cancers and infectious diseases.

The discoveries that underlie this innovative technology are based upon the work of Yvonne Paterson, Ph.D., Professor of Microbiology at Penn. Lm-LLO based immunotherapies stimulate the immune system to induce antigen-specific anti-tumor immune responses involving both innate and adaptive arms of the immune system. In addition, this technology facilitates the immune response by altering the microenvironment of tumors to make them more susceptible to immune attack.

We have focused our initial development efforts on therapeutic immunotherapies targeting HPV-associated diseases: cervical intraepithelial neoplasia, recurrent or refractory cervical cancer, and head and neck cancer. In addition we have developed immunotherapies for prostate cancer, and HER2 expressing cancers (such as breast, gastric, bladder, brain, pancreatic and ovarian cancer). Our lead drug candidates in clinical development are as follows:

Immunotherapy	Indication	Stage of Clinical Development
ADXS-HPV	Cervical Cancer	Phase 1 Company sponsored & completed in 2007 with 15 patients.

	Cervical Intraepithelial Neoplasia	Phase 2 Company sponsored study, initiated in March 2010 in the US. The Company completed enrollment of the low-dose cohort in September 2011 (41 patients) and in June 2012 (40 patients) in the mid-dose cohort.

	Cervical Cancer	Phase 2 Company sponsored study initiated in November 2010 in India in 110 patients with recurrent or refractory cervical cancer. The Company completed enrollment (110 patients) in May 2012.

	Cervical Cancer	Phase 2 The Gynecologic Oncology Group (GOG) of the National Cancer Institute is conducting a study in 67 patients with recurrent or refractory cervical cancer which is currently open to enrollment. As of October 3, 2012, 6 out of 67 patients have been enrolled in the safety run-in phase.

	Head & Neck Cancer	Phase 1 The Cancer Research UK (CRUK) is funding a study of 27 patients with head & neck cancer at 3 UK sites. As of October 3, 2012, 6 patients have been enrolled.

ADXS-PSA	Prostate Cancer	Phase 1 Company sponsored (timing to be determined).

ADXS-HER2	HER2 Expressing Cancer	Phase 1 Company sponsored (timing to be determined).

ADXS-HER2	Canine Osteosarcoma	Phase 1 Company sponsored study, initiated in July 2011 in the US. As of October 3, 2012, 2 dogs have been dosed.

We have sustained losses from operations in each fiscal year since our inception, and we expect these losses to continue for the indefinite future, due to the substantial investment in research and development.  As of October 31, 2011 and July 31, 2012, we had an accumulated deficit of $35,531,740 and $45,611,368, respectively and shareholders’ deficiency of $12,279,713 and $4,999,243, respectively.

To date, we have outsourced many functions of drug development including manufacturing and clinical trials management. Accordingly, the expenses of these outsourced services account for a significant amount of our accumulated loss. We cannot predict when, if ever, any of our immunotherapies will become commercially viable or approved by the FDA. We expect to spend substantial additional sums on the continued administration and research and development of proprietary products and technologies, including conducting clinical trials for our immunotherapies, with no certainty that our immunotherapies will become commercially viable or profitable as a result of these expenditures.

37

Strategy

During the next 24 months, data from two Phase 2 trials evaluating the safety and efficacy of ADXS-HPV, our first Lm-LLO based immunotherapy, will mature on the safety and effectiveness of ADXS-HPV in recurrent and refractory cervical cancer and its dysplasic precursor, CIN 2/3. In the U.S., we have initiated a randomized, placebo controlled single blind, dose ranging Phase 2 study of ADXS-HPV with three dose cohorts in patients with CIN 2/3. In India, we have an ongoing randomized Phase 2 study in 110 patients with recurrent or refractory cervical cancer who have failed previous therapies.

In January 2012, we initiated a NCI-supported study in recurrent or refractory cervical cancer. In the next three months, we will initiate a trial in head and neck cancer study with CRUK in the United Kingdom, which we refer to as the U.K. We have signed an agreement to collaborate on a clinical trial with the Gynecologic Oncology Group (GOG), one of NIH’s clinical research groups, which will underwrite the cost and whose members will execute the trial. It is expected that this U.S. Phase 2 multi-center study will result in a cost avoidance benefit to us valued at between $7 million to $8 million in trial expenses. The CRUK initial study is expected to be worth between $2.5 and 3.5 million.

We have entered into a clinical trials agreement with the School of Veterinary Medicine at Penn to investigate the use of ADXS-HER2 for the treatment of osteosarcoma in dogs, a leading cancer killer of large dogs.

We have also initiated GMP production of two new Lm-LLO based immunotherapies for use in clinical trials which will be initiated in 2012 once the regulatory requirements for the respective INDs have been completed and approved. Planning has begun for Phase 1 trials for ADXS-PSA for the treatment of prostate cancer, and ADXS-HER2 for the treatment of HER2 expressing cancers.

Although we have been successful in obtaining clinical funding from the U.S. and the U.K., in order to implement our strategy, we will require substantial additional investment in the near future. Our failure to raise capital or pursue partnering opportunities will materially and adversely affect both our ability to commence or continue the clinical trials described above and our business, financial condition and results of operations, and could force us to significantly curtail or cease operations. Further, we will not have sufficient resources to fully develop any new immunotherapies or technologies unless we are able to raise substantial additional financing on acceptable terms or secure funds from new partners.

Given our expertise in bioengineering live attenuated Listeria to create immunotherapies for many different diseases, our longer term strategy will be to license the commercial development of ADXS-HPV for the indications of CIN 2/3, cervical cancer and head and neck cancer. On a global basis, these indications are extremely large and will require one or more significant partners. We do not intend to engage in commercial development beyond Phase 2 without entering into one or more partnerships or a license agreement.

We intend to continue to devote a substantial portion of our resources to basic science and the continued preclinical development and optimization of our platform technology so as to develop it to its full potential and to find additional new drug candidates. These activities may require significant financial resources, as well as areas of expertise beyond those readily available. In order to provide additional resources and capital, we may enter into research, collaborative or commercial partnerships, joint ventures, or other arrangements with competitive or complementary companies, including major international pharmaceutical companies or universities.

Background

Cancer

Cancer is the second largest cause of death in the U.S., exceeded only by heart disease. The cost of treating cancer patients in 2008 was estimated to be $228.1 billion in healthcare costs and another $188 billion in indirect costs resulting from morbidity and lost productivity (source: Facts & Figures 2009, American Cancer Society).

The National Institutes of Health estimated the 2010 overall annual costs of cancer:

Total cost: $263.8 billion

Direct medical costs (total of all health expenditures): $102.8 billion

Indirect morbidity costs (cost of lost productivity due to illness): $20.9 billion

Indirect mortality costs (cost of lost productivity due to premature death): $140.1 billion

38

The American Cancer Society states that cancer is the second most common cause of death and that 571,950 people in the US will die from cancer in 2011.

HPV / CIN

According to the American Cancer Society, in the United States, more than 6 million people (men and women) get an HPV infection every year. In fact, at least one-half of the people who have ever had sex will have HPV at some time in their life. In 2009, the CDC reported that about 45% of women aged 20 to 24 had HPV. The American Cancer Society’s estimates for newly diagnosed cervical cancer in the U.S. in 2010 was 12,200 and about 500,000 patients per year are diagnosed with high grade CIN (2-3), the predecessor condition to cervical cancer (source: Jones HW, Cancer 1995:76:1914-18; Jones BA and Davey, Arch Pathol Lab Med 2000; 124:672-81).

Prostate Cancer

According to the American Cancer Society, prostate cancer is the most common type of cancer found in American men, other than skin cancer. Prostate cancer is the second leading cause of cancer death in men, behind only lung cancer. One man in six will get prostate cancer during his lifetime, and one man in 36 will die of this disease.

HER2 Expressing Cancers

HER2 (human epidermal growth factor receptor 2) is a gene which is over expressed in a percentage of certain types of cancers such as breast, gastric, bladder, pancreatic, brain, and ovarian. The American Cancer Society estimates that in 2011 in the US there will be 230,480 diagnoses of invasive breast cancer, 21,520 new cases of stomach cancer, 69,250 new cases of bladder cancer, 44,030 new cases of pancreatic cancer, 22,340 new cases of brain/spinal cord cancer, and 21,900 new cases of ovarian cancer.

Canine Osteosarcoma

According the University of Pennsylvania School of Veterinary Medicine, canine osteosarcoma (bone cancer) is most commonly seen in large breed dogs. It is an aggressive cancer with a poor prognosis. Despite chemotherapy and limb amputation, dogs will most likely succumb to the illness within one year.

Immune System and Normal Antigen Processing

People are continually confronted with potentially infectious agents.  The immune system has evolved multiple mechanisms to fight disease, including innate immunity, two forms of adaptive immunity-humoral (antibody) and cellular immunity that mobilize the body’s natural defenses against these foreign agents to eliminate them.

Innate Immunity:

Innate immunity is the first step in the recognition of a foreign antigen.  It is a non-specific protective response that also underlies the generation of an adaptive (antigen- specific) immune responses. It is characterized by the release of various soluble mediators of immune response such as cytokines, chemokines and other molecules.

Exogenous pathway of Adaptive Immunity (Class II pathway):

Proteins and foreign molecules ingested by Antigen Presenting Cells, or APCs, are broken down inside digestive vacuoles into small pieces, and the pieces are combined with proteins called Class 2 MHC (for Major Histocompatibility Complex) in a part of the cell called the endoplasmic reticulum.  The MHC-peptide, termed and MHC-2 complex from the Class 2 (or exogenous) pathway, migrates to the cell surface where it interacts with certain classes of lymphocytes (CD4+) called helper T-cells that support the function of cytotoxic T-lymphocytes (killer T cells).  This interaction renders CD4+ cells antigen specific, and they express their function whenever they encounter the antigen to which they’ve been activated.  This system is called the exogenous pathway, since it is the prototypical response to an antigen from outside of the cell, like bacteria.

Endogenous pathway of Adaptive Immunity (Class I pathway):

The endogenous pathway provides immune protection against antigens created within the cytoplasm of the APC (as opposed to exogenous molecules contained within the digestive phagosome).  These intracellular antigens are typically broken down within the cell and directed to the endoplasmic reticulum, where they are incorporated into an MHC-1 protein and trafficked to the cell surface.  MHC-1 complexes activate CD8+ cytotoxic T-lymphocytes, which then kill cells that express the specific antigen to which these cells are now activated.  The endogenous pathway is needed for elimination of virus-infected or cancerous cells.

39

Listeria generated adaptive immune responses are directed at the activation of T cells.   Listeria tends not to stimulate antibody formation.

Listeria based vaccines are unique for many reasons, one of which is that unlike viral vectors, DNA or peptide antigens or other vaccines, Listeria stimulates all of the above mechanisms of immune action. We use a live attenuated bioengineered Listeria that secrets an antigen-adjuvant fusion protein that stimulates the body’s own immune system to target cancer and infectious diseases. Our technology allows the body to recognize tumor-associated antigens or antigens of interest as foreign, thus creating the immune response needed to attack the cancer or infectious disease. It does this by utilizing a number of biological characteristics of the Listeria bacteria and the Advaxis proprietary antigen-adjuvant fusion protein technology to stimulate multiple therapeutic immune mechanisms simultaneously in an integrated and coordinated manner.

Mechanism of Action

Wild type Listeria is a common environmental microbe that is found in the soil, on leafy vegetables, and in meat and dairy products. People are constantly exposed to it and most people are unaware of that fact that they have ingested Listeria. However, wild type Listeria causes nearly 1,600 reported illnesses each year in the US, typically as a result of contaminated food and results in more than 1,400 hospitalizations and 250 deaths. Listerial infections frequently present as severe, persistent flu-like symptoms and if detected early, can be easily treated with many common antibiotics. Severe infections are rare and if not detected early are usually not diagnosed until Listeria can be cultured from the cerebrospinal fluid, at which time it is very difficult to treat. Advaxis has bioengineered strains of Listeria monocytogenes for use as vectors for immunotherapy. These vectors are highly attenuated, making them much less pathogenic than wild type Listeria. Advaxis Lm-LLO based immunotherapies are between 10,000 and 100,000 times less pathogenic than wild type Listeria .

Live Listeria is a strong stimulator of both the innate and adaptive arms of the immune system. The innate immune response can primarily be attributed to pattern recognition receptors on immune cells recognizing patterns on the bacterium, leading to a rapid, non-specific activation of the immune system. This response itself provides a basic level of immune protection, but at the same time serves to prime the adaptive arm of the immune system to respond in an antigen specific manner.

Antigen presenting cells (APCs) are phagocytic sentinel cells that circulate through the body taking up and breaking down foreign and dying cells. The breakdown of the antigens that APCs take up result in peptide fragments that are presented on the surface of the APC to activate CD4+ and CD8+ T cells to target specific cells that express these antigens. APCs actively and rapidly phagocytose Listeria, so in effect Advaxis Lm-LLO based immunotherapies are specifically targeted to the cells that will lead to a strong adaptive immune response. As Listeria is taken up by the APCs, it enters a cellular compartment called the phagolysosome, where enzymes kill and degrade the majority of the bacteria. A small percentage (5-10%), escape from this compartment and enter the cytoplasm of the cell, where they produce the LLO-antigen fusion protein that they have been bioengineered to express.

The specific details of the intracellular life cycle of Listeria are important for the understanding of the Advaxis platform technology. In order to escape from the phagolysosome of the APC, Listeria produces a protein called listeriolysin O (LLO), which forms pores in the membrane of the phagolysosome allowing Listeria to escape into the cytosol. Once in the cytoplasm the bacterium ceases to secrete LLO, which protects the cell wall and the host cell. It is at this stage however that the fusion LLO-antigen protein is produced and secreted by Listeria. This version of LLO does not form pores and harm the cell as it is truncated and engineered to be targeted to the cellular degredative machinery, leading to peptides that can be presented to T cells on the surface of the APC. Due to the attenuation of the Listeria strains used in Advaxis immunotherapies, the Listeria do not replicate and spread from cell to cell at this point, limiting the potential for listeriosis from our immunotherapies.

Listeria and/or Lm-LLO fusion proteins stimulate many complimentary immune mechanisms of action:

1.	Strong innate immune effects.

a.            Lm -LLO vaccines are cleared in SCID and IFN-g knockout mice.

2.	Strong adaptive immune effects.

a.           High titers of activated CD4+T cells, CD8+T cells, APCs, and TILs.

3.	A brief exposure to the antigen results in normal memory generation.

a.            Antibiotics immediately after dosing do not impair long term responses.

4.	Alters the tumor microenvironment.

a.           Reduces both Tregs and MDSCs in tumors but not in other tissues or systemically.

5.	Induces cytokine and chemokine secretion from non-infected cells adjacent to infected cells.
6.	Synthesis of new immune cells and maturation of existing cells.

a.           Marrow, tissue, and blood borne effects.

7.	Chemotaxis and extravasation of activated immune cells.

a.           Chemokine mediated effects and effects directly on vascular endothelium increase TIL.

40

8.	Upregulation of tumor chemokines and chemokines receptors.

a.           CXCL8, CXCL9, CXCL10, CXCR3 on T cells in TDLN.

9.	Epitope and antigen spreading.

a.           Vaccines directed against one antigen result in immune activation against other antigens.

10.	Predominantly a cellular immune response.

a.           Little antibody formation so Listeria is not neutralized by humoral immunity. This is a useful property for cellular immune vaccines because it allows for follow-up dosing.

Figure 1: Live attenuated bioengineered LM (Lm-LLO) being phagocytosed by an APC leading to the stimulation of CD4+ and CD8+ T cells.

Research and Development Program

Overview

We use live attenuated bioengineered Listeria monocytogenes as a therapeutic agent. We start with a live, attenuated strain of Listeria, and then add to this bacterium multiple copies of a plasmid that encodes a fusion protein sequence that includes a fragment of the LLO molecule joined to the tumor associated antigen or antigen of interest. This fusion protein is secreted by the Listeria inside the antigen presenting cells, and other cells that Listeria infects which then results in the immune response as discussed above.

We can fuse different antigens of interest (specific to tumors or for infectious disease), to LLO making this a versatile platform technology. Our first Lm -LLO based immunotherapy, ADXS-HPV, uses an antigen that is present in HPV. HPV induced disease include CIN, cervical cancer, anal cancer, vulvar cancer, penile cancer, head and neck cancer, and others. ADXS-PSA is directed against PSA, an important antigen in prostate cancer. ADXS-cHER2 that uses Advaxis proprietary chimeric HER2 antigen is directed to HER2, an antigen found in HER2 expressing cancers such as breast, gastric, bladder, pancreatic, CNS, and ovarian cancer. By varying the antigen, we create different therapeutic agents that induce an immune response that should be useful in treating multiple disease states.

Collaborations, Partnerships and Agreements

University of Pennsylvania

On July 1, 2002 we entered into a 20-year exclusive worldwide license agreement with Penn with respect to the innovative work of Yvonne Paterson, Ph.D., Professor of Microbiology in the area of innate immunity, or the immune response attributed to immune cells, including dendritic cells, macrophages and natural killer cells, that respond to pathogens non-specifically.  This agreement has been amended from time to time and was amended and restated as of February 13, 2007.

41

This license, unless sooner terminated in accordance with its terms, terminates upon the later (a) expiration of the last to expire Penn patent rights; or (b) twenty years after the effective date of the license. The license provides us with the exclusive commercial rights to the patent portfolio developed at Penn as of the effective date of the license, in connection with Dr. Paterson and requires us to raise capital and pay various milestone, legal, filing and licensing payments to commercialize the technology. In exchange for the license, Penn received shares of our common stock which currently represents approximately 0.2% of our common stock outstanding on a fully-diluted basis. In addition, Penn is entitled to receive a non-refundable initial license fee, license fees, royalty payments and milestone payments based on net sales and percentages of sublicense fees and certain commercial milestones. Under the licensing agreement, Penn is entitled to receive 1.5% royalties on net sales in all countries. Notwithstanding these royalty rates, we have agreed to pay Penn a total of $525,000 over a three-year period as an advance minimum royalty after the first commercial sale of a product under each license (which we are not expecting to begin paying within the next five years). In addition, under the license, we are obligated to pay an annual maintenance fee of $100,000 on December 31, 2010, 2011 and 2012 and each December 31st thereafter for the remainder of the term of the agreement until the first commercial sale of a Penn licensed product. Overall the amended and restated agreement payment terms reflect lower near term requirements but the savings are offset by higher long term milestone payments for the initiation of a Phase 3 clinical trial and the regulatory approval for the first Penn licensed product. We are responsible for filing new patents and maintaining and defending the existing patents licensed to use and we are obligated to reimburse Penn for all attorneys fees, expenses, official fees and other charges incurred in the preparation, prosecution and maintenance of the patents licensed from Penn.

Furthermore, upon the achievement of the first sale of a product in certain fields, Penn will be entitled to certain milestone payments, as follows: $2.5 million will be due for first commercial sale of the first product in the cancer field.  In addition, $1.0 million will be due upon the date of first commercial sale of a product in each of the secondary strategic fields sold.

As a result of our payment obligations under the license, assuming we have net sales in the aggregate amount of $100.0 million from our cancer products, our total payments to Penn over the next ten years could reach an aggregate of $5.4 million.  If over the next 10 years our net sales total an aggregate amount of only $10.0 million from our cancer products, total payments to Penn could be $4.4 million.

Pursuant to Amendment No. 1 to the Penn license agreement, which we entered into on March 26, 2007 with Penn the list of list of intellectual property licensed to us was amended to include Penn docket R3702, The Construction of L. Monocytogenes Strains that Express and Secrete HER-2neu Fragments and the Efficacy of such Strains in Inducing a CTL Response and Controlling Tumor Growth in Vivo. Amendment No. 1 also required us to pay to Penn an option exercise fee of $10,000 and to pay for all historically accrued patent and licensing expenses incurred by Penn before the effective date of Amendment No. 1, totaling approximately $33,800 as of March 22, 2007. The Penn license agreement, as amended, terminates upon the expiration of the last to expire or become abandoned of the patent rights licensed thereunder; provided, that Penn may earlier terminate the Penn license agreement upon the occurrence of certain defaults by us, including, but not limited to, a material breach by us of the Penn license agreement that is not cured within 60 days after notice of the breach is provided to us.

On May 10, 2010, we entered into a second amendment to the Penn license agreement pursuant to which we acquired exclusive licenses for an additional 27 patent applications related to our proprietary Listeria vaccine technology.  As per the terms of the second amendment, we acknowledged that we owed Penn approximately $249,000 in patent expenses and $130,000 in sponsored research agreement fees; such fees being paid prior to October 31, 2010. As part of this amendment we exercised our option for the rights to seven additional patent dockets, including 23 additional patent applications, for (i) an option exercise fee payable in the form of $35,000 in cash and $70,000 in our common stock (approximately 388,889 shares of our common stock based on a price of $0.18 per share) and (ii) the assumption of certain historical costs of approximately $462,000 associated with the 23 additional patent applications acquired under the second amendment.  As of December 6, 2012, approximately $138,000 of these historical costs remained outstanding.

On December 12, 2011, we entered into a third amendment to the Penn license agreement pursuant to which we acquired an exclusive worldwide license agreement for additional patent applications from the laboratory of Dr. Yvonne Paterson. One application pertains to the antigen ISG15 from Penn for use in our Lm -LLO based immunotherapies for the treatment of cancer and other diseases. This intellectual property resulted from work performed in the laboratory of Dr. Yvonne Paterson that demonstrated ISG15 was an effective immunological target for the treatment of a number of different cancers in animal models, including ovarian, colon, breast and other cancers. SG-15 expression is elevated in “triple negative” breast cancer, a disease in which HER2, estrogen and progesterone receptors are lacking, and thus has no defined therapeutic immune target at the moment. An Lm-LLO vaccine that targets ISG-15 may prove to be an effective agent in an area where there is a significant unmet medical need.

Strategically we intend to maintain our relationship with Dr. Paterson and Penn to generate new intellectual property and to exploit all existing intellectual property covered by the license.

Penn is not involved in the management of our company or in our decisions with respect to exploitation of the patent portfolio.

Dr. Yvonne Paterson

Dr. Paterson is a Professor in the Department of Microbiology at Penn and the inventor of our licensed technology.  She is a fellow of the American Academy for the Advancement of Science, and has been an invited speaker at national and international health field conferences and leading academic institutions.  She has served on many federal advisory boards, such as the NIH expert panel to review primate centers, the Office of AIDS Research Planning Fiscal Workshop, and the Allergy and Immunology NIH Study Section.  She has written over one hundred publications in immunology with emphasis during the last several years on the areas of HIV, AIDS and cancer research.  She has trained over forty post-doctoral and doctoral students in the fields of Biochemistry and Immunology.

42

Consulting Agreement.  On January 28, 2005 we entered into a consulting agreement with Dr. Paterson, which expired on January 31, 2009.  Dr. Paterson has advised us on an exclusive basis on various issues related to our technology, manufacturing issues, establishing our lab, knowledge transfer, and our long-term research and development program.  Pursuant to the expired agreement, Dr. Paterson received $7,000 per month.  Upon the closing of an additional $9.0 million in equity capital, Dr. Paterson’s rates would have increased to $9,000 per month.  Also, under the prior Agreement, on February 1, 2005, she received options to purchase 400,000 shares of our common stock at an exercise price of $0.287 per share which are now fully vested.  In November 2011, we granted Dr. Patterson options to purchase 600,000 shares of our common stock at an exercise price of $0.148 per share. In total she holds 704,365 shares of our common stock and options to purchase 1,169,048 shares of our common stock, of which options 569,048 are fully vested. We are currently negotiating a follow-on consulting agreement with Penn and Dr. Paterson.

Cancer Research UK

On February 9, 2010, we announced that Cancer Research UK (CRUK), the UK organization dedicated to cancer research, has agreed to fund the cost of a clinical trial to investigate the use of ADXS-HPV, our Lm-LLO based immunotherapy targeted to HPV, for the treatment of head and neck cancer. This Phase 1/2 clinical trial will investigate the safety and efficacy of ADXS-HPV in 45 head and neck cancer patients who have previously failed treatment with surgery, radiotherapy and chemotherapy – alone or in combination. We will provide the study drug, with all other associated costs to be funded by CRUK. The study is to be conducted at 3 sites in the UK (Aintree Hospital at the University of Liverpool, The Royal Marsden Hospital in London, and Cardiff Hospital at the University of Wales).

National Cancer Institute Gynecologic Oncology Group

On December 15, 2009, we announced that GOG will conduct a multicenter, Phase 2 clinical trial of ADXS-HPV, our Lm-LLO based immunotherapy targeted to HPV, in 67 patients with recurrent or refractory cervical cancer who have failed prior cytotoxic therapy. This Phase 2 trial is underwritten by GOG and will be conducted by GOG investigators. This patient population is similar to the patient population that in the cervical cancer study being conducted in India as well as the patients in the Phase I trial of ADXS-HPV. Under this Clinical Trial Services Agreement, dated December 13, 2009, we are responsible for covering the costs of translational research and have agreed to pay a total of $8,003 per patient, with the majority of the costs of this study underwritten by NCI. This agreement shall continue in force until we receive completed case histories for all participants in the clinical trial and questions about data submitted have been resolved, unless terminated earlier upon the occurrence of certain events, including, but not limited to, the FDA imposing a permanent hold on the drug which is subject to the clinical trial, a material breach by us of the agreement that is not cured within a reasonable time period after notice of the breach is provided to us, or sixty days prior written notice by either party for any reason.

National Cancer Institute Vaccine Section

On November 1, 2010 we entered into a Cooperative Research and Development Agreement (CRADA) with the Vaccine Section of National Cancer Institute for the development of live attenuated Listeria vaccines for the treatment of cancer. We will provide all live Listeria vaccines. NCI will use different in vitro and in vivo models to elucidate the effect of our live attenuated Listeria vaccines on many different types of immune cells, and will investigate the mechanisms by which live Listeria vaccines reduce cancer induced immune inhibition that protects tumors from immune attack. We and NCI will use the results of this work to enhance the anti-tumor effects of live Listeria vaccines as therapeutic agents for the treatment of cancer and as therapeutic immune adjuvants that alter the tumor milieu which will enable them to be used with other modalities of cancer treatment. We have paid a total of $150,000 pursuant to this three year CRADA. The first patient was dosed on January 9, 2012.

University of British Columbia

We entered into a structured collaboration with the laboratory of Dr. Tobias Kollmann at the University of British Columbia to develop live attenuated Listeria vaccines for the treatment of infectious disease and to develop new dosage forms of Listeria vaccines. The same immune-stimulating properties that we have under development to develop live Listeria vaccines as safe and effective therapies for the treatment of cancer, also may have application for the treatment of infectious disease. Dr. Kollmann is an immunologist and neonatal vaccinologist who has published extensively on the use of Listeria vaccines as potential therapeutic agents for the treatment of childhood diseases. Under the terms of this collaboration, Dr. Kollmann will use our proprietary Listeria vaccine vectors for the development of novel infectious disease applications. From inception through December 6, 2012, we have paid approximately $110,000 pursuant to this collaboration.

School of Veterinary Medicine at Penn

We have entered into a clinical trial agreement with the School of Veterinary Medicine at Penn to investigate the use of ADXS-HER2 for the treatment of osteosarcoma in dogs.

Recipharm Cobra Biologics Limited (formerly Cobra Biomanufacturing PLC)

43

In July 2003, we entered into an agreement with Cobra Biomanufacturing PLC, which has recently been purchased by Recipharm AB,  for the purpose of manufacturing our cervical cancer vaccine ADXS-HPV.  Recipharm Cobra has extensive experience in manufacturing gene therapy products for investigational studies.  Recipharm Cobra is a manufacturing organization that manufactures and supplies biologic therapeutics for the pharmaceutical and biotech industry.  These services include the Good Manufacturing Practices, or GMP, manufacturing of DNA, recombinant protein, viruses, mammalian cell products and cell banking.  Recipharm Cobra’s manufacturing plan for us involves several manufacturing stages, including process development, manufacturing of non-GMP material for toxicology studies and manufacturing of GMP material for the Phase 1 trial.  The agreement to manufacture expired in December 2005 upon the delivery and completion of stability testing of the GMP material for the Phase 1 trial.  Recipharm Cobra has agreed to surrender the right to $300,000 of its outstanding fees for manufacturing in exchange for future royalties from the sales of ADXS-HPV at the rate of 1.5% of net sales, with royalty payments not to exceed $2.0 million.

On October 20, 2007, we entered into a production agreement with Recipharm Cobra to manufacture our Phase 2 clinical materials using a new methodology now required by the U.K., and likely to be required by other regulatory bodies in the future.  Currently we have two agreements with Recipharm Cobra; one to conduct ongoing stability testing of the ADXS-HPV vaccine which they have manufactured, and another to provide analytic services and certification necessary to import ADXS-HPV for use in the U.K. head and neck study mentioned above.  From inception through December 6, 2012, we have paid Recipharm Cobra approximately $1.6 million under all agreements.

Vibalogics GmbH

In April of 2008, we entered into a series of agreements with Vibalogics GmbH in Cuxhaven Germany to provide fill and finish services for our final clinical materials that were made for the scheduled clinical trials described above.  These agreements cover the fill and finish operations as well as specific tests that have to be performed in order to release the clinical materials for human use.  We have recently entered into agreements with Vibalogics to produce two new vaccines, ADXS-PSA and ADXS-HER2 for human use and clinical development.  As of December 6, 2012, approximately $415,000 in invoices from Vibalogics GmbH remain outstanding.

Numoda Corporation

On June 19, 2009, we entered into a Master Agreement and on July 8, 2009 we entered into a Project Agreement with Numoda, a leading clinical trial and logistics management company, to oversee Phase 2 clinical activity with ADXS-HPV for the multicenter Phase 2 U.S. trial of ADXS-HPV in CIN and to act as our U.S. CRO for the multicenter Phase 2 study of ADXS-HPV in recurrent and refractory cervical cancer being conducted in India. The scope of this agreement covers over three years and is estimated to cost approximately $12.2 million for both trials. In May 2010, we issued 3,500,000 shares of common stock to Numoda Capital at a price per share of $0.17 in satisfaction of $350,000 of services rendered to us by the Numoda Corporation. As of December 6, 2012, we have paid Numoda approximately $7.4 million for clinical trial activities. The Master Agreement with Numoda terminates on June 12, 2012, or earlier upon the occurrence of certain defaults by us, including, but not limited to, a material breach by us of the Master Agreement that is not cured within 30 days after notice of the breach is provided to us. The Project Agreement with Numoda shall continue until the project which is the subject of such agreement is completed, unless earlier terminated in accordance with the Master Agreement with Numoda.

On June 13, 2012, we entered into a stock purchase agreement with Numoda, pursuant to which we issued to Numoda 15 million shares of our common stock, which we refer to as the AR Cancellation Shares, at a purchase price per share of $0.15, in exchange for the immediate cancellation of $2,250,000 of accounts receivables owed by us to Numoda pursuant to the Master Agreement, dated June 19, 2009, between Numoda and us. Numoda has agreed not to sell the AR Cancellation Shares until July 3, 2012, twenty calendar days from the closing of the transaction on June 13, 2012, which period we refer to as the Lock-Up Period. During the Lock-Up Period, we have the option, in our sole discretion, to redeem up to 100% of the AR Cancellation Shares at a purchase price per share of $0.15. In connection with such issuance, we have also agreed to register the resale by Numoda of the AR Cancellation Shares with the SEC within thirty business days from the closing of the transaction on June 13, 2012. We fulfilled this obligation by filing a registration statement on Form S-1 (File No. 333-183690) with the SEC on August 31, 2012, which was declared effective by the SEC on September 13, 2012.

Pharm-Olam International Ltd.

In April 2005, we entered into a consulting agreement with Pharm-Olam International Ltd., which we refer to as POI, whereby POI is to execute and manage our Phase 1 clinical trial in ADXS-HPV for a fee of $430,000 plus reimbursement of certain expenses.  As of December 6, 2012 we have an outstanding balance due to POI of $223,620.

Wistar Institute

We are collaborating with the Wistar Institute to explore the potential of FAP as a target for immune attack and as the basis for the development of an Advaxis immunotherapy. Therapeutically targeting FAP (fibroblast activation protein) might significantly reduce tumor growth, as it has in some mouse studies. There is no financial obligation in our collaboration with the Wistar Institute.

Montefiore Medical Center

44

We are collaborating with the Albert Einstein College of Medicine and Montefiore Medical Center to develop the ADXS-PSA immunotherapy for the treatment of prostate cancer. The goal of the collaboration is to investigate how ADXS-PSA can be combined with conventional chemo-radiation therapy to treat solid tumors.

Patents and Licenses

Dr. Paterson and Penn have invested significant resources and time in developing a broad base of intellectual property around the cancer vaccine platform technology for which on July 1, 2002 we entered into a 20-year exclusive worldwide license and a right to grant sublicenses pursuant to our license agreement with Penn.  As of December 6, 2012, Penn has 39 issued and 39 pending patents in the U.S. and other large countries including Japan, and the European Union, through the Patent Cooperation Treaty system pursuant to which we have an exclusive license to exploit the patents.  On May 10, 2010, we entered into a second amendment to the 20-year exclusive worldwide license agreement with Penn, which we refer to as the Second Amendment Agreement. Pursuant to the Second Amendment Agreement, we acquired exclusive licenses for additional patent applications related to our proprietary Listeria vaccine technology that were not included in the initial agreement.  As of December 6, 2012, we owe Penn approximately $138,000 in patent expenses pursuant to the Second Amendment Agreement.

On December 12, 2011, we entered into a third amendment to the Penn license agreement pursuant to which we acquired an exclusive worldwide license agreement for additional patent applications from the laboratory of Dr. Yvonne Paterson. One application pertains to the antigen ISG15 from Penn for use in our Lm -LLO based immunotherapies for the treatment of cancer and other diseases. This intellectual property resulted from work performed in the laboratory of Dr. Yvonne Paterson that demonstrated ISG15 was an effective immunological target for the treatment of a number of different cancers in animal models, including ovarian, colon, breast and other cancers. SG-15 expression is elevated in “triple negative” breast cancer, a disease in which HER2, estrogen and progesterone receptors are lacking, and thus has no defined therapeutic immune target at the moment. An Lm-LLO vaccine that targets ISG-15 may prove to be an effective agent in an area where there is a significant unmet medical need.

Another patent application which we licensed on November 15, 2011 is a collaborative provisional application between the laboratories of Dr. Paterson and Dr. Don Harn at the University of Georgia. In this work, Lm-LLO immunotherapies were found in a number of animal models to have the unusual ability to induce therapeutic Th-1 immune responses, which are the type of response that is desirable when treating cancer, in animals that were previously unable to mount a Th-1 response. This finding may have great utility because parasitic diseases that are endemic to the third world, and other kinds of disease, prevent patients from mounting Th-1 type responses. The ability to induce a Th-1 therapeutic response in these patients would make them susceptible to treatment with immunotherapy where they might not otherwise respond. Moreover, since chemotherapy and radiotherapy have immune components, the use of an effective Lm-LLO agent as part of a combination regimen might improve the therapeutic efficiency of other agents as well.

Our approach to the intellectual property portfolio is to create significant offensive and defensive patent protection for every immunotherapy and technology platform that we develop.  We work closely with our patent counsel to maintain a coherent and aggressive strategic approach to building our patent portfolio with an emphasis in the field of cancer vaccines.

We are aware of Aduro Biotech, a company comprised in part of former Cerus and Anza employees that is investigating Listeria vaccines based upon Anza’s technology and is conducting clinical trials using Listeria-based investigational new drugs. We believe that through our exclusive license with Penn, we have the earliest known and dominant patent position in the U.S. for the use of recombinant Listeria monocytogenes expressing proteins or tumor antigens as a vaccine for the treatment of infectious diseases and tumors. We successfully defended our intellectual property by contesting a challenge made by Anza to our patent position in Europe on a claim not available in the U.S. The European Patent Office ( EPO) Board of Appeals in Munich, Germany has ruled in favor of The Trustees of Penn and its exclusive licensee Advaxis and reversed a patent ruling that revoked a technology patent that had resulted from an opposition filed by Anza. The ruling of the EPO Board of Appeals is final and cannot be appealed. The granted claims, the subject matter of which was discovered by Dr. Yvonne Paterson, scientific founder of Advaxis, are directed to the method of preparation and composition of matter of recombinant bacteria expressing tumor antigens for treatment of patients with cancer. Subsequently, we challenged a patent by Aduro. The patent was upheld by the USPTO, and the decision resulted in a precise and limiting definition of the approved claims. The Aduro patent that we challenged does not cover our technology, or limit our business plans.

Based on searches of publicly available databases, we do not believe that Anza, Aduro or any other third party owns any published Listeria patents or has any issued patent claims that might materially and adversely affect our ability to operate our business as currently contemplated in the field of recombinant Listeria monocytogenes. Additionally, our proprietary position that is the issued patents and licenses for pending applications restricts anyone from using plasmid based Listeria constructs, or those that are bioengineered to deliver antigens fused to LLO, ActA, or fragments of LLO or ActA.

On May 26, 2009, the United States Patent and Trademark Office, which we refer to as the PTO, approved our patent application “Compositions and Methods for Enhancing the Immunogenicity of Antigens”. This patent application covers the use of Listeria monocytogenes protein ActA and fragments of this protein for use in the creation of antigen fusion proteins.  This intellectual property protects a unique strain of Listeria monocytogenes for use as a vaccine vector.

45

On February 10, 2009 the PTO issued patent 7,488,487 “Methods of Inducing Immune response Through the Administration of Auxotrophic Attenuated dat/dal Double Mutant Listeria Strains ”, assigned to Penn and licensed to us.  This intellectual property protects a unique strain of Listeria for use as a vaccine vector.  This new strain of Listeria is an improvement over the strain currently in clinical testing as it is more attenuated, more immunogenic, and does not contain an antibiotic resistance gene.  We believe that this strain may be result in more effective immunotherapies.

Between February and December of 2009 the U.S., Japanese, and European patent offices have approved patents for a newly developed strain of Listeria that uses a novel method of attenuation.  This strain is attenuated by deleting genes that are responsible for making a protein that is essential for the bacterial cell wall, and by engineering back the ability to make this protein at a reduced level.  In developing this strain, the objective was to improve upon the useful properties of Listeria while reducing potential disease causing properties of the bacterium, and, in preliminary testing this strain of Listeria appears to be more immunogenic and less virulent that prior vaccine strains.

Between January and March of 2010, the USPTO issued two patents to Penn (each of which are covered by the Penn license agreement) that cover the composition of matter, uses and methods using the Lm protein Act A in antigen fusion proteins.  We are currently holding patents relating to two families of antigen-adjuvant fusion proteins; one based on LLO and one based on ActA.

Material patents currently underlying the license agreement with Penn are shown in the table below.

Title	Expiration	Product Candidate	Jurisdiction

Specific Immunotherapy of Cancer Using a Live Recombinant Bacterial Vaccine Vector	18-Apr-2017	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	US, Germany, Switzerland, France, Ireland, UK, Belgium, Japan, Canada

Live, Recombinant Listeria Monocytogenes and Production of Cytotoxic T-Cell Response	03-Nov-2015	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	US

Methods and Compositions for Immunotherapy of Cancer	08-Nov-2014	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	US

Fusion of Non-Hemolytic, Truncated Form of Listeriolysin O to Antigens to Enhance Immunogenicity	2-Aug-2020	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	US, Germany, France, Great Britain Israel, European Union

Compositions and Methods for Enhancing Immunogenicity of Antigens	2-Aug-2020	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	US, Germany, France European Union, Israel

Compositions and Methods for Enhancing Immunogenicity of Antigens	15-Nov-2023	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	US

Methods and Compositions for Immunotherapy of Cancer	08-Nov-2014	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	US

Compositions and Methods for Enhancing Immunogenicity of Antigens	29-Mar-2020	All ADXS product candidates, including ADXS-HPV, ADXS-HER2, ADXS-PSA	US

46

Title	Expiration	Product Candidate	Jurisdiction

Immunogenic Compositions Comprising DAL/DAT Double-Mutant, Auxotrophic, Attenuated Strains of Listeria and their Methods of Use	18-Nov-2017	ADXS-PSA and ADXS-HER	US, Canada, European Union, Great Britian, Germany

Isolated Nucleic Acids Comprising Listeria DAL and DAT Genes	18-Nov-2017	ADXS-PSA and ADXS-HER	US

Isolated Nucleic Acids Comprising Listeria DAL and DAT Genes	18-Nov-2017	ADXS-PSA and ADXS-HER	US

Immunogenic Compositions Comprising DAL/DAT Double Mutant, Auxotrophic Attenuated Strains of Listeria and their Methods of Use	31-Jan-2020	ADXS-PSA and ADXS-HER	US

Methods and Compositions for Immunotherapy of Cancer	13-Jul-2016	ADXS-HER2	US

Listeria-based and LLO-based Vaccines	24-Sep-2024	ADXS-HER2	US

Governmental Regulation

The Drug Development Process

The FDA requires that pharmaceutical and certain other therapeutic products undergo significant clinical experimentation and clinical testing prior to their marketing or introduction to the general public.  Clinical testing, known as clinical trials or clinical studies, is either conducted internally by pharmaceutical or biotechnology companies or is conducted on behalf of these companies by Clinical Research Organizations, which we refer to as CROs.

The process of conducting clinical studies is highly regulated by the FDA, as well as by other governmental and professional bodies.  Below, we describe the principal framework in which clinical studies are conducted, as well as describe a number of the parties involved in these studies.

Protocols.  Before commencing clinical studies, the sponsor of an investigational new drug must typically receive governmental and institutional approval.  In the U.S., Federal approval is obtained by submitting an IND to the FDA and amending it for each new proposed study. The clinical research plan is known in the industry as a protocol.  A protocol is the blueprint for each drug study.  The protocol sets forth, among other things, the following:

•	Criteria for subject or patient inclusion/exclusion;

•	Dosing requirements and timing;

•	Tests to be performed; and

•	Evaluations and data assessment.

Institutional Review Board (Ethics Committee). An institutional review board is an independent committee of professionals and lay persons which reviews clinical research studies involving human beings and is required to adhere to guidelines issued by the FDA. The institutional review board does not report to the FDA and its members are not appointed by the FDA, but its records are audited by the FDA. All clinical studies must be approved by an institutional review board. The institutional review board is convened by the site or institution where the protocol will be conducted and its role is to protect the rights of the subjects and patients in the clinical studies. It must approve the protocols to be used and then oversee the conduct of the study, including oversight of the communications which we or the CRO conducting the study at that specific site proposes to use to recruit subjects or patients, and the informed consent form which the subjects or patients will be required to sign prior to their enrollment in the clinical studies.

47

Clinical Trials.  Human clinical studies or testing of an investigational new drug prior to FDA approval are generally done in three stages known as Phase 1, Phase 2, and Phase 3 testing.  The names of the phases are derived from the CFR 21 that regulates the FDA. Generally, there are multiple studies conducted in each phase.

Phase 1.  Phase 1 studies involve testing a investigational new drug on a limited number of patients. Phase 1 studies determine a drug’s basic safety, maximum tolerated dose, and how the drug is absorbed by, and eliminated from, the body. This phase lasts an average of six months to a year. Typically, cancer therapies are initially tested on late stage cancer patients.

Phase 2.  Phase 2 trials involve larger numbers of patients that have been diagnosed with the targeted disease or condition. Phase 2 testing typically lasts an average of one to three years. In Phase 2, the drug is tested to determine its safety and effectiveness for treating a specific disease or condition. Phase 2 testing also involves determining acceptable dosage levels of the drug. If Phase 2 studies show that an investigational new drug has an acceptable range of safety risks and probable effectiveness, a company will continue to evaluate the investigational new drug in Phase 3 studies.

Phase 3.  Phase 3 studies involve testing even larger numbers of patients, typically several hundred to several thousand patients. The purpose is to confirm effectiveness and long-term safety on a large scale. These studies generally last two to six years. Given the larger number of patients required to conduct Phase 3 studies, they are generally conducted at multiple sites and often times multiple countries.

Biologic License Application.  The results of the clinical trials using biologics are submitted to the FDA as part of Biologic License Application, which we refer to as BLA. Following the completion of Phase 3 studies, if the Sponsor of a potential product in the U.S. believes it has sufficient information to support the safety and effectiveness of the investigational new drug, the Sponsor submits a BLA to the FDA requesting that the investigational new drug be approved for sale. The application is a comprehensive, multi-volume filing that includes the results of all preclinical and clinical studies, information about the drug’s composition, and the Sponsor’s plans for manufacturing, packaging, labeling and testing the investigational new drug. The FDA’s review of an application is designated either as a standard review with a target review time of 10 months or a priority review with a target of 6 months. Depending upon the completeness of the application and the number and complexity of requests and responses between the FDA and the Sponsor, the review time can take months to many years, with the mean review lasting 13.1 months. Once approved, drugs and other products may be marketed in the U.S., subject to any conditions imposed by the FDA.

The drug approval process is time-consuming, involves substantial expenditures of resources, and depends upon a number of factors, including the severity of the illness in question, the availability of alternative treatments, and the risks and benefits demonstrated in the clinical trials.

On November 21, 1997, former President Clinton signed into law the FDA Modernization Act.  That act codified the FDA’s policy of granting “Fast Track” approval for cancer therapies and other therapies intended to treat serious or life threatening diseases and that demonstrate the potential to address unmet medical needs.  The Fast Track program emphasizes close, early communications between the FDA and the sponsor to improve the efficiency of preclinical and clinical development, and to reach agreement on the design of the major clinical efficacy studies that will be needed to support approval.  Under the Fast Track program, a sponsor also has the option to submit and receive review of parts of the NDA or BLA on a rolling schedule approved by FDA, which expedites the review process.

The FDA’s Guidelines for Industry Fast Track Development Programs require that a clinical development program must continue to meet the criteria for Fast Track designation for an application to be reviewed under the Fast Track Program. Previously, the FDA approved cancer therapies primarily based on patient survival rates or data on improved quality of life. While the FDA could consider evidence of partial tumor shrinkage, which is often part of the data relied on for approval, such information alone was usually insufficient to warrant approval of a cancer therapy, except in limited situations. Under the FDA’s new policy, which became effective on February 19, 1998, Fast Track designation ordinarily allows an investigational new drug to be considered for accelerated approval through the use of surrogate endpoints to demonstrate effectiveness. As a result of these provisions, the FDA has broadened authority to consider evidence of partial tumor shrinkage or other surrogate endpoints of clinical benefit for approval. This new policy is intended to facilitate the study of cancer therapies and shorten the total time for marketing approvals. Under accelerated approval, the manufacturer must continue with the clinical testing of the product after marketing approval to validate that the surrogate endpoint did predict meaningful clinical benefit. To the extent applicable, we intend to take advantage of the Fast Track Program to obtain accelerated approval on our immunotherapies, however, it is too early to tell what effect, if any, these provisions may have on the approval of our immunotherapies.

Other Regulations

Various Federal and state laws, regulations, and recommendations relating to safe working conditions, laboratory practices, the experimental use of animals, and the purchase, storage, movement, import, export, use, and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, are used in connection with our research or applicable to our activities. They include, among others, the U.S. Atomic Energy Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the National Environmental Policy Act, the Toxic Substances Control Act, and Resources Conservation and Recovery Act, national restrictions on technology transfer, import, export, and customs regulations, and other present and possible future local, state, or federal regulation. The extent of governmental regulation which might result from future legislation or administrative action cannot be accurately predicted.

48

There is a series of international harmonization treaties, known as the ICH treaties, that enable drug development to be conducted on an international basis.  These treaties specify the manner in which clinical trials are to be conducted, and if trials adhere to the specified requirements, then they are accepted by the regulatory bodies in the signatory countries.

Manufacturing

The FDA requires that any drug or formulation to be tested in humans be manufactured in accordance with its GMP regulations.  This has been extended to include any drug that will be tested for safety in animals in support of human testing.  The GMPs set certain minimum requirements for procedures, record-keeping, and the physical characteristics of the laboratories used in the production of these drugs.

We have entered into agreements with  Recipharm Cobra and Vibalogics GmbH for the manufacture of a portion of our vaccines.  Both companies have extensive experience in manufacturing gene therapy products for investigational studies.  Both companies are full service manufacturing organizations that manufacture and supply biologic based therapeutics for the pharmaceutical and biotech industry.  These services include the GMP manufacturing of stability testing and cell banking.  Recipharm’s manufacturing plan for us calls for several manufacturing stages, including process development, manufacturing of non-GMP material for toxicology studies and manufacturing of GMP material for the Phase 1 and Phase 2 trials.

Beginning in April 2008, we entered into a number of Agreements with Vibalogics to manufacture GMP material for two new vaccines ADXS-PSA, an Lm-LLO based immunotherapy for the treatment of prostate cancer, and ADXS-HER2, an Lm-LLO based immunotherapy for the treatment of HER2 expressing cancers (such as breast, gastric, bladder, brain, pancreatic and ovarian cancer) . The Agreement with Recipharm Cobra covers GMP manufacturing in several stages, including process development, manufacturing of non-GMP material for toxicology studies and manufacturing of GMP material for the Phase 1 and Phase 2 trials, filling, finishing, and the development of a stable, room temperature storage, dried formulation of our vaccines.

Competition

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition. As a result, our actual or proposed immunotherapies could become obsolete before we recoup any portion of our related research and development and commercialization expenses. The biotechnology and biopharmaceutical industries are highly competitive, and this competition comes from both biotechnology firms and from major pharmaceutical companies, including: Aduro Biotech, Agenus Inc., Bionovo Inc., Bristol-Myers Squibb, Celgene Corporation, Celldex Therapeutics, Dendreon Corporation, Inovio Pharmaceutical Inc., Oncolytics Biotech Inc., Oncothyreon Inc., et al., each of which is pursuing cancer vaccines and/or immunotherapies. Many of these companies have substantially greater financial, marketing, and human resources than we do (including, in some cases, substantially greater experience in clinical testing, manufacturing, and marketing of pharmaceutical products). We also experience competition in the development of our immunotherapies from universities and other research institutions and compete with others in acquiring technology from such universities and institutions. In addition, certain of our immunotherapies may be subject to competition from investigational new drugs and/or products developed using other technologies, some of which have completed numerous clinical trials.

We expect that our immunotherapies under development and in clinical trials will address major markets within the cancer therapeutic area. Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of market introduction of some of our potential immunotherapies or of competitors’ products may be an important competitive factor. Accordingly, the speed with which we can develop immunotherapies, complete preclinical testing, clinical trials and approval processes and supply commercial quantities to market are expected to be important competitive factors. We expect that competition among products approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price and patent position.

Merck has developed the drug Gardasil and GSK has developed the drug Cervarix which can prevent cervical cancer by vaccinating women against the HPV virus, the cause of the disease. Gardasil is directed against four HPV strains while Cervarix is directed against two. Neither of these agents has an approved indication for women who have a prior exposure to the HPV strains that they protect against, nor are women protected from other strains of HPV that the drugs do not treat.

The presence of these agents in the market does not eliminate the market for a therapeutic vaccine directed against invasive cervical cancer and CIN 2/3 for a number of reasons:

49

HPV is the most common sexually treated disease in the U.S., and since prior exposure to the virus renders these anti-viral agents ineffective they tend to be limited to younger women and do not offer protection for women who are already infected.  The number of women who are already infected with HPV is estimated to be as much as (or more than) 25% of the female population of the U.S.

There are approximately 10 high risk strains of HPV, but these agents only protect against the most common 2-4 strains.  If a woman contracts a high risk HPV species that is not one of those, the drugs will not work.

Women with HPV are typically infected for over twenty years or more before they manifest cervical cancer.  Thus, the true prophylactic effect of these drugs can only be inferred at this time.  We believe that there currently exists a significant population of young woman who have not received these agents, or for whom they will not work, and who will manifest HPV related cervical disease for the next 40+ years. We believe this population will continue to grow until such time as a significant percentage of women who have not been exposed to HPV are vaccinated; which we believe is not likely to occur within the next decade or longer.  We do not know at this time whether a significant number of women will be vaccinated to have an effect on the epidemiology of this disease.

With the exception of the campaign to eradicate polio in which vaccination was mandatory for all school age children, vaccination is a difficult model to accomplish because it is virtually impossible to treat everyone in any given country, much less the entire world.  This is especially true for cervical cancer, as the incentive for men to be vaccinated is small, and infected men keep the pathogen circulating in the population.

Taken together, experts believe that there will be a cervical cancer and CIN 2/3 market for the foreseeable future.

Employees

As of December 6, 2012, we had 11 employees, all of which were full time employees.  We believe our relations with employees are good.

We do not anticipate any significant increase in the number of employees in the clinical area and the research and development area to support clinical requirements, and in the general and administrative and business development areas over the next two years.

Description of Property

Our corporate offices are currently located at 305 College Road East, Princeton, New Jersey 08540. On April 1, 2011, we entered into a Sublease Agreement for such office, which is a 9143 square foot leased facility in Princeton, NJ approximately 12 miles south of our prior location. The agreement is for a period of approximately twenty months at the rate of approximately $15,600 per month plus utilities. Utility costs are estimated to be $7,200 per month and are capped at approximately $10,700 per month. The agreement required an initial payment of approximately $54,000 prior to entering the new facility, which we have paid. As an inducement to enter into the agreement, the company received an abatement through July 31, 2011. The agreement has a termination date of November 29, 2012 and we are in discussions with building owner for lease terms beyond this date.

Legal Proceedings

As of the date hereof, there are no material pending legal proceedings to which we are a party or of which any of our property is the subject.  In the ordinary course of our business we may become subject to litigation regarding our immunotherapies or our compliance with applicable laws, rules, and regulations.

50

MANAGEMENT

Executive Officers, Directors and Key Employees

The following are our executive officers and directors and their respective ages and positions as of December 6, 2012:

Name	Age	Position

Thomas A. Moore	60	Chief Executive Officer and Chairman of our Board of Directors
Dr. James P. Patton	54	Director
Roni A. Appel	45	Director
Dr. Thomas L. McKearn	61	Director
Richard L. Berman	69	Director
John Rothman, Ph.D.	63	Executive Vice President of Clinical and Scientific Operations
Mark J. Rosenblum	59	Chief Financial Officer, Senior Vice President and Secretary

Thomas A. Moore. Mr. Moore joined our Board as an independent director in September 2006. Effective December 15, 2006, Mr. Moore was appointed our Chairman and Chief Executive Officer. He is currently also a director of Opt-e-scrip, Inc., which markets a clinical system to compare multiple drugs in the same patient. He also serves on the board of directors of Mayan Pigments, Inc., which has developed and patented Mayan pigment technology. Previously, from June 2002 to June 2004 Mr. Moore was President and Chief Executive Officer of Biopure Corporation, a developer of oxygen therapeutics that are intravenously administered to deliver oxygen to the body’s tissues. From 1996 to November 2000 he was President and Chief Executive Officer of Nelson Communications. Prior to 1996, Mr. Moore had a 23-year career with the Procter & Gamble Company in multiple managerial positions, including President of Health Care Products where he was responsible for prescription and over-the-counter medications worldwide, and Group Vice President of the Procter & Gamble Company. Mr. Moore is a graduate of Princeton University. Mr. Moore’s extensive business, managerial, executive and leadership experience in the healthcare industry make him particularly qualified to serve on our Board.

Dr. James P. Patton. Dr. Patton has served as a member of our board of directors since February 2002, as Chairman of our board of directors from November 2004 until December 31, 2005 and as our Chief Executive Officer from February 2002 to November 2002. Since February 1999, Dr. Patton has been the Vice President of Millennium Oncology Management, Inc., which provides management services for radiation oncology care to four sites. Dr. Patton has been a trustee of Dundee Wealth US, a mutual fund family since October 2006. In addition, he has been President of Comprehensive Oncology Care, LLC since 1999, a company which owned and operated a cancer treatment facility in Exton, Pennsylvania until its sale in 2008. From February 1999 to September 2003, Dr. Patton also served as a consultant to LibertyView Equity Partners SBIC, LP, a venture capital fund based in Jersey City, New Jersey. From July 2000 to December 2002, Dr. Patton served as a director of Pinpoint Data Corp. From February 2000 to November 2000, Dr. Patton served as a director of Healthware Solutions. From June 2000 to June 2003, Dr. Patton served as a director of LifeStar Response. He earned his B.S. from the University of Michigan, his Medical Doctorate from Medical College of Pennsylvania, and his M.B.A. from Penn’s Wharton School. Dr. Patton was also a Robert Wood Johnson Foundation Clinical Scholar. He has published papers regarding scientific research in human genetics, diagnostic test performance and medical economic analysis. Dr. Patton’s experience as a trustee and consultant to funds that invest in life science companies provide him with the perspective from which we benefit. Additionally, Dr. Patton’s medical experience and service as a principal and director of other life science companies makes Dr. Patton particularly qualified to serve as our director.

Roni A. Appel. Mr. Appel has served as a member of our board of directors since November 2004. He was our President and Chief Executive Officer from January 1, 2006 and Secretary and Chief Financial Officer from November 2004, until he resigned as our Chief Financial Officer on September 7, 2006 and as our President, Chief Executive Officer and Secretary on December 15, 2006. From 1999 to 2004, he was a partner and managing director of LV Equity Partners (f/k/a LibertyView Equity Partners). From 1998 until 1999, he was a director of business development at Americana Financial Services, Inc. From 1994 to 1998 he was an attorney and completed his MBA at Columbia University. Mr. Appel’s longstanding service with us and his entrepreneurial investment career in early stage biotech businesses qualify him to serve as our director.

Dr. Thomas L. McKearn. Dr. McKearn has served as a member of our board of directors since July 2002. He brings more than 25 years of experience in the translation of biotechnology science into oncology products. First as one of the founders of Cytogen Corporation, then as an Executive Director of Strategic Science and Medicine at Bristol-Myers Squibb and now as the VP Strategic Clinical Affairs at Agennix, Inc. (formerly GPC-Biotech), he has worked at bringing the most innovative laboratory findings into the clinic and through the FDA regulatory process for the benefit of cancer patients who need better ways to cope with their afflictions. Prior to entering the biotechnology industry in 1981, Dr. McKearn received his medical, graduate and post-graduate training at the University of Chicago and served on the faculty of the Medical School at the University of Pennsylvania. Dr. McKearn’s experience in managing life science companies, his knowledge of medicine and his commercialization of biotech products particularly qualify him to serve as our director.

51

Richard L. Berman. Mr. Berman has served as a member of our board of directors since September 1, 2005. Mr. Berman’s business career spans over 35 years of venture capital, senior management and merger and acquisitions experience. In the past five years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies. From 2006 to 2011, Mr. Berman was Chairman of National Investment Managers, a company with $12 billion in pension administration assets. In June 2011, he became chairman of the International Corporation for Project Finance LLC, a leading private infrastructure finance company involved in over $10 billion of projects. Mr. Berman is currently a director of four public companies: Broadcaster, Inc., Easylink Services International, Inc., Advaxis, Inc., and Neostem, Inc. From 1998 to 2000, he was employed by Internet Commerce Corporation (now Easylink Services) as Chairman and CEO. Prior to 1998, Mr. Berman worked at Goldman Sachs and was Senior Vice President of Bankers Trust Company. Mr. Berman is a past Director of the Stern School of Business of NYU where he obtained his BS and MBA. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively. Mr. Berman’s extensive knowledge of our industry, his role in the governance of publically held companies and his directorships in other life science companies qualify him to serve as our director.

John Rothman, Ph.D.  Dr. Rothman joined our company in March 2005 as Vice President of Clinical Development and as of December 12, 2008 he was appointed to Executive Vice President of Clinical and Scientific Operations.  From 2002 to 2005, Dr. Rothman was Vice President and Chief Technology Officer of Princeton Technology Partners.  Prior to that he was involved in the development of the first interferon at Schering Inc., was director of a variety of clinical development sections at Hoffman LaRoche, and the Senior Director of Clinical Data Management at Roche.  While at Roche his work in Kaposi’s Sarcoma became the clinical basis for the first filed BLA which involved the treatment of AIDS patients with interferon.  Dr. Rothman completed his doctorate at City University of Los Angeles.

Mark J. Rosenblum. Effective as of January 5, 2010, Mr. Rosenblum joined our company as our Chief Financial Officer, Senior Vice President and Secretary. Mr. Rosenblum was the Chief Financial Officer of HemobioTech, Inc., a public company primarily engaged in the commercialization of human blood substitute technology licensed from Texas Tech University, from April 1, 2005 until December 31, 2009. From August 1985 through June 2003, Mr. Rosenblum was employed by Wellman, Inc., a public chemical manufacturing company. Between 1996 and 2003, Mr. Rosenblum was the Chief Accounting Officer, Vice President and Controller at Wellman, Inc. Mr. Rosenblum holds both a Masters in Accountancy and a B.S. degree from the University of South Carolina. Mr. Rosenblum is a certified public accountant.

Board of Directors

Each director is elected for a period of one year and serves until the next annual meeting of stockholders, or until his or her successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. The board of directors may also appoint additional directors up to the maximum number permitted under our by-laws, which is currently nine.

Director Independence

In accordance with the disclosure requirements of the SEC, and since the OTC Bulletin Board does not have its own rules for director independence, we have adopted the NASDAQ listing standards for independence effective April 2010. Although we are not presently listed on any national securities exchange, each of our directors, other than Mr. Thomas A. Moore and Mr. Roni Appel, is independent in accordance with the definition set forth in the NASDAQ rules. Each current member of the Audit Committee and Compensation Committee is an independent director under the NASDAQ standards. The Board considered the information included in transactions with related parties as outlined below along with other information the Board considered relevant, when considering the independence of each director.

Committees of the Board of Directors

Our board of directors has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee.

Audit Committee

The audit committee of our board of directors is currently composed of two directors, both of whom satisfy the independence standards for audit committee members under the NASDAQ rules (although our securities are not listed on the NASDAQ stock market but are quoted on the OTC Bulletin Board). For fiscal 2011, the audit committee was composed of Mr. Berman and Dr. Patton, with Mr. Berman serving as the audit committee’s financial expert as defined under Item 407 of Regulation S-K of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Our board of directors has determined that the audit committee financial expert is independent as defined in (i) Rule 10A-3(b)(i)(ii) under the Exchange Act and (ii) under Section 121 B(2)(a) of the NYSE Amex Equities Company Guide (although our securities are not listed on the NYSE Amex Equities but are quoted on the OTC Bulletin Board).

The audit committee is responsible for the following:

•	reviewing the results of the audit engagement with the independent registered public accounting firm;

52

•	identifying irregularities in the management of our business in consultation with our independent accountants, and suggesting an appropriate course of action;

•	reviewing the adequacy, scope, and results of the internal accounting controls and procedures;

•	reviewing the degree of independence of the auditors, as well as the nature and scope of our relationship with our independent registered public accounting firm;

•	reviewing the auditors’ fees; and

•	recommending the engagement of auditors to the full board of directors.

Compensation Committee

The compensation committee of our board of directors consists of Mr. Berman and Dr. McKearn.  The compensation committee determines the salaries and incentive compensation of our officers subject to applicable employment agreements, and provides recommendations for the salaries and incentive compensation of our other employees and consultants.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors currently consists of Mr. Berman and Mr. Moore. The nominating and corporate governance committee did not meet in fiscal 2011.  The functions of the nominating and corporate governance committee include the following:

•	identifying and recommending to the board of directors individuals qualified to serve as members of our board of directors and on the committees of the board;

•	advising the board with respect to matters of board composition, procedures and committees;

•	developing and recommending to the board a set of corporate governance principles applicable to us and overseeing corporate governance matters generally including review of possible conflicts and transactions with persons affiliated with directors or members of management; and

•	overseeing the annual evaluation of the board and our management.

The nominating and corporate governance committee will consider director candidates recommended by eligible stockholders. Stockholders may recommend director nominees for consideration by the nominating and corporate governance committee by writing to the Nominating and Corporate Governance, Attention: Chairman, Advaxis, Inc., 305 College Road East, Princeton, New Jersey 08540. Any recommendations for director made to the nominating and corporate governance committee should include the nominee’s name and qualifications for membership on our board of directors, and should include the following information for each person being recommended or nominated for election as a director:

•	The name, age, business address and residence address of the person;

•	The principal occupation or employment of the person;

•	The number of shares of our common stock which the person owns beneficially or of record; and

•	Any other information relating to the person that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

In addition, the stockholder’s notice must include the following information about such stockholder:

•	The stockholder’s name and record address;

•	The number of shares of our common stock that the stockholder owns beneficially or of record;

•	A description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons, including their names, pursuant to which the nomination is to be made;

53

•	A representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person or persons named in such stockholder’s notice; and

•	Any other information about the stockholder that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

The notice must include a written consent by each proposed nominee to being named as a nominee and to serve as a director if elected. No person will be eligible for election as a director of ours unless recommended by the nominating and corporate governance committee and nominated by our board of directors or nominated in accordance with the procedures set forth above. Candidates proposed by stockholders for nomination are evaluated using the same criteria as candidates initially proposed by the nominating and corporate governance committee.

We must receive the written nomination for an annual meeting not less than 90 days and not more than 120 days prior to the first anniversary of the previous year’s annual meeting of stockholders, or, if no annual meeting was held the previous year or the date of the annual meeting is advanced more than 30 days before or delayed more than 60 days after the anniversary date, we must receive the written nomination not more than 120 days prior to the annual meeting and not less than the later of 90 days prior to the annual meeting or ten days following the day on which public announcement of the date of the annual meeting is first made. For a special meeting, we must receive the written nomination not less than the later of 90 days prior to the special meeting or ten days following the day on which public announcement of the date of the special meeting is first made.

The nominating and corporate governance committee expects, as minimum qualifications, that nominees to our board of directors (including incumbent directors) will enhance our board of director’s management, finance and/or scientific expertise, will not have a conflict of interest and will have a high ethical standard. A director nominee’s knowledge and/or experience in areas such as, but not limited to, the medical, biotechnology, or life sciences industry, equity and debt capital markets and financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our board of directors and the needs of our board of directors as a whole. Other characteristics, including but not limited to, the director nominee’s material relationships with us, time availability, service on other boards of directors and their committees, or any other characteristics which may prove relevant at any given time as determined by the nominating and corporate governance committee shall be reviewed for purposes of determining a director nominee’s qualification.

Candidates for director nominees are evaluated by the nominating and corporate governance committee in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. The nominating and corporate governance committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our board of directors by majority vote. To date, the nominating and corporate governance committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee are Mr. Berman and Dr. McKearn. Currently, none of such persons is an officer or employee of us or any of our subsidiaries. During fiscal 2011, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our compensation committee. No interlocking relationship, as defined by the Securities Exchange Act of 1934, as amended, exists between our board of directors or our Compensation Committee and the board of directors or compensation committee of any other company.

54

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the information as to compensation paid to or earned by our Chief Executive Officer and our two other most highly compensated executive officers during the fiscal years ended October 31, 2011 and 2010.  These individuals are referred to in this prospectus as our named executive officers.  As none of our named executive officers received non-equity incentive plan compensation or nonqualified deferred compensation earnings during the fiscal years ended October 31, 2011 and 2010, we have omitted those columns from the table.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Award(s) (1)		Option Award(s) (1)		All Other Compensation		Total

Thomas A. Moore,	2011	$350,000	$-	$-		$-	(7)	$21,294	(2)	$371,294
CEO and Chairman	2010	350,000	-	135,000	(6)	224,800		142,174	(2)	851,974

Dr. John Rothman,	2011	275,000	83,000	30,000	(3)	-	(8)	34,665	(4)	422,665
Executive VP of Science & Operations	2010	250,000	50,000	30,000	(3)	252,900		29,451	(4)	612,351

Mark J. Rosenblum	2011	250,000	72,000	-		-	(9)	19,211	(5)	341,211
Chief Financial Officer	2010	225,000	-	-		134,880		8,494	(5)	368,374

(1)	The amounts shown in this column represent the fair value on grant date in accordance with ASC 718 using the assumptions described under Stock Compensation in Note 2 to our financial statements included elsewhere in this prospectus.

(2)	Based on our cost of Mr. Moore’s coverage for health care and interest received for the Moore Notes.

(3)	Represents $30,000 of base salary paid in shares of our common stock in lieu of cash, based on the average monthly stock price.

(4)	Based on our cost of his coverage for health care and the 401K company match he received.

(5)	Based on our cost of his coverage for health care.

(6)	For 2010, represents 750,000 shares of our common stock granted to Mr. Moore based on the financial raise milestone in his employment agreement valued at the market close price on June 29, 2010.

(7)	In the fiscal year ended October 31, 2011, we did not grant any stock options to purchase shares of our common stock to Mr. Moore. However, in the fiscal year ended October 31, 2012, we granted stock options to purchase 4,000,000 shares of our common stock to Mr. Moore in connection with services he performed in fiscal 2011. The material terms of this grant is described below under the heading “Discussion of Summary Compensation Table.”

(8)	In the fiscal year ended October 31, 2011, we did not grant any stock options to purchase shares of our common stock to Dr. Rothman. However, in the fiscal year ended October 31, 2012, we granted stock options to purchase 3,000,000 shares of our common stock to Dr. Rothman in connection with services he performed in fiscal 2011. The material terms of this grant is described below under the heading “Discussion of Summary Compensation Table.”

(9)	In the fiscal year ended October 31, 2011, we did not grant any stock options to purchase shares of our common stock to Mr. Rosenblum. However, in the fiscal year ended October 31, 2012, we granted stock options to purchase 2,100,000 shares of our common stock to Mr. Rosenblum in connection with services he performed in fiscal 2011. The material terms of this grant is described below under the heading “Discussion of Summary Compensation Table.”

Discussion of Summary Compensation Table

We are party to an employment agreement with each of our named executive officers who is presently employed by us, other than Mr. Rosenblum and Mr. Rothman. Each employment agreement sets forth the terms of that officer’s employment, including among other things, salary, bonus, non-equity incentive plan and other compensation, and its material terms are described below. In fiscal 2010, we granted stock options to our named executive officers to purchase shares of our common stock and issued stock to our Chief Executive Officer. In fiscal 2011, we did not grant any stock options to purchase shares of our common stock to our named executive officers. However, in fiscal 2012, we granted stock options to purchase shares of our common stock to our named executive officers in connection with services they performed in fiscal 2011. The material terms of these grants are also described below.

55

Moore Employment Agreement and Option Agreements.   We are party to an employment agreement with Mr. Moore, dated as of August 21, 2007 (memorializing an oral agreement dated December 15, 2006), that provides that he will serve as our Chairman of the Board and Chief Executive Officer for an initial term of two years.  For so long as Mr. Moore is employed by us, Mr. Moore is also entitled to nominate one additional person to serve on our board of directors.  Following the initial term of employment, the agreement was renewed for a one year term, and is automatically renewable for additional successive one year terms, subject to our right and Mr. Moore’s right not to renew the agreement upon at least 90 days’ written notice prior to the expiration of any one year term.

Under the terms of the agreement, Mr. Moore was entitled to receive a base salary of $250,000 per year, subject to increase to $350,000 per year upon our successful raise of at least $4.0 million (which condition was satisfied on November 1, 2007) and subject to annual review for increases by our board of directors in its sole discretion. The agreement also provides that Mr. Moore is entitled to receive family health insurance at no cost to him. Mr. Moore’s employment agreement does not provide for the payment of a bonus.

In connection with our hiring of Mr. Moore, we agreed to grant Mr. Moore up to 1,500,000 shares of our common stock, of which 750,000 shares were issued on November 1, 2007 upon our successful raise of $4.0 million and 750,000 shares were issued on June 29, 2010 upon our successful raise of an additional $6.0 million (which condition was satisfied in January 2010). In addition, on December 15, 2006, we granted Mr. Moore options to purchase 2,400,000 shares of our common stock. Each option is exercisable at $0.143 per share (which was equal to the closing sale price of our common stock on December 15, 2006) and expires on December 15, 2016. The options vested in 24 equal monthly installments. On July 21, 2009, we granted Mr. Moore options to purchase 2,500,000 shares of our common stock. Each option is exercisable at $0.10 per share (which was equal to the closing sale price of our common stock on July 21, 2009) and expires on July 21, 2019. One-third of these options vested on the grant date, one-third of these options vested on the first anniversary of the grant and the remaining one-third will vest on the second anniversary of the grant. On October 14, 2010, we granted Mr. Moore options to purchase 2,000,000 shares of our common stock. Each option is exercisable at $0.15 per share. These options vest over a three year period beginning one year from the grant date. On November 8, 2011, we granted Mr. Moore options to purchase 4,000,000 shares of our common stock. Each option is exercisable at $0.148 per share. These options vest over a three year period beginning one year from the grant date.

We have also agreed to grant Mr. Moore options to purchase an additional 1,500,000 shares of our common stock if the price of common stock (adjusted for any splits) is equal to or greater than $0.40 for 40 consecutive business days.  Pursuant to the terms of his employment agreement, all options will be awarded and vested upon a merger of the company which is a change of control or a sale of the company while Mr. Moore is employed.  In addition, if Mr. Moore’s employment is terminated by us, Mr. Moore is entitled to receive severance payments equal to one year’s salary at the then current compensation level.

Mr. Moore has agreed to refrain from engaging in certain activities that are competitive with us and our business during his employment and for a period of 12 months thereafter under certain circumstances.  In addition, Mr. Moore is subject to a non-solicitation provision for 12 months after termination of his employment.

Rothman Employment Agreement and Option Agreements.   We previously entered into an employment agreement with Dr. Rothman, Ph.D., dated as of March 7, 2005, that provided that he would serve as our Vice President of Clinical Development for an initial term of one year.  Dr. Rothman’s current salary is $305,000, consisting of $275,000 in cash and $30,000 in stock, payable in our common stock, based on the average closing stock price for such six month period.  While the employment agreement has expired and has not been formally renewed in accordance with the agreement, Dr. Rothman remains employed by us and is currently our Executive V.P. of Clinical and Scientific Operations.

In addition, on March 1, 2005, we granted Dr. Rothman options to purchase 360,000 shares of our common stock. Each option is exercisable at $0.287 per share (which was equal to the closing sale price of our common stock on March 1, 2005) and expires on March 1, 2015. All of these options have vested. On March 29, 2006, we granted Dr. Rothman options to purchase 150,000 shares of our common stock. Each option is exercisable at $0.26 per share (which was equal to the closing sale price of our common stock on March 29, 2006) and expires on March 29, 2016. One-fourth of these options vested on the first anniversary of the grant date, and the remaining vest in 12 equal quarterly installments. On February 15, 2007, we granted Dr. Rothman options to purchase 300,000 shares of our common stock. Each option is exercisable at $0.165 per share (which was equal to the closing sale price of our common stock on February 15, 2007) and expires on February 15, 2017. One-fourth of these options vested on the first anniversary of the grant date, and the remaining vest in 12 equal quarterly installments. Pursuant to the terms of the 2005 plan, at least 75% of Dr. Rothman’s options will be vested upon a merger of the company which is a change of control or a sale of the company while Dr. Rothman is employed, unless the administrator of the plan otherwise allows for all options to become vested. On July 21, 2009, we granted Mr. Rothman options to purchase 1,750,000 shares of our common stock. Each option is exercisable at $0.10 per share (which was equal to the closing sale price of our common stock on July 21, 2009) and expires on July 21, 2019. One-third of these options vested on the grant date, one-third of these options vested on the first anniversary of the grant and the remaining one-third will vest on the second anniversary of the grant. On October 14, 2010, we granted Dr. Rothman options to purchase 2,250,000 shares of our common stock. Each option is exercisable at $0.15 per share. These options vest over a three year period beginning one year from the grant date. On November 8, 2011, we granted Dr. Rothman options to purchase 3,000,000 shares of our common stock. Each option is exercisable at $0.148 per share. These options vest over a three year period beginning one year from the grant date.

56

Dr. Rothman has agreed to refrain from engaging in certain activities that are competitive with us and our business during his employment and for a period of 18 months thereafter under certain circumstances.  In addition, Dr. Rothman is subject to a non-solicitation provision for 18 months after termination of his employment.

Rosenblum Compensation.  Mr. Rosenblum serves as our Chief Financial Officer, Senior Vice President and Secretary.  His current salary is $240,000 per annum, with a discretionary bonus of up to 30% of his base compensation awarded annually in March beginning in 2011.  While an employment agreement has not been formally entered into, Mr. Rosenblum remains employed by us.

In addition, on January 5, 2010, Mr. Rosenblum was granted options to purchase 1,000,000 shares of the our common stock with an exercise price equal to $0.128.  One third of these options vested on the date of grant, one third vested on January 5, 2011, and one third vests on the second anniversary of the date of grant.  On October 14, 2010, we granted Mr. Rosenblum options to purchase 1,200,000 shares of our common stock. Each option is exercisable at $0.15 per share. These options vest over a three year period beginning one year from the grant date. On November 8, 2011, we granted Mr. Rosenblum options to purchase 2,100,000 shares of our common stock. Each option is exercisable at $0.148 per share. These options vest over a three year period beginning one year from the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the number of outstanding equity awards held by our named executive officers at October 31, 2011.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Thomas A. Moore	2,500,000	(1)	—		—	0.100	7/21/19	—	$—	—	—
	2,400,000		—		—	0.143	12/15/16	—	—	—	—
	666,667		1,333,333	(2)		0.15	10/14/20

Dr. John Rothman	1,750,000	(3)	—		—	0.100	7/21/19	—	—	—	—
	360,000		—		—	0.287	3/1/15	—	—	—	—
	150,000		—		—	0.260	3/29/16	—	—	—	—
	300,000	(4)	—		—	0.165	2/15/17	—	—	—	—
	750,000		1,500,000	(5)		0.15	10/14/20

Mark J. Rosenblum	666,666		333,334	(6)		0.1291	1/05/20
	400,000		800,000	(7)		0.15	10/14/20

(1)	Of these options, approximately 833,333 became exercisable on July 21, 2009, approximately 833,333 became exercisable on July 21, 2010 and approximately 833,333 became exercisable on July 21, 2011.

(2)	Of these options, approximately 666,666 became exercisable on October 14, 2011, approximately 666,667 will become exercisable on October 14, 2012 and approximately 666,667 will become exercisable on October 14, 2013.

(3)	Of these options, approximately 583,333 became exercisable on July 21, 2009, approximately 583,333 became exercisable on July 21, 2010 and approximately 583,333 became exercisable on July 21, 2011.

(4)	Of these options, 75,000 became exercisable on February 15, 2008, 18,750 became exercisable in each quarter from the quarter ended April 30, 2008 through the quarter ended October 31, 2010, and 18,750 became exercisable on February 15, 2011.

(5)	Of these options, 750,000 became exercisable on October 14, 2011, 750,000 will become exercisable on October 14, 2012 and 750,000 will become exercisable on October 14, 2013.

57

(6)	Of these options, 333,333 became exercisable on January 5, 2010, 333,333 became exercisable on January 5, 2011 and 333,334 became exercisable on January 5, 2012.

(7)	Of these options, 400,000 became exercisable on October 14, 2011, 400,000 will become exercisable on October 14, 2012 and 400,000 will become exercisable on October 14, 2013.

Director Compensation

All of our non-employee directors earn a combination of cash compensation and awards of shares of our common stock.  Each non-employee director (other than Mr. Berman) earns 6,000 shares of our common stock per quarter. Additionally, each non-employee director earns $2,000 for each board meeting attended in person and $750 for each telephonic board meeting. In addition, each member of a committee of the Board earns $2,000 per meeting attended in person held on days other than board meeting days and $750 for each telephonic committee meeting. In addition, Mr. Berman, earns $2,000 a month in shares of our common stock based on the average closing price of our common stock for the preceding month.  The non-employee director compensation that was earned for the twelve months ended October 31, 2011, was not paid or issued. Our employee director does not receive any compensation for his services as a director.

The table below summarizes the compensation that was earned by our non-employee directors for fiscal 2011. As none of our non-employee directors received non-equity incentive plan compensation or nonqualified deferred compensation earnings during fiscal 2011, we have omitted those columns from the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)	All other Compensation ($)	Total ($)

Roni A. Appel	$5,000	$3,879	(2)	$—	—	$8,879
Dr. James Patton	9,750	3,879	(2)	—	—	13,629
Dr. Thomas McKearn	8,000	3,879	(2)	—	—	11,879
Richard Berman	10,250	24,000	(3)	—	—	34,250

(1)	The amounts shown in this column represent the fair value on grant date in accordance with ASC 718 using the assumptions described under Stock Compensation in Note 2 to our financial statements included elsewhere in this prospectus.

(2)	Represents the grant date fair value of 6,000 shares of our common stock a quarter earned (but not paid or issued) if the member attends at least 75% of the meetings annually.

(3)	Based on $24,000 of compensation in the form of shares of our common stock earned but not issued to date.

2004 Stock Option Plan

In November 2004, our board of directors adopted and our stockholders approved the 2004 Stock Option Plan, which we refer to as the 2004 plan.  The 2004 plan provides for the grant of options to purchase up to 2,381,525 shares of our common stock to employees, officers, directors and consultants.  Options may be either “incentive stock options” or non-qualified options under the Federal tax laws.  Incentive stock options may be granted only to our employees, while non-qualified options may be issued, in addition to employees, to non-employee directors and consultants.  As of December 6, 2012, all options to purchase shares of our common stock have been granted under the 2004 plan.

The 2004 plan is administered by “disinterested members” of our board of directors or the compensation committee, who determine, among other things, the individuals who will receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock issuable upon the exercise of each option and the option exercise price.

Subject to a number of exceptions, the exercise price per share of common stock subject to an incentive option may not be less than the fair market value per share of common stock on the date the option is granted.  The per share exercise price of our common stock subject to a non-qualified option may be established by our board of directors, but will not, however, be less than 85% of the fair market value per share of common stock on the date the option is granted.  The aggregate fair market value of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.

58

No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee.  In the event of termination of employment or engagement other than by death or disability, the optionee will have no more than three months after such termination during which the optionee will be entitled to exercise the option to the extent vested at termination, unless otherwise determined by our board of directors.  Upon termination of employment or engagement of an optionee by reason of death or permanent and total disability, the optionee’s options remain exercisable for one year to the extent the options were exercisable on the date of such termination.  No similar limitation applies to non-qualified options.

We must grant options under the 2004 plan within ten years from the effective date of the 2004 plan.  The effective date of the 2004 plan was November 12, 2004.  Subject to a number of exceptions, holders of incentive stock options granted under the 2004 plan cannot exercise these options more than ten years from the date of grant.  Options granted under the 2004 plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of these methods.  Therefore, if it is provided in an optionee’s options, the optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

Any unexercised options that expire or that terminate upon an employee’s ceasing to be employed by us become available again for issuance under the 2004 plan.

As of September 27, 2011, the date on which the Advaxis, Inc. 2011 Omnibus Incentive Plan was approved by our shareholders, no further awards may be made under the 2004 plan.

2005 Stock Option Plan

In June 2006 our board of directors adopted, and on June 6, 2006 our stockholders approved, the 2005 Stock Option Plan, which we refer to as the 2005 plan.

The 2005 plan provides for the grant of options to purchase up to 5,600,000 shares of our common stock to employees, officers, directors and consultants.  Options may be either “incentive stock options” or non-qualified options under the Federal tax laws.  Incentive stock options may be granted only to our employees, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to our employees.  As of December 6, 2012, all options to purchase shares of our common stock have been granted under the 2005 plan.

The 2005 plan is administered by “disinterested members” of our board of directors or the compensation committee, who determine, among other things, the individuals who will receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock issuable upon the exercise of each option and the option exercise price.

Subject to a number of exceptions, the exercise price per share of common stock subject to an incentive option may not be less than the fair market value per share of common stock on the date the option is granted.  The per share exercise price of our common stock subject to a non-qualified option may be established by our board of directors, but will not, however, be less than 85% of the fair market value per share of common stock on the date the option is granted.  The aggregate fair market value of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.

Except when agreed to by our board of directors or the administrator of the 2005 plan, no stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee.  In the event of termination of employment or engagement other than by death or disability, the optionee will have no more than three months after such termination during which the optionee will be entitled to exercise the option, unless otherwise determined by our board of directors.  Upon termination of employment or engagement of an optionee by reason of death or permanent and total disability, the optionee’s options remain exercisable for one year to the extent the options were exercisable on the date of such termination.  No similar limitation applies to non-qualified options.

We must grant options under the 2005 plan within ten years from the effective date of the 2005 plan.  The effective date of the 2005 plan was January 1, 2005.  Subject to a number of exceptions, holders of incentive stock options granted under the 2005 plan cannot exercise these options more than ten years from the date of grant.  Options granted under the 2005 plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of these methods.  Therefore, if it is provided in an optionee’s options, the optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

Any unexercised options that expire or that terminate upon an employee’s ceasing to be employed by us become available again for issuance under the 2005 plan.

59

As of September 27, 2011, the date on which the Advaxis, Inc. 2011 Omnibus Incentive Plan was approved by our shareholders, no further awards may be made under the 2005 plan.

2009 Stock Option Plan

Our board of directors adopted the 2009 Stock Option Plan effective July 21, 2009, and recommended that it be submitted to our shareholders for their approval at the next annual meeting. On April 23, 2010, our board of directors approved and adopted, and on June 1, 2010 our stockholders approved, the amended and restated 2009 Stock Option Plan, which we refer to as the 2009 plan. An aggregate of 20,000,000 shares of our common stock (subject to adjustment by the compensation committee) are reserved for issuance upon the exercise of options granted under the 2009 plan. As of September 27, 2011, the date on which the Advaxis, Inc. 2011 Omnibus Incentive Plan was approved by our shareholders, no further awards may be made under the 2009 plan.

The 2009 plan is to be administered by the compensation committee of our board of directors; provided, however, that except as otherwise expressly provided in the 2009 plan, our board of directors may exercise any power or authority granted to the compensation committee under the 2009 plan. Subject to the terms of the 2009 plan, the compensation committee is authorized to select eligible persons to receive options, determine the type, number and other terms and conditions of, and all other matters relating to, options, prescribe option agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2009 plan, construe and interpret the 2009 plan and option agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the compensation committee may deem necessary or advisable for the administration of the 2009 plan.

The maximum number of shares of common stock to which options may be granted to any one individual under the 2009 plan is 6,000,000 (subject to adjustment by the compensation committee).  The shares acquired upon exercise of options granted under the 2009 plan will be authorized and issued shares of our common stock.  Our shareholders will not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the 2009 plan.  If any option granted under the 2009 plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the 2009 plan.

The persons eligible to receive awards under the 2009 plan are the officers, directors, employees, consultants and other persons who provide services to us or any related entity.  An employee on leave of absence may be considered as still in our or a related entity’s employ for purposes of eligibility for participation in the 2009 plan.  All options granted under the 2009 plan must be evidenced by a written agreement.  The agreement will contain such terms and conditions as the compensation committee shall prescribe, consistent with the 2009 plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the options granted.  For any option granted under the 2009 plan, the exercise price per share of common stock may be any price determined by the compensation committee; however, the exercise price per share of any incentive stock option may not be less than the fair market value of the common stock on the date such incentive stock option is granted.

The compensation committee may permit the exercise price of an option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of common stock that have been held by the optionee for at least six (6) months (or such other shares as we determine will not cause us to recognize for financial accounting purposes a charge for compensation expense), the withholding of shares of common stock issuable upon exercise of the option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the compensation committee (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above.  If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their fair market value on the date the option is exercised.

No incentive stock option, and unless the prior written consent of our compensation committee is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 of the Exchange Act, no non-qualified stock option granted under the 2009 plan is assignable or transferable, other than by will or by the laws of descent and distribution.  During the lifetime of an optionee, an option is exercisable only by him or her, or in the case of a non-qualified stock option, by his or her permitted assignee.

The expiration date of an option under the 2009 plan will be determined by our compensation committee at the time of grant, but in no event may such an option be exercisable after 10 years from the date of grant.  An option may be exercised at any time or from time to time or only after a period of time in installments, as determined by our compensation committee.  Our compensation committee may in its sole discretion accelerate the date on which any option may be exercised. Each outstanding option granted under the 2009 plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control of us, certain mergers and reorganizations, and certain dispositions of substantially all our assets.

60

Unless otherwise provided in the option agreement, the unexercised portion of any option granted under the 2009 plan shall automatically be terminated (a) three months after the date on which the optionee’s employment is terminated for any reason other than (i) cause (as defined in the 2009 plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee’s employment for cause; (c) one year after the date on which the optionee’s employment is terminated by reason of mental or physical disability; or (d) one year after the date on which the optionee’s employment is terminated by reason of optionee’s death, or if later, three months after the date of optionee’s death if death occurs during the one year period following the termination of the optionee’s employment by reason of mental or physical disability.

Unless earlier terminated by our board, the 2009 plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under the 2009 plan, (b) termination of the 2009 plan by our board, or (c) the tenth anniversary of the effective date of the 2009 plan.  Options outstanding upon expiration of the 2009 plan shall remain in effect until they have been exercised or terminated, or have expired.

2011 Omnibus Incentive Plan

Our board of directors adopted the 2011 Omnibus Incentive Plan on August 22, 2011, and recommended that it be submitted to our shareholders for their approval at the next annual meeting.  On September 27, 2011, our stockholders approved the 2011 Omnibus Incentive Plan, which we refer to as the 2011 plan. On June 28, 2012, our board of directors adopted an amendment to the 2011 plan, subject to stockholder approval, to increase the number of shares covered by, and reserved for issuance under, the 2011 plan from 20,000,000 shares to 65,000,000 shares. On August 13, 2012, our stockholders approved the amendment to the 2011 plan. An aggregate of 65,000,000 shares of our common stock (subject to adjustment by the compensation committee) are reserved and available for delivery under the 2011 plan.  During November 2011, we granted options to purchase 17,540,000 shares of our common stock from the 2011 plan to our employees, officers and directors. As of December 6, 2012, 47,460,000 shares of our common stock are available for grant under the 2011 plan.

Upon receiving stockholder approval of the 2011 plan on September 27, 2011, no further awards were permitted to be made under the 2004 plan, the 2005 plan or the 2009 plan.

During any 12-month period, no participant in the 2011 plan may be granted (i) stock options or stock appreciation rights with respect to more than 4,000,000 shares of our common stock, or (ii) shares of restricted stock, restricted stock units, performance shares and other stock based-awards with respect to more than 4,000,000 shares of our common stock. The maximum amount that may be paid out as performance units with respect to any 12-month performance period is $2,500,000 (pro-rated for any 12-month performance period that is less than 12 months), and with respect to any performance period that is more than 12 months, $2,000,000 multiplied by the number of full 12 month periods that are in the performance period.

The Committee, as defined below, is authorized to adjust the limitations described above and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

The persons eligible to receive awards under the 2011 plan are the officers, directors, employees, consultants and other persons who provide services to us on a full-time basis. The foregoing notwithstanding, only our full-time employees, or any of our parent corporations or subsidiary corporations, shall be eligible for purposes of receiving any incentive stock options.

The 2011 plan is to be administered by a committee designated by our board of directors consisting of not less than two directors (the “Committee”), provided, however, that except as otherwise expressly provided in the 2011 plan, our board of directors may exercise any power or authority granted to the Committee under the 2011 plan. Subject to the terms of the 2011 plan, the Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements, and the rules and regulations for the administration of the 2011 plan, construe and interpret the 2011 plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2011 plan.

The Committee is authorized to grant stock options, including both incentive stock options and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the grant price of the stock appreciation right. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the options and stock appreciation right are determined by the Committee. The Committee, thus, may permit the exercise price of options awarded under the 2011 plan to be paid in cash, shares, other awards or other property (including loans to participants).

61

The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of shares of our common stock which may not be sold or disposed of, and which shall be subject to such risks of forfeiture and other restrictions as the Committee may impose. An award of restricted stock units confers upon a participant the right to receive shares of our common stock or cash equal to the fair market value of the specified number of shares of our common stock covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an award of restricted stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards or otherwise as specified by the Committee.

The Committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 2011 plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

The Committee or our board of directors is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The Committee determines the terms and conditions of such awards.

The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period are determined by the Committee upon the grant of the performance award. Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Committee. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Awards may be settled in the form of cash, shares of our common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the Committee, vesting shall occur automatically in the case of a “change in control” of the Company, as defined in the 2011 plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control).

Our board of directors may amend, alter, suspend, discontinue or terminate the 2011 plan or the Committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2011 plan which might increase the cost of the 2011 plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to incentive stock options, that condition favorable treatment of participants on such approval, although our board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our board of directors, the 2011 plan will terminate at the earliest of (a) such time as no shares of our common stock remain available for issuance under the 2011 plan, (b) termination of the 2011 plan by our board of directors, or (c) the tenth anniversary of the effective date of the 2011 plan. Awards outstanding upon expiration of the 2011 plan shall remain in effect until they have been exercised or terminated, or have expired.

2011 Employee Stock Purchase Plan

Our board of directors adopted the Advaxis, Inc. 2011 Employee Stock Purchase Plan, which we refer to as the ESPP, on August 22, 2011, and our stockholders approved the ESPP on September 27, 2011. The ESPP becomes effective November 1, 2011. On December 14, 2011, our board of directors approved an amendment to the ESPP effective as of October 31, 2011. The ESPP was amended to change the first offering date that our employees were eligible to participate in the ESPP from November 1, 2011 to December 30, 2011. 5,000,000 shares of our common stock are reserved for issuance under the ESPP. As of December 6, 2012, approximately 4,663,000 shares of our common stock are available for grant under the ESPP.

The compensation committee of our board of directors will administer the ESPP. The ESPP vests the compensation committee with the authority to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP; however, our board of directors may exercise that authority in lieu of the compensation committee. The ESPP is required to be administered in a manner consistent with Rule 16b-3 of the Exchange Act and subject to the provisions of Section 423 of the Internal Revenue Code.

62

Our employees that have been designated by our board of directors as eligible to participate in the ESPP are eligible to become participants if they have been employed by us or any of our subsidiaries for six months and are scheduled to work at least 20 hours per week and more than five months per calendar year. Individuals who satisfy these requirements after November 1, 2011, would be eligible to become participants on the February 1, May 1, August 1, or November 1, as the case may be, immediately following their completion of these eligibility requirements. These eligible employees may become participants in the ESPP by completing an enrollment agreement and filing it with us.

The ESPP generally is implemented through a series of 24-month-long offering periods, beginning on November 1 and ending on the October 31 that is 24 months later. Shares of our common stock are available for purchase under the ESPP on periodic exercise dates within each offering period. Exercise dates are the last business days in January, April, July and October during each offering period. On the first business day of each offering period (or if later, the first day within the offering period on which a participant becomes eligible to participate), a participant is granted the option to purchase shares of our common stock on the exercise dates within that offering period.

If the share price is ever lower on an exercise date than it was on the first business day of the offering period in which that exercise date falls, then the offering period in progress ends immediately after the close of trading on that exercise date, and a new offering period begins on the next February 1, May 1, August 1 or November 1, as the case may be, and extends for a new 24-month-long period ending on January 31, April 30, July 31 or October 31, as the case may be.

No participant is eligible for the grant of any option under the ESPP if, immediately after the grant, the participant would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our subsidiaries. Additionally, no participant may be granted any option that would permit the participant to buy our common stock that accrues at a rate that exceeds $25,000 (based on the fair market value of our common stock on the date the option is granted) for each calendar year in which such option is outstanding at any time. Finally, no participant may purchase more than 166,666 shares of our common stock on any one exercise date.

The enrollment agreement that each participant must submit authorizes after-tax payroll deductions from the participant’s compensation during each payroll period. Participants may elect a payroll deduction amount of at least 1%, and up to 15%, of their compensation. A participant may change or terminate his or her payroll deductions at any time during an offering period, but may only begin payroll deductions on specified dates.

The exercise price per share at which shares are sold in an offering under the ESPP is the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or, (ii) 85% of the fair market value of a share of our common stock on the exercise date. Unless otherwise determined by the compensation committee, the term fair market value is defined to mean the ratio of the value traded (the price of a share of our common stock multiplied by number of shares of common stock traded) to total volume traded over the 10-day period ending on the valuation date.

A participant may withdraw from participation in the ESPP at any time by completing a withdrawal form and delivering it to us. If a participant’s employment terminates for any reason, he or she is treated as having withdrawn from the ESPP. All options granted to the participant under the ESPP, but not yet exercised, automatically terminate, and no further purchases of common stock are made for the participant’s account following the effectiveness of the participant’s withdrawal. After a participant withdraws, or is treated as having withdrawn, the participant is not permitted to participate again in the ESPP until the next entry date that is at least six months after his or her date of withdrawal. In order to rejoin the ESPP, a former participant must submit a new enrollment agreement.

The ESPP will terminate following the last exercise date before 10th anniversary of effective date, or if sooner, on the date on which all shares reserved for issuance under the ESPP have been sold. Additionally, our board of directors may terminate the ESPP earlier. Our board of directors or the compensation committee may amend the ESPP at any time, provided that no amendment may change any option in a way that adversely affects the rights of the holder of the option, no amendment may in any way cause rights issued under the ESPP to fail to meet the requirements for employee stock purchase plans under Section 423 of the Code, and no amendment may cause the ESPP to fail to comply with Rule 16b-3 under the Exchange Act. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, we will obtain shareholder approval of any such amendment.

5,000,000 shares of our common stock are reserved for issuance under the ESPP. That amount will be increased each year by the lowest of (i) 500,000 shares, (ii) one percent of all shares of common stock outstanding at the end of the previous year, or (iii) an amount determined by the board. If any option granted under the ESPP expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the ESPP.

63

The ESPP provides for appropriate adjustment of the number of shares of common stock for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.

STOCK OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 6, 2012 of:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

As used in the table below and elsewhere in this prospectus, the term beneficial ownership with respect to our common stock consists of sole or shared voting power (which includes the power to vote, or to direct the voting of shares of our common stock) or sole or shared investment power (which includes the power to dispose, or direct the disposition of, shares of our common stock) through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the 60 days following December 6, 2012.

Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 423,827,618 shares of common stock outstanding as of December 6, 2012, adjusted as required by the rules promulgated by the SEC. Unless otherwise indicated, the address for each of the individuals and entities listed in this table is 305 College Road East, Princeton, New Jersey 08540.

Name and Address of Beneficial Owner	Number of Shares of our Common Stock Beneficially Owned		Percentage of Class Beneficially Owned

Thomas A. Moore	21,713,843	(1)	4.99%
Roni A. Appel	7,371,431	(2)	1.7%
Richard Berman	2,305,111	(3)	*
Dr. James Patton	4,016,259	(4)	1.0%
Dr. Thomas McKearn	1,564,344	(5)	*
Dr. John Rothman	7,164,004	(6)	1.7%
Mark J. Rosenblum	3,205,119	(7)	*
All Current Directors and Executive Officers as a Group (7 people)	47,340,111	(8)	11.0%

* Less than 1%.

(1)	Represents 10,842,367 issued shares of our common stock, options to purchase 7,541,476 shares of our common stock exercisable within 60 days and warrants to purchase 3,330,000 shares of our common stock exercisable within 60 days. However, it excludes warrants to purchase 7,734,611 shares of our common stock and promissory notes convertible into 800,000 shares of our common stock, limited by a 4.99% beneficial ownership provision in the warrants and notes that would prohibit him from exercising any of such warrants or converting any such notes to the extent that upon such exercise or conversion he, together with his affiliates, would beneficially own more than 4.99% of the total number of shares of our common stock then issued and outstanding (unless Mr. Moore provides us with 61 days' notice of the holders waiver of such provisions).

(2)	Represents 4,212,134 issued shares of our common stock, options to purchase 3,139,297 shares of our common stock exercisable within 60 days and 20,000 shares of our common stock earned but not yet issued.

(3)	Represents 677,632 issued shares of our common stock, options to purchase 1,412,291 shares of our common stock exercisable within 60 days and 215,188 shares of our common stock earned but not yet issued.

(4)	Represents 2,940,576 issued shares of our common stock, options to purchase 833,460 shares of our common stock exercisable within 60 days, warrants to purchase 222,223 shares of our common stock exercisable within 60 days and 20,000 shares earned but not yet issued.

64

(5)	Represents 299,290 issued shares of our common stock, options to purchase 1,245,054 shares of our common stock exercisable within 60 days and 20,000 shares of our common stock earned but not yet issued.

(6)	Represents 275,775 issued shares of our common stock, options to purchase 5,051,524 shares of our common stock exercisable within 60 days and 1,836,705 shares of our common stock earned but not yet issued.

(7)	Represents 716,261 issued shares of our common stock, options to purchase 2,488,858 shares of our common stock exercisable within 60 days.

(8)	Represents an aggregate of 19,964,035 shares of our common stock, options to purchase 21,711,960 shares of our common stock exercisable within 60 days, warrants to purchase 3,552,223 shares of our common stock exercisable within 60 days, and 2,111,893 shares of our common stock earned but not yet issued.

65

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties.  Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

On September 22, 2008, we entered into a note purchase agreement with our Chief Executive Officer, Thomas A. Moore, which we refer to as the Moore Note Purchase Agreement, pursuant to which we agreed to sell to Mr. Moore, from time to time, one or more senior promissory notes, which we refer to as the Moore Notes. On June 15, 2009, we amended the terms of the Moore Notes to increase the amounts available from $800,000 to $950,000 and to change the maturity date of the Moore Notes from June 15, 2009 to the earlier of January 1, 2010 or our next equity financing resulting in gross proceeds to us of at least $6.0 million. On February 15, 2010, we agreed to amend the terms of the Moore Notes such that (i) Mr. Moore had the option to elect to receive accumulated interest thereon on or after March 17, 2010 (which amounted to approximately $130,000), (ii) we were to begin to make monthly installment payments of $100,000 on the outstanding principal amount on April 15, 2010; provided, however, that the balance of the principal will be repaid in full on consummation of our next equity financing resulting in gross proceeds to us of at least $6.0 million and (iii) we will retain $200,000 of the repayment amount for investment in our next equity financing. In May 2010, we issued 1,176,471 shares of common stock to Mr. Moore (based on a price of $0.17 per share) in satisfaction of $200,000 of Moore Notes.

In connection with a loan made by Mr. Moore to us in the amount of $230,000, we agreed to further amend and restate the terms of the Moore Notes on March 17, 2011 to increase the principal amount due by $230,000.  Under the terms of the amended and restated Moore Notes: (i) the maturity date is the earlier of (x) the date of consummation of an equity financing by us in an amount of $6.0 million or more and (y) the occurrence of any event of default as defined in the Moore Notes, (ii) Mr. Moore may elect, at his option, to receive accumulated interest thereon on or after April 15, 2011 (which amounted to approximately $91,000), (iii) we will make monthly installment payments of $100,000 on the outstanding principal amount beginning on June 15, 2011, and (iv) we may retain, at the option of Mr. Moore, $200,000 of the repayment amount for investment in our next equity financing.  In addition, Mr. Moore made a loan to us in the amount of $65,000 in April 2011.

The Moore Notes bear interest at a rate of 12% per annum, compounded quarterly, and may be prepaid in whole or in part at our option without penalty at any time prior to maturity.  In consideration of Mr. Moore’s original agreement to purchase the Moore Notes, we agreed that concurrently with an equity financing resulting in gross proceeds to us of at least $6.0 million, we will issue to Mr. Moore a warrant to purchase our common stock, which will entitle Mr. Moore to purchase a number of shares of our common stock equal to one share per $1.00 invested by Mr. Moore in the purchase of the Moore Notes.  The terms of these warrants were subsequently modified by our board of directors based on the terms of the senior bridge financing increasing the number of shares underlying the warrant from one share per $1.00 invested to two and one-half shares.  The terms of these warrants were further modified by our board of directors to increase the number of shares underlying the warrant from two and one-half shares per $1.00 invested to three shares.  The final terms are anticipated to contain the same terms and conditions as warrants issued to investors in the subsequent financing (which are currently exercisable at $0.15 per share).

For the period from September 22, 2008 through May 11, 2011, Mr. Moore made loans to us in the aggregate amount of $1,372,985, making him eligible to receive warrants to purchase 4,118,956 shares of our common stock on the occurrence of certain events as set forth in the terms of the Moore Notes described above.

In an effort to reduce the number of the warrants outstanding from our October 17, 2007 private placement, we have entered into exchange agreements with certain of the holders of such warrants, including Mr. Moore, pursuant to which such holders received shares of our common stock and/or additional warrants in amounts that were determined in such negotiations. As of December 6, 2012, we have exchanged October 2007 warrants to purchase 39,690,911 shares of our common stock in return for 7,437,857 shares of our common stock and new warrants to purchase 21,040,303 shares of our common stock (which number includes warrants issued to Mr. Moore in exchange for his October 2007 warrants as described below). The new warrants issued pursuant to the exchanges are identical to the October 2007 warrants, except that such warrants do not contain any economic anti-dilution adjustment rights.

On August 29, 2011, Mr. Moore entered into an exchange agreement, pursuant to which he received a new warrant to purchase 7,674,512 shares of our common stock in exchange for (i) surrendering an October 2007 warrant to purchase 2,666,667 shares of our common stock (as described above) and (ii) amending the Moore Note Purchase Agreement to terminate his right to receive warrants in connection with an equity financing, including the equity financing we completed in May 2011, which otherwise would have permitted Mr. Moore to receive the aforementioned warrant to purchase 4,118,956 shares of our common stock.

66

In connection with the offering completed in October 2011, we issued $470,588.24 of convertible promissory notes to Mr. Moore for a purchase price of $400,000.00. Additionally, Mr. Moore received a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the convertible promissory note issued to Mr. Moore at an exercise price of $0.15 per share. The convertible promissory note purchased in the offering completed in October 2011 by Mr. Moore was paid for in exchange for the cancellation of $400,000.00 of outstanding indebtedness owed by us to Mr. Moore under the Moore Notes. As of December 6, 2012, approximately $238,000 in principal amount of Moore Notes was outstanding and payable to Mr. Moore. In connection with the offering completed in October 2011, we also issued $58,823.53 of convertible promissory notes to an IRA account in the name of our Chief Financial Officer, Mark J. Rosenblum, for a purchase price of $50,000.00. Additionally, Mr. Rosenblum received a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the convertible promissory note issued to Mr. Rosenblum at an exercise price of $0.15 per share. The convertible promissory notes purchased in the offering by Mr. Rosenblum were paid for in cash.

In connection with the May 2012 offering, we issued $120,000 of convertible promissory notes to Mr. Moore for a purchase price of $90,000. Additionally, Mr. Moore received a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the convertible promissory note issued to Mr. Moore at an exercise price of $0.15 per share. The convertible promissory notes purchased in the May 2012 offering by Mr. Moore were paid for in cash.

Effective May 14, 2012, we entered into an exchange agreement with Mr. Moore, pursuant to which Mr. Moore received approximately 5.4 million shares of our common stock in exchange for (i) surrendering the existing notes held by Mr. Moore and surrendering warrants to purchase an aggregate of approximately 1,568,627 shares of our common stock originally issued on October 31, 2011, and (ii) amending the note purchase agreements between us and Mr. Moore, dated as of October 28, 2011, to terminate (x) Mr. Moore’s right to liquidated damages if we fail for any reason to satisfy the current public information requirement under Rule 144(c) promulgated under the Securities Act, (y) Mr. Moore’s right to participate in any proposed or intended issuance or sale or exchange of the our securities, and (z) the prohibition on our ability to effect, or enter into an agreement to effect, any issuance of our securities for cash consideration involving a variable rate transaction.

In June 2012, Mr. Moore loaned the Company $50,000. In October 2012, Mr. Moore loaned the Company $24,500. The total amount of 74,500 has been classified as deferred investment funds. As of December 6, 2012, the Company owed Mr. Moore an aggregate of approximately $433,000 in principal pursuant to the multiple promissory notes described above.

Effective May 14, 2012, we entered into an exchange agreement with Mr. Rosenblum, pursuant to which Mr. Rosenblum received approximately 686,000 shares of our common stock in exchange for (i) surrendering the existing notes held by Mr. Rosenblum and surrendering warrants to purchase an aggregate of approximately 196,000 shares of our common stock originally issued on October 31, 2011, and (ii) amending the note purchase agreements between us and Mr. Rosenblum, dated as of October 28, 2011, to terminate (x) Mr. Rosenblum’s right to liquidated damages if we fail for any reason to satisfy the current public information requirement under Rule 144(c) promulgated under the Securities Act, (y) Mr. Rosenblum’s right to participate in any proposed or intended issuance or sale or exchange of the our securities, and (z) the prohibition on our ability to effect, or enter into an agreement to effect, any issuance of our securities for cash consideration involving a variable rate transaction.

On June 8, 2012, Thomas A. Moore, our Chief Executive Officer, waived our obligation to keep reserved from our authorized and available shares of common stock, such number of shares of our common stock necessary to effect the exercise or conversion, as applicable, in full, of (i) warrants to purchase an aggregate of 11,064,611 shares of our common stock and (ii) promissory notes convertible into 800,000 shares of our common stock. This waiver expired on August 29, 2012, the date that we filed an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to our authorized shares of common stock.

On July 5, 2012, in consideration for the waiver described above, we entered into an exchange agreement with Mr. Moore, with an effective date of June 8, 2012, pursuant to which Mr. Moore surrendered warrants to purchase an aggregate of approximately 11,064,611 shares of our common stock to us in exchange for receiving warrants to purchase an aggregate of approximately 11,064,611 shares of our common stock that were not exercisable and for which no shares of our common stock were reserved until we filed an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to our authorized shares of common stock. Mr. Moore also agreed pursuant to the exchange agreement not to convert the promissory notes convertible into 800,000 shares of our common stock until the Company filed on amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to its authorized shares of common stock. In addition, certain of the warrants received in the exchange have an extended expiration date which is two years following the date we obtained stockholder approval to increase our authorized shares of common stock and filed an amendment to our certificate of incorporation.

On August 2, 2012, in a private placement pursuant to a note purchase agreement, we issued Dr. James Patton, a member of our board of directors, a convertible promissory note in the principal amount of $66,667 for a purchase price of $50,000. The Patton Note was issued with an original issue discount of 25%. Dr. Patton paid $0.75 for each $1.00 of principal amount of the Patton Note purchased. The Patton Note is convertible into shares of our common stock at a per share conversion price equal to $0.025287. Additionally, Dr. Patton received a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Patton Note at an exercise price of $0.025287 per share. The Patton Note matures on August 2, 2013. We may redeem the Patton Note under certain circumstances. The Patton Warrant is exercisable at any time on or before August 2, 2017. The Patton Warrant may be exercised on a cashless basis under certain circumstances. The Patton Note and the Patton Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Dr. Patton be entitled to convert any portion of the Patton Note or Patton Warrant to the extent that after such conversion or exercise, as applicable, Dr. Patton (together with his affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date.

On September 25, 2012, in a private placement pursuant to a note purchase agreement, we issued our affiliate Dr. Yvonne Paterson a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000. The Paterson Note bears interest at a rate of 12% per annum, compounding annually. The Paterson Note is convertible into shares of our common stock at a conversion price equal to the arithmetic average of the five lowest closing trading prices for the common stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The Paterson Note matures one month from its issuance date. Additionally, Dr. Paterson will receive a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Patterson Note at an exercise price equal to the conversion price then in effect. These warrants have not yet been issued. The Paterson Warrant may be exercised on a cashless basis under certain circumstances. The Paterson Note and the Paterson Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Dr. Paterson be entitled to convert any portion of the Paterson Note or Paterson Warrant to the extent that after such conversion or exercise, as applicable, Dr. Paterson (together with her affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date. On December 7, 2012, Dr. Paterson agreed to extend the maturity date of the Paterson Note to December 31, 2012

On September 27, 2012, in a private placement pursuant to a note purchase agreement, we issued our employee Christine French a convertible promissory note in the aggregate principal amount of $25,000 for a purchase price of $25,000. The French Note bears interest at a rate of 12% per annum, compounding annually. The French Note is convertible into shares of our common stock at a conversion price equal to the arithmetic average of the five lowest closing trading prices for the common stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The French Note matures one month from its issuance date. Additionally, Ms. French will receive a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the French Note at an exercise price equal to the conversion price then in effect. These warrants have not yet been issued. The French Warrant may be exercised on a cashless basis under certain circumstances. The French Note and the French Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Ms. French be entitled to convert any portion of the French Note or French Warrant to the extent that after such conversion or exercise, as applicable, Ms. French (together with her affiliates) would beneficially own more than 4.99% of the outstanding shares of the common stock as of such date. On December 7, 2012, Ms. French agreed to extend the maturity date of the French Note to December 31, 2012.

DESCRIPTION OF OUR CAPITAL STOCK

General

At the date hereof, we are authorized by our certificate of incorporation to issue an aggregate of 1,000,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share. As of December 6, 2012, there were 423,827,618 shares of common stock, no shares of Series A preferred stock and 740 shares of Series B preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders.  Holders of our common stock do not have cumulative voting rights, which means that the holders of more than one half of the outstanding shares of common stock, subject to the rights of the holders of the preferred stock, if any, can elect all of our directors, if they choose to do so.  In this event, the holders of the remaining shares of common stock would not be able to elect any directors.  Except as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock, if any, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

67

Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive ratably, dividends when, as, and if declared by our board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any.  Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully-paid and nonassessable.

Common Stock in this Offering

The 3,500,000 Commitment Fee Shares were fully paid and are not liable for further call or assessment, and the 1,800,000 Maintenance Fee Shares and the shares issuable under the Purchase Agreement offered in this prospectus when issued and paid for in accordance with the terms of the Purchase Agreement will be fully paid and are not liable for further call or assessment.

Preferred Stock

General

We are authorized to issue up to 5,000,000 shares of “blank check” preferred stock.  Preferred stock may be issued in one or more series and having the rights, privileges and limitations, including voting rights, conversion privileges and redemption rights, as may, from time to time, be determined by our board of directors.  Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as our board of directors deems appropriate.  In the event that any shares of preferred stock are to be issued, a certificate of designation containing the rights, privileges and limitations of such series of preferred stock will be filed with the Secretary of State of the State of Delaware.  The effect of such preferred stock is that, subject to Federal securities laws and Delaware law, our board of directors alone, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of us without further action by the stockholders, and may adversely affect the voting and other rights of the holders of our common stock.  The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of holders of our common stock, including the loss of voting control to others.

Our board of directors has authorized the issuance of up to 1,000 shares of Series A Preferred Stock, $0.001 par value per share, none of which are outstanding as of the date hereof, and up to 2,500 shares of Series B Preferred Stock, $0.001 par value per share, 740 shares of which are outstanding as of the date hereof.

Description of Series B Preferred Stock

The following description is qualified in its entirety by the terms and conditions set forth in the certificate of designations of Preferences, Rights and Limitations of Series B Preferred Stock attached as exhibit 4.3 to this registration statement, which we refer to as the Series B Certificate of Designations. The following description may not contain all the information with respect to such Series B Preferred Stock important to you. We encourage you to read the Series B Certificate of Designations attached as exhibit 4.3 to this registration statement.

Holders of Series B preferred stock will be entitled to receive dividends, which will accrue in shares of Series B preferred stock on an annual basis at a rate equal to 10% per annum from the issuance date. Accrued dividends will be payable upon redemption of the Series B preferred stock or upon the liquidation, dissolution or winding up of our company. The Series B preferred stock ranks, with respect to dividend rights and rights upon liquidation:

•	senior to our common stock and any other class or series of preferred stock (other than Series A preferred stock or any class or series of preferred stock that we intend to cause to be listed for trading or quoted on Nasdaq, NYSE Amex or the New York Stock Exchange);

•	pari passu with any outstanding shares of our Series A preferred stock (none of which are issued and outstanding as of the date hereof); and

•	junior to all of our existing and future indebtedness and any class or series of preferred stock that we intend to cause to be listed for trading or quoted on Nasdaq, NYSE Amex or the New York Stock Exchange.

68

The Series B preferred stock has a liquidation preference per share equal to the original price per share thereof plus all accrued dividends thereon, and is subject to repurchase following the consummation of certain fundamental transactions by us.  Upon or after the fourth anniversary of the applicable issuance date, we have the right, at our option, to redeem all or a portion of the shares of Series B preferred stock, at their liquidation value.  We also have the right, at our option, to redeem all or a portion of the shares of Series B preferred stock, at a price per share equal to: (i) 136% of their liquidation value if redeemed on or after the applicable issuance date but prior to the first anniversary of the applicable issuance date, (ii) 127% of their liquidation value if redeemed on or after the first anniversary but prior to the second anniversary of the applicable issuance date, (iii) 118% of their liquidation value if redeemed on or after the second anniversary but prior to the third anniversary of the applicable issuance date, and (iv) 109% of their liquidation value if redeemed on or after the third anniversary but prior to the fourth anniversary of the applicable issuance date.

Description of The Optimus Transactions

A.	Exchange of Series A Preferred Stock for Series B Preferred Stock

On May 13, 2010, we issued and sold an aggregate of 500 shares of Series A preferred stock to Optimus.  The aggregate purchase price for the Series A preferred stock was $5.0 million. On July 19, 2010, we issued 500 shares of Series B preferred stock to Optimus, which we refer to as the Series B exchange shares, in exchange for the 500 shares of Series A preferred stock so that all shares of our preferred stock held or subsequently purchased by Optimus under the Series B purchase agreement, as amended, would be redeemable upon substantially identical terms.  Any accrued and unpaid dividends on the Series A preferred stock were deemed cancelled and such amount of accrued and unpaid dividends were reflected as accrued and unpaid dividends of the Series B preferred stock issued to Optimus.

B.	Offering of Series B Preferred Stock

Pursuant to the Series B purchase agreement, as amended, Optimus agreed to purchase, upon the terms and subject to the conditions set forth therein and described below, up to $7.5 million of our Series B preferred stock, at a price of $10,000 per share, of which $2.84 million of our Series B preferred stock remains available for purchase.  As of December 6, 2012, we issued and sold an aggregate of 466 shares of Series B preferred stock to Optimus.  The aggregate purchase price for the Series B preferred stock was $4.66 million.  Under the terms of the Series B purchase agreement, as amended, Optimus remains obligated, from time to time until July 19, 2013, to purchase up to an additional 284 shares of Series B preferred stock upon notice from us to Optimus.  Subject to satisfaction of certain closing conditions, Optimus is obligated to purchase such shares of Series B preferred stock on the 10th trading day after the date of the notice.  We will determine, in our sole discretion, the timing and amount of Series B preferred stock to be purchased by Optimus, and may sell such shares in multiple tranches. Optimus will not be obligated to purchase the Series B preferred stock upon our notice (i) in the event the average closing sale price of our common stock during the nine trading days following delivery of our notice falls below 75% of the closing sale price of our common stock on the trading day prior to the date such notice is delivered to Optimus, or (ii) to the extent such purchase would result in Optimus and its affiliates beneficially owning more than 9.99% of our outstanding common stock.

C.	Redemption of Series B Preferred Stock

On December 30, 2010, immediately following the closing of the sale of 72 shares of Series B preferred stock to Optimus pursuant to the terms of the Series B purchase agreement, we redeemed 226 shares of Series B Preferred Stock held by Optimus for an aggregate redemption price of $3,141,004 consisting of (i) cash in an amount of $76,622 and (ii) the cancellation of certain promissory notes issued by an affiliate of Optimus to us in the aggregate amount of $3,064,382.

D.	Rights to Issue Additional Series B Preferred Stock

Under the Series B purchase agreement, we may deliver a notice to Optimus requesting that Optimus purchase additional shares of Series B preferred stock. Optimus’s obligation to accept a notice and to acquire and pay for the Series B preferred stock subject to such notice at a tranche closing are subject to the satisfaction of certain conditions, which include, among others:

•	our common stock must be listed for trading or quoted on an eligible trading market, and we must be in compliance with all requirements under the Securities Exchange Act of 1934, as amended, in order to maintain such listing;

•	either (i) we have a current, valid and effective registration statement covering the resale of all warrant shares or (ii) all warrant shares are eligible for resale without limitation under Rule 144 (assuming cashless exercise of the warrant);

•	there must not be any material adverse effect with respect to our company since the date of the Series B purchase agreement, as amended, other than losses incurred in the ordinary course of business;

•	we must not be in default under any material agreement;

•	certain lock-up agreements with our senior officers and directors and certain beneficial owners of 10% or more of our outstanding common stock must be effective;

•	there must not be any legal restraint prohibiting the transactions contemplated by the Series B purchase agreement, as amended; and

69

•	the aggregate of all shares of our common stock beneficially owned by Optimus and its affiliates must not exceed 9.99% of our outstanding common stock.

Stock Symbol

Our common stock is quoted on the OTC Bulletin Board under the symbol ADXS.OB.  On December 6, 2012, the last reported sale price per share for our common stock as reported by the OTC Bulletin Board was $0.04.

Warrants

The following description is qualified in its entirety by the terms and conditions set forth in the forms of such warrants attached as exhibits to this registration statement. The following description may not contain all the information with respect to such warrants important to you. We encourage you to read the forms of each warrant attached as exhibits to this registration statement.

Warrants - 2007 Private Placement

As part of the October 17, 2007 private placement, investors were issued units consisting of one share of common stock and ¾ of a five-year warrant to purchase one share of common stock at an exercise price of $0.20 per share (prior to anti-dilution adjustments).  The October 2007 warrants provide for adjustment of their exercise prices upon the occurrence of certain events, such as payment of a stock dividend, a stock split, a reverse split, a reclassification of shares, or any subsequent equity sale, rights offering, pro rata distribution (full ratchet), or any fundamental transaction such as a merger, sale of all of its assets, tender offer or exchange offer, or reclassification of its common stock.  If at any time after October 17, 2008 there is no effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the warrants by the holder of such warrants, then the warrants may also be exercised at such time by means of a “cashless exercise.” The October 2007 warrants provide that they may not be exercised if, following the exercise, the holder will be deemed to be the beneficial owner of more than 9.99% of our outstanding shares of common stock.

In an effort to reduce the number of our October 2007 warrants outstanding, we may from time to time enter into exchange agreements with the holders of such warrants pursuant to which such holders may receive shares of our common stock and/or additional warrants in amounts to be determined in such negotiations. As of December 6, 2012, we have exchanged October 2007 warrants to purchase 39,690,911 shares of our common stock with certain investors in return for 7,437,857 shares of our common stock and new warrants to purchase 21,040,303 shares of our common stock (which warrants are identical to the October 2007 warrants, except that such warrants do not contain any economic anti-dilution adjustment rights).

On October 17, 2012, October 2007 warrants to purchase 15,869,507 shares of our common stock expired unexercised.

Warrants - Series A Preferred Stock Offering

At the time of the execution of the Series A purchase agreement, an affiliate of Optimus was granted on September 24, 2009 a warrant to purchase up to 33,750,000 shares of our common stock at an exercise price of $0.20 to be adjusted in connection with the draw down of each tranche.  As permitted by the terms of such warrant, the aggregate exercise price of $6,250,970 received by us as of December 6, 2012 is payable pursuant to four-year full recourse promissory notes each bearing interest at the rate of 2% per year.  In addition, in connection with the draw down of the final tranche, we issued an additional warrant to an affiliate of Optimus to purchase up to 2,818,000 shares of common stock at an exercise price of $0.18 per share.  As permitted by the terms of such warrant, the aggregate exercise price of $507,240 received by us as of July 31, 2011 is payable pursuant to a four-year full recourse promissory note bearing interest at the rate of 2% per year.  The foregoing promissory notes are not due or payable at any time that (a) we are in default of under the Series A purchase agreement, any loan agreement or other material agreement or (b) there are any Series B exchange shares issued or outstanding.

Warrants - Series B Preferred Stock Offering

At the time of execution of the Series B purchase agreement, we issued to Optimus a three-year warrant to purchase up to 40,500,000 shares of our common stock, at an initial exercise price of $0.25 per share, of which no shares of our common stock remain available to purchase.  As permitted by the terms of this warrant, the aggregate exercise price of $6,291,000 received by us as of December 6, 2012 are payable pursuant to four-year full recourse promissory notes bearing interest at the rate of 2% per year.  On December 30, 2010, certain of these promissory notes in the aggregate amount of $3,064,382 were cancelled as part of the redemptions price in connection with our redemption of 226 shares of Series B Preferred Stock held by Optimus.  As of December 6, 2012 we have issued to Optimus warrants to purchase an aggregate of 102,628,000 shares of our common stock of which the 25,560,000 described below remain outstanding.

70

On April 4, 2011, in connection with the amendment to the Series B purchase agreement, we issued an additional warrant to an affiliate of Optimus to purchase up to 25,560,000 shares of common stock at an initial exercise price of $0.15 per share.  The warrant became exercisable on June 24, 2011, which is the date on which a registration statement registering for resale the shares of our common stock issuable upon exercise of the warrant became effective.  The warrant consists of and is exercisable in tranches, with a separate tranche being created upon each delivery of a tranche notice under the Series B purchase agreement, as amended.  On each tranche notice date, that portion of the warrant equal to 135% of the tranche amount will vest and become exercisable, and such vested portion may be exercised at any time during the exercise period on or after such tranche notice date.  On each tranche notice date, the exercise price of the warrant will be adjusted to the closing sale price of a share of our common stock on the applicable tranche notice date.  The exercise price of the warrant may be paid (at the option of the affiliate of Optimus) in cash or by issuance of a four-year, full-recourse promissory note, bearing interest at 2% per annum, and secured by a specified portfolio of assets.  However, such promissory note is not due or payable at any time that (a) we are in default of any preferred stock purchase agreement for Series B preferred stock or any warrant issued pursuant thereto, any loan agreement or other material agreement or (b) there are any shares of the Series B preferred stock issued or outstanding.  The warrant also provides for cashless exercise in certain circumstances. If Optimus fails to acquire and pay for the Series B preferred stock upon delivery of our notice in accordance with the terms of the Series B purchase agreement, as amended, (assuming the timely and full satisfaction of all of the conditions set forth therein) and the warrant has not previously been exercised in full, we have the right to demand surrender of the warrant (or any remaining portion thereof) without compensation, and the warrant will automatically be cancelled.

Warrants - Bridge Offerings

In connection with the senior bridge financing and junior bridge financings, we have issued warrants to purchase an aggregate of 15,789,125 shares of our common stock with terms ranging from two to five years and exercise prices ranging from $0.15 to $0.25 per share (with most subject to anti-dilution adjustments).  In return for extending the maturity dates of certain senior bridge notes, we issued additional warrants to purchase an aggregate of 2,468,901 shares of our common stock with terms similar to their original warrants.  Due to the anti-dilution provisions contained in our warrant agreements, we issued an aggregate of 3,556,285 additional warrants as a result of “ratchets” that occurred in January 2010 and September 2010.  In December 2010, we issued an aggregate of 815,790 additional warrants to certain of our junior bridge note holders, with terms similar to their original warrants, and new promissory notes in the aggregate principal amount of $343,000 in return for extending the maturity dates of their original promissory notes.  As of December 6, 2012, the exercise price has been reduced from $0.15 per share to $0.025287 per share with respect to approximately 13 million bridge note warrants such that approximately 64 million additional shares of our common stock are issuable upon exercise of such warrants at $0.025287 per share. As of December 6, 2012, we had approximately 78 million bridge note warrants outstanding. The senior bridge warrants and junior bridge warrants provide for adjustment of their exercise prices upon the occurrence of certain events, such as payment of a stock dividend, a stock split, a reverse split, a reclassification of shares, or any subsequent equity sale, rights offering, pro rata distribution (full ratchet), or any fundamental transaction such as a merger, sale of all of its assets, tender offer or exchange offer, or reclassification of its common stock.  Each of the senior bridge warrants and some of the junior bridge warrants may be exercised on a cashless basis under certain circumstances.  Each of the senior bridge warrants and junior bridge warrants provide that they may not be exercised if, following the exercise, the holder will be deemed to be the beneficial owner of more than 9.99% of our outstanding shares of common stock.

Warrants - May 2011 Private Placement

In connection with the issuance of approximately $7.0 million of our convertible promissory notes to certain accredited investors in May 2011, which we refer to as the May 2011 offering, we issued warrants to purchase an aggregate of 25,480,570 shares of our common stock, of which warrants to purchase an aggregate of 23,593,122 shares of our common stock were issued to the investors in the May 2011 offering and warrants to purchase an aggregate of 1,887,448 shares of our common stock were issued to Rodman & Renshaw, LLC, which we refer to as Rodman, as the placement agent for the May 2011 offering. Each May 2011 warrant has an exercise price of $0.15 per share. The May 2011 warrants are exercisable at any time on or before the third anniversary of the issue date of the May 2011 warrants, or May 12, 2014. The May 2011 warrants may be exercised on a cashless basis under certain circumstances. The May 2011 warrants include a limitation on conversion or exercise, which provides that at no time will an investor be entitled to exercise any number of May 2011 warrants that would result in the beneficial ownership by the investor and its affiliates of more than 4.99% of the outstanding shares of our common stock on such date. The May 2011 warrants were exchanged in the May 2012 exchange for substantially identical warrants, except that the expiration date of the new warrants has been extended for one additional year.

Warrants - October 2011 Private Placement

In connection with the issuance of approximately $2.3 million of our convertible promissory notes to certain accredited investors in October 2011, which we refer to as the October 2011 offering, we issued warrants to purchase an aggregate of 8,620,977 shares of our common stock, of which warrants to purchase an aggregate of 7,754,899 shares of our common stock were issued to the investors in the October 2011 offering and warrants to purchase an aggregate of 866,078 shares of our common stock were issued to Rodman as the placement agent for the October 2011 offering. Each October 2011 warrant has an exercise price of $0.15 per share. The October 2011 warrants are exercisable at any time on or before the third anniversary of the issue date of the October 2011 warrants, or October 31, 2014. The October 2011 warrants may be exercised on a cashless basis under certain circumstances. The October 2011 warrants include a limitation on conversion or exercise, which provides that at no time will an investor be entitled to exercise any number of October 2011 warrants that would result in the beneficial ownership by the investor and its affiliates of more than 4.99% of the outstanding shares of our common stock on such date. Certain of the October 2011 warrants were exchanged in the May 2012 exchange for substantially identical warrants, except that the expiration date of the new warrants has been extended for one additional year.

71

Warrants - December 2011 Private Placement

In connection with the issuance of approximately $1.2 million of our convertible promissory notes to certain accredited investors in December 2011, which we refer to as the December 2011 offering, we issued warrants to purchase an aggregate of 4,682,940 shares of our common stock, of which warrants to purchase an aggregate of 4,107,842 shares of our common stock were issued to the investors in the December 2011 offering and warrants to purchase an aggregate of 575,098 shares of our common stock were issued to Rodman as the placement agent for the December 2011 offering. Each December 2011 warrant has an exercise price of $0.15 per share. The December 2011 warrants are exercisable at any time on or before the third anniversary of the issue date of the December 2011 warrants, or January 9, 2015. The December 2011 warrants may be exercised on a cashless basis under certain circumstances. The December 2011 warrants include a limitation on conversion or exercise, which provides that at no time will an investor be entitled to exercise any number of December 2011 warrants that would result in the beneficial ownership by the investor and its affiliates of more than 4.99% of the outstanding shares of our common stock on such date. Certain of the December 2011 warrants were exchanged in the May 2012 exchange for substantially identical warrants, except that the expiration date of the new warrants has been extended for one additional year.

Warrants - May 2012 Private Placement

In connection with the May 2012 offering, we issued warrants to purchase an aggregate of 3,533,333 shares of our common stock, of which warrants to purchase an aggregate of 3,177,777 shares of our common stock were issued to the investors in the May 2012 offering and warrants to purchase an aggregate of 231,112 shares of our common stock were issued to Rodman as the placement agent for the May 2012 offering and 124,444 were issued to certain employees of Rodman. Each warrant, which we refer to as the May 2012 Warrant, has an exercise price of $0.15 per share. The May 2012 Warrants are exercisable at any time on or before the fifth anniversary of the issue date of the May 2012 Warrants, or May 18, 2017. The May 2012 Warrants may be exercised on a cashless basis under certain circumstances. The May 2012 Warrants include a limitation on conversion or exercise, which provides that at no time will an investor be entitled to exercise any number of May 2012 Warrants that would result in the beneficial ownership by the investor and its affiliates of more than 4.99% of the outstanding shares of our common stock on such date.

Warrants - July 2012 Exchanges

In July 2012, we entered into exchange agreements with certain holders of warrants to purchase shares of our common stock, including Thomas A. Moore, our Chief Executive Officer. As of December 6, 2012, there were warrants to purchase approximately 35,000,000 shares of our common stock outstanding.

Warrants - August and September 2012 Issuance

In connection with the Patton purchase agreement, we issued a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Patton Note at an exercise price of $0.15 per share. The Patton Warrant is exercisable at any time on or before the fifth anniversary of the issue date of the Patton Warrant, or August 2, 2017. The Patton Warrant may be exercised on a cashless basis under certain circumstances. The Patton Warrant includes a limitation on exercise, which provides that at no time will Dr. Patton be entitled to exercise the Patton Warrant for such number of shares of our common stock that would result in the beneficial ownership by Dr. Patton and his affiliates of more than 4.99% of the outstanding shares of our common stock on such date.

In connection with the Paterson purchase agreement, we issued a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Paterson Note at an exercise price equal to the conversion price then in effect. These warrants have not yet been issued. The Paterson Warrant may be exercised on a cashless basis under certain circumstances. The Paterson Warrant includes a limitation on exercise, which provides that at no time will Dr. Paterson be entitled to exercise the Paterson Warrant to the extent for such number of shares of our common stock that would result in the beneficial ownership by Dr. Paterson and her affiliates of more than 4.99% of the outstanding shares of our common stock on such date.

In connection with the French purchase agreement, we issued a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the French Note at an exercise price equal to the conversion price then in effect. These warrants have not yet been issued. The French Warrant may be exercised on a cashless basis under certain circumstances. The French Warrant includes a limitation on exercise, which provides that at no time will Ms. French be entitled to exercise the French Warrant to the extent for such number of shares of our common stock that would result in the beneficial ownership by Ms. French and her affiliates of more than 4.99% of the outstanding shares of our common stock on such date.

Antidilution Adjustments

As a result of anti-dilution protection provisions contained in certain of our outstanding warrants (including the senior bridge warrants and the junior bridge warrants), as of December 6, 2012, the exercise price has been reduced from $0.15 per share to $0.025287 per share with respect to an aggregate of approximately 13 million warrants such that approximately 64 million additional shares of our common stock are issuable upon exercise of such warrants at $0.025287 per share. As of December 6, 2012, warrants to purchase 77,519,641 shares of our common stock are exercisable at $0.025287 per share and are subject to “full ratchet” anti-dilution protection upon certain equity issuances below $0.025287 per share (as may be further adjusted).

Registration Rights

The following description is qualified in its entirety by the terms and conditions set forth in the registration rights agreements with respect to the offerings described below attached as exhibits to this registration statement. The following description may not contain all the information with respect to such registration rights important to you. We encourage you to read the registration rights agreements attached as exhibits to this registration statement.

Registration Rights - 2007 Private Placement

In connection with our October 2007 private placement, we entered into a registration rights agreement with the investors in that offering pursuant to which we agreed to file a registration statement with the SEC within 45 days after the final closing of the offering covering all of the shares of common stock sold to the investors in the October 2007 private placement and all of the shares of common stock underlying the warrants that were sold to the investors in that offering.  Accordingly, we initially filed a registration statement on Form SB-2 with the SEC on November 30, 2007 to register all of such shares of common stock.  The Form SB-2 registration statement was declared effective by the SEC on January 22, 2008. Under the terms of the registration rights agreement, we agreed to keep the registration statement effective until the earlier of (i) the date on which all of those shares of common stock may be resold without registration under the Securities Act without regard to any volume limitations under Rule 144 under the Securities Act or (ii) the date on which all of those shares of common stock have been resold pursuant to the registration statement or Rule 144 under the Securities Act.

The registration rights agreement provides that if, among other things, the registration statement ceases for any reason to remain continuously effective, or the selling stockholder is otherwise not permitted to use it to resell their shares of common stock for more than 10 consecutive calendar days or more than a total of twenty calendar days (which need not be consecutive calendar days) during any 12-month period, then we are required to pay as partial liquidated damages an amount equal to 1.5% of the aggregate purchase price paid by any selling stockholder for such common stock, up to a maximum of 15% of such purchase price.  If we fail to pay any required partial liquidated damages in full within seven days after the date payable, we are then required to pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the selling stockholder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

72

We filed a post-effective amendment on Form S-1 to our original registration statement on Form SB-2 to, among other things, update the information included in the original registration statement, convert the original registration statement to a registration statement on Form S-1, and to deregister shares of our common stock which were covered by the original registration statement, but are no longer required to be registered under the terms of our registration rights agreement.

Registration Rights - Series B Preferred Stock Offering

Pursuant to the terms of the Series B purchase agreement, as amended, our rights to deliver a notice to Optimus requiring Optimus to acquire and pay for the Series B preferred stock are subject to having a current, valid and effective registration statement covering the resale of all shares underlying the warrants unless all shares underlying the warrants are eligible for resale without limitation under Rule 144 (assuming cashless exercise of the warrant).

Registration Rights - May 2011 Private Placement

In connection with the May 2011 offering, we entered into a registration rights agreement, dated as of May 9, 2011 with the investors in the May 2011 offering. Pursuant to such agreement, we agreed with such investors to provide certain rights to register under the Securities Act of 1933, as amended, the shares of our common stock issuable upon any conversion of the May 2011 notes and the exercise of the May 2011 warrants, and agreed to file a registration statement within 45 days of the closing of the May 2011 offering to register the offering of the shares of our common stock issuable upon conversion of the May 2011 notes and the exercise of the May 2011 warrants. We fulfilled this obligation by filing a registration statement on Form S-1 (File No. 333-175145) with the SEC on June 27, 2011.

Registration Rights - October 2011 Private Placement

In connection with the October 2011 offering, we entered into a registration rights agreement, dated as of October 28, 2011 with the investors in the October 2011 offering. Pursuant to such agreement, we agreed with such investors to provide certain rights to register under the Securities Act of 1933, as amended, the shares of our common stock issuable upon any conversion of the October 2011 notes and the exercise of the October 2011 warrants, and agreed to file a registration statement within 45 days of the closing of the October 2011 offering to register the offering of the shares of our common stock issuable upon conversion of the October 2011 notes and the exercise of the October 2011 warrants. We fulfilled this obligation by filing a registration statement on Form S-1 (File No. 333-178172) with the SEC on November 23, 2011.

Registration Rights - December 2011 Private Placement

In connection with the December 2011 offering, we entered into a registration rights agreement, dated as of January 9, 2012 with the investors in the December 2011 offering. Pursuant to such agreement, we agreed with such investors to provide certain rights to register under the Securities Act of 1933, as amended, the shares of our common stock issuable upon any conversion of the December 2011 notes and the exercise of the December 2011 warrants, and agreed to file a registration statement within 7 business days of the closing of the December 2011 offering to register the offering of the shares of our common stock issuable upon conversion of the December 2011 notes and the exercise of the December 2011 warrants. We fulfilled this obligation by filing a registration statement on Form S-1 (File No. 333-179208) with the SEC on January 27, 2012.

Registration Rights - JMJ Financial Private Placement

In connection with the settlement agreement we entered into with JMJ Financial, pursuant to which we agreed to issue 4 million shares of our common stock to JMJ Financial as consideration for the cancellation of certain notes and a release, we entered into a registration rights agreement, dated as of May 8, 2012 with JMJ Financial. Pursuant to such agreement, we agreed with JMJ Financial to provide certain rights to register under the Securities Act of 1933, as amended, the 4 million shares of our common stock, and agreed to file a registration statement within thirty days of the date of the JMJ Financial registration rights agreement to register the offering of the 4,000,000 shares of our common stock.

Registration Rights - May 2012 Private Placement

In connection with the May 2012 offering, we entered into a registration rights agreement, dated as of May 18, 2012 with the investors in the May 2012 offering. Pursuant to such agreement, we agreed with such investors to provide certain rights to register under the Securities Act of 1933, as amended, the shares of our common stock issuable upon any conversion of the approximately $953,333 of our convertible promissory notes that investors acquired in the May 2012 offering, which we refer to as the May 2012 Notes, and the exercise of the May 2012 Warrants, and agreed to file a registration statement within thirty business days of the closing of the May 2012 offering to register the offering of the shares of our common stock issuable upon conversion of the May 2012 Notes and the exercise of the May 2012 Warrants.

73

Registration Rights - Numoda Private Placement

Pursuant to the terms of the stock purchase agreement we entered into with Numoda, pursuant to which we agreed to issue 15 million shares of our common stock to Numoda in exchange for the immediate cancellation of $2,250,000 of accounts receivables owed by us to Numoda pursuant to the Master Agreement, dated June 19, 2009, between Numoda and us, we agreed to register the resale by Numoda of the 15 million shares with the SEC within thirty business days from the closing of the transaction on June 13, 2012. We fulfilled this obligation by filing a registration statement on Form S-1 (File No. 133-183690) with the SEC on August 31, 2012, which was declared effective by the SEC on September 13, 2012.

Registration Rights - JMJ Financial August 2012 Settlement and Note Issuance

Pursuant to the settlement agreement we entered into with JMJ Financial, dated as of August 27, 2012, we agreed with JMJ Financial to provide certain rights to register under the Securities Act of 1933, as amended, the 4,076,925 shares of our common stock, and agreed to file a registration statement no later than August 31, 2012 to register the offering of the 8,076,923 shares of our common stock, including the 4,000,000 shares of our common stock issued to JMJ Financial in May 2012 and the 4,076,925 shares of our common stock issued to JMJ Financial pursuant to the Settlement Agreement.

Pursuant to the terms of the August 2012 Note, we agreed to include up to 3,250,000 shares of our common stock which may be issuable upon conversion of the August 2012 Note on the next registration statement that we filed with the Securities and Exchange Commission after the issuance date of the August 2012 Note. We fulfilled this obligation by filing a registration statement on Form S-1 (File No. 133-183682) with the SEC on August 31, 2012, which was declared effective by the SEC on September 13, 2012.

Registration Rights – Equity Enhancement Program

In connection with the Purchase Agreement we entered into with Hanover, dated as of October 26, 2012, we agreed with Hanover to certain rights to register under the Securities Act of 1933, as amended, the Registrable Securities and agreed to file a registration statement within 12 calendar days of the Purchase Agreement to register the resale of the Registrable Securities. For a more detailed description of these registration rights see “Equity Enhancement Program – Registration Rights Agreement” on Page 20 above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

SHARES ELIGIBLE FOR FUTURE SALE

As of December 6, 2012, we had 423,827,618 shares of common stock outstanding, not including shares issuable upon conversion of certain of our notes or shares issuable upon exercise of our options or warrants. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

Public Float

Of our outstanding shares, as of December 6, 2012 approximately 19,964,035 shares are beneficially owned by executive officers, directors and affiliates (excluding shares of our common stock which (i) have been earned but not yet issued and (ii) may be acquired upon exercise of stock options and warrants which are currently exercisable or which become exercisable within 60 days of December 6, 2012). The approximately 403,863,583 remaining shares constitute our public float.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least six months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which equaled 4,238,277 shares as of December 6, 2012, or

•	the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.  In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel.  We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

As of December 6, 2012, approximately 326,334,046 shares of our common stock were available for sale by non-affiliates of ours under Rule 144.

Rule 701

Rule 701 permits our employees, officers or directors who purchased shares of our common stock pursuant to a written compensatory plan or contract to resell such shares in reliance upon Rule 144 but without compliance with specific restrictions.  Rule 701 provides that affiliates may sell their Rule 701 shares of common stock under Rule 144 without complying with the holding period requirement and that non-affiliates may sell such shares in reliance on Rule 144 without complying with the holding period, public information, volume limitation or notice provisions of Rule 144.

Stock Options and Awards

We have registered, by means of a registration statement on Form S-8 under the Securities Act of 1933, 2,381,525 shares of common stock reserved for issuance under our 2004 plan.  As of December 6, 2012, options to purchase 2,381,525 shares of our common stock remain outstanding under the 2004 plan, all of which options to purchase shares of common stock have vested and have not been exercised.  Shares of common stock issued upon exercise of a share option and registered under registration statement on Form S-8 will, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market immediately.

74

Our 2005 plan was approved by the stockholders on June 6, 2006, and has 5,600,000 shares of common stock reserved for issuance.  As of December 6, 2012, options to purchase 5,444,000 shares of our common stock remain outstanding under our 2005 plan, all of which have vested and have not been exercised.  Shares of common stock issued upon exercise of a share option may be eligible for sale, subject to vesting provisions, volume limitations and other limitations of Rule 144.

Our 2009 plan was approved by the stockholders on June 1, 2010, and has 20,000,000 shares of common stock reserved for issuance. As of December 6, 2012, options to purchase 19,441,899 shares of our common stock remain outstanding under our 2009 plan, of which options to purchase approximately 15,126,203 shares of common stock have vested and have not been exercised. Shares of common stock issued upon exercise of a share option may be eligible for sale, subject to vesting provisions, volume limitations and other limitations of Rule 144.

Our 2011 plan was approved by the stockholders on September 27, 2011, and, after giving effect to the amendment to the 2011 plan approved by our stockholders on August 13, 2012, has 65,000,000 shares of common stock reserved for issuance.  As of December 6, 2012, options to purchase 17,540,000 shares of our common stock have been granted under our 2011 plan.  Shares of common stock issued pursuant to an award granted under the 2011 plan may be eligible for sale, subject to vesting provisions, volume limitations and other limitations of Rule 144.

Our ESPP was approved by the stockholders on September 27, 2011, and has 5,000,000 shares of common stock reserved for issuance. As of December 6, 2012, 337,515 shares of common stock have been issued under our ESPP. Shares of common stock issued may be eligible for sale, subject to vesting provisions, volume limitations and other limitations of Rule 144.

Lock Up of Shares

In order to induce Optimus to enter into the Series B purchase agreement, our executive officers, directors and beneficial owners of 10% or more of our common stock agreed that, for a period of ten trading days beginning on each date we deliver a notice exercising the put described in the Series B purchase agreement, as amended, to Optimus and ending on the closing date of the put exercise, they will not, without the prior written consent of Optimus, (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to, any of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or warrants or other rights to purchase our common stock or any such securities, or any securities substantially similar to our common stock, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or any such securities, or warrants or other rights to purchase our common stock, whether any such transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b).

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the selling stockholder of any or all of the shares of common stock that have been or may be issued by us to Hanover under the Purchase Agreement. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with Hanover on October 19, 2012 in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, Hanover has not had any material relationship with us within the past three years.

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of December 6, 2012. As used in this prospectus, the term “selling stockholder” includes Hanover. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 423,827,618 shares of our common stock outstanding on December 6, 2012. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by the Company under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

75

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number(1)(2)	Percent(3)	Prospectus	Number(4)	Percent(3)
Hanover Holdings I, LLC(5)	15,666,666	3.75%	115,000,000	13,916,793	3.33%

* Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	This number represents (i) the 3,500,000 shares of common stock we issued to Hanover on November 13, 2012 as Commitment Shares in consideration for entering into the Purchase Agreement with us, (ii) 3,333,333 shares of our common stock issuable upon conversion of the Hanover December 2012 Note at a conversion price of $0.03 per share and (iii) 8,833,333 shares of our common stock issuable upon conversion of the Exchanged Hanover PIPE Notes at a conversion price of $0.03 per share. The Hanover December 2012 Note and the Exchanged Hanover PIPE Notes are subject to limitations on conversion if after giving effect to such conversion Hanover would beneficially own more than 4.99% of our common stock. For purposes of the numbers set forth in this footnote and the selling stockholder table above, we have disregarded such limitations.

(2)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering (i) up to 1,800,000 shares that may be issued to Hanover as Maintenance Fee Shares under the terms of the Purchase Agreement because the issuance of such shares is dependent on whether we chose to execute any draw downs during a calendar quarter while the Purchase Agreement is in effect and (ii) all of the shares that Hanover may be required to purchase under the Purchase Agreement because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Hanover’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, the maximum dollar value of each put of common stock to Hanover under the Purchase Agreement is subject to certain agreed upon threshold limitations set forth in the Purchase Agreement. Also, under the terms of the Purchase Agreement, we may not issue shares of our common stock to Hanover to the extent that Hanover or any of its affiliates would, at any time, beneficially own more than 9.99% of our outstanding common stock.

(3)	Applicable percentage ownership is based on 423,827,618 shares of our common stock outstanding as of December 6, 2012.

(4)	Assumes the sale of all shares being offered pursuant to this prospectus.

(5)	The business address of Hanover is c/o Magna Group, 5 Hanover Square, New York, New York 10004. We have been advised that Hanover is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Hanover nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. Joshua Sason has voting control and investment discretion over securities owned by Hanover. The foregoing should not be construed in and of itself as an admission by Mr. Sason as to beneficial ownership of the securities owned by Hanover.

Recent Selling Stockholder Transactions

On September 19, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $132,500 for a purchase price of $132,500, which we refer to as the September Hanover PIPE Note. On October 19, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $132,500, for a purchase price of $132,500, which we refer to as the October 2012Hanover PIPE Note, which, together with the September 2012 Hanover PIPE Note we refer to as the Initial Hanover PIPE Notes.

In October 2012, pursuant to the terms of various Assignment Agreements, which we refer to as the Assignment Agreements, Magna Group, LLC, an affiliate of Hanover, which we refer to as Magna, acquired $400,075.88 in aggregate principal amount of our outstanding convertible notes from certain third parties and entered into agreements to acquire an additional $340,522.90 in aggregate principal amount of our outstanding convertible notes from other third parties. Pursuant to the terms of such Assignment Agreements, we delivered two convertible notes to Magna in an aggregate principal amount of $740,598.74, in anticipation of the closing of all of the transactions contemplated by such Assignment Agreements. On October 25, 2012, the convertible note in the aggregate principal amount of $617,722.92 previously delivered to Magna was exchanged for a new convertible note in the aggregate principal amount of $400,075.77, convertible into share of common stock, which we refer to as the First Magna Exchange Note, to reflect such portion of the convertible notes actually issued as of October 25, 2012 pursuant to the Assignment Agreements, and the remaining convertible note in the aggregate principal amount of $122,875.82 previously delivered to Magna was returned to us and cancelled. Prior to the date of this filing, the First Magna Exchange Note has been converted in full into shares of our common stock in accordance with its terms and no longer remains outstanding.

On November 14, 2012, pursuant to the terms of various Assignment Agreements, we delivered a convertible note to Magna in an aggregate principal amount of $58,823.53, convertible into shares of common stock, which we refer to as the Second Magna Exchange Note. The Second Magna Exchange Note bears interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Second Magna Exchange Note. Prior to the date of this filing, the Second Magna Exchange Note has been converted in full into shares of our common stock in accordance with its terms and no longer remains outstanding.

On November 23, 2012, pursuant to the terms of various Assignment Agreements, we delivered a convertible note to Magna in an aggregate principal amount of $111,111.11, convertible into shares of common stock, which we refer to as the Third Magna Exchange Note. The Third Magna Exchange Note bears interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Third Magna Exchange Note. Prior to the date of this filing, the Third Magna Exchange Note has been converted in full into shares of our common stock in accordance with its terms and no longer remains outstanding.

On December 6, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000, which we refer to as the Hanover December 2012 Note. The Hanover December 2012 Note bears interest at a rate of 12% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of such Hanover December 2012 Note. The Hanover December 2012 Note is convertible into shares of our common stock at a conversion price of $0.03 per share. On December 5, Hanover exchanged the Initial Hanover PIPE Notes for notes in the form of the Hanover December 2012 Note that also are convertible into shares of our common stock at a conversion price of $0.03 per share, which we refer to as the Exchanged Hanover PIPE Notes. The Hanover December 2012 Note and the Exchanged Hanover PIPE Notes are subject to limitations on conversion if after giving effect to such conversion Hanover would beneficially own more than 4.99% of our common stock.

On December 6, 2012, pursuant to the terms of various Assignment Agreements, we delivered a convertible note to Magna in an aggregate principal amount of $170,588.22, convertible into shares of common stock, which we refer to as the Fourth Magna Exchange Note. The Fourth Magna Exchange Note bears interest at a rate of 6% per annum, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Fourth Magna Exchange Note. Prior to the date of this filing, the Fourth Magna Exchange Note has been converted in full into shares of our common stock in accordance with its terms and no longer remains outstanding.

76

PLAN OF DISTRIBUTION

We are registering shares of common stock that have been or may be issued by us from time to time to Hanover under the Purchase Agreement to permit the resale of these shares of common stock after the issuance thereof by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may decide not to sell any shares of common stock. The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. Hanover is an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the selling stockholder may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Hanover has advised us that it will use an unaffiliated broker-dealer to effectuate all resales of our common stock. To our knowledge, Hanover has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because Hanover is, and any other selling stockholder, broker, dealer or agent may be deemed to be, an “underwriter” within the meaning of the Securities Act, Hanover will (and any other selling stockholder, broker, dealer or agent may) be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market in accordance with the rules of NASDAQ;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

77

Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Hanover has informed us that each such broker-dealer will receive commissions from Hanover which will not exceed customary brokerage commissions. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Hanover has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount and other compensation to be received by any FINRA member or independent broker-dealer shall not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

78

We have agreed to pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $707.44 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, Hanover will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock. We have agreed to indemnify Hanover and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Hanover has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by Hanover specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Securities and Exchange Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling stockholder will be passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York.  A shareholder of Greenberg Traurig, LLP owns 4,088,686 shares of our common stock and warrants to purchase 518,566 shares of our common stock.

EXPERTS

The financial statements appearing in this Prospectus and Registration Statement have been audited by McGladrey LLP (formerly McGladrey & Pullen, LLP), an independent registered public accounting firm, as stated in their report appearing elsewhere herein, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as set forth above under the caption “Legal Matters,” no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we have filed with the SEC.  We have not included in this prospectus all of the information contained in the registration statement, and you should refer to the registration statement and its exhibits for further information.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC.  You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our Web site address is www.advaxis.com. The information on our web site is not incorporated into this prospectus.

79

ADVAXIS, INC.

FINANCIAL STATEMENTS

INDEX

Page
Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets as of October 31, 2011 and 2010	F-2

Statements of Operations for the years ended October 31, 2011 and 2010 and the cumulative period from March 1, 2002 (Inception) to October 31, 2011	F-3

Statements of Stockholders’ Equity (Deficiency) for the Period from March 1, 2002 (Inception) to October 31, 2011	F-4

Statements of Cash Flows for the years ended October 31, 2011 and 2010 and the cumulative period from March 1, 2002 (Inception) to October 31, 2011	F-5

Notes to the Financial Statements	F-7

Unaudited Interim Financial Statements

Balance Sheets as of July 31, 2012 (unaudited) and October 31, 2011	F-33

Statements of Operations for the three month period ended July 31, 2012 and 2011, the nine month period ended July 31, 2012 and 2011 and the period from March 1, 2002 (Inception) to July 31, 2012 (unaudited)	F-34

Statement of Shareholders’ Deficiency for the nine month period ended July 31, 2012 (unaudited)	F-35

Statements of Cash Flow for the nine month period ended July 31, 2012 and 2011 and the period from March 1, 2002 (Inception) to July 31, 2012 (unaudited)	F-36

Supplemental Disclosures of Cash Flow Information	F-37

Supplemental Disclosures of Noncash Investing and Financing Schedules	F-37

Notes to Unaudited Financial Statements	F-38

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Advaxis, Inc.

Princeton, New Jersey

We have audited the accompanying balance sheets of Advaxis, Inc. as of October 31, 2011 and 2010, and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended and for the cumulative period from March 1, 2002 (inception) to October 31, 2011.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advaxis, Inc. as of October 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended and the cumulative period from March 1, 2002 (inception) to October 31, 2011 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s products are being developed and have not generated significant revenues. As a result, the Company has suffered recurring losses and its liabilities exceed its assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MCGLADREY & PULLEN, LLP

MCGLADREY & PULLEN, LLP

New York, New York

January 26, 2012

F-1

ADVAXIS, INC.

(A Development Stage Company)

Balance Sheet

	October 31, 2011	October 31, 2010
ASSETS
Current Assets:
Cash	$1,096,538	$108,381
Other Current Asset Receivable	477,788	-
Grant Receivable	-	244,479
Prepaid expenses	37,474	38,511
Other Current Assets	2,221	-
Total Current Assets	1,614,021	391,371

Deferred expenses	1,380,103	233,322
Property and Equipment (net of accumulated depreciation)	-	28,406
Intangible Assets (net of accumulated amortization)	2,256,852	2,125,991
Deferred Financing Cost	65,848	-
Other Assets	323,738	96,096

TOTAL ASSETS	$5,640,562	$2,875,186

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable	$2,420,260	$2,586,008
Accrued expenses	2,976,334	647,125
Short-term Convertible Notes and fair value of embedded derivative	5,091,298	751,456
Notes payable – current portion, including interest payable	408,069	687,034
Total Current Liabilities	10,895,961	4,671,623
Deferred Rent	62,441	-
Long-term Convertible Notes	570,802	-
Common Stock Warrant	6,391,071	13,006,194
Total Liabilities	17,920,275	17,677,817

Shareholders’ Deficiency:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; Series B Preferred Stock; issued and outstanding 740 at October 31, 2011 and 789 at October 31, 2010. Series A Preferred Stock; issued and outstanding 0 at October 31, 2011 and 0 at October 31, 2010
Common Stock - $0.001 par value; authorized 500,000,000 shares, issued and outstanding 250,173,570 in 2011 and 198,100,817 in 2010	250,173	198,101
Additional Paid-In Capital	33,000,064	23,074,978
Promissory Note Receivable	(9,998,210)	(10,659,710)
Deficit accumulated during the development stage	(35,531,740)	(27,416,000)
Total Shareholders’ Deficiency	(12,279,713)	(14,802,631)
TOTAL LIABILITIES & SHAREHOLDERS’ DEFICIENCY	$5,640,562	$2,875,186

The accompanying notes and the report of independent registered public accounting firm should be read in conjunction with the financial statements.

F-2

ADVAXIS, INC.

(A Development Stage Company)

Statement of Operations

	Year Ended October 31,	Year Ended October 31,	Period from March 1, 2002 (Inception) to October 31,
	2011	2010	2011

Revenue	$-	$508,481	$1,863,343
Research & Development Expenses	8,078,901	4, 904,298	23,156,740
General & Administrative Expenses	4,939,935	3,530,198	21,179,833
Total Operating expenses	13,018,836	8,434,496	44,336,573
Loss from Operations	(13,018,836)	(7,926,015)	(42,473,230)
Other Income (expense):
Interest expense	(4,698,983)	(3,814,863)	(10,449,337)
Other Income	(45,700)	80,161	280,918
(Gain) Loss on note retirement	461,595	123,963	1,194,845
Write-off of intangible assets	(33,211)	-	(33,211)
Net changes in fair value of common stock warrant liability and embedded derivative liability	9,763,113	445,576	14,411,686
Net Loss before income tax benefit	(8,495,212)	(11,091,178)	(37,068,329)
Income Tax Benefit	379,472	278,978	1,580,473
Net Loss	(8,115,740)	(10,812,200)	(35,487,856)
Dividends attributable to preferred shares	1,538,686	-	1,582,570
Net Loss applicable to Common Stock	$(9,654,426)	$(10,812,200)	$(37,070,426)
Net Loss per share, basic	$(0.04)	$(0.07)
Net Loss per share, diluted	$(0.04)	$(0.07)

Weighted average number of shares outstanding, basic	222,918,519	150,928,808

Weighted average number of shares outstanding, diluted	222,918,519	150,928,808

The accompanying notes and the report of independent registered public accounting firm should be read in conjunction with the financial statements.

F-3

ADVAXIS, INC.

(a development stage company)

STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIENCY)

Period from March 1, 2002 (inception) to October 31, 2011

	Preferred Stock		Common Stock				Deficit
	Number of				Stock		Accumulated
	Shares of Outstanding	Amount	Number of shares of outstanding	Amount	Subscription Receivable	Additional Paid- in Capital	During the Development Stage	Shareholders’ Equity (Deficiency)
Preferred stock issued	3,418	$235,000						$235,000
Common Stock Issued			40,000	$40		$(40)
Options granted to consultants & professionals						10,493		$10,493
Net Loss							(166,936)	$(166,936)
Retroactive restatement to reflect re-capitalization on Nov. 12, 2004	(3,481)	(235,000)	15,557,723	15,558		219,442
Balance at December 31, 2002			15,597,723	$15,598		$229,895	$(166,936)	$78,557

Note payable converted into preferred stock	232	15,969						$15,969
Options granted to consultants and professionals						8,484		$8,484
Net loss							(909,745)	$(909,745)
Retroactive restatement to reflect re-capitalization on Nov. 12, 2004	(232)	(15,969)				15,969
Balance at December 31, 2003			15,597,723	$15,598		$254,348	$(1,076,681)	$(806,735)

Stock dividend on preferred stock	638	43,884					(43,884)
Net loss							(538,076)	$(538,076)
Options granted to consultants and professionals						5,315		5,315
Retroactive restatement to reflect re-capitalization on Nov. 12, 2004	(638)	(43,884)				43,884
Balance at October 31, 2004			15,597,723	$15,598		$303,547	$(1,658,641)	$(1,339,496)

Common Stock issued to Placement Agent on re-capitalization			752,600	753		(753)
Effect of re-capitalization			752,600	753		(753)
Options granted to consultants and professionals						64,924		64,924
Conversion of Note payable to Common Stock			2,136,441	2,136		611,022		613,158
Issuance of Common Stock for cash, net of shares to Placement Agent			17,450,693	17,451		4,335,549		4,353,000
Issuance of common stock to consultants			586,970	587		166,190		166,777
Issuance of common stock in connection with the registration statement			409,401	408		117,090		117,498
Issuance costs						(329,673)		(329,673)
Net loss							(1,805,789)	(1,805,789)
Restatement to reflect re- capitalization on Nov. 12, 2004 including cash paid of $44,940						(88,824)		(88,824)
Balance at October 31, 2005			37,686,428	$37,686		$5,178,319	$(3,464,430)	$1,751,575

Options granted to consultants and professionals						172,831		172,831
Options granted to employees and directors						71,667		71,667
Conversion of debenture to Common Stock			1,766,902	1,767		298,233		300,000
Issuance of Common Stock to employees and directors			229,422	229		54,629		54,858
Issuance of common stock to consultants			556,240	557		139,114		139,674
Net loss							(6,197,744)	(6,197,744)
Balance at October 31, 2006			40,238,992	40,239		5,914,793	(9,662,173)	(3,707,141)

Common Stock issued			59,228,334	59,228		9,321,674		9,380,902
Offering Expenses						(2,243,535)		(2,243,535)
Options granted to consultants and professionals						268,577		268,577
Options granted to employees and directors						222,501		222,501
Conversion of debenture to Common Stock			6,974,202	6,974		993,026		1,000,010
Issuance of Common Stock to employees and directors			416,448	416		73,384		73,800
Issuance of common stock to consultants			1,100,001	1,100		220,678		221,778
Warrants issued on conjunction with issuance of common stock						1,505,550		1,505,550
Net loss							(2,454,453)	(2,454,453)
Balance at October 31, 2007			107,957,977	$107,957		$16,276,648	$(12,116,626)	$4,267,979
Common Stock Penalty Shares			211,853	212		31,566	-	31,778
Offering Expenses						(78,013)		(78,013)
Options granted to consultants and professionals						(42,306)		(42,306)
Options granted to employees and directors						257,854		257,854
Issuance of Common Stock to employees and directors			995,844	996		85,005		86,001
Issuance of common stock to consultants			153,846	154		14,462		14,616
Warrants issued to consultant						39,198		39,198
Net loss							(5,416,418)	(5,416,418)
Balance at October 31, 2008			109,319,520	$109,319		$16,584,414	$(17,533,044)	$(839,311)

Common stock issued upon exercise of warrants			3,299,999	3,300		(3,300)		0
Warrants classified as a liability						(12,785,695)		(12,785,695)
Issuance of common Stock Warrants						(3,587,625)		(3,587,625)
Options granted to professionals and consultants						12,596		12,596

Options granted to employees and directors				0		467,304		467,304
Issuance of common stock to employees and directors			422,780	423		17,757		18,180
Issuance of common stock to consultants			2,595,944	2,596		49,383		51,979
Net Income/ (Loss)							929,244	929,244
Balance at October 31, 2009			115,638,243	$115,638		$754,834	$(16,603,800)	$(15,733,328)

Preferred Stock issued	789	-				6,828,293		6,828,293
Common stock issued upon exercise of warrants			62,265,059	62,265	(10,659,710)	18,647,522		8,050,077
Options granted to employees and directors						455,166		455,166
Common stock issued upon conversion of Bridge Notes			15,413,960	15,414		3,306,677		3,322,091
Common stock issued to Numoda			3,500,000	3,500		591,500		595,000
Common stock issued to University of Pennsylvania			388,889	389		69,611		70,000
Common stock issued to employees and directors			750,000	750		114,750		115,500
Common stock issued to former employees			144,666	145		(145)		-
Issuance of common stock warrants						(7,693,230)		(7,865,520)
Net Income/ (Loss)							(10,812,200)	(10,812,200)
Balance at October 31, 2010	789	-	198,100,817	$198,101	$(10,659,710)	$23,074,978	$(27,416,000)	$(14,802,631)

Preferred Stock issued	177	-				1,676,554		1,676,554
Preferred Stock redeemed	(226)	-			3,051,000	(3,141,003)		(90,003)
Common stock issued upon exercise of warrants			22,986,244	22,986	(2,389,500)	5,782,511		3,415,997
Options granted to employees and directors						717,029		717,029
Options granted to consultants						28,197		28,197
Common stock issued upon conversion of Bridge Notes			9,513,210	9,513		1,809,204		1,818,717
Common stock issued upon exchange of warrants			5,840,748	5,841		1,528,124		1,533,965
Common stock issued upon conversion of May 2011 Notes			12,647,076	12,647		2,250,536		2,263,183
Common stock issued to former employee			752,142	752		80,779		81,531
Common stock issued to consultants			333,333	333		49,667		50,000
Reclassification of warrant liability to equity						36,982		36,982
Reclassification of Embedded Derivative Liability to Beneficial Conversion Feature						132,488		132,488
Interest on Optimus Notes Receivable						202,856		202,856
Issuance of common stock warrants						(1,228,838)		(1,228,838)
Net Income/ (Loss)							(8,115,740)	(8,115,740)
Balance at October 31, 2011	740	-	250,173,570	$250,173	$(9,998,210)	$33,000,064	$(35,531,740)	$(12,279,713)

The accompanying notes and the report of independent registered public accounting firm should be read in conjunction with the financial statements.

F-4

ADVAXIS, INC.

(A Development Stage Company)

Statement of Cash Flows

			Period from
			March 1
			2002
	Year ended	Year ended	(Inception) to
	October 31,	October 31,	October 31,
	2011	2010	2011
OPERATING ACTIVITIES
Net Loss	$(8,115,740)	$(10,812,200)	$(35,487,856)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash charges to consultants and employees for options and stock	795,226	570,664	3,800,645
Amortization of deferred financing costs	-	-	260,000
Amortization of discount on Bridge Loans	482,507	550,040	1,156,393
Impairment of intangible assets	-	-	26,087
Non-cash interest expense	4,106,212	3,238,054	8,570,732
(Gain) Loss on change in value of warrants and embedded derivative	(9,763,113)	(445,576)	(14,411,686)
Warrant Expense	557,935	206,275	764,210
Value of penalty shares issued	-	-	149,276
Depreciation expense	28,406	38,528	195,672
Amortization expense of intangibles	132,288	100,420	594,640
Interest Income	267	-	267
Write-off of intangible assets	33,211	-	33,211
(Gain) Loss on note retirement	461,594	(123,963)	(1,194,845)
Change in operating assets and liabilities:
(Increase) decrease in prepaid expenses	1,037	(2,066)	(37,473)
(Increase) decrease in grant receivable	244,479	(244,479)	-
(Increase) decrease in other current assets	(2,221)	-	(2,221)
(Increase) in other assets	(38,438)	(89,956)	(132,271)
(Increase) decrease in deferred expenses	(1,146,783)	212,952	(872,375)
Increase in accounts payable	739,536	388,924	3,906,728
Increase in accrued expenses	2,383,767	167,143	3,018,528
(Decrease) increase in interest payable	94,547	(178,700)	(65,862)
Increase in deferred rent	62,441	-	62,441
Net cash used in operating activities	(8,942,842)	(6,423,940)	(29,665,759)
INVESTING ACTIVITIES
Cash paid on acquisition of Great Expectations	-	-	(44,940)
Purchase of property and equipment	-	(12,436)	(150,093)
Cost of intangible assets	(296,358)	(854,773)	(2,915,740)
Net cash used in Investing Activities	(296,358)	(867,209)	(3,110,773)
FINANCING ACTIVITIES
Proceeds from convertible secured debenture	955,000	80,000	1,995,000
(Increase) decrease in deferred offering expenses	(52,000)	-	(52,000)
Cash paid for deferred financing costs	(25,000)	-	(584,493)
Proceeds from notes payable	7,691,063	1,255,000	13,951,952
Payment on notes payable	(769,379)	(1,798,119)	(2,691,089)
Net proceeds of issuance of Preferred Stock	1,342,672	7,032,827	8,610,499
Payment on cancellation of Warrants	-	-	(600,000)
Proceeds from the exercise of warrants	1,085,001	170,000	1,255,001
Net proceeds of issuance of Common Stock	-	-	11,988,230
Net cash provided by Financing Activities	10,227,357	6,739,708	33,873,070
Net increase (decrease) in cash	988,157	(551,441)	1,096,538
Cash at beginning of period	108,381	659,822	-
Cash at end of period	$1,096,538	$108,381	$1,096,538

The accompanying notes and the report of independent registered public accounting firm should be read in conjunction with the financial statements.

F-5

Supplemental Disclosures of Cash Flow Information

	October 31,		Period from March 1, 2002 (Inception) to October 31,
	2011	2010	2011
Cash paid for Interest	$148,392	$311,784	$681,992

Supplemental Schedule of Noncash Investing and Financing Activities

					Period from
					March 1, 2002
	Year ended		Year ended		(Inception) to
	October 31,		October 31,		October 31,
	2011		2010		2011
Equipment acquired under notes payable	$		$		$45,580
Common Stock issued to Founders	$		$		$40
Notes payable and accrued interest converted to Preferred Stock	$		$		$15,969
Stock dividend on Preferred Stock	$		$		$43,884
Accounts payable from consultants settled with common stock	$		$		$51,978
Notes payable and embedded derivative liabilities converted to Common Stock		$4,149,114		$3,322,092	$5,835,250
Intangible assets acquired with notes payable	$		$		$360,000
Intangible assets acquired with common stock	$			$70,000	$70,000
Debt discount in connection with recording the original value of the embedded derivative liability		$3,505,605		$578,770	$6,166,817
Allocation of the original secured convertible debentures to warrants	$		$		$214,950
Allocation of the warrants on Bridge Notes as debt discount		$778,052		$712,036	$2,431,049
Note Receivable in connection with the exercise of warrants		$(661,500)		$10,659,710	$9,998,210
Warrants issued in connection with issuance of Common Stock	$		$		$1,505,550
Warrants issued in connection with issuance of Preferred Stock		$-	$		$3,587,625

The accompanying notes and the report of independent registered public accounting firm should be read in conjunction with the financial statements.

F-6

ADVAXIS, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1. PRINCIPAL BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Advaxis is a biotechnology company developing the next generation of immunotherapies for cancer and infectious diseases. Our novel platform technology is designed to generate a comprehensive immune response by serving as its own adjuvant, directing antigen presentation, increasing tumor infiltrating killer T-cells, and decreasing Tregs/MDSCs in the tumor. Today, the Company has approximately 19 (19) distinct constructs in various stages of development, directly developed by the Company and through strategic collaborations with recognized centers of excellence such as: the National Cancer Institute , Cancer Research – UK , the Wistar Institute , and the University of Pennsylvania.

Since the Company’s inception in 2002, it has focused its initial development efforts upon immunotherapies targeting cervical cancer, its predecessor condition, cervical intraepithelial neoplasia, head and neck cancer, breast cancer, prostate cancer, and other cancers and infectious diseases. Although no products have been commercialized to date, research and development and investment continue to be placed behind the pipeline and the advancement of this technology. Pipeline development entails risk and expense. It is anticipated that ongoing operational costs for the Company will continue to increase significantly due to several ongoing clinical trials that began this fiscal year.

Basis of Presentation

The preparation of financial statements in accordance with GAAP involves the use of estimates and assumptions that affect the recorded amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results may differ substantially from these estimates.  Significant estimates include the fair value and recoverability of the carrying value of intangible assets (patents and licenses), the fair value of options, the fair value of embedded conversion features, warrants and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates, based on historical experience and on various other assumptions that we believe to be reasonable under the circumstances.  Actual results may differ from estimates.

The Company’s products are being developed and have not generated significant revenues.  As a result, the Company has suffered recurring losses and its liabilities exceed its assets which raises substantial doubt about its ability to continue as a going concern.  These losses are expected to continue for an extended period of time.  The Company intends to continue raising funds through the sale of both debt and equity in order to continue funding ongoing clinical trials activity.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. There is a working capital deficiency, a shareholders’ deficiency and recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments to the carrying amount and classification of recorded assets and liabilities should the Company be unable to continue operations.  Management’s plans are to continue to raise additional funds through the sales of debt or equity securities. Results of operations for the interim periods presented are not necessarily indicative of results to be expected for the year.

F-7

Summary of Significant Accounting Policies

Revenue Recognition

Revenue from license fees and grants is recognized when the following criteria are met; persuasive evidence of an arrangement exists, services have been rendered, the contract price is fixed or determinable, and collection is reasonably assured. In licensing arrangements, delivery does not occur for revenue recognition purposes until the license term begins. Nonrefundable upfront fees received in exchange for products delivered or services performed that do not represent the culmination of a separate earnings process will be deferred and recognized over the term of the agreement using the straight line method or another method if it better represents the timing and pattern of performance. Since its inception, all of the Company’s revenues have been from multiple grants. For the year ended October 31, 2011, the Company did not receive any revenue from grants.

For revenue contracts that contain multiple elements, revenue arrangements with multiple deliverables are divided into separate units of accounting if the delivered item has value to the customer on a standalone basis and there is objective and reliable evidence of the fair value of the undelivered item.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts (money market) that at times exceed federally insured limits.

Fixed Assets

Equipment is stated at cost. Depreciation and amortization are provided for on a straight-line basis over the estimated useful life of the asset ranging from 3 to 5 years. Expenditures for maintenance and repairs that do not materially extend the useful lives of the respective assets are charged to expense as incurred. The cost and accumulated depreciation and/or amortization of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Intangible Assets

Intangible assets, which consist primarily of legal and filing costs in obtaining patents and licenses and are being amortized on a straight-line basis over 20 years.

We review our long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset might not be recoverable and its carrying amount exceeds its fair value, which is based upon estimated undiscounted future cash flows. Net assets recorded on the balance sheet for patents and licenses related to ADXS-HPV, ADXS-PSA and ADXS-HER2 and other products are in development. However, if a competitor were to gain FDA approval for a treatment before us or if future clinical trials fail to meet the targeted endpoints, we would likely record an impairment related to these assets. In addition, if an application is rejected or fails to be issued we would record an impairment of its estimated book value.

Net Loss Per Share

Basic net income or basic net loss per common share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the periods. Diluted earnings per share give effect to dilutive options, warrants, convertible debt and other potential common stock outstanding during the period. Therefore, in the case of a net loss the impact of the potential common stock resulting from warrants, outstanding stock options and convertible debt are not included in the computation of diluted loss per share, as the effect would be anti-dilutive. In the case of net income the impact of the potential common stock resulting from these instruments that have intrinsic value are included in the diluted earnings per share. The table sets forth the number of potential shares of common stock that have been excluded from diluted net loss per share. For 2011 and 2010, approximately 49.4 million warrants and 86 million warrants, respectively (excluding approximately 25.6 million warrants and 15.8 million warrants, respectively, held by an affiliate of Optimus as defined  in Note #11) include anti-dilutive provisions to adjust the number and price of the warrants based on certain types of equity transactions.

	As of October 31,
	2011	2010
Warrants	137,841,857	103,139,628
Stock Options	27,317,424	26,467,424
Convertible Debt (using the if-converted method)	61,660,382	4,358,176
Total	226,819,663	133,965,228

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. Future ownership changes may limit the future utilization of these net operating loss and research and development tax credit carry-forwards as defined by the Internal Revenue Code. The amount of any potential limitation is unknown. The net deferred tax asset has been fully offset by a valuation allowance due to our history of taxable losses and uncertainty regarding our ability to generate sufficient taxable income in the future to utilize these deferred tax assets.

F-8

Accounts Payable

Accounts payable consists entirely of trade accounts payable.

Research and Development Expenses

Research and development expenses include, but are not limited to, payroll and personnel expenses, lab expenses, clinical trial and related clinical manufacturing costs, facilities and related overhead costs.

Accounting for Stock-Based Compensation

Stock-based compensation is estimated at the grant date based on the award’s fair value as calculated by the Black-Scholes-Merton option-pricing model (hereinafter referred to as the “BSM model”) and is recognized as expense over the requisite service period. The BSM model requires various assumptions including volatility, forfeiture rates and expected option life. If any of the assumptions used in the BSM model change significantly, stock-based compensation expense may differ materially in the future from that recorded in the current period. See Note #2 for information on stock-based compensation expense incurred (in addition to the various assumptions utilized in the BSM Model) in the years ending October 31, 2011 and 2010.

Warrant Liability/Embedded Derivative Liability

The Company has outstanding Warrants and convertible features (Embedded Derivatives) in its outstanding short-term convertible promissory notes (which include our Bridge Notes, May 2011 Notes and October 2011 Notes). The Warrants and Embedded Derivatives are recorded at their relative fair values at issuance.  Those Warrants, which are classified as liabilities, along with all Embedded Derivatives will continue to be recorded at fair value each subsequent balance sheet date. Any change in fair value between reporting periods will be reported on the statement of operations. As of October 31, 2011, the Company had approximately 101 million of its outstanding warrants classified as liabilities (liability warrants) and approximately 36.8 million of its outstanding warrants classified as equity (equity warrants).  At issuance, equity warrants are recorded at fair value in the stockholders equity section of the balance sheet. Our equity warrants can only be settled through the issuance of shares and are not subject to anti-dilution provisions.  A certain number of liability warrants contain a cash settlement provision in the event of a fundamental transaction (as defined in the common stock purchase warrant) and approximately 49.4 million of our approximately 101 million liability warrants are subject to anti-dilution provisions.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.  SHARE-BASED COMPENSATION EXPENSE

The Company adopted ASC 718 and uses the modified prospective transition method, which requires the application of the accounting standard as of November 1, 2005, the first day of the Company’s fiscal year 2006. In accordance with the modified prospective transition method, the Company’s Financial Statements for prior periods were not restated to reflect, and do not include the impact of ASC 718. The Company began recognizing expense in an amount equal to the fair value of share-based payments (stock option awards) on their date of grant, over the requisite service period of the awards (usually the vesting period). Under the modified prospective method, compensation expense for the Company is recognized for all share based payments granted and vested on or after November 1, 2005 and all awards granted to employees prior to November 1, 2005 that were unvested on that date but vested in the period over the requisite service periods in the Company’s Statement of Operations. Prior to the adoption of the fair value method, the Company accounted for stock-based compensation to employees under the intrinsic value method of accounting set forth in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees , and related interpretations. Therefore, compensation expense related to employee stock options was not reflected in operating expenses in any period prior to the fiscal year of 2006 and prior period results have not been restated. Since the date of inception to October 31, 2005 had the Company adopted the fair value based method of accounting for stock-based employee compensation under the provisions of ASC 718, Stock Compensation expense would have totaled $328,176 and the effect on the Company’s net loss would have been as follows for the period March 1, 2002 (date of inception) to October 31, 2011:

F-9

March 1, 2002 (date of inception) to October 31, 2011
Net Loss as reported	$(35,487,856)
Add: Stock based option expense included in recorded net loss	89,217
Deduct stock option compensation expense determined under fair value based method	(328,176)
Adjusted Net Loss	$(35,726,815)

The fair value of each option granted from the Company’s stock option plans during the years ended October 31, 2011 and 2010 was estimated on the date of grant using the Black-Scholes option-pricing model. Using this model, fair value is calculated based on assumptions with respect to (i) expected volatility of the Company’s Common Stock price, (ii) the periods of time over which employees and Board Directors are expected to hold their options prior to exercise (expected lives), (iii) expected dividend yield on the Company’s Common Stock, and (iv) risk-free interest rates, which are based on quoted U.S. Treasury rates for securities with maturities approximating the options’ expected lives.  The company used their own historical volatility in determining the volatility to be used. Expected lives are based on contractual terms given the early stage of the business and lack of intrinsic value. The expected dividend yield is zero as the Company has never paid dividends to common shareholders and does not currently anticipate paying any in the foreseeable future.

	Year Ended	Year Ended
	October 31, 2011	October 31, 2010
Expected volatility	150.44%	156.5%
Expected Life	10.0 years	10.0 years
Dividend yield	0	0
Risk-free interest rate	3.50%	2.75%

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that vested during the period. Stock-based compensation expense for the twelve months ended October 31, 2011 includes compensation expense for share-based payment awards granted prior to, but not yet vested as of October 31, 2005 based on the grant date fair value and compensation expense for the share-based payment awards granted subsequent to October 31, 2005 based on the grant date fair value estimated in accordance with the provisions of ASC 718. Compensation expense for all share-based payment awards to be recognized using the straight line method over the requisite service period. As stock-based compensation expense for the fiscal years 2011 and 2010 is based on awards granted and vested, it has been reduced for estimated forfeitures (4.4%). ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the Company’s pro forma information required under SFAS 123 for the periods prior to fiscal 2006, the Company accounted for forfeitures as they occurred.

The Company accounts for nonemployee stock-based awards in which goods or services are the consideration received for the equity instruments issued based on the fair value of the equity instruments.

3. INTANGIBLE ASSETS

Intangible assets primarily consist of legal and filing costs associated with obtaining patents and licenses. The license and patent costs capitalized primarily represent the value assigned to the Company’s 20-year exclusive worldwide license agreement with Penn which are amortized on a straight-line basis over their remaining useful lives which are estimated to be twenty years from the effective date of Penn Agreement dated July 1, 2002. The value of the license and patents are based on management’s assessment regarding the ultimate recoverability of the amounts paid and the potential for alternative future uses. This license now includes the exclusive right to exploit 39 patents issued and 37 patents pending and applied for in most of the largest markets in the world.

As of October 31, 2011, all gross capitalized costs associated with the licenses and patents filed and granted as well as costs associated with patents pending are $2,769,497 as shown under licenses and patents on the table below. The expirations of the existing patents range from 2014 to 2023 but the expirations can be extended based on market approval if granted and/or based on existing laws and regulations. Capitalized costs associated with patent applications that are abandoned without future value are charged to expense when the determination is made not to pursue the application. During the fiscal year ended October 31, 2011, the Company wrote off approximately $33,000 in capitalized patent costs related to four patent applications that had expired or were abandoned. Nopatent applications with future value were abandoned or expired and charged to expense in the prior year. Amortization expense for licensed technology and capitalized patent cost is included in general and administrative expenses.

Under the amended and restated agreement we are billed actual patent expenses as they are passed through from Penn and or billed directly from our patent attorney. The following is a summary of intangible assets as of the end of the following fiscal periods:

F-10

	October 31, 2011	October 31, 2010
License	$651,992	$651,992
Patents	2,117,505	1,854,355
Total intangibles	2,769,497	2,506,347
Accumulated Amortization	(512,645)	(380,356)
Intangible Assets	$2,256,852	$2,125,991

Estimated amortization expense for the next five years is as follows:

Year ended October 31,
2012	$140,000
2013	140,000
2014	140,000
2015	140,000
2016	140,000

  4. ACCRUED EXPENSES:

The following table represents the major components of accrued expenses:

	October 31, 2011	October 31, 2010
Salaries and other compensation	$531,041	$500,927
Sponsored Research Agreement	-	119,698
Clinical Research Organization (CRO)	2,358,247	-
Consultants	32,200	18,000
Legal	46,346
Other	8,500	8,500
	$2,976,334	$647,125

 5. NOTES PAYABLE:

Moore Notes

On September 22, 2008, Advaxis entered into an agreement (the “Moore Agreement”) with the Company’s Chief Executive Officer, Thomas Moore, pursuant to which the Company agreed to sell senior promissory notes to Mr. Moore, from time to time (“the Moore Notes”). On June 15, 2009, Mr. Moore and the Company amended the Moore Notes to increase the amounts available pursuant to the Moore Agreement from $800,000 to $950,000 and change the maturity date of the Moore Notes from June 15, 2009 to the earlier of January 1, 2010 or the Company’s next equity financing resulting in gross proceeds to the Company of at least $6 million.

On February 15, 2010, we agreed to amend the terms of the Moore Notes such that (i) Mr. Moore may elect, at his option, to receive accumulated interest thereon on or after March 17, 2010, (ii) we would begin to make monthly installment payments of $100,000 on the outstanding principal amount beginning on April 15, 2010; provided, however, that the balance of the principal will be repaid in full on consummation of our next equity financing resulting in gross proceeds to us of at least $6.0 million and (iii) we would retain $200,000 of the repayment amount for investment in our next equity financing.

On March 17, 2011, in connection with a loan made by our Chief Executive Officer, Thomas A. Moore, to us in the amount of $230,000, we agreed to further amend and restate the terms of the amended and restated senior promissory note held by Mr. Moore (the “Moore Notes”) ..  Under the terms of the amended and restated Moore Notes: (i) the maturity date is the earlier of (x) the date of consummation of an equity financing by us in an amount of $6.0 million or more and (y) the occurrence of any event of default as defined in the Moore Notes, (ii) Mr. Moore may elect, at his option, to receive accumulated interest thereon on or after April 15, 2011, (iii) we will make monthly installment payments of $100,000 on the outstanding principal amount beginning on June 15, 2011, and (iv) we may retain, at the option of Mr. Moore, $200,000 of the repayment amount for investment in our next equity financing.

F-11

 In addition, Mr. Moore acquired a Note in the October 2011 Offering in exchange for the cancellation of $400,000 of outstanding indebtedness owed by the Company under the Moore Notes.  As an investor in the October 2011 Offering, Mr. Moore received 1,568,627 warrants at an exercise price of $0.15. These warrants expire in October 2014.

 For the twelve months ending October 31, 2011, the Company paid Mr. Moore $200,000 in principal and approximately $5,500 in interest on the Moore Notes.  As of October 31, 2011 and October 31, 2010, respectively, the Company was not in default under the terms of the Moore Agreement.  As of October 31, 2011, the Company owed Mr. Moore approximately $273,000 in principal and approximately $135,000 in accrued interest under the Moore Notes.  As of October 31, 2010, the Company owed Mr. Moore approximately $573,000 in principal and approximately $57,000 in accrued interest under the Moore Notes.

Senior Convertible Promissory Notes

Effective June 18, 2009, the Company entered into a Note Purchase Agreement with certain accredited investors, pursuant to which such investors acquired senior convertible promissory notes of the Company.  At July 31, 2011, the Company had one outstanding senior convertible promissory note with $88,824 in principal value and $26,471 in accrued interest remaining.  On August 19, 2011, the Company issued 768,633 shares of common stock to this investor in full satisfaction of this senior convertible promissory note.  As of October 31, 2011, the Company had no remaining senior convertible promissory notes outstanding.

Junior Subordinated Convertible Promissory Notes

At October 31, 2010, the Company had approximately $688,000 in outstanding principal related to its Junior Subordinated Convertible Promissory Notes.  During the twelve months ended October 31, 2011, the Company entered into Junior Subordinated Convertible Promissory Notes in the aggregate principal value of  $1,886,851 for aggregate net purchase prices of $1,670,000.  These notes had maturity dates ranging from December 31, 2010 to October 31, 2012.

During the twelve month period ended October 31, 2011, the Company reached agreement with ten investors, whose notes were to mature on dates ranging from December 31, 2010 to April 30, 2011, in the aggregate principal value of approximately $479,000 (included in the above aggregate principal value of $1,886,851) to exchange their original notes for new notes due on dates ranging from March 31, 2011 to August 2, 2011.  In return for exchanging their notes, these investors received additional interest of $25,208 plus approximately 816,000 additional warrants, valued using the BSM model, at approximately $87,000.

During the twelve month period ended October 31, 2011,the Company reached agreement with three investors, whose notes were to mature on dates ranging between August 1 and October 31, 2011,in the aggregate principal value of approximately$318,000 (included in the above aggregate principal value of $1,886,851) to make partial repayments on their notes totaling $99,000 and exchanged the remaining principal on the original notes for new notes (with the same amount of principal) due on dates ranging from March 31, 2012 to May 31, 2012.  These three investors also received approximately 730,000 additional warrants, valued using the BSM model, totaling approximately $80,000.

The Company accounted for two of these three note exchanges as substantial debt modifications under ASC 470-50: Debt Modifications and Extinguishments. Therefore, the Company recorded the present values of the principal on the new notes along with the fair value of the additional warrants issued and wrote off the remaining principal on the old notes.  The Company then recorded a loss on exchange of approximately $22,000 (other income/(expense)) for the difference between (1) the sum of the remaining principal on the old notes and (2) the sum of the present values of the principal on the new notes and the fair value of the additional warrants. For the third investor, the Company recorded approximately $27,000 to equity (included in the above fair value of $80,000), representing the fair value of the additional warrants issued upon exchange of their note.

During the twelve month period ended October 31, 2011, the Company repaid approximately $530,000 in principal and interest.  In addition, the Company converted approximately $1.3 million of principal and interest on these outstanding junior subordinated convertible promissory notes into 8,652,737 shares of the Company’s common stock at a conversion price of $0.15 per share.

As of October 31, 2011, the Company had approximately $756,000(in principal to be repaid to investors) in outstanding junior subordinated convertible promissory notes with Original Issue Discount (“OID”) amounts ranging from 10% to 15% and with maturity dates ranging from October 19, 2011 to May 12, 2012.

We refer to all Senior Convertible Promissory Notes and Junior Subordinated Convertible Promissory Notes as “Bridge Notes”.

The Bridge Notes are convertible into shares of the Company’s common stock at an exercise price contingent on the completion of an equity financing. For every dollar invested in our Bridge Notes, each Investor received warrants to purchase between 1½ and 2 ½ shares of common stock (the “Bridge Warrants”) subject to adjustments upon the occurrence of certain events as more particularly described below and in the form of Warrant. As of October 31, 2011, substantially all of the Bridge Warrants have an exercise price of $.15 per share. The Bridge Notes may be prepaid in whole or in part at the option of the Company without penalty at any time prior to the Maturity Date. The warrants may be exercised on a cashless basis under certain circumstances.

F-12

May 2011 Note Financing

On May 9, 2011, we entered into a Note Purchase Agreement with certain accredited investors, whereby the Company issued to investors acquired approximately $7.1 million of our convertible promissory notes, which we refer to as the May 2011 Notes, for an aggregate purchase price of approximately $6.0 million in a private placement.  The May 2011 Notes were issued with an original issue discount of 15%. Each investor paid $0.85 for each $1.00 of principal amount of May 2011 Notes purchased at the closing on May 12, 2011. The May 2011 Notes are convertible into shares of our common stock, at a per share conversion price equal to $0.15. Additionally, each investor received a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the May 2011 Note at an exercise price of $0.15 per share.

The May 2011 Notes mature on May 12, 2012. We may redeem the May 2011 Notes, at the option of the Company only, under certain circumstances. The warrants are exercisable at any time on or before May 12, 2014. The warrants may be exercised on a cashless basis under certain circumstances.  To the extent an investor does not elect to convert its May 2011 Notes as described above, the principal amount not so converted on or prior to the maturity date shall be payable in cash on the maturity date.

The May 2011Notes may be converted by the investors, at the option of such investor, in whole or in part. However, except as otherwise provided, only 85% of the initial principal amount of each May 2011 Note is convertible prior to maturity. The May 2011 Notes and warrants include a limitation on conversion or exercise, which provides that at no time will an investor be entitled to convert any portion of the May 2011 Notes or exercise any of the warrants, to the extent that after such conversion or exercise, such investor (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of our common stock as of such date.

During the twelve months ended October 31, 2011, the Company converted approximately $1,897,000 in principal into 12,647,077 shares of the Company’s common stock at a conversion price of $0.15.  At October 31, 2011, the Company had approximately $5.18 million in principal outstanding on the May 2011 Notes.

October 2011 Note Financing

On October 28, 2011, we entered into a Note Purchase Agreement, which we refer to as the October 2011 Notes, with certain accredited investors, including Thomas A. Moore, our Chairman and Chief Executive Officer, and Mark J. Rosenblum, our Chief Financial Officer, (Mr. Rosenblum acquired a note in the principal amount of approximately $59,000 for an aggregate purchase price of $50,000) whereby the investors acquired approximately $2.3 million of our convertible promissory notes, which we refer to as the Notes, for an aggregate purchase price of approximately $2.0 million in a private placement, which we refer to as the October 2011 offering. The Notes were issued with an original issue discount of 15%. Each investor paid $0.85 for each $1.00 of principal amount of Notes purchased at the closing of the October 2011 offering, which took place on October 31, 2011. The Notes are convertible into shares of our common stock, at a per share conversion price equal to $0.15. Additionally, each investor received a warrant, which we refer to as the Warrants, to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Note at an exercise price of $0.15 per share.  The Notes purchased in the October 2011 offering were paid for in cash or, with respect to Notes acquired by Mr. Moore, in exchange for the cancellation of $400,000 of outstanding indebtedness owed by us to Mr. Moore.

The Notes mature on October 31, 2012. We may redeem the Notes under certain circumstances. The Warrants are exercisable at any time on or before October 31, 2014. The Warrants may be exercised on a cashless basis under certain circumstances.

To the extent an investor does not elect to convert its Notes as described above, the principal amount of the Notes not so converted on or prior to the maturity date shall be payable in cash on the maturity date.

The Notes may be converted by the investors, at the option of such investor, in whole or in part.  However, except as otherwise provided in the Notes, only 85% of the initial principal amount of each Note is convertible prior to maturity.  The Notes and Warrants include a limitation on conversion or exercise, which provides that at no time will an investor be entitled to convert any portion of the Notes or exercise any of the Warrants, to the extent that after such conversion or exercise, such investor (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of our common stock as of such date.

In connection with the October 2011 offering, we entered into a Registration Rights Agreement, dated as of October 28, 2011 with the investors.  Pursuant to such agreement, we agreed with the investors to provide certain rights to register under the Securities Act of 1933, as amended, the shares of our common stock issuable upon any conversion of the Notes and the exercise of the Warrants, and filed a registration statement to register the offering of the shares of our common stock issuable upon conversion of the Notes and the exercise of the Warrants which became effective on November 23, 2011.

Rodman & Renshaw, LLC, which we refer to as Rodman, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ:RODM) acted as the exclusive placement agent in connection with the October 2011 offering and received compensation of a cash placement fee equal to 7% of the aggregate purchase price paid by investors in the October 2011 offering (approximately $110,000) and Warrants to purchase 866,078 shares of our common stock (approximately 7% of the shares of our common stock issuable upon conversion of the Notes, except for the Notes issued to Mr. Moore), which warrants are exercisable at $0.15 per share and shall expire on October 31, 2014.

As of October 31, 2011, all the October 2011 Notes remained outstanding.

We refer to all convertible promissory notes with a maturity date less than one year (the Bridge Notes, May 2011 Notes and October 2011 Notes) collectively as “Short-term Convertible Promissory Notes”

Short-term Convertible Promissory Notes – Principal Value - Issued	$16,039,350
Principal payments on Bridge Notes	(2,071,910)
Short-term Convertible Promissory Note Conversions	(5,704,169)
Bridge Note Exchanges	(26,357)
Original Issue Discount, net of accreted interest	(1,300,347)
Fair Value of Attached Warrants at issuance	(5,234,373)
Fair Value of Embedded Derivatives at issuance	(5,727,932)
Accreted interest on embedded derivative and warrant liabilities	8,170,990

Convertible Notes- as of October 31, 2011	$4,145,252
Embedded Derivatives Liability at October 31, 2011	946,046
Short-Term Convertible Promissory Notes and fair value of embedded derivative	$5,091,298

BioAdvance Note

BioAdvance Biotechnology Greenhouse of Southeastern Pennsylvania Notes (“BioAdvance”) received notes from the Company for $10,000 dated November 13, 2003 and $40,000 dated December 17, 2003 that were each due on the fifth anniversary date thereof.  At October 31, 2010, the Company owed approximately $40,000 in principal and approximately $12,000 in interest to BioAdvance.  During the year ended October 31, 2011, the Company accrued additional interest of approximately $1,600, for total accrued interest of approximately $13,630.  In May 2011, the Company repaid BioAdvance $50,000 in full satisfaction of the outstanding note.

F-13

Long-term Convertible Promissory Notes

On April 28, 2011, Advaxis, Inc. issued and sold to an accredited investor a convertible promissory note of the Company (“Long-term Convertible Promissory Notes”) in the aggregate principal amount of $500,000 (together with the related ancillary documents, the “ A-Note ”) in return for the payment in cash from the Investor of $500,000.  The A-Note bears interest in the form of a one time interest charge of 8% of the principal amount of the A-Note, payable with the A-Note’s aggregate principal amount outstanding on the maturity date, April 28, 2014.  The A-Note is convertible, in whole or in part, into shares of the Company’s common stock, $0.001 par value. at a per share conversion price equal to 80% of the average of the two lowest trade prices for the Common Stock in the 20 trading days previous to the effective date of each such conversion, subject to a conversion floor of $0.15.  The A-Note may be prepaid by the Company without penalty beginning twelve months after issue date of the A-Note.  To the extent the Investor does not elect to convert the A-Note as described above, the principal amount of the A-Note not so converted shall be payable in cash on the maturity date.

On April 28, 2011, the Company also issued and sold to the same accredited investor a convertible promissory note of the Company (“Long-term Convertible Promissory Notes”) in the aggregate principal amount of $800,000 (together with the related ancillary documents, the “ B-Note ” and together with the A-Note, the “ Company Notes ”). The B-Note bears interest in the form of a one time interest charge of 8% of the principal amount of the B-Note, payable with the B-Note’s aggregate principal amount outstanding on the maturity date, April 28, 2014.  All or any portion of the aggregate principal and interest outstanding under the B-Note is convertible, at the option of the Investor from time to time (subject to the prior pre-payment of the such principal amount of the C-Note (as defined below) equal to the such principal amount of the B-Note subject to such conversion), into shares of Common Stock, at a per share conversion price equal to 80% of the average of the two lowest trade prices for the Common Stock in the 20 trading days previous to the effective date of each such conversion, subject to a conversion floor of $0.15.

Concurrently with the issuance of the B-Note, the Investor issued and delivered to the Company a secured and collateralized promissory note (together with the related ancillary documents, the “ C-Note ”), which served as the sole consideration paid to the Company for the Company’s issuance of the B-Note to the Investor.  The C-Note was issued in the aggregate principal amount of $800,000, bears interest in the form of a one time interest charge of 8% of the principal amount of the C-Note, payable with the C-Note’s aggregate principal amount outstanding on the maturity date, April 28, 2014.  The C-Note is to be secured by $800,000 of an unspecified money market fund, or other assets, having a value of at least $800,000.

Immediately after the purchase by the Investor of the B-Note for the C-Note, the Investor delivered to the Company the sum of $80,000 in cash as a pre payment on the principal amount outstanding under the C-Note.  In September 2011, the investor delivered another $80,000 under this note.  While no further mandatory principal or interest payments are due on the C-Note until its maturity date, the C-Note contemplates (but does not require) further voluntary pre payments by the Investor on the C-Note to the Company at the approximate rate of $250,000 per month, beginning seven months after the issuance of the C-Note, or commencing on or about November 28, 2011, but only provided: (i) all requests by the Investor for conversion of principal and interest on the B-Note are honored and (ii) the Common Stock issued upon such conversions of portions of the principal and interest on the B-Note may be freely resold by the Investor without the requirement of any restrictive legend pursuant to applicable securities laws, rules and regulations.

Additionally, the Investor may purchase up to an additional $2.3 million in aggregate principal amount of notes in the form of the B-Note from the Company (each, an “ Additional B-Note s”).  The purchase price for each such Additional B-Note issued to the Investor will be paid by the issuance by the Investor to the Company of an additional note in the form of the C-Note (each, an “ Additional C-Note ”), with such Additional B-Notes and Additional C-Notes containing the same terms and provisions described above.

We refer to all convertible promissory notes, with a maturity date greater than one year collectively as “Long-term Convertible Promissory Notes.”

As of October 31, 2011, the Company owed $712,800 in outstanding principal under the Long-term Convertible Promissory Notes.  Due to the conversion feature into a variable number of shares these notes are valued at fair value at each report period.  As of October 31, 2011, the fair value of the notes was $570,802.

F-14

6.  DERIVATIVES

The table below lists the Company’s derivative instruments as of October 31, 2011:

Description	Principal	Original Issue Discount	Warrant Liability	Embedded Derivative Liability
Bridge Note 1-June 18, 2009	$1,131,353	$169,703	$250,392	$711,258
Bridge Note II & III-October 26 & 30, 2009	2,147,059	322,059	690,119	868,388
Optimus September 24, 2009	-	-	3,587,625	-
Other outstanding warrants	-	-	12,785,695	-
Total Valuation at Origination	3,278,412	491,762	17,313,831	1,579,646
Change in fair value	-	-	(5,352,697)	(493,132)
Accreted interest	-	(123,846)	-	-
Total Valuation as of October 31, 2009	$3,278,412	$367,916	$11,961,734	$1,086,514
Bridge Notes IV-December 1, 2009 through January 31. 2010	555,882	83,382	207,617	164,400
Bridge Note I- Extension of Maturity Date	-	-	202,500	103,400
Change in fair value	-	-	1,995,372	(905,259)
Accreted interest	-	(225,321)	-	-
Exercise of Common Stock Warrants	-	-	(1,702,073)	-
Total Valuation as of January 31, 2010	$3,834,294	$225,977	$12,665,150	$449,055
Bridge Note V	640,307	97,807	229,619	271,554
Change in fair value	-	-	5,363,854	421,404
Accreted interest	-	(251,188)	-	-
Exercise of common stock warrants	-	-	(1,790,823)	-
Note Payoffs	(1,040,177)	(4,222)	-	(64,354)
Total Valuation as of April 30, 2010	3,434,424	68,374	16,467,800	1,077,659
Issuance of Optimus Warrants	-	-	6,856,946	-
Bridge Note Conversions	(2,420,373)	-	-	(701,718)
Change in fair value	-	-	(3,866,801)	(260,843)
Accreted interest	-	(50,842)	-	-
Exercise of common stock warrants	-	-	(1,475,758)	-
Note Payoffs	(88,236)			(12,665)
Total Valuation as of July 31, 2010	$925,815	$17,532	$17,982,187	$102,433
Bridge Note VI	265,457	25,457	72,300	39,416
Note Payoff	(414,118)	-	-	(46,945)
Issuance of Warrants	-	-	1,042,559	-
Accreted Interest	-	(21,052)	-	-
Exercise of Warrants	-	-	(4,156,797)	-
Change in FV	-	-	(1,934,055)	(13,876)
Total Valuation at October 31, 2010	$777,154	$21,937	$13,006,194	$81,028
Issuance of November 2010 Bridge Notes	931,579	96,579	391,076	150,156
Exchange of November 2010 Bridge Notes	17,175	17,175	86,963	9,389
Issuance of January 2011 Bridge Notes	452,941	57,941	173,808	41,024
Note Payoffs	(187,582)
Issuance of Warrants			35,523
Accreted Interest		(73,363)
Exercise of Warrants			(1,382,847)
Change in FV			(3,789,889)	(51,972)
Total Valuation at January 31, 2011	1,991,267	120,269	8,520,828	229,625

Issuance of Q2 2011 Bridge Notes	473,392	43,392	121,238	71,336
Issuance of Long-term Convertible Promissory Notes	626,400			-
Note Payoffs	(159,675)			(5,904)
Issuance of Warrants			2,990,520
Accreted Interest		(74,422)
Exercise of Warrants			(639,960)
Change in FV			4,915,676	763,523
Total Valuation at April 30, 2011	$2,931,384	$89,239	$15,908,302	$1,058,580

Issuance of Q3 2011 Bridge Notes	11,765	1,765	4,968	5,051
Issuance of May 2011 Notes	7,077,936	1,553,254	-	2,719,345
Note Payoffs	(26,316)			(8,860)
Additional warrants issued to Bridge Note holder			36,376
Exchange of Bridge Notes	8,033	8,033		2,656
Conversion of Bridge Notes	(1,164,947)			(381,209)
Conversion of May 2011 Notes	(671,500)			(166,980)
Exchanges/Exercises of October 2007 Warrants			(1,186,959)
Accreted Interest		(340,050)
Change in FV			(6,826,019)	(2,141,984)
Total Valuation at July 31, 2011	$8,166,355	1,312,241	7,936,668	1,086,599
Issuance of October 2011 Notes	2,326,471	459,396	-	396,818
Note Payoffs	(155,806)
Issuance of Long-term Convertible Promissory Notes	86,400
Conversion of Bridge Notes	(221,788)			(10,530)
Conversion of May 2011 Notes	(1,225,561)			(110,494)
Reclassification of Warrant liability to Equity			(186,908)
Exchange of Warrants			816,259
Accreted Interest		(471,290)
Change in FV			(2,174,948)	(416,347)
Total Valuation at October 31, 2011	$8,976,071	1,300,347	6,391,071	946,046

F-15

Warrants

As of October 31, 2011, there were outstanding warrants to purchase 137,841,857 shares of our common stock with exercise prices ranging from $0.15 to $0.1952 per share. Information on the outstanding warrants is as follows:

Type	Exercise Price	Amount	Expiration Date	Type of Financing
Common Stock Purchase Warrant	$0.15	47,090,487	August – October 2012	2007 Securities Purchase Agreement
Common Stock Purchase Warrant	$0.15	287,001	August 2012	August 2007 Notes
Common Stock Purchase Warrant	$0.15	23,593,122	May 2014	May 2011 Convertible Debt Financing
Common Stock Purchase Warrant	$0.15	7,754,902	October 2014	October 2011 Convertible Debt Financing
Common Stock Purchase Warrant	$0.15 - $0.17	22,630,101	January 2013 – April 2015	Bridge Notes
Common Stock Purchase Warrant	$0.15	7,674,512	August 2014	Executive Officer
Common Stock Purchase Warrant	$0.15-$0.1952	446,956	February 2012	Vendor & Other
Common Stock Purchase Warrant	$0.15	2,804,776	May 2014 - November 2015	Placement Agent – Convertible Debt Financing
	Subtotal	112,281,857

Common Stock Purchase Warrant	TBD (1)	25,560,000	April 2014	Optimus Preferred Stock Agreement (4/04/2011)
	Grand Total	137,841,857

(1)    For purposes of this warrant, exercise price means an amount per warrant share equal to the closing sale price of a share of common stock on the applicable tranche notice date.

F-16

Warrant Liability/Embedded Derivative Liability

  The fair value of the Warrants and Embedded Derivatives are estimated using an adjusted BSM model. The Company computes multiple valuations, each quarter, using the BSM model for each derivative instrument to account for the various possibilities that could occur due to changes in the inputs to the BSM model as a result of contractually-obligated changes (for example, changes in strike price to account for down-round provisions). The Company effectively weights each calculation based on the likelihood of occurrence to determine the value of the derivative at the reporting date. As of October 31, 2011, the fair value of the Warrants and Embedded Derivatives were determined to be approximately $6.4 million and $946,000, respectively.  As of October 31, 2010, the fair value of the Warrants and Embedded Derivatives were determined to be approximately $13.0 million and $81,000, respectively. We increased income approximately $9.8 million for net changes in the fair value of the common stock warrant liability and embedded derivative liability for the year ending October 31, 2011. We increased income approximately $446,000 for net changes in the fair value of the common stock warrant liability and embedded derivative liability for year ending October 31, 2010.

During the year ended October 31, 2011, investors in the Company exercised 7,233,341 warrants at a price of $0.15, resulting in total proceeds to the Company of approximately $1,085,000 In addition, in an effort to reduce the number of the warrants outstanding from the October 17, 2007 private placement by Advaxis, Inc. (the “ Company ”), the Company has entered into exchange agreements with certain of the holders of such warrants pursuant to which such holders received shares of the Company’s common stock, par value $0.001 per share (the “ Common Stock ”), and/or warrants to purchase shares of Common Stock in amounts that were determined in such negotiations. As of October 31, 2011, the Company has exchanged October 2007 warrants to purchase 28,511,125 shares of Common Stock, including Mr. Moore, in return for 5,840,748 shares of Common Stock and new warrants to purchase 14,651,854 shares of Common Stock (which number includes the warrants issued to Mr. Moore in exchange for his October 2007 warrants as described below). The new warrants issued pursuant to the exchanges are identical to the October 2007 warrants, except that such warrants do not contain any economic anti-dilution adjustment.

Furthermore, during the year ended October 31, 2011, Mr. Moore entered into an exchange agreement with the Company (the “ Exchange Agreement ”), pursuant to which he received a new warrant to purchase 7,674,512 shares of Common Stock (which new warrant (the “ Warrant ”) is identical to the October 2007 warrant except that it does not contain any economic anti-dilution adjustment rights, all as more particularly described in the Warrant attached hereto as Exhibit 4.1) in exchange for (i) surrendering an October 2007 warrant to purchase 2,666,667 shares of Common Stock and (ii) amending a Note Purchase Agreement, dated as of September 22, 2008, by and between the Company and Mr. Moore, to terminate his right to receive warrants in connection with an equity financing, including the equity financing the Company completed in May 2011, which otherwise would have permitted Mr. Moore to receive a warrant to purchase 4,118,956 shares of Common Stock.

 Therefore, primarily as a result of these efforts, the Company reduced the total number of outstanding warrants, subject to anti-dilution provisions, to approximately 49.4 million warrants, as of October 31, 2011.  In addition, the Company recorded a non-cash charge of approximately $458,000 to other expense (loss on retirement) and approximately $486,000 in non-cash warrant expense, for the fiscal year ended October 31, 2011, as a result of these warrant exchanges (including Mr. Moore).

The company recognized non-cash warrant expense of approximately $72,000, for the year ending October 31, 2011, related to the fair value of the additional warrants issued to bridge note holders as well as a placement agent for the sale of junior unsecured convertible promissory notes.

7. STOCK OPTIONS:

2004 Stock Option Plan

In November 2004, our board of directors adopted and our stockholders approved the 2004 Stock Option Plan, which we refer to as the 2004 plan.  The 2004 plan provides for the grant of options to purchase up to 2,381,525 shares of our common stock to employees, officers, directors and consultants.  Options may be either “incentive stock options” or non-qualified options under the Federal tax laws.  Incentive stock options may be granted only to our employees, while non-qualified options may be issued, in addition to employees, to non-employee directors and consultants.  As of October 31, 2011, all options to purchase shares of our common stock have been granted under the 2004 plan.

The 2004 plan is administered by “disinterested members” of our board of directors or the compensation committee, who determine, among other things, the individuals who will receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock issuable upon the exercise of each option and the option exercise price.

Subject to a number of exceptions, the exercise price per share of common stock subject to an incentive option may not be less than the fair market value per share of common stock on the date the option is granted.  The per share exercise price of our common stock subject to a non-qualified option may be established by our board of directors, but will not, however, be less than 85% of the fair market value per share of common stock on the date the option is granted.  The aggregate fair market value of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.

  No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee.  In the event of termination of employment or engagement other than by death or disability, the optionee will have no more than three months after such termination during which the optionee will be entitled to exercise the option to the extent vested at termination, unless otherwise determined by our board of directors.  Upon termination of employment or engagement of an optionee by reason of death or permanent and total disability, the optionee’s options remain exercisable for one year to the extent the options were exercisable on the date of such termination.  No similar limitation applies to non-qualified options.

We must grant options under the 2004 plan within ten years from the effective date of the 2004 plan.  The effective date of the 2004 plan was November 12, 2004.  Subject to a number of exceptions, holders of incentive stock options granted under the 2004 plan cannot exercise these options more than ten years from the date of grant.  Options granted under the 2004 plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of these methods.  Therefore, if it is provided in an optionee’s options, the optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

Any unexercised options that expire or that terminate upon an employee’s ceasing to be employed by us become available again for issuance under the 2004 plan.

As of September 27, 2011, the date on which the Advaxis, Inc. 2011 Omnibus Incentive Plan was approved by our shareholders, no further awards may be made under the 2004 plan.

F-17

2005 Stock Option Plan

In June 2006 our board of directors adopted, and on June 6, 2006 our stockholders approved, the 2005 Stock Option Plan, which we refer to as the 2005 plan.

The 2005 plan provides for the grant of options to purchase up to 5,600,000 shares of our common stock to employees, officers, directors and consultants.  Options may be either “incentive stock options” or non-qualified options under the Federal tax laws.  Incentive stock options may be granted only to our employees, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to our employees.  As of October 31, 2011, all options to purchase shares of our common stock have been granted under the 2005 plan.

The 2005 plan is administered by “disinterested members” of our board of directors or the compensation committee, who determine, among other things, the individuals who will receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock issuable upon the exercise of each option and the option exercise price.

Subject to a number of exceptions, the exercise price per share of common stock subject to an incentive option may not be less than the fair market value per share of common stock on the date the option is granted.  The per share exercise price of our common stock subject to a non-qualified option may be established by our board of directors, but will not, however, be less than 85% of the fair market value per share of common stock on the date the option is granted.  The aggregate fair market value of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.

Except when agreed to by our board of directors or the administrator of the 2005 plan, no stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee.  In the event of termination of employment or engagement other than by death or disability, the optionee will have no more than three months after such termination during which the optionee will be entitled to exercise the option, unless otherwise determined by our board of directors.  Upon termination of employment or engagement of an optionee by reason of death or permanent and total disability, the optionee’s options remain exercisable for one year to the extent the options were exercisable on the date of such termination.  No similar limitation applies to non-qualified options.

  We must grant options under the 2005 plan within ten years from the effective date of the 2005 plan.  The effective date of the 2005 plan was January 1, 2005.  Subject to a number of exceptions, holders of incentive stock options granted under the 2005 plan cannot exercise these options more than ten years from the date of grant.  Options granted under the 2005 plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of these methods.  Therefore, if it is provided in an optionee’s options, the optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

Any unexercised options that expire or that terminate upon an employee’s ceasing to be employed by us become available again for issuance under the 2005 plan.

As of September 27, 2011, the date on which the Advaxis, Inc. 2011 Omnibus Incentive Plan was approved by our shareholders, no further awards may be made under the 2005 plan.

2009 Stock Option Plan

Our board of directors adopted the 2009 Stock Option Plan effective July 21, 2009, and recommended that it be submitted to our shareholders for their approval at the next annual meeting.  On April 23, 2010, our board of directors approved and adopted, and on June 1, 2010 our stockholders approved, the amended and restated 2009 Stock Option Plan, which we refer to as the 2009 plan.  An aggregate of 20,000,000 shares of our common stock (subject to adjustment by the compensation committee) are reserved for issuance upon the exercise of options granted under the 2009 plan.  As of October 31, 2011, options to purchase 358,101 shares of our common stock are available for grant under the 2009 plan. However, due to the approval of the Advaxis, Inc. 2011 Omnibus Incentive Plan by our shareholders, on September 27, 2011, no further awards may be made under the 2009 plan (see Note #7 for details on the Advaxis Inc. 2011 Omnibus Incentive Plan).

F-18

The 2009 plan is to be administered by the compensation committee of our board of directors; provided, however, that except as otherwise expressly provided in the 2009 plan, our board of directors may exercise any power or authority granted to the compensation committee under the 2009 plan. Subject to the terms of the 2009 plan, the compensation committee is authorized to select eligible persons to receive options, determine the type, number and other terms and conditions of, and all other matters relating to, options, prescribe option agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2009 plan, construe and interpret the 2009 plan and option agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the compensation committee may deem necessary or advisable for the administration of the 2009 plan.

The maximum number of shares of common stock to which options may be granted to any one individual under the 2009 plan is 6,000,000 (subject to adjustment by the compensation committee).  The shares acquired upon exercise of options granted under the 2009 plan will be authorized and issued shares of our common stock.  Our shareholders will not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the 2009 plan.  If any option granted under the 2009 plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the 2009 plan.

The persons eligible to receive awards under the 2009 plan are the officers, directors, employees, consultants and other persons who provide services to us or any related entity.  An employee on leave of absence may be considered as still in our or a related entity’s employ for purposes of eligibility for participation in the 2009 plan.  All options granted under the 2009 plan must be evidenced by a written agreement.  The agreement will contain such terms and conditions as the compensation committee shall prescribe, consistent with the 2009 plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the options granted.  For any option granted under the 2009 plan, the exercise price per share of common stock may be any price determined by the compensation committee; however, the exercise price per share of any incentive stock option may not be less than the fair market value of the common stock on the date such incentive stock option is granted.

The compensation committee may permit the exercise price of an option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of common stock that have been held by the optionee for at least six (6) months (or such other shares as we determine will not cause us to recognize for financial accounting purposes a charge for compensation expense), the withholding of shares of common stock issuable upon exercise of the option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the compensation committee (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above.  If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their fair market value on the date the option is exercised.

No incentive stock option, and unless the prior written consent of our compensation committee is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 of the Exchange Act, no non-qualified stock option granted under the 2009 plan is assignable or transferable, other than by will or by the laws of descent and distribution.  During the lifetime of an optionee, an option is exercisable only by him or her, or in the case of a non-qualified stock option, by his or her permitted assignee.

The expiration date of an option under the 2009 plan will be determined by our compensation committee at the time of grant, but in no event may such an option be exercisable after 10 years from the date of grant.  An option may be exercised at any time or from time to time or only after a period of time in installments, as determined by our compensation committee.  Our compensation committee may in its sole discretion accelerate the date on which any option may be exercised. Each outstanding option granted under the 2009 plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control of us, certain mergers and reorganizations, and certain dispositions of substantially all our assets.

Unless otherwise provided in the option agreement, the unexercised portion of any option granted under the 2009 plan shall automatically be terminated (a) three months after the date on which the optionee’s employment is terminated for any reason other than (i) cause (as defined in the 2009 plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee’s employment for cause; (c) one year after the date on which the optionee’s employment is terminated by reason of mental or physical disability; or (d) one year after the date on which the optionee’s employment is terminated by reason of optionee’s death, or if later, three months after the date of optionee’s death if death occurs during the one year period following the termination of the optionee’s employment by reason of mental or physical disability.

Unless earlier terminated by our board, the 2009 plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under the 2009 plan, (b) termination of the 2009 plan by our board, or (c) the tenth anniversary of the effective date of the 2009 plan.  Options outstanding upon expiration of the 2009 plan shall remain in effect until they have been exercised or terminated, or have expired.

As of September 27, 2011, the date on which the Advaxis, Inc. 2011 Omnibus Incentive Plan was approved by our shareholders, no further awards may be made under the 2009 plan.

F-19

2011 Omnibus Incentive Plan

Our board of directors adopted the 2011 Omnibus Incentive Plan on August 22, 2011, and recommended that it be submitted to our shareholders for their approval at the next annual meeting.  On September 27, 2011, our stockholders approved the 2011 Omnibus Incentive Plan, which we refer to as the 2011 plan.  An aggregate of 20,000,000 shares of our common stock (subject to adjustment by the compensation committee) are reserved and available for delivery under the 2011 plan.   As of October 31, 2011, no grants had been made under the 2011 Omnibus Incentive Plan.

Upon receiving stockholder approval of the 2011 plan on September 27, 2011, no further awards were permitted to be made under the 2004 plan, the 2005 plan or the 2011 plan.

During any 12-month period, no participant in the 2011 plan may be granted (i) stock options or stock appreciation rights with respect to more than 4,000,000 shares of our common stock, or (ii) shares of restricted stock, restricted stock units, performance shares and other stock based-awards with respect to more than 4,000,000 shares of our common stock.  The maximum amount that may be paid out as performance units with respect to any 12-month performance period is $2,500,000 (pro-rated for any 12-month performance period that is less than 12 months), and with respect to any performance period that is more than 12 months, $2,000,000 multiplied by the number of full 12 month periods that are in the performance period.

The Committee, as defined below, is authorized to adjust the limitations described above and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

The persons eligible to receive awards under the 2011 plan are the officers, directors, employees, consultants and other persons who provide services to us on a full-time basis. The foregoing notwithstanding, only our full-time employees, or any of our parent corporations or subsidiary corporations, shall be eligible for purposes of receiving any incentive stock options.

The 2011 plan is to be administered by a committee designated by our board of directors consisting of not less than two directors (the “Committee”), provided, however, that except as otherwise expressly provided in the 2011 plan, our board of directors may exercise any power or authority granted to the Committee under the 2011 plan. Subject to the terms of the 2011 plan, the Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements, and the rules and regulations for the administration of the 2011 plan, construe and interpret the 2011 plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2011 plan.

The Committee is authorized to grant stock options, including both incentive stock options and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the grant price of the stock appreciation right. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the options and stock appreciation right are determined by the Committee. The Committee, thus, may permit the exercise price of options awarded under the 2011 plan to be paid in cash, shares, other awards or other property (including loans to participants).

The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of shares of our common stock which may not be sold or disposed of, and which shall be subject to such risks of forfeiture and other restrictions as the Committee may impose. An award of restricted stock units confers upon a participant the right to receive shares of our common stock or cash equal to the fair market value of the specified number of shares of our common stock covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an award of restricted stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards or otherwise as specified by the Committee.

F-20

The Committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 2011 plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

The Committee or our board of directors is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The Committee determines the terms and conditions of such awards.

The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period are determined by the Committee upon the grant of the performance award. Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Committee. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Awards may be settled in the form of cash, shares of our common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the Committee, vesting shall occur automatically in the case of a “change in control” of the Company, as defined in the 2011 plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control).

Our board of directors may amend, alter, suspend, discontinue or terminate the 2011 plan or the Committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2011 plan which might increase the cost of the 2011 plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to incentive stock options, that condition favorable treatment of participants on such approval, although our board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our board of directors, the 2011 plan will terminate at the earliest of (a) such time as no shares of our common stock remain available for issuance under the 2011 plan, (b) termination of the 2011 plan by our board of directors, or (c) the tenth anniversary of the effective date of the 2011 plan. Awards outstanding upon expiration of the 2011 plan shall remain in effect until they have been exercised or terminated, or have expired.

A summary of the grants, cancellations and expirations (none were exercised) of the Company’s outstanding options for the periods starting with October 31, 2009 through October 31, 2011 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life In Years	Aggregate Intrinsic Value

Outstanding as of October 31, 2009	18,331,591	0.16	6.0	$306,500
Granted	11,075,000	0.16	9.8	42,500
Exercised	(306,000)	0.09	8.1	(16,860)
Cancelled or Expired	(2,633,167)	0.12	8.6	(104,912)
Outstanding as of October 31, 2010	26,467,424	0.16	7.4	415,967
Granted	850,000	0.12	9.2	15,200
Cancelled or Expired	-	-	-	-
Outstanding as of October 31, 2011	27,317,424	0.16	8.1	367,417

Vested & Exercisable at October 31, 2011	20,451,266	$0.16	6.75	$337,082

F-21

The fair value of options granted for the year ended October 31, 2011 amounted to $103,125

As of October 31, 2011, there was approximately $759,000 of unrecognized compensation cost related to non-vested stock option awards, which is expected to be recognized over a remaining average vesting period of 2.3 years.

A summary of the status of the Company’s nonvested shares as of October 31, 2009, and changes during the years ended October 31, 2010 and 2011 are presented below:	Number of Shares	Weighted Average Exercise Price at Grant Date	Weighted Average Remaining Contractual Term (in years)
Non-vested shares at October 31, 2009	6,720,417	$0.10	8.7
Options Granted	10,108,333	$0.14	2.8
Options Vested	(4,518,333)	$0.10	1.0
Non-vested shares at October 31, 2010	12,310,417	$0.13	2.3
Options Granted	850,000	$0.12	9.5
Options Vested	(6,294,259)	0.13	8.45
Non-Vested shares at October 31, 2011	6,866,158	.15	9.0

8. COMMITMENTS AND CONTINGENCIES :

University of Pennsylvania

On May 10, 2010, we entered into a second amendment to the Penn license agreement pursuant to which we acquired exclusive licenses for an additional 27 patent applications related to our proprietary Listeria vaccine technology.   As part of this amendment we exercised our option for the rights to seven additional patent dockets, including 23 additional patent applications, at an option exercise fee payable in the form of $35,000 in cash and $70,000 in our common stock (approximately 388,889 shares of our common stock based on a price of $0.18 per share) and agreed to pay historical patent costs incurred by the University of Pennsylvania at a cost of approximately $462,000. As of October 31, 2011, the Company owed Penn approximately $249,000 under all licensing agreements.

During the year ended October 31, 2011, the Company paid approximately $405,000 to Penn under all licensing agreements.

Other

Pursuant to a Clinical Research Service Agreement, the Company is obligated to pay Pharm–Olam International for service fees related to our Phase I clinical trial. As of October 31, 2011, the Company has an outstanding balance of $223,620 on this agreement.

On June 19, 2009 we entered into a Master Agreement and on July 8, 2009 we entered into a Project Agreement with Numoda, a leading clinical trial and logistics management company, to oversee Phase II clinical activity with ADXS11-001 for the treatment of invasive cervical cancer and CIN.  Numoda will be responsible globally for integrating oversight and logistical functions with the clinical research organizations, contract laboratories, academic laboratories and statistical groups involved.  The scope of this agreement covers over three years and is estimated to cost approximately $12.2 million for both trials. Per the agreement, the Company is permitted to pay a portion of outstanding charges to Numoda in the form of the Company’s common stock and during May 2010, the Company issued 3,500,000 shares of its common stock to an affiliate of Numoda in satisfaction of $350,000 in services rendered by Numoda to the Company under the Master Agreement. The Company has recorded deferred expenses on the balance sheet for this amount and amortizes this amount to expense over thelife of the agreement. At October 31, 2011, there was a balance of approximately $1.1 million in deferred expenses related to the Numoda project.  From inception of these agreements through October 31, 2011, the Company has paid Numoda approximately $6.3 million.

New Office & Laboratory Lease

In April 2011, the Company entered into a Sublease Agreement and relocated the current offices and laboratory to a 9,143 square foot leased facility in Princeton, NJ approximately 12 miles south of its former location.  The agreement is for a period of approximately twenty months at the rate of approximately $15,600 per month plus utilities. Utility costs are estimated to be $7,200 per month and are capped at approximately $10,700 per month. Under the current lease, the Company expects to spend approximately $72,000 through October 31, 2011 and approximately $288,000 for the fiscal year ended October 31, 2012.  The Company made an initial payment of approximately $54,000 prior to entering the new facility.   As an inducement to enter into the agreement, the company will receive rent abatement for a specified number of months through July 31, 2011. The agreement has a termination date of November 29, 2012 and the Company is in discussions with building owner for lease terms beyond this date.

As a result of the rent abatement period, the Company recorded differences between actual rent payments and straight-line rent expense to a deferred liability account.  As of October 31, 2011, this amount was approximately $62,000.

F-22

Moore Employment Agreement and Option Agreements. We are party to an employment agreement with Mr. Moore, dated as of August 21, 2007 (memorializing an oral agreement dated December 15, 2006), that provides that he will serve as our Chairman of the Board and Chief Executive Officer for an initial term of two years.  For so long as Mr. Moore is employed by us, Mr. Moore is also entitled to nominate one additional person to serve on our board of directors.  Following the initial term of employment, the agreement was renewed for a one year term, and is automatically renewable for additional successive one year terms, subject to our right and Mr. Moore’s right not to renew the agreement upon at least 90 days’ written notice prior to the expiration of any one year term.

Under the terms of the agreement, Mr. Moore was entitled to receive a base salary of $250,000 per year, subject to increase to $350,000 per year, his current salary, upon our successful raise of at least $4.0 million (which condition was satisfied on November 1, 2007) and subject to annual review for increases by our board of directors in its sole discretion.  The agreement also provides that Mr. Moore is entitled to receive family health insurance at no cost to him.  Mr. Moore’s employment agreement does not provide for the payment of a bonus.

In connection with our hiring of Mr. Moore, we agreed to grant Mr. Moore up to 1,500,000 shares of our common stock, of which 750,000 shares were issuable on November 1, 2007 upon our successful raise of $4.0 million and 750,000 shares are issuable upon our successful raise of an additional $6.0 million (which condition was satisfied in January 2010 and the shares were then issued in June 2010).  In addition, on December 15, 2006, we granted Mr. Moore options to purchase 2,400,000 shares of our common stock.  Each option is exercisable at $0.143 per share (which was equal to the closing sale price of our common stock on December 15, 2006) and expires on December 15, 2016.  The options vest in 24 equal monthly installments.  On July 21, 2009, we granted Mr. Moore options to purchase 2,500,000 shares of our common stock.  Each option is exercisable at $0.10 per share (which was equal to the closing sale price of our common stock on July 21, 2009) and expires on July 21, 2019.  One-third of these options vested on the grant date, and the remaining vest in one third installments on the first and second anniversary of the grant. On October 14, 2010, we granted Mr. Moore options to purchase 2,000,000 shares of our common stock. Each option is exercisable at $0.15 per share. These options vest over a three year period beginning one year from the grant date.

We have also agreed to grant Mr. Moore 1,500,000 shares of our common stock if the price of common stock (adjusted for any splits) is equal to or greater than $0.40 for 40 consecutive business days.  Pursuant to the terms of his employment agreement, all options will be awarded and vested upon a merger of the company which is a change of control or a sale of the company while Mr. Moore is employed.  In addition, if Mr. Moore’s employment is terminated by us, Mr. Moore is entitled to receive severance payments equal to one year’s salary at the then current compensation level.

F-23

Mr. Moore has agreed to refrain from engaging in certain activities that are competitive with us and our business during his employment and for a period of 12 months thereafter under certain circumstances.  In addition, Mr. Moore is subject to a non-solicitation provision for 12 months after termination of his employment.

Rothman Employment Agreement and Option Agreements.   We previously entered into an employment agreement with Dr. Rothman, Ph.D., dated as of March 7, 2005, that provided that he would serve as our Vice President of Clinical Development for an initial term of one year.  Dr. Rothman’s current salary is $305,000, consisting of $275,000 in cash and $30,000 in stock, payable in our common stock, issued on a semi-annual basis, based on the average closing stock price for such six month period, with a minimum price of $0.20.  While the employment agreement has expired and has not been formally renewed in accordance with the agreement, Dr. Rothman remains employed by us and is currently our Executive V.P. of Clinical and Scientific Operations.

In addition, on March 1, 2005, we granted Dr. Rothman options to purchase 360,000 shares of our common stock.  Each option is exercisable at $0.287 per share (which was equal to the closing sale price of our common stock on March 1, 2005) and expires on March 1, 2015.  All of these options have vested.  On March 29, 2006, we granted Dr. Rothman options to purchase 150,000 shares of our common stock.  Each option is exercisable at $0.26 per share (which was equal to the closing sale price of our common stock on March 29, 2006) and expires on March 29, 2016.  One-fourth of these options vested on the first anniversary of the grant date, and the remaining vest in 12 equal quarterly installments.   On February 15, 2007, we granted Dr. Rothman options to purchase 300,000 shares of our common stock.  Each option is exercisable at $0.165 per share (which was equal to the closing sale price of our common stock on February 15, 2007) and expires on February 15, 2017.  One-fourth of these options vested on the first anniversary of the grant date, and the remaining vest in 12 equal quarterly installments.   Pursuant to the terms of the 2005 plan, at least 75% of Dr. Rothman’s options will be vested upon a merger of the company which is a change of control or a sale of the company while Dr. Rothman is employed, unless the administrator of the plan otherwise allows for all options to become vested.  On July 21, 2009, we granted Mr. Rothman options to purchase 1,750,000 shares of our common stock. Each option is exercisable at $0.10 per share (which was equal to the closing sale price of our common stock on July 21, 2009) and expires on July 21, 2019.  One-third of these options vested on the grant date, and the remaining vest, in one third installments on the first and second anniversary of the grant.  On October 14, 2010, we granted Dr. Rothman options to purchase 2,250,000 shares of our common stock. Each option  is exercisable at $0.15 per share. These options vest over a three year period beginning one year from the grant date.

Dr. Rothman has agreed to refrain from engaging in certain activities that are competitive with us and our business during his employment and for a period of 18 months thereafter under certain circumstances.  In addition, Dr. Rothman is subject to a non-solicitation provision for 18 months after termination of his employment.

9.    INCOME TAXES:

The Company has a net operating loss carry forward of approximately $32,485,000 and $20,095,000 at October 31, 2011 and 2010, respectively, available to offset taxable income through 2030.  Due to change in control provisions, the Company’s utilization of these losses may be limited. The tax effects of loss carry forwards give rise to a deferred tax asset and a related valuation allowance at October 31, as follows:

	2011	2010
Net operating loss carryforwards-federal	$12,994,244	$8,038,146
Stock based compensation	1,474,016	1,202,168
Valuation on warrants	(3,241,085)	-
Others	(613,170)	-
Less valuation allowance	(10,614,005)	(9,240,314)
	$-	$-

The difference between income taxes computed at the statutory federal rate of 34% and the provision for income taxes relates to the following:

	Year ended October 31, 2011	Year ended October 31, 2010

Pre-Tax Book Income (Loss)	34.00%	34.00%
Perm Item	-19.61%	-
Change in Valuation Allowance	-16.93%	(34)
Other	2.54%	-
Total	-%	-%

In a letter dated November 13, 2008 from the New Jersey Economic Development Authority we were notified that our application for the New Jersey Technology Tax Certificate Transfer Program was preliminarily approved. Under the State of New Jersey NOL Transfer Program for small business we received a net cash amount of $922,020 on December 12, 2008 from the sale of our State Net Operating Losses (“NOL”) through December 31, 2007 of $1,084,729. In January 2010, the company received a net cash amount of $278,978 from the sale of some of our State Net Operating Losses (“NOL”) through December 31, 2008.  In February 2011, the Company received a net cash amount of $379,742 from the sale of our State Net Operating Losses (“NOL”) through the year ending October 31, 2009.  We have received notification from the State of New Jersey that the Company is eligible to sell approximately $408,000 in Net Operating Losses related to our 2010 fiscal year.

F-24

We adopted ASC 740, Income Taxes, formerly Financial Interpretation Number 48, “Accounting for Uncertain Tax Positions” (“FIN 48”) on November 1, 2007. ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109,” Accounting for Income Taxes.” ASC 740 prescribes a recognition threshold and measurement of a tax position taken or expected to be taken in a tax return. We did not establish any additional reserves for uncertain tax liabilities upon adoption of ASC 740. There were no adjustments for uncertain tax positions in the current year.

We will account for interest and penalties related to uncertain tax positions, if any, as part of our provision for federal and state income taxes.

We do not expect that the amounts of unrecognized benefits will change significantly within the next 12 months.

We are no longer subject to audit under the statute of limitations by the Internal Revenue Service and state jurisdictions through 2006.

10.  CAPITALIZATION

On November 12, 2004, Great Expectations and Associates, Inc. ("Great Expectations") acquired the Company through a share exchange and reorganization (the "Recapitalization"), pursuant to which the Company became a wholly owned subsidiary of Great Expectations. Great Expectations acquired (i) all of the issued and outstanding shares of common stock of the Company and the Series A preferred stock of the Company in exchange for an aggregate of 15,597,723 shares of authorized, but theretofore unissued, shares of common stock, no par value, of Great Expectations;. Prior to the closing of the Recapitalization, Great Expectations performed a 200-for-1 reverse stock split, thus reducing the issued and outstanding shares of common stock of Great Expectations from 150,520,000 shares to 752,600 shares. Additionally, 752,600 shares of common stock of Great Expectations were issued to the financial advisor in connection with the Recapitalization. Accordingly, the transaction is treated as a recapitalization, rather than a business combination. The historical financial statements of Advaxis are now the historical financial statements of the Company. Historical shareholders' equity (deficiency) of Advaxis has been restated to reflect the recapitalization, and include the shares received in the transaction.

On November 12, 2004, the Company completed an initial closing of a private placement offering (the “Private Placement”), whereby it sold an aggregate of $2.925 million   worth of units to accredited investors. Each unit was sold for $25,000 (the “Unit Price”) and consisted of (a) 87,108 shares of common stock and (b) a warrant to purchase, at any time prior to the fifth anniversary following the date of issuance of the warrant, to purchase 87,108 shares of common stock included at a price equal to $0.40 per share of common stock (a “Unit”). In consideration of the investment, the Company granted to each investor certain registration rights and anti-dilution rights. Also, in November 2004, the Company converted approximately $618,000 of aggregate principal promissory notes and accrued interest outstanding into Units.

On December 8, 2004, the Company completed a second closing of the Private Placement, whereby it sold an aggregate of $200,000 of Units to accredited investors.

On January 4, 2005, the Company completed a third and final closing of the Private Placement, whereby it sold an aggregate of $128,000 of Units to accredited investors.

Pursuant to the terms of a investment banking agreement, dated March 19, 2004, by and between the Company and Sunrise Securities, Corp. (the “Placement Agent”), the Company issued to the Placement Agent and its designees an aggregate of 2,283,445 shares of common stock and warrants to purchase up to an aggregate of 2,666,900 shares of common stock. The shares were issued as part consideration for the services of the Placement Agent, as placement agent for the Company in the Private Placement. In addition, the Company paid the Placement Agent a total cash fee of $50,530.

On January 12, 2005, the Company completed a second private placement offering whereby it sold an aggregate of $1,100,000 of units to a single investor. As with the Private Placement, each unit issued and sold in this subsequent private placement was sold at $25,000 per unit and is comprised of (i) 87,108 shares of common stock, and (ii) a five-year warrant to purchase 87,108 shares of our common stock at an exercise price of $0.40 per share. Upon the closing of this second private placement offering the Company issued to the investor 3,832,753 shares of common stock and warrants to purchase up to an aggregate of 3,832,753 shares of common stock.

The aggregate sale from the four private placements was $4,353,000, which was netted against transaction costs of $329,673 for net proceeds of $4,023,327.

F-25

Pursuant to a Securities Purchase Agreement dated February 2, 2006 ($1,500,000 principal amount) and March 8, 2006 ($1,500,000 principal amount) we issued to Cornell Capital Partners, LP (“Cornell”) $3,000,000 principal amount of the Company’s Secured Convertible Debentures due February 1, 2009 (the “Debentures”) at face amount, and five year Warrants to purchase 4,200,000 shares of Common Stock at the price of $0.287 per share and five year B Warrants to purchase 300,000 shares of Common Stock at a price of $0.3444 per share.

The Debentures were convertible at a price equal to the lesser of (i) $0.287 per share (“Fixed Conversion Price”), or (ii) 95% of the lowest volume weighted average price of the Common Stock on the market on which the shares are listed or traded during the 30 trading days immediately preceding the date of conversion (“Market Conversion Price”). Interest was payable at maturity at the rate of 6% per annum in cash or shares of Common Stock valued at the conversion price then in effect.

Cornell agreed that (i) it would not convert the Debenture or exercise the Warrants if the effect of such conversion or exercise would result in its and its affiliates’ holdings of more than 4.9% of the outstanding shares of Common Stock, (ii) neither it nor its affiliates will maintain a short position or effect short sales of the Common Stock while the Debentures are outstanding, and (iii) no more than $300,000 principal amount of the Debenture could be converted at the Market Conversion Price during a calendar month.

On August 24, 2007, we issued and sold an aggregate of $600,000 principal amount promissory notes bearing interest at a rate of 12% per annum and warrants to purchase an aggregate of 150,000 shares of our common stock to three investors including Thomas Moore, our Chief Executive Officer. Mr. Moore invested $400,000 and received warrants for the purchase of 100,000 shares of Common Stock. The promissory note and accrued but unpaid interest thereon are convertible at the option of the holder into shares of our common stock upon the closing by the Company of a sale of its equity securities aggregating $3,000,000 or more in gross proceeds to the Company at a conversion rate which shall be the greater of a price at which such equity securities were sold or the price per share of the last reported trade of our common stock on the market on which the common stock is then listed, as quoted by Bloomberg LP. At any time prior to conversion, we have the right to prepay the promissory notes and accrued but unpaid interest thereon. Mr. Moore converted his $400,000 bridge investment into 2,666,667 shares of common stock and 2,000,000 $0.20 Warrants based on the terms of the Private Placement. He was paid $7,101 interest in cash.

On October 17, 2007, pursuant to a Securities Purchase Agreement, we completed a private placement resulting in $7,384,235.10 in gross proceeds, pursuant to which we sold 49,228,334 shares of common stock at a purchase price of $0.15 per share solely to institutional and accredited investors. Each investor received a five-year warrant to purchase an amount of shares of common stock that equals 75% of the number of shares of common stock purchased by such investor in the offering.

Concurrent with the closing of the private placement, the Company sold for $1,996,700 to CAMOFI Master LDC and CAMHZN Master LDC, affiliates of its financial advisor, Centrecourt Asset Management (“Centrecourt”), an aggregate of (i) 10,000,000 shares of Common Stock, (ii) 10,000,000 warrants exercisable at $0.20 (prior to anti-dilution adjustments) per share, and (iii) 5-year warrants to purchase an additional 3,333,333 shares of Common Stock at a purchase price of $0.001 per share (the “$0.001 Warrants”). The Company and the two purchasers agreed that the purchasers would be bound by and entitled to the benefits of the Securities Purchase Agreement as if they had been signatories thereto. The $0.20 (prior to anti-dilution adjustments) Warrants and $0.001 Warrants contain the same terms, except for the exercise price. Both warrants provide that they may not be exercised if, following the exercise, the holder will be deemed to be the beneficial owner of more than 9.99% of the Company’s outstanding shares of Common Stock. Pursuant to a consulting agreement dated August 1, 2007 with Centrecourt with respect to the anticipated financing, in which Centrecourt was engaged to act as the Company’s financial advisor, Registrant paid Centrecourt $328,000 in cash and issued 2,483,333 warrants exercisable at $0.20 (prior to anti-dilution adjustments) per share to Centrecourt, which Centrecourt assigned to the two affiliates.

All of the $0.20 (prior to anti-dilution adjustments) Warrants and $0.001 Warrants provide for adjustment of their exercise prices upon the occurrence of certain events, such as payment of a stock dividend, a stock split, a reverse split, a reclassification of shares, or any subsequent equity sale, rights offering, pro rata distribution, or any fundamental transaction such as a merger, sale of all of its assets, tender offer or exchange offer, or reclassification of its common stock. If at any time after October 17, 2008 there is no effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the warrants by the holder of such warrants, then the warrants may also be exercised at such time by means of a “cashless exercise.”

In connection with the private placement, we entered into a registration rights agreement with the purchasers of the securities pursuant to which we agreed to file a registration statement with the Securities and Exchange Commission with an effectiveness date within 90 days after the final closing of the offering. The registration statement was declared effective on January 22, 2008.

At the closing of this private placement, we exercised our right under an agreement dated August 23, 2007 with YA Global Investments, L.P. f/k/a Cornell Capital Partners, L.P. (“Yorkville”), to redeem the outstanding $1,700,000 principal amount of our Secured Convertible Debentures due February 1, 2009 owned by Yorkville, and to acquire from Yorkville warrants expiring February 1, 2011 to purchase an aggregate of 4,500,000 shares of our common stock. We paid an aggregate of (i) $2,289,999 to redeem the debentures at the principal amount plus a 20% premium and accrued and unpaid interest, and (ii) $600,000 to repurchase the warrants.

F-26

11. SHAREHOLDERS’ EQUITY :

Series B Preferred Stock Financing

On July 19, 2010, the Company entered into a Series B Preferred Stock Purchase Agreement with Optimus (the “Series B Purchase Agreement”), pursuant to which Optimus agreed to purchase, upon the terms and subject to the conditions set forth therein and described below, up to $7.5 million of the Company’s newly authorized, non-convertible, redeemable Series B preferred stock (“Series B Preferred Stock”) at a price of $10,000 per share.  Under the terms of the Series B Purchase Agreement, subject to the Company’s ability to maintain an effective registration statement for the Warrant Shares (as defined below), the Company may from time to time until July 19, 2013, present Optimus with a notice to purchase a specified amount of Series B Preferred Stock. Subject to satisfaction of certain closing conditions, Optimus is obligated to purchase such shares of Series B Preferred Stock on the 10th trading day after the date of the notice. The Company will determine, in its sole discretion, the timing and amount of Series B Preferred Stock to be purchased by Optimus, and may sell such shares in multiple tranches. Optimus will not be obligated to purchase the Series B Preferred Stock upon the Company’s notice (i) in the event the average closing sale price of the Company’s common stock during the nine trading days following delivery of such notice falls below 75% of the closing sale price of the Company’s common stock on the trading day prior to the date such notice is delivered to Optimus, or (ii) to the extent such purchase would result in the Company and its affiliates beneficially owning more than 9.99% of the Company’s outstanding common stock.  The Series B Preferred Stock is only redeemable at the option of the Company as set forth in the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock and not otherwise subject to redemption or repurchase by the Company in any circumstances.

Pursuant to the Series B Purchase Agreement, on July 19, 2010, the Company issued to an affiliate of Optimus a three-year warrant to purchase up to 40,500,000 shares of the Company’s common stock (the “Warrant Shares”), at an initial exercise price of $0.25 per share, subject to adjustment as described below.  The warrant consists of and is exercisable in tranches, with a separate tranche being created upon each delivery of a tranche notice under the Series B Purchase Agreement. On each tranche notice date, that portion of the warrant equal to 135% of the tranche amount will vest and become exercisable, and such vested portion may be exercised at any time during the exercise period on or after such tranche notice date. On and after the first tranche notice date and each subsequent tranche notice date, the exercise price of the warrant will be adjusted to the closing sale price of a share of the Company’s common stock on the applicable tranche notice date. The exercise price of the warrant may be paid (at the option of the affiliate of Optimus) in cash or by its issuance of a four-year, full-recourse promissory note, bearing interest at 2% per annum, and secured by a specified portfolio of assets. However, such promissory note is not due or payable at any time that (a) the Company is in default of any preferred stock purchase agreement for Series B Preferred Stock or any warrant issued pursuant thereto, any loan agreement or other material agreement or (b) there are any shares of the Series B Preferred Stock issued or outstanding.

On April 4, 2011, the  Company and Optimus  entered into an amendment to the Preferred Stock Purchase Agreement dated July 19, 2010  between the Company and Optimus.  Under the amendment Optimus  remains obligated, from time to time until July 19, 2013, to purchase up to an additional 284 shares of non-convertible, redeemable Series B Preferred Stock, $0.001 par value per share (the “ Series B Preferred Stock ”) at a purchase price of $10,000 per share upon notice from the Company to the Investor, subject to the satisfaction of certain conditions set forth in the Purchase Agreement.

In order to satisfy certain conditions set forth in the Purchase Agreement that would allow the Company to require the Investor to purchase the remaining shares of Series B Preferred Stock under the Purchase Agreement, the Amendment provides that, among other things, the Company will issue to the Holder a three-year warrant (the “ Additional Warrant ”) to purchase up to an additional 25,560,000 shares of the Company’s common stock, at an initial exercise price of $0.15 per share, subject to adjustment as described below.  The Additional Warrant will become exercisable on the earlier of (i) the date on which a registration statement registering for resale the shares of the Company’s common stock issuable upon exercise of the Additional Warrant (the “ Warrant Shares ”) becomes effective and (ii) the first date on which such Warrant Shares are eligible for resale without limitation under Rule 144 (assuming a cashless exercise of the Additional Warrant).  The Additional Warrant consists of and is exercisable in tranches, with a separate tranche being created upon each delivery of a tranche notice under the Purchase Agreement.  On each tranche notice date, that portion of the Additional Warrant equal to 135% of the tranche amount will vest and become exercisable, and such vested portion may be exercised at any time during the exercise period on or after such tranche notice date.  On and after the first tranche notice date and each subsequent tranche notice date, the exercise price of the Additional Warrant will be adjusted to the closing sale price of a share of the Company’s common stock on the applicable tranche notice date.  The exercise price of the Additional Warrant may be paid (at the option of the Investor) in cash or by the Investor’s issuance of a four-year, full-recourse promissory note (each, a “ Promissory Note ”), bearing interest at 2% per annum, and secured by specified portfolio of assets.  However, no Promissory Note will be due or payable at any time that (a) the Company is in default of any preferred stock purchase agreement for Series B Preferred Stock or any warrant issued pursuant thereto, any loan agreement or other material agreement or (b) there are any shares of the Company’s Series B Preferred Stock issued or outstanding.  The Additional Warrant also provides for cashless exercise in certain circumstances. If a “Funding Default” (as such term is defined in the Additional Warrant) occurs and the Additional Warrant has not previously been exercised in full, the Company has the right to demand surrender of the Additional Warrant (or any remaining portion thereof) without compensation, and the Additional Warrant will automatically be cancelled.

On April 4, 2011, the Company and the Holder also entered into an Amended and Restated Security Agreement to ensure that any Promissory Note issued upon exercise of the Additional Warrant will be entitled to the benefits of the security and collateral provisions of the Security Agreement dated as of July 19, 2010.

F-27

From November 1, 2010, through October 31, 2011 the Company issued and sold 177 shares of non-convertible, redeemable Series B Preferred Stock to Optimus pursuant to the terms of a Preferred Stock Purchase.  Prior to closing on the Preferred Stock purchase, the company received $300,000 from Optimus in exchange for promissory notes (subsequently repaid at closing).  The Company received gross proceeds of $1.47 million (net proceeds of $1.34 million) from this transaction.

In connection with these transactions, Optimus exercised 15,752,903 warrants at exercise prices ranging from $.15 to $.155. In addition, on April 4, 2011, under an amendment to the Preferred Stock Purchase Agreement dated July 19, 2010, the Company issued Optimus a three-year warrant to purchase 25,560,000 shares of the Company’s common stock at an initial exercise price of $0.15.  As of October 31, 2011, 25,560,000 warrants remained outstanding.

As of October 31, 2011, the Company continued to have 284 shares of its Series B Preferred Stock available for sale to Optimus at a gross purchase price of $10,000.  Under the terms of the May 2011 Notes, the Company may issue Optimus securities only to the extent the net proceeds of such issuance are used to repay May 2011 Noteholders.

F-28

Warrants

Some of our warrants (except the warrants issued to an affiliate of Optimus) contain “full-ratchet” anti-dilution provisions originally set at $0.20 with a term of five years.  The Optimus transaction on January 11, 2010 triggered the anti-dilution provisions of the warrant agreements requiring a reset of both the price of these warrants (from $.20 to $.17) and an increase in amount of warrants.  Subsequently, the Optimus transaction on September 28, 2010 triggered the anti-dilution provisions of the warrant agreements requiring a reset of both the price of these warrants (from $0.17 to $0.15) and an increase in the amount of warrants.  Therefore, any future financial offering or instrument issuance below $0.15 per share of the Company’s common stock or warrants will cause further anti-dilution and/or repricing provisions in approximately 49.4 million of our outstanding warrants.

F-29

12. Fair Value

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction betweenmarket participants on the measurement date. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact. The guidance describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

•   Level 1 — Quoted prices in active markets for identical assets or liabilities

•   Level 2— Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities

•   Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities

F-30

In accordance with FASB ASC 820, “Fair Value Measurements and Disclosures”, the following table represents the Company’s fair value hierarchy for its financial liabilities measured at fair value on a recurring basis as of October 31, 2011:

Level 3 — 2011
Fair Value of Embedded Derivative	$946,046
Common Stock Warrants	$6,391,071
Total	$7,337,117

Accordingly, the derivatives were valued using the Black-Scholes model as described in Note 6.

In accordance with the fair value hierarchy described above, the following table shows the fair value of the Company's financial instruments that are required to be measured at fair value as of October 31, 2011 and October 31, 2010:

October 31, 2011	Level 1	Level 2	Level 3	Total

Common stock warrant liability, warrants exercisable at $.15 - $0.1952 from February 2011 through November 2015	$-	$	$6,391,071	$6,391,071
Embedded derivative liability, convertible at $0.15 from August 2011 through May 2012	$-	$	$946,046	$946,046

October 31, 2010	Level 1		Level 2	Level 3	Total

Common stock warrant liability, warrants exercisable at $.15 - $0.287 from February 2011 through August 2015	$		$-	$13,006,194	$13,006,194
C Embedded derivative liability, convertible at $0.15 from October 2010 through May 2011		$-	$-	$81,028	$81,028

As of October 31, 2011, the fair values of the Company's Level 3 financial instruments were $7,337,117. As of October 31, 2010, the fair values of these financial instruments, classified as Level 3 financial instruments, were $13,087,222.  These financial instruments consist of common stock warrants and embedded derivatives.

As of October 31, 2011 and October 31, 2010, the Company held no Level 2 or Level 1 financial instruments.

As of October 31, 2011, the fair value of the Company's Level 3 financial instruments totaled $7,491,422.  The Level 3 financial instruments consist of common stock warrants issued by the Company between October 2005 and May 2011, which include features requiring liability treatment of the warrants. The fair value of warrants issued to purchase 91,415,804 shares of the Company’s common stock was estimated by the Company using the Black-Scholes model (BSM Model).  The Company computes valuations, each quarter, using the BSM model for each warrant to account for the various possibilities that could occur due to changes in the inputs to the BSM model as a result of contractually-obligated changes (for example, changes in strike price to account for down-round provisions). The Company effectively weights each calculation based on the likelihood of occurrence to determine the value of the warrant at the reporting date.

There were no transfers of assets or liabilities between level 1, level 2 and level 3 during the twelve months ended October 31, 2011 or 2010.

The following table summarizes the changes in fair value of the Company's Level 3 financial instruments for the twelve months ended October 31, 2011:  The following table summarizes the changes in fair value of the Company’s Level 3 financial instruments for the twelve months ended October 31, 2010.

Embedded derivative liability

	October 31, 2011	October 31, 2010
Beginning balance at October 31, 2010 and 2009	$81,028	$1,086,514
Issuance of embedded derivatives associated with convertible notes	3,505,605	522,530
Note Conversions and Payoffs	(683,977)	(825,682)
Reclassification of embedded derivative liability to equity	(190,449)	-
Change in fair value	(1,766,161)	(702,334)
Ending balance	$946,046	$81,028

Common stock warrant liability:

	October 31, 2011	October 31, 2010
Beginning balance at October 31, 2010 and 2009	$13,006,194	$11,961,734
Issuance of common stock warrants	5,065,326	8,579,900
Exercises and Exchanges of warrants	(3,826,409)	(7,792,198)
Reclassification of common stock warrant liability to equity	101,867	-
Change in fair value	(7,955,907)	256,758
Ending balance	$6,391,071	$13,006,194

F-31

13. SUBSEQUENT EVENTS

December 2011 Note Financing

On December 29, 2011, we entered into a Note Purchase Agreement, which we refer to as the December 2011 purchase agreement, with certain accredited investors, whereby the investors acquired approximately $1.2 million of our convertible promissory notes, which we refer to as the Notes, for an aggregate purchase price of approximately $1.0 million in a private placement, which we refer to as the December 2011 offering. The Notes were issued with an original issue discount of 15%. Each investor paid $0.85 for each $1.00 of principal amount of Notes purchased at the closing of the December 2011 offering. The Notes are convertible into shares of our common stock, at a per share conversion price equal to $0.15. Additionally, each investor received a warrant, which we refer to as the Warrants, to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the Note at an exercise price of $0.15 per share.

The Notes mature on January 9, 2013. We may redeem the Notes under certain circumstances. The Warrants are exercisable at any time on or before January 9, 2015. The Warrants may be exercised on a cashless basis under certain circumstances.

To the extent an investor does not elect to convert its Notes as described above, the principal amount of the Notes not so converted on or prior to the maturity date shall be payable in cash on the maturity date.

The Notes may be converted by the investors, at the option of such investor, in whole or in part.  However, except as otherwise provided in the Notes, only 85% of the initial principal amount of each Note is convertible prior to maturity.  The Notes and Warrants include a limitation on conversion or exercise, which provides that at no time will an investor be entitled to convert any portion of the Notes or exercise any of the Warrants, to the extent that after such conversion or exercise, such investor (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of our common stock as of such date.

In connection with the December 2011 offering, we intend to enter into a Registration Rights Agreement with the investors.  Pursuant to such agreement, we agree with the investors to provide certain rights to register under the Securities Act of 1933, as amended, the shares of our common stock issuable upon any conversion of the Notes and the exercise of the Warrants, and agree to file a registration statement within 45 days of the closing of the December 2011 offering to register the offering of the shares of our common stock issuable upon conversion of the Notes and the exercise of the Warrants.

Rodman & Renshaw, LLC, which we refer to as Rodman, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ:RODM) acted as the exclusive placement agent in connection with the December 2011 offering and received compensation of a cash placement fee equal to 7% of the aggregate purchase price paid by investors in the December 2011 offering (approximately $73,000) and Warrants to purchase 575,098 shares of our common stock (approximately 7% of the shares of our common stock issuable upon conversion of the Notes), which warrants are exercisable at $0.15 per share and shall expire on January 9, 2015.

Junior Subordinated Convertible Promissory Notes

During November and December 2011, the Company converted approximately $169,000 in principal into 1,126,667 shares of the Company’s common stock at an conversion price of $0.15, in full satisfaction of these junior subordinated convertible promissory notes.

In addition, the Company paid approximately $53,000 in principal on an outstanding junior subordinated convertible promissory note.  In exchange for extending the remaining principal on this note, of approximately $300,000, for an additional nine months, the Company agreed to issue this investor approximately 2.3 million additional warrants at an exercise price of $0.15 as well as pay additional interest in the amount of approximately $53,000.

May 2011 Notes

During November and December 2011, the Company converted approximately $1.7m in principal into 11,313,727 shares of the Company’s common stock at an conversion price of $0.15.

October 2011 Notes

During December 2011 and January 2012, the Company converted $1.28 million in principal into 8,183,333 shares of the Company’s common stock at an conversion price of $0.15.

University of Pennsylvania

On December 12, 2011, we entered into a third amendment to the Penn license agreement pursuant to which we acquired an exclusive worldwide license agreement for additional patent applications from the laboratory of Dr. Yvonne Paterson.  One application pertains to the antigen ISG15 from Penn for use in our Lm -LLO based immunotherapies for the treatment of cancer and other diseases.  This intellectual property resulted from work performed in the laboratory of Dr. Yvonne Paterson that demonstrated ISG15 was an effective immunological target for the treatment of a number of different cancers in animal models, including ovarian, colon, breast and other cancers.  SG-15 expression is elevated in “triple negative” breast cancer, a disease in which HER2, estrogen and progesterone receptors are lacking, and thus has no defined therapeutic immune target at the moment.  An Lm-LLO vaccine that targets ISG-15 may prove to be an effective agent in an area where there is a significant unmet medical need.  As part of this amendment, we exercised our option for the rights to two additional patent dockets at an option exercise fee payable in the form of $20,000 in cash.

F-32

ADVAXIS, INC.

(A Development Stage Company)

BALANCE SHEETS

	(unaudited) July 31, 2012	October 31, 2011
ASSETS
Current Assets:
Cash	$5,288	$1,096,538
Other Current Asset Receivable	-	477,788
Prepaid expenses	39,926	37,474
Other Current Assets	33,182	2,221
Total Current Assets	78,396	1,614,021

Deferred expenses - clinical	1,014,178	1,380,103
Property, Plant & Equipment (net of accumulated depreciation)	82,660	-
Intangible Assets (net of accumulated amortization)	2,405,934	2,256,852
Deferred Financing Cost	68,188	65,848
Interest Receivable & Other Assets	473,848	323,738

TOTAL ASSETS	$4,123,204	$5,640,562

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable and Accrued Expenses	$6,053,853	$5,396,594
Deferred Investment Funds	50,000	-
Notes Payable – convertible promissory notes and fair value of embedded derivative	1,085,571	5,091,298
Notes payable –Officer (including interest payable)	395,566	408,069
Notes Payable – other	250,000	-
Interest Payable – other	2,260	-

Total Current Liabilities	7,837,250	10,895,961

Deferred Rent	19,212	62,441
Long-term Convertible Notes	-	570,802
Common Stock Warrant	1,265,985	6,391,071
Total Liabilities	9,122,447	17,920,275

Shareholders’ Deficiency:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; Series B Preferred Stock; issued and outstanding 740 at July 31, 2012 and at October 31, 2011.
Common Stock - $0.001 par value; authorized 500,000,000 shares, issued and outstanding 375,135,008 at July 31, 2012 and 250,173,570 at October 31, 2011.	375,135	250,173
Additional Paid-In Capital	50,235,200	33,000,064
Promissory Note Receivable	(9,998,210)	(9,998,210)
Deficit accumulated during the development stage	(45,611,368)	(35,531,740)
Total Shareholders’ Deficiency	(4,999,243)	(12,279,713)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY	$4,123,204	$5,640,562

The accompanying notes are an integral part of these financial statements.

F-33

ADVAXIS, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended July 31,		Nine months Ended July 31,		Period from March 1, 2002 (Inception) to July 31,
	2012	2011	2012	2011	2012
Revenue	$-	$-	$-	$-	$1,863,343

Research & Development Expenses	1,331,415	1,958,518	5,760,158	6,392,919	28,916,898
General & Administrative Expenses	2,251,725	1,638,287	4,297,110	3,581,888	25,476,943
Total Operating expenses	3,583,140	3,596,805	10,057,268	9,974,807	54,393,841

Loss from Operations	3,583,140	(3,596,805)	(10,057,268)	(9,974,807)	(52,530,498)

Other Income (expense):
Interest expense	(1,045,297)	(1,769,974)	(4,241,805)	(2,721,020)	(14,691,142)
Other Income	25,375	(4,004)	25,715	53,603	273,422
(Loss) on note retirement	(932,421)	(115,396)	(2,173,491)	(109,492)	(978,646)
Net changes in fair value of common stock warrant liability and embedded derivative liability	2,430,914	9,127,394	6,020,434	7,134,709	20,423,120
Net (Loss) Income before benefits for income taxes	(3,104,569)	3,641,215	(10,426,415)	(5,617,007)	(47,494,744)

Income tax benefit	-	-	346,787	379,472	1,927,260

Net Income (Loss)	(3,104,569)	3,641,215	(10,079,628)	(5,237,535)	(45,567,484)

Dividends attributable to preferred shares	185,000	185,000	555,000	1,353,686	2,137,570

Net Income (Loss) applicable to Common Stock	$(3,289,569)	$3,456,215	(10,634,628)	$(6,591,221)	$(47,705,054)

Net Income (Loss) per share, basic	(.01)	$.02	(.03)	(.03)

Net Income (Loss) per share, diluted	$(.01)	$.01	(.03)	$(.03)

Weighted average number of shares outstanding, basic	346,851,744	228,375,277	298,430,345	212,269,995

Weighted average number of shares outstanding, diluted	346,851,744	300,847,826	298,430,345	212,388,256

The accompanying notes are an integral part of these financial statements.

F-34

ADVAXIS, INC.

(a development stage company)

STATEMENT OF SHAREHOLDERS’ DEFICIENCY

Period from November 1, 2011 to July 31, 2012

(Unaudited)

	Preferred Stock		Common Stock				Deficit
	Number of				Stock		Accumulated
	Shares of Outstanding	Amount	Number of shares of outstanding	Amount	Subscription Receivable	Additional Paid- in Capital	During the Development Stage	Shareholders’ Equity (Deficiency)
Balance at October 31, 2011	740	$-	$250,173,570	$250,173	$(9,998,210)	$33,000,064	$(35,531,740)	$(12,279,713)
Common Stock Issued Upon Exercise of Warrants			2,745,097	2,745		409,019		411,764
Options granted to employees and directors						289,725		289,725
Options granted to consultants						10,459		10,459
Common stock issued upon conversion of Bridge Notes			1,126,667	1,127		167,873		169,000
Common stock issued upon conversion of May 2011 Notes			12,827,060	12,827		2,332,698		2,029,936
Common stock issued upon conversion of October 2011 Notes			8,183,333	8,183		1,636,237		1,348,784
Issuance of common stock warrants with December 2011 Notes						279,807		279,807
Interest on Optimus Notes						50,402		50,402
Common stock issued upon partial conversion of long-term convertible promissory notes			3,600,000	3,600		382,237		385,837
Net Loss							(4,365,544)	(3,754,319)
Balance at January 31, 2012	740	$-	278,655,727	$278,655	$(9,998,210)	$38,558,521	$(39,897,284)	$(11,058,318)
Common Stock Issued Upon Exchange of Warrants			1,597,112	1,597		221,998		223,595
Options granted to employees						279,045		279,045
Options granted to consultants						8,333		8,333
Common stock issued upon conversion of May 2011 Notes			253,333	253		37,745		35,460
Common stock issued upon conversion of December 2011 Notes			5,516,666	5,517		972,594		772,697
Interest on Optimus Notes						49,306		49,306
Exchange of Bridge Notes						260,706		260,706
Issuance of shares to directors			999,632	999		31,558		32,557
Issuance of shares to employees under Employee Stock Purchase Plan			15,862	16		2,146		2,162
Net Loss							(2,609,515)	(2,401,563
Balance at April 30, 2012	740	$-	287,038,332	$287,037	$(9,998,210)	$40,421,952	$(42,506,799)	$(11,796,020)
Common Stock Issued Upon Exchange of Rodman May 2011 Notes			37,552,901	37,553		4,134,466		4,172,019
Options granted to employees						293,528		293,528
Options granted to consultants						(3,839)		(3,839)
Common stock issued upon Exchange of October 2011 Notes			12,135,049	12,135		1,486,639		1,498,774
Common stock issued upon Exchange of December 2011 Notes			2,504,902	2,505		294,308		296,813
Interest on Optimus Notes						50,401		50,401
Common Stock Issued Upon Exchange of Bridge Note			583,333	584		81,208		81,792
Issuance of settlement shares			4,000,000	4,000		801,000		805,000
Common Stock issued upon conversion of long-term convertible promissory note			4,725,927	4,726		275,478		280,204
Common Stock issued to consultants			415,167	416		39,442		39,858
Common Stock issued under Numoda Stock Purchase Agreement			15,000,000	15,000		1,365,000		1,380,000
Common Stock issued to Socius			11,111,000	11,111		988,880		999,991
Issuance of shares to employees under Employee Stock Purchase Plan			68,397	68		6,737		6,805
Net Loss							(3,104,569)	(3,104,569)
Balance at July 31, 2012	740	-	375,135,008	375,135	(9,998,210)	50,235,200	(45,611,368)	(4,999,243)

F-35

ADVAXIS, INC.

(A Development Stage Company)

STATEMENTS OF CASH

FLOWS
(unaudited)

	Nine months Ended July 31,		Period from March 1, 2002 (Inception) to July 31,
	2012	2011	2012
OPERATING ACTIVITIES
Net loss	$(10,079,628)	$(5,237,535)	$(45,567,484)

Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash charges to consultants and employees for options and stock	877,251	619,326	4,677,896
Amortization of deferred financing costs	-	-	260,000
Amortization of discount on convertible promissory notes	1,331,368	455,619	2,487,761
Impairment of intangible assets	-	-	26,087
Non-cash interest expense	2,885,053	2,198,214	11,455,784
(Gain) loss on change in value of warrants and embedded derivative	(6,020,434)	(7,134,709)	(20,432,120)
Warrant Expense	-	71,899	764,210
Employee Stock Purchase Plan expense	9,727	-	9,727
Value of penalty shares issued	-	-	149,276
Depreciation expense	9,184	28,406	204,858
Amortization expense of intangibles	109,859	99,274	704,499
Other Income	-	-	33,478
Loss (Gain) on note retirement	2,173,491	109,492	978,646

Changes in operating assets and liabilities :
Decrease (increase) in prepaid expenses	(2,452)	(12,352)	(39,925)

Decrease in grant receivable	-	244,479	-

Decrease (increase) in other current assets	(30,961)	(27,221)	(33,182)
Increase in other assets	-	(140,222)	(132,271)

Decrease (increase) in deferred expenses	365,925	(43,830)	(506,450)
Increase in accounts payable and accrued expenses	4,445,333	1,258,911	11,370,590
(Decrease) increase in deferred rent	(43,228)	61,231	19,212
Increase (decrease) in interest payable	24,759	51,469	(41,104)
Net cash used in operating activities	(3,944,753)	(7,397,549)	(33,610,512)
INVESTING ACTIVITIES
Purchase of property and equipment	(91,844)	-	(241,937)

Cost of intangible assets	(258,940)	(239,019)	(3,219,620)
Net cash used in Investing Activities	(350,784)	(239,019)	(3,461,557)
FINANCING ACTIVITIES
Proceeds from convertible debenture	500,000	875,000	2,495,000
(Increase) in deferred offering expenses	(58,500)	(23,500)	(110,500)
Cash paid for deferred financing costs	-	(25,000)	(584,493)
Principal payments on notes payable	(87,941)	(613,573)	(2,779,030)
Proceeds from notes payable	2,388,963	6,701,775	16,340,885
Deferred Investment Funds	50,000	-	50,000
Net proceeds of issuance of Preferred Stock	-	1,342,672	8,610,499
Cancellation of warrants	-	-	(600,000)
Proceeds from exercise of warrants	411,765	1,085,001	1,666,766
Net proceeds of issuance of common stock	-	-	11,988,230
Net cash provided by Financing Activities	3,204,287	9,342,375	37,077,357
Net increase (decrease) in cash	(1,091,250)	1,705,807	5,288
Cash at beginning of period	1,096,538	108,381	-
Cash at end of period	$5,288	$1,814,188	$5,288

The accompanying notes are an integral part of these financial statements.

F-36

Supplemental Disclosures of Cash Flow Information

	Nine months ended July 31,		Period from March 1, 2002 (Inception) to July 31,
	2012	2011	2012
Cash paid for Interest	$53,027	$70,372	$788,017

Supplemental Schedule of Noncash Investing and Financing Activities

	Nine months ended July 31,		Period from March 1, 2002 (Inception) to July 31,
	2012	2011	2012
Equipment acquired under notes payable	$-	$-	$45,580
Common stock issued to Founders	$-	$-	$40
Notes payable and accrued interest converted to Preferred Stock	$-	$-	$15,969
Stock dividend on Preferred Stock	$-	$-	$43,884
Accounts Payable from vendors settled in Common Stock	$3,249,990	$-	$3,249,990
Accounts Payable from consultants settled with Common Stock	$62,275	$-	$114,253
Notes payable and embedded derivative liabilities converted to Common Stock	$9,224,971	$1,638,673	$15,060,221
Intangible assets acquired with notes payable	$-	$-	$360,000
Intangible assets acquired with common stock	$-	$-	$70,000
Debt discount in connection with recording the original value of the embedded derivative liability	$306,568	$3,622,701	$6,527,552
Allocation of the original secured convertible debentures to warrants	$-	$-	$214,950
Allocation of the warrants on convertible notes as debt discount	$571,207	$778,052	$3,001,806
Cancellation of Note Receivable in connection with Preferred Stock Redemption	$-	$(3,051,000)	$(3,051,000)
Note receivable in connection with exercise of warrants	$-	$2,389,500	$9,998,210
Common stock issued in exchange for warrants	$134,796	$-	$134,796
Warrants Issued in connection with issuance of Common Stock	$517,797	$-	$2,023,347
Warrants Issued in connection with issuance of Preferred Stock	$-	$-	$3,587,625

The accompanying notes are an integral part of these financial statements.

F-37

ADVAXIS, INC.

NOTES TO THE FINANCIAL STATEMENTS

(unaudited)

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations

Advaxis Inc. (the “Company”) is a biotechnology company developing the next generation of immunotherapies for cancer and infectious diseases. Our platform technology is designed to generate a comprehensive immune response by serving as its own adjuvant, directing antigen presentation, increasing tumor infiltrating killer T-cells, and decreasing Tregs/MDSCs in the tumor. Today, the Company has over fifteen distinct constructs in various stages of development, directly developed by the Company and through strategic collaborations.

Since the Company’s inception in 2002, it has focused its initial development efforts upon immunotherapies targeting cervical cancer, its predecessor condition, cervical intraepithelial neoplasia, head and neck cancer, breast cancer, prostate cancer, and other cancers and infectious diseases. Although no products have been commercialized to date, research and development and investment continue to be placed behind the pipeline and the advancement of this technology. Pipeline development entails risk and expense. It is anticipated that ongoing operational costs for the Company will continue to increase significantly due to several ongoing clinical trials in this fiscal year.

Basis of Presentation

The accompanying unaudited interim financial statements include all adjustments (consisting only of those of a normal recurring nature) necessary for a fair statement of the results of the interim period. The October 31, 2011 balance sheet is derived from the audited balance sheet included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011 (the “Form 10-K’). These interim financial statements should be read in conjunction with the Company’s financial statements and notes for the fiscal year ended October 31, 2011 included in the Form 10-K. The Company believes these financial statements reflect all adjustments and reclassifications that are necessary for a fair presentation of its financial position and results of operations for the periods presented.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. There is a working capital deficiency, a shareholders’ deficiency and recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Please refer to Footnote #14: Subsequent Events for the Company’s financing activities that occurred subsequent to July 31, 2012. The financial statements do not include any adjustments to the carrying amount and classification of recorded assets and liabilities should the Company be unable to continue operations.  Management’s plans are to continue to raise additional funds through the sales of debt or equity securities. Results of operations for the interim periods presented are not necessarily indicative of results to be expected for the year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Prior Period Restatements

The Company intends to restate its financial statements for the three month period ended January 31, 2012 as well as the three and six month periods ended April 30, 2012 in order to correct the losses (which were understated) recognized on conversions of its May, October and December 2011 Notes into shares of our common stock.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and the differences could be material. The most significant estimates impact the following transactions or account balances: stock compensation, liabilities (including the embedded derivative liability), warrant valuation, impairment of intangibles and projected operating results.

F-38

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts (checking) that at times exceed federally insured limits.

Intangible Assets

Intangible assets primarily consist of legal and filing costs associated with obtaining patents and licenses. The license and patent costs capitalized primarily represent the value assigned to the Company’s 20-year exclusive worldwide license agreement with Penn, which are amortized on a straight-line basis over their remaining useful lives which are estimated to be twenty years from the effective date of Penn Agreement dated July 1, 2002. The value of the license and patents are based on management’s assessment regarding the ultimate recoverability of the amounts paid and the potential for alternative future uses.

We review our long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset might not be recoverable and its carrying amount exceeds its fair value, which is based upon estimated undiscounted future cash flows. Net assets are recorded on the balance sheet for patents and licenses related to ADXS-HPV, ADXS-PSA and ADXS-HER2 and other products that are in development. However, if a competitor were to gain FDA approval for a treatment before us or if future clinical trials fail to meet the targeted endpoints, we would likely record an impairment related to these assets. In addition, if an application is rejected or fails to be issued we would record an impairment of its estimated book value.

Research and Development Expenses

Research and development costs are expensed as incurred and include but are not limited to clinical trial and related manufacturing costs, payroll and personnel expenses, lab expenses, facilities and related overhead costs.

Accounting for Stock-Based Compensation

Stock-based compensation is estimated at the grant date based on the award’s fair value as calculated by the Black-Scholes-Merton option-pricing model (hereinafter referred to as the “BSM model”) and is recognized as expense over the requisite service period. The BSM model requires various assumptions including volatility, forfeiture rates and expected option life. If any of the assumptions used in the BSM model change significantly, stock-based compensation expense may differ materially in the future from that recorded in the current period. See Note 10 for information on stock-based compensation expense incurred in the three and nine month periods ending July 31, 2012.

Warrants/Embedded Derivatives

The Company has outstanding Warrants in conjunction with its convertible promissory notes (“Bridge Notes”) and the May 2011, October 2011 December 2011, and the May 2012 Notes).  The Company has two classifications of warrants: liability or equity. The liability warrants are recorded at fair value at issuance, using the Black-Scholes valuation model (BSM Model), and will continue to be recorded at fair value each subsequent balance sheet date. Any change in value between reporting periods will be recorded on the statement of operations at each reporting date. The liability warrants will remain until such time as they are exercised or expire at which time they will be adjusted to fair value and reclassified from liabilities to equity. The equity warrants are recorded at their relative fair values at issuance, using the Relative Fair Value Method.

The Company has convertible features (embedded derivatives) in its convertible promissory notes . The embedded derivatives are recorded at fair value and classified as liabilities on the balance sheet. The embedded derivatives will continue to be recorded at fair value each subsequent balance sheet date. Any change in value between reporting periods will be recorded on the statement of operations at each reporting date. These embedded derivatives will remain until such time as they are exercised or expire at which time they will be adjusted to fair value and reclassified from liabilities to equity.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

F-39

3. NET LOSS PER SHARE

Basic net income or basic net loss per common share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the periods. Diluted earnings per share give effect to dilutive options, warrants, convertible debt and other potential common stock outstanding during the period. Therefore, in the case of a net loss the impact of the potential common stock resulting from warrants, outstanding stock options and convertible debt are not included in the computation of diluted loss per share, as the effect would be anti-dilutive. In the case of net income the impact of the potential common stock resulting from these instruments that have intrinsic value are included in the diluted earnings per share.

The table sets forth the number of potential shares of common stock that have been excluded from diluted net loss per share:

	As of July 31 ,
	2012	2011
Warrants (includes Optimus warrant of 25,560,000 at July 31, 2012 and 2011 and exchange warrants(see Note 12) of 34,791,156 at July 31, 2012)	114,738,770	96,994
Stock Options	44,807,424	27,317,424
Convertible Debt (using as-if converted method)	11,594,873	-
Total	171,141,067	27,414,418

4. INTANGIBLE ASSETS

The following is a summary of intangible assets as of the end of the following fiscal periods:

	(Unaudited)
	July 31, 2012	October 31, 2011
License	$651,992	$651,992
Patents	2,376,445	2,117,505
Total intangibles	3,028,437	2,769,497
Accumulated Amortization	(622,503)	(512,645)
Intangible Assets	$2,405,934	$2,256,852

The expirations of the existing patents range from 2014 to 2023 but the expirations can be extended if market approval is granted and/or based on existing laws and regulations. Amortization expense amounted to $37,435 and $34,018 for the three months ended July 31, 2012 and July 31, 2011, respectively. Amortization expense amounted to $109,858 and $99,274 for the nine months ended July 31, 2012 and July 31, 2011, respectively.

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

The following table represents the major components of accounts payable and accrued expenses:

	(Unaudited)
	July 31, 2012	October 31, 2011
Accounts Payable	$4,947,357	$4,778,508
Salaries and other compensation	696,645	531,040
Clinical Trial	56,468	-
Vendors	77,512	-
Consultants	32,200	32,200
Financing Costs	140,492	-
Legal	81,231	46,346
Other	21,768	8,500
	$6,053,853	$5,396,594

F-40

6. DEFERRED INVESTMENT FUNDS

During the nine months ended July 31, 2012, the Company received funds in the aggregate amount of $290,000 from four accredited investors, including $50,000 from our chief executive officer, Thomas A. Moore. During the nine months ended July 31, 2012, $240,000 of these funds were invested into the Rodman May 2012 Convertible Debt Financing (See Footnote #7). At July 31, 2012, the Company recorded a current liability for Mr. Moore’s funds of $50,000 that had not yet been invested in the next financing.

7. NOTES PAYABLE - CONVERTIBLE PROMISSORY NOTES

Convertible Promissory Notes

We refer to all Convertible Promissory Notes as “Bridge Notes”.

The Bridge Notes are convertible into shares of the Company’s common stock at a fixed exercise price. For every dollar invested in our Bridge Notes, each Investor received warrant coverage ranging from approximately 23% to 75%, subject to adjustments upon the occurrence of certain events as more particularly described below and in the form of Warrant. As of July 31, 2012, substantially all of the Bridge Warrants have an exercise price of $0.15 per share. The Bridge Notes may be prepaid in whole or in part at the option of the Company without penalty at any time prior to the Maturity Date. The warrants may be exercised on a cashless basis under certain circumstances.

During the three months ended July 31, 2012, the Company entered into an exchange agreement with an accredited investor in which the investor exchanged a convertible promissory note in the aggregate principal amount of $50,000 for (i) an aggregate of approximately 583,000 shares of our common stock and (ii) a warrant to purchase up to 20,834 shares of common stock at an exercise price of $0.15 per share. The warrant expires in October 2015. The Company recorded noncash expense of approximately $24,000 to the loss on note retirement account resulting from this exchange for the three months ended July 31, 2012.

During the nine months ended July 31, 2012, the Company entered into an exchange agreement with an accredited investor in which the investor exchanged a convertible promissory note in the aggregate principal amount of $300,000 for (i) a convertible promissory note in the aggregate principal amount $352,941 and in substantially the same form as the existing note except with a maturity date of June 30, 2012 and (ii) a warrant to purchase up to 2,352,940 shares of common stock at an exercise price of $0.15 per share. The warrants expire in February 2015. The Company recorded noncash expense of approximately $247,000 to the loss on note retirement account resulting from this exchange for the nine months ended July 31, 2012.

During the nine months ended July 31, 2012, the Company paid approximately $53,000 in principal on its Bridge Notes. In addition, the Company converted approximately $169,000 of principal on these Bridge Notes into 1,126,667 shares of the Company’s common stock at a conversion price of $0.15 per share. The Company recorded noncash expense of approximately $27,000 to the loss on note retirement account resulting from these conversions for the nine months ended July 31, 2012.

As of July 31, 2012, the Company had approximately $536,000 in principal outstanding on its junior subordinated convertible promissory notes with Original Issue Discount (“OID”) amounts ranging from 10% to 15% and with maturity dates ranging from October 19, 2011 to June 30, 2012.

Rodman 2011 Financings

During the months of May, October and December 2011, the Company entered into various Note Purchase agreements with accredited investors including Thomas A. Moore, our Chairman and Chief Executive Officer, and Mark J. Rosenblum, our Chief Financial Officer. Mr. Rosenblum acquired a note in the principal amount of approximately $59,000 for an aggregate purchase price of $50,000. Mr. Moore acquired his note in exchange for the cancellation of $400,000 of outstanding indebtedness owed by us to Mr. Moore. The Company issued $10.6 million of our convertible promissory notes for an aggregate purchase price of approximately $9.0 million in the private placement. In connection with these financings, the Company issued 38,784,491warrants to purchase shares of the Company’s common stock at a conversion price equal to $0.15 per share.

Effective May 14, 2012,the Company entered into exchange agreements with certain holders of an aggregate of approximately $4.5 million of the outstanding principal amount of certain convertible promissory notes of the Company, pursuant to which such holders received an aggregate of approximately 52.2 million shares of Common Stock and warrants to purchase an aggregate of approximately 5.8 million shares of Common Stock in exchange for surrendering or converting the Existing Notes and surrendering warrants to purchase an aggregate of approximately 31.3 million shares of Common Stock originally issued in the Prior Offerings.

F-41

The Exchange Agreements also provides that, for three months from the date of the Exchange Agreements, if the Company offers, issues, or agrees to issue any of its securities, other than Exempt Issuances (as defined in the Exchange Agreements), at an effective price per share less than the Base Share Price (as defined in the Exchange Agreements), then the Company shall issue additional shares of Common Stock to each Existing Investor in accordance with the formula set forth in the Exchange Agreements.

The Company accounted for the exchange as an extinguishment of a liability and recorded a noncash expense of approximately $1.5 million to the loss on note retirement account resulting from this exchange for the three months ended July 31, 2012.

The remaining holders (who did not participate in the above exchange agreements) of an aggregate of approximately $249,000 in principal related to the convertible promissory notes entered into Amendment, Consent and Waiver Agreements with our company, pursuant to which such holders agreed to amend the note purchase agreements between our company and such holders to terminate (i) such holders’ right to participate in any proposed or intended issuance or sale or exchange of our securities, and (ii) the prohibition on our ability to effect, or enter into an agreement to effect, any issuance of our securities for cash consideration involving a variable rate transaction.

In addition to the exchange discussed above, during the nine months ended July 31, 2012, the Company converted approximately $4,017,000 into 26,780,392 shares of the Company’s common stock at a conversion price of $0.15.

Rodman 2012 Financings

Effective May 14, 2012, we entered into a Note Purchase Agreement with certain accredited investors, whereby the investors acquired approximately $953,333 of our convertible promissory notes for an aggregate purchase price of approximately $715,000 in cash which represented an original issue discount of 25%. The May 2012 Notes are convertible into shares of our common stock at $0.15 per share. Additionally, each investor received a warrant to purchase such number of shares of our common stock equal to 50% of such number of shares of our common stock issuable upon conversion of the May 2012 Notes at an exercise price of $0.15 per share. The Notes and Warrants also provide that on December 1, 2012, solely to the extent the conversion price of the Notes or the exercise price of the Warrants, as applicable, is less than the “Market Price” (as defined in the Notes or the Warrants, as applicable), such conversion price or exercise price, as applicable, shall be reduced to such Market Price. The May 2012 Notes mature on May 18, 2013. We may redeem the May 2012 Notes under certain circumstances. The May 2012 Warrants are exercisable at any time on or before May 18, 2017. The May 2012 Warrants may be exercised on a cashless basis under certain circumstances and expire on May 18, 2017.

The Company elected to apply the fair-value option to account for the May 2012 notes and have recorded the May 2012 Notes at a fair value of $454,680 upon issuance. Unrealized losses on the mark-to-market of the notes which amounted to $18,190 for the period from the date of issuance or May, 14, 2012 through July 31, 2012 were recognized as a noncash expense.

In addition, as a result of the reset provisions discussed above, the warrants which have been recorded at a fair value of $291,400 on May 14, 2012 are being reflected as a warrant liability as of the date of issuance. As of July 31, 2012, the warrant liability amounted to $222,467 which resulted in a noncash income of approximately $69,000 for the three months ended July 31, 2012.

Rodman & Renshaw, LLC acted as the exclusive placement agent in connection with the May 2012 offering and received compensation of a cash placement fee equal to 7% of the aggregate purchase price paid by investors (Rodman raised $400,000 of the total purchase price of $715,000) in the May 2012 offering amounting to$28,000 and warrants to purchase 355,556 shares of our common stock, which warrants are exercisable at $0.15 per share and shall expire on May 18, 2017.

F-42

July 2012 Note

On July 21, 2012, we received $250,000 from an accredited investor in return for issuing a promissory note in the principal amount of $250,000, which bears interest at 33% per annum, compounded annually and matures on December 31, 2012. We may not redeem this Note without the written consent of the investor.

We refer to all convertible promissory notes with a maturity date less than one year collectively as “Short-term Convertible Promissory Notes.”

Short-term Convertible Promissory Notes – Principal Value – Issued	$18,225,036
Principal payments on Bridge Notes	(2,124,851)
Short-term Convertible Promissory Note Conversions	(9,890,228)
May, October and December 2011 Debt for Equity Exchanges	(4,114,176)
Bridge Note Exchanges	4,712
Original Issue Discount, net of accreted interest	(26,525)
Fair Value of Attached Warrants at issuance	(5,805,580)
Fair Value of Embedded Derivatives at issuance	(6,034,500)
Accreted interest on embedded derivative and warrant liabilities	11,097,689
Adjustments to fair value – May 2012 Notes	(248,142)

Convertible Notes- as of July 31, 2012	$1,083,435
Embedded Derivatives Liability at July 31, 2012	2,136
Notes Payable – convertible promissory notes and fair value of embedded derivative	$1,085,571

Long-term Convertible Promissory Notes

On April 28, 2011, Advaxis, Inc. issued and sold to an accredited investor convertible promissory notes of the Company in the aggregate principal amount of $660,000 to JMJ Financial for cash. The notes bear interest in the form of a one-time interest charge of 8%. and mature onApril 28, 2014. The notes are convertible, in whole or in part, into shares of the Company’s common stock, at a per share conversion price equal to 80% of the average of the two lowest trade prices for the Common Stock in the 20 trading days previous to the effective date of each such conversion, subject to a conversion floor of $0.15.

The Company elected to apply the fair-value option to account for these notes and have recorded the notes at a fair value of approximately $820,000 upon issuance. Unrealized gains on the mark-to-market of the notes which amounted to approximately $17,000 and $186,000 for the three and nine months ended July 31, 2012, respectively, were recognized as a noncash income.

In November and December, 2011, the Company converted $500,000 into 3,600,000 shares of common stock. As a result, the Company recorded a noncash income of approximately $36,000 related to the conversion of these notes to equity.

F-43

On May 8, 2012, the Company entered into a Settlement Agreement (the “ Settlement Agreement ”) with JMJ Financial which provides for (i) an additional borrowing by the Company of $500,000 from JMJ Financial on the principal amount outstanding under one of the notes issued by JMJ to the Company in April 2011, (ii) the cancellation of all of the outstanding notes issued by JMJ to the Company in April 2011, (iii) the cancellation of all of the outstanding notes issued by the Company to JMJ in April 2011, other than the portion of such notes for which JMJ has paid cash to the Company, (iv) a mutual release of any claims held by the Company or JMJ relating to an outstanding dispute and (v) the issuance by the Company of 4,000,000 newly issued shares of the Company’s common stock (the “ Settlement Shares ”) to JMJ as consideration for the cancellation of the notes and the release. As a result of the Settlement Agreement, no further payments will be made by either the Company or JMJ under the notes issued by each party in April 2011. The Company recorded noncash expense of approximately $805,000 for the issuance of the Settlement Shares to JMJ under the Settlement Agreement and recognition of a beneficial conversion feature, resulting from the issuance of shares.

The Company elected to apply the fair-value option to account for the note and has recorded the note at a fair value of approximately $324,000 upon issuance. Unrealized gains on the mark-to-market of the note which amounted to $75,000 for the three months ended July 31, 2012 was recognized as a noncash income.

During the three months ended July 31, 2012, the Company converted all of the notes outstanding totaling $660,000 into 4,725,927 shares of the Company’s common stock.. The Company recorded noncash income of approximately $250,000 upon conversion.

8. NOTES PAYABLE – OFFICER

On September 22, 2008, Advaxis entered into an agreement (the “Moore Agreement”) with the Company’s Chief Executive Officer, Thomas A. Moore, pursuant to which the Company agreed to sell senior promissory notes to Mr. Moore, from time to time (“the Moore Notes”). The terms and maturity date of the Moore Notes have been amended from time to time to change maturity dates and repayment provisions. Currently, under the terms of the amended and restated Moore Notes: (i) the maturity date is the earlier of (x) the date of consummation of an equity financing by us in an amount of $6.0 million or more and (y) the occurrence of any event of default as defined in the Moore Notes, (ii) Mr. Moore may elect, at his option, to receive accumulated interest thereon on or after April 15, 2011, (iii) we will make monthly installment payments of $100,000 on the outstanding principal amount beginning on June 15, 2011, and (iv) we may retain, at the option of Mr. Moore, $200,000 of the repayment amount for investment in our next equity financing.

During the nine months ended July 31, 2012, the Company paid Mr. Moore $35,000 in principal.  As of July 31, 2012, the Company was not in default under the terms of the Moore Agreement.  As of July 31, 2012, the Company owed Mr. Moore approximately $396,000, inclusive of accrued interest in the amount of approximately $158,000 in the form of a Note Payable – Officer.

F-44

9. DERIVATIVE INSTRUMENTS

The table below lists the Company’s derivative instruments as of July 31, 2012:

Description	Principal	Original Issue Discount	Warrant Liability	Embedded Derivative Liability
Total Valuation at October 31, 2011	$8,976,071	$1,300,347	$6,391,071	$946,046
Issuance of December 2011 Notes	1,232,353	258,178	-	306,568
Conversion of Bridge Notes	(169,000)			-
Conversion of May 2011 Notes	(1,924,060)			(341,342)
Conversion of October 2011 Notes	(1,227,500)			(329,433)
Partial Note Repayments	(52,941)
Conversion of Long-term Convertible Promissory Notes	(540,000)
Exchange of Warrants			59,572
Accreted Interest		(532,559)
Change in FV			(923,052)	159,657
Total Valuation at January 31, 2012	$6,294,923	$1,025,966	$5,527,591	$741,496
Exchange of Bridge Notes	52,941		-
Conversion of May 2011 Notes	(38,000)			(5,016)
Conversion of December 2011 Notes	(827,500)			(160,677)
Exchange of Warrants			(134,796)
Accreted Interest		(569,419)
Change in FV			(2,302,707)	(438,054)
Total Valuation at April 30, 2012	$5,482,364	$456,547	$3,090,088	$137,749

Issuance of May 2012 Notes	953,333		291,400
Debt for Equity Exchange: May and October 2011, December 2011 Notes	(4,473,673)	(200,632)		(115,046)
Debt for Equity Exchange: Bridge Notes	(50,000)		(4,750)
July 2012Exchange of Warrants			(407,501)
JMJ Settlement Agreement	540,000
JMJ Note Conversions	(712,800)
Accreted Interest		(229,392)
Change in FV			(1,703,252)	(20,567)
Total Valuation at July 31, 2012	$1,739,224	26,523	1,265,985	2,136

F-45

Warrant Liability/Embedded Derivative Liability

Warrant Liability

As of July 31, 2012, the Company had approximately 99.6 million of its total approximately 114.7 million total warrants classified as liabilities (liability warrants). Of these 99.6 million liability warrants, approximately 64.8 million warrants are outstanding and 34.8 million warrants are exchange warrants – nonexercisable. The Company utilizes the BSM Model to calculate the fair value of these warrants at issuance and at each subsequent reporting date. For those warrants with exercise price reset features (anti-dilution provisions), the Company computes multiple valuations, each quarter, using an adjusted BSM model, to account for the various possibilities that could occur due to changes in the inputs to the BSM model as a result of contractually-obligated changes (for example, changes in strike price to account for down-round provisions). The Company effectively weights each calculation based on the likelihood of occurrence to determine the value of the warrants at the reporting date. Approximately 47 million of our 99.6 million liability warrants are subject to anti-dilution provisions. A certain number of liability warrants contain a cash settlement provision in the event of a fundamental transaction (as defined in the common stock purchase warrant). Any changes in the fair value of the warrant liability (i.e. - the total fair value of all outstanding liability warrants at the balance sheet date) between reporting periods will be reported on the statement of operations.

At July 31, 2012, the fair value of the warrant liability was approximately $1,266,000. For the three months ended July 31, 2012 and July 31, 2011, the Company reported income of approximately $1.7 million and $6.9 million, respectively, due to changes in the fair value of the warrant liability. For the nine months ended July 31, 2012 and July 31, 2011, the Company reported income of approximately $4.9 million and approximately $5.8 million, respectively, due to changes in the fair value of the warrant liability.

Embedded Derivative Liability

The Company has convertible features (Embedded Derivatives) in its outstanding convertible promissory notes .  The Embedded Derivatives are recorded as liabilities at issuance.  These Embedded Derivatives are valued using the Black-Scholes Model (BSM Model) and are subject to revaluation at each reporting date. Any change in fair value between reporting periods will be reported on the statement of operations.

At July 31, 2012, the fair value of the Embedded Derivative Liability was approximately $2,140. For the three months ended July 31, 2012 and July 31, 2011, the Company reported income of approximately $28,000 and approximately $2.2 million, respectively, due to changes in the fair value of the Embedded Derivative Liability partially resulting from debt to equity exchanges during the period. . For the nine months ended July 31, 2012 and July 31, 2011, the Company recorded income of approximately $307,000 and approximately $1.3 million, respectively, due to changes in the fair value of the Embedded Derivative Liability.

F-46

10. ACCOUNTING FOR STOCK BASED COMPENSATION PLANS

The Company records compensation expense associated with stock options based on the estimated fair value of each option award that was granted using the Black-Scholes option valuation model.

The table below summarizes compensation expenses from share-based payment awards:

	Three Months Ended		Nine months Ended
	July 31,		July 31,
	2012	2011	2012	2011

Research & Development	$128,011	$95,263	$397,231	$265,768
General & Administrative	161,678	104,005	480,020	353,531
Total stock compensation recognized	$289,689	$199,268	$877,251	$619,299

Total unrecognized estimated compensation expense related to non-vested stock options granted and outstanding as of July 31, 2012 was approximately $2.25 million which is expected to be recognized over a weighted-average period of approximately 2.0 years.

No options were exercised over the three and nine month periods ended July 31, 2012. For the nine month period ended July 31, 2012, the Company granted 17,740,000 options at an exercise price of approximately $0.15. The Company utilized the following assumptions in the Black-Scholes valuation model to arrive at a fair value of $0.1448 per option granted during the three and nine months ended July 31, 2012:

Exercise Price:	$0.148
Stock Price:	$0.148
Days to Maturity:	3,650 days (10-year life for all options granted )
Risk-free Rate:	2.10%
Volatility:	143%

A summary of changes in the stock option plan for nine months ended July 31, 2012 is as follows:

	Number of	Weighted-Average
	Options	Exercise Price
Outstanding at October 31, 2011:	27,317,424	$0.16
Granted	17,740,000	$0.15
Exercised	-	—
Expired	-
Outstanding at January 31, 2012	45,057,424	$0.16
Cancelled	250,000	0.15
Outstanding at April 30, 2012	44,807,424	0.16
Outstanding at July 31, 2012	44,807,424	0.16
Exercisable at July 31, 2012	27,560,653	$0.16
Not Exercisable at July 31, 2012	17,246,771	$0.15

2011 Employee Stock Purchase Plan

Our board of directors adopted the Advaxis, Inc. 2011 Employee Stock Purchase Plan, which we refer to as the ESPP, on August 22, 2011, and our stockholders approved the ESPP on September 27, 2011. The ESPP allows employees to purchase common stock of the Company at an 85% discount to the market price on designated exercise dates. Employees were eligible to participate in the ESPP beginning December 30, 2011. 5,000,000 shares of our common stock are reserved for issuance under the ESPP.

During the three months ended July 31, 2012 approximately $8,535 was withheld from employees, on an after-tax basis, in order to purchase 122,819 shares of our common stock in August 2012. During the nine months ended July 31, 2012, approximately $18,300 was withheld from employees, on an after-tax basis, in order to purchase 15,862 shares of our common stock in February 2012, another 68,397 shares of our common stock in May 2012 and another 122,819 shares of our common stock in August 2012.

Subsequent to July 31, at our annual meeting held on August 13, 2012, shareholders ratified & approved an amendment to our 2011 Omnibus Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 45,000,000 shares.

11. COMMITMENTS AND CONTINGENCIES

University of Pennsylvania

On May 10, 2010, we entered into a second amendment to the Penn license agreement pursuant to which we acquired exclusive licenses for an additional 27 patent applications related to our proprietary Listeria vaccine technology.   As part of this amendment we exercised our option for the rights to seven additional patent dockets, including 23 additional patent applications, at an option exercise fee payable in the form of $35,000 in cash and $70,000 in our common stock (approximately 388,889 shares of our common stock based on a price of $0.18 per share) and agreed to pay historical patent costs incurred by the University of Pennsylvania.

F-47

On December 12, 2011, we entered into a third amendment to the Penn license agreement pursuant to which we acquired an exclusive worldwide license agreement for additional patent applications from the laboratory of Dr. Yvonne Paterson at an option exercise fee of $20,000.

As of July 31, 2012, the Company owed approximately $507,000 to Penn under all licensing agreements.

Numoda

On June 19, 2009 we entered into a Master Agreement and on July 8, 2009 we entered into a Project Agreement with Numoda, a leading clinical trial and logistics management company, to oversee Phase II clinical activity with ADXS11-001 for the treatment of invasive cervical cancer and CIN.  Numoda will be responsible globally for integrating oversight and logistical functions with the clinical research organizations, contract laboratories, academic laboratories and statistical groups involved.  The scope of this agreement covers over three years and is estimated to cost approximately $12.2 million for both trials. Per the agreement, the Company is permitted to pay a portion of outstanding charges to Numoda in the form of the Company’s common stock and during May 2010, the Company issued 3,500,000 shares of its common stock to an affiliate of Numoda in satisfaction of $350,000 in services rendered by Numoda to the Company under the Master Agreement. The Company has recorded a deferred expense on the balance sheet for this amount and amortizes this amount to expense over the life of the agreement. As the Company is billed by Numoda on a monthly basis, these costs are capitalized to deferred expenses. As the clinical trials progress in terms of patient enrollment and time, the Company reduces the deferred expense balance and recognizes clinical trials expense on the statement of operations. From inception through July 31, 2012, the Company has paid Numoda approximately $7.4 million.

Numoda -Stock Purchase Agreement

On June 13, 2012, we entered into a stock purchase agreement with Numoda Corporation pursuant to which we issued to Numoda 15 million shares of our common stock, which we refer to as the AR Cancellation Shares, at a purchase price per share of $0.15, in exchange for the immediate cancellation of $2,250,000 of accounts receivables owed by us to Numoda pursuant to the Master Agreement, dated June 19, 2009, between Numoda and us.. In connection with such issuance, we have also agreed to register the resale by Numoda of the AR Cancellation Shares with the SEC . The Company recorded noncash income of approximately $869,000 as a result of this stock purchase agreement.

Numoda- Socius Stock Issuance

On July 24, 2012, the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida entered an Order Approving Stipulation for Settlement of Claim, which we refer to as the Order, in the matter titled Socius CG II, Ltd. v. Advaxis, Inc. The Order, together with the Stipulation for Settlement Claim, which we refer to as the Stipulation, provide for the full and final settlement of Socius’s $2,888,860 claim against the Company ($1.8 million claim from Numoda plus approximately $1 million in transaction related costs) in connection with past due invoices relating to clinical trial services, which we refer to as the Claim. Socius purchased approximately $1.8 million of the Claim against us from Numoda Corporation.

Pursuant to the terms of the Order and the Stipulation, we issued and delivered to Socius an aggregate of 11,111,000 shares of our common stock for one-half of the Claim, which are subject to adjustment as described in the Stipulation. The Company recorded noncash income of approximately $444,000 related to the issuance of stock to Socius in settlement of one-half of the Claim.

As of July 31, 2012, the Company owed Numoda approximately $1.7 million, which is recorded in our Accounts Payable at the balance sheet date.

Office & Laboratory Lease

In April 2011, the Company entered into a Sublease Agreement and relocated the current offices and laboratory to a 9,143 square foot leased facility in Princeton, NJ approximately 12 miles south of its former location.  The agreement is for a period of approximately twenty months at the rate of approximately $15,600 per month plus utilities. Utility costs are estimated to be $7,200 per month and are capped at approximately $10,700 per month. Under the current lease, the Company expects to spend approximately $288,000 for the fiscal year ended October 31, 2012.  As an inducement to enter into the agreement, the company will receive rent abatement for a specified number of months through July 31, 2011. The agreement has a termination date of November 29, 2012 and the Company is in discussions with building owner for lease terms beyond this date.

As a result of the rent abatement period, the Company recorded differences between actual rent payments and straight-line rent expense to a deferred liability account.  As of July 31, 2012, this amount was approximately $19,200.

Other

 Pursuant to a Clinical Research Service Agreement, the Company is obligated to pay Pharm–Olam International for service fees related to our Phase I clinical trial. As of July 31, 2012, the Company has an outstanding balance of $223,620 on this agreement.

F-48

12. SHAREHOLDERS’ EQUITY

Series B Preferred Stock Financing

On April 4, 2011, the Company and Optimus entered into an amendment to the Preferred Stock Purchase Agreement dated July 19, 2010  between the Company and Optimus.  Under the amendment Optimus remains obligated, from time to time until July 19, 2013, to purchase up to an additional 284 shares of non-convertible, redeemable Series B Preferred Stock, $0.001 par value per share (the “ Series B Preferred Stock ”) at a purchase price of $10,000 per share upon notice from the Company to the Investor, subject to the satisfaction of certain conditions set forth in the Purchase Agreement.

During December 2011, the Company unreserved for issuance shares related to the Optimus warrants. If exercisable, exercise price means an amount per warrant share equal to the closing sale price of a share of common stock on the applicable tranche notice date.

For the three and nine months ended July 31, 2012, the Company did not issue and sell any shares of non-convertible, redeemable Series B Preferred Stock to Optimus pursuant to the terms of a Preferred Stock Purchase.

As of July 31, 2012, the Company continued to have 284 shares of its Series B Preferred Stock available for sale to Optimus at a gross purchase price of $10,000 per share in addition to 25,560,000 warrants remaining outstanding. These warrants may vest and become exercisable only if the Company delivers a tranche notice. During December 2011, the Company unreserved common shares related to these warrants.  In addition, under the terms of each of the May, October and December 2011 Notes, the Company may issue Optimus securities only to the extent the net proceeds of such issuance are used to repay May, October and December 2011 Noteholders.

F-49

Warrants

During the nine months ending July 31, 2012, investors in the Company exercised 2,745,097 warrants at a price of $0.15 per share, resulting in total proceeds to the Company of approximately $412,000.

2011 Warrant Exchange

In addition, in an effort to reduce the number of the warrants outstanding from the October 17, 2007 private placement by the Company, the Company has entered into exchange agreements with certain of the holders of such warrants pursuant to which such holders received shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and/or warrants to purchase shares of Common Stock in amounts that were determined in such negotiations.

For the three months ended January 31, 2012, the Company exchanged October 2007 warrants to purchase 4,791,337 shares of Common Stock for new warrants to purchase 6,388,449 shares of Common Stock. The new warrants issued pursuant to the exchanges are identical to the October 2007 warrants, except that such warrants do not contain any economic anti-dilution adjustment. The Company recorded noncash expense of approximately $25,000 to the changes in fair value account resulting from this exchange for the three months ended January 31, 2012. Subsequently, in the three months ended April 30, 2012, the Company exchanged these new warrants, in the amount of 6,388,449 for shares of our common stock in the amount of 1,597,112. The Company recorded noncash income of approximately $54,000 due to the changes in fair value at the date of exchange and a noncash expense of approximately $89,000 resulting from this exchange of warrants for shares of our common stock during the six month period ended April 30, 2012.

As of July 31, 2012, the Company had approximately 47 million warrants subject to anti-dilution provisions. Therefore, any future financial offering or instrument issuance below $0.15 per share of the Company’s common stock or warrants will cause further anti-dilution and/or repricing provisions in these 47 million warrants.

July 2012 Warrant Exchange

On June 8, 2012, Thomas A. Moore, our Chief Executive Officer, waived our obligation to keep reserved from our authorized and available shares of common stock, such number of shares of our common stock necessary to effect the exercise or conversion, as applicable, in full, of (i) warrants to purchase an aggregate of 11,064,611 shares of our common stock and (ii) promissory notes convertible into 800,000 shares of our common stock. This waiver expired on August 16, 2012, the date that we filed an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to our authorized shares of common stock.

On July 5, 2012, in consideration for the waiver described above, we entered into an exchange agreement with Mr. Moore, with an effective date of June 8, 2012, pursuant to which Mr. Moore surrendered warrants to purchase an aggregate of approximately 11,064,611 shares of our common stock to us in exchange for receiving warrants to purchase an aggregate of approximately 11,064,611 shares of our common stock that were not exercisable and for which no shares of our common stock were reserved until we filed an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to our authorized shares of common stock. Mr. Moore also agreed pursuant to the exchange agreement not to convert the promissory notes convertible into 800,000 shares of our common stock until the Company filed on amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to its authorized shares of common stock. In addition, the warrants to be issued in the exchange have an extended expiration date of two years following issuance.

In July 2012, we entered into exchange agreements with certain additional holders of an additional 23,726,545 warrants to purchase shares of our common stock. Similar to Mr. Moore, these holders have surrendered warrants to purchase an aggregate of approximately 23,726,545 shares of our common stock to us in exchange for receiving warrants to purchase the same aggregate amount of our common stock .These warrant shares were not exercisable and no shares of our common stock were reserved until we filed an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to our authorized shares of common stock. In addition, warrants to be issued in the exchange have an extended expiration date of two years following issuance.

The Company recorded noncash income of approximately $408,000 as a result of these exchanges.

The Company has included the above exchanged warrants, aggregating to 34,791,156, in its total warrants of 114,738,770 as of July 31, 2012 . These new warrants are expected to be issued during 2012.

As of July 31, 2012, there were outstanding warrants to purchase 79,947,614 shares of our common stock and exchange warrants - nonexercisable to purchase 34,791,156 shares of our common stock with exercise prices ranging from $0.15 to $0.17 per share. Information on the outstanding warrants is as follows:

F-50

Type	Exercise Price	Amount	Expiration Date	Type of Financing
Common Stock Purchase Warrant (2)	$0.15	50,660,663	October 2012	2007 Securities Purchase Agreement
Common Stock Purchase Warrant	$0.15	3,578,949	May 2014	May 2011Convertible Debt Financing
Common Stock Purchase Warrant	$0.15	1,453,553	October 2014	October 2011 Convertible Debt Financing
Common Stock Purchase Warrant	$0.15	2,213,234	January 2015	December 2011 Convertible Debt Financing
Common Stock Purchase Warrant	$0.15	2,777,777	May 2017	May 2012 Convertible Debt Financing
Common Stock Purchase Warrant	$0.15-$0.17	24,712,208	January 2013 – April 2015	Bridge Notes
Common Stock Purchase Warrant	$0.15	46,956	N/A	Vendor & Other
Common Stock Purchase Warrant	$0.15	3,735,430	May 2014 - November 2015	Placement Agent – Convertible Debt Financing
Exchange warrants – nonexercisable		34,791,156		July 2012 Warrant Exchanges
Common Stock Purchase Warrant	TBD (1)	25,560,000	April 2014	Optimus Preferred Stock Agreement (04/04/2011)
	Grand Total	114,738,770

(1)	During December 2011, the Company unreserved for issuance shares related to the Optimus warrants. If exercisable, exercise price means an amount per warrant share equal to the closing sale price of a share of common stock on the applicable tranche notice date.

At July 31, 2012, the Company had approximately 15.1 million of its total 114.7 million outstanding warrants classified as equity (equity warrants). At issuance, equity warrants are recorded at their relative fair values, using the Relative Fair Value Method, in the stockholders equity section of the balance sheet. Our equity warrants can only be settled through the issuance of shares and are not subject to anti-dilution provisions.

13.    FAIR VALUE

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Market participants are buyers and sellers in the principal market that are (i) independent, (ii)knowledgeable, (iii) able to transact, and (iv) willing to transact. The guidance describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

•   Level 1 — Quoted prices in active markets for identical assets or liabilities

•   Level 2— Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities

•   Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities

The following table provides the liabilities carried at fair value measured on a recurring basis as of July 31, 2012:

July 31, 2012	Level 1	Level 2	Level 3	Total

Common stock warrant liability, warrants exercisable at $0.15 - $0.17 from October 2012 through November 2015	$-	$	$1,265,985	$1,265,985
Embedded derivative liability, convertible at $0.15 from May 2012 through January 2013	$-	$	$2,136	$2,136
May 2012 Notes			$472,840	$472,870

F-51

The following table summarizes the changes in fair value of the Company's Level 3 financial instruments for the three and nine months ended July 31, 2012 and July 31, 2011.

Embedded derivative liability

	July 31, 2012	July 31, 2011
Beginning balance at October 31, 2011 and 2010	$946,046	$81,028
Issuance of embedded derivatives associated with convertible notes	306,568	200,569
Note Conversions and Payoffs	(670,755)	-
Change in fair value	159,657	(51,972)
Balance at January 31, 2012 and 2011	741,496	229,625
Issuance of embedded derivatives associated with convertible notes	-	697,736
Note Conversions	(165,693)	-
Note Payoffs	-	(5,904)
Change in fair value	(438,054)	918,870
Balance at April 30, 2012 and 2011	$137,749	$1,840,327
Issuance of embedded derivatives associated with convertible notes		2,719,345
Debt for Equity Exchanges: May, October and December 2011 Notes	(115,046)
Note Conversions and Payoffs	-	(739,787)
Reclassification of JMJ Note		(516,571)
Change in fair value	(20,567)	(2,216,715)
Balance at July 31, 2012 and 2011	2,136	1,086,599

Common stock warrant liability:

	July 31, 2012	July 31, 2011
Beginning balance at October 31, 2011 and 2010	$6,391,071	$13,006,194
Issuance of common stock warrants	-	600,407
Exercises and Exchanges of warrants	59,572	(1,295,884)
Change in fair value	(923,052)	(3,789,889)
Balance at January 31, 2012 and 2011	$5,527,591	$8,520,828

Issuance of common stock warrants	-	3,111,758
Exercises of warrants	-	(639,960)
Exchanges of warrants	(134,796)	-
Change in fair value	(2,302,707)	4,915,676
Balance at April 30, 2012 and 2011	$3,090,088	$15,908,302
Issuance of common stock warrants	291,400	36,376
Reclassification of liabilities to equity	-	613,003
Debt for Equity Exchange: Bridge Notes	(4,750)	-
July Warrant Exchanges	(407,501)	-
Exercises and/or Exchanges of warrants	-	(1,714,266)
Change in fair value	(1,703,252)	(6,906,747)
Balance at July 31, 2012 and 2011	1,265,985	7,936,668

May 2012 Notes	July 31, 2012

Issuance of notes	687,000

Issuance of C/S warrants	(291,400)

Changes in fair value	77,270

$472,870

In fair valuing the embedded derivative liability, at July 31, 2012 and July 31, 2011, the Company used the following inputs:

in its BSM Model:

	7/31/2012	7/31/2011

Exercise Price:	0.15	0.15

Stock Price	0.073	0.1485

Expected term:	92-162 days	92-286 days

Volatility %	79.53%-86%	54.73%-78.46%

Risk Free Rate:	.11%-.15%	.10-.18%

In fair valuing the warrant liability, at July 31, 2012 and July 31, 2011, the Company used the following inputs:

in its BSM Model:

	7/31/2012	7/31/2011

Exercise Price:	0.15	0.15

Stock Price	0.073	0.1485

Expected term:	15-1752 days	185-1825 days

Volatility %	65.59%-91.95%	65.68%-174.18%

Risk Free Rate:	.07%-.27%	.10-.18%

For those warrants with exercise price reset features (anti-dilution provisions), the Company computes multiple valuations, each quarter, using an adjusted BSM model, to account for the various possibilities that could occur due to changes in the inputs to the BSM model as a result of contractually-obligated changes (for example, changes in strike price to account for down-round provisions). As of July 31, 2012, the Company utilized different exercise prices of $0.15 and $0.10, weighting the possibility of warrants being exercised at $0.15 between 50% and 70% and warrants being exercised at $0.10 between 50% and 30%.

In fair valuing the embedded conversion feature related to the May 2012 Notes, at July 31, 2012, the Company used the following inputs in its BSM Model:

Exercise Price:	0.15

Stock Price	0.073

Expected term:	291 days

Volatility %	71.25%

Risk Free Rate:	0.15%

F-52

14. SUBSEQUENT EVENTS

Accredited Investor Note

On August 2, 2012, we issued a one year convertible promissory note to an accredited investor in the principal amount of $66,667 . for a purchase price of $50,000. The Note was issued with an original issue discount of 25%. The investor paid $0.75 for each $1.00 of principal amount of the Note purchased. The Note is convertible into shares of our common stock, at a per share conversion price equal to $0.15, with a reset provision on December 1, 2012. We may redeem or exchange the Note under certain circumstances.

August 2012 Note- JMJ Financial

On August 27, 2012, we issued a convertible promissory note in the aggregate principal amount of $100,000 to JMJ Financial, for an aggregate purchase price of $100,000. There are no periodic payments of interest on the August 2012 Note. The August 2012 Note is initially convertible at a per share conversion price equal to $0.15. In addition, if the August 2012 Note is converted after November 30, 2012 and the market price of our common stock is less than $0.16 per share on the date of conversion, then the conversion price shall equal 95% of the average of the three lowest closing prices in the 15 trading days prior to the date of the conversion. The August 2012 Note matures on August 29, 2013. To the extent JMJ Financial does not elect to convert the August 2012 Note as described above, the principal amount of the August 2012 Note not so converted on or prior to the maturity date shall be payable in cash on the maturity date.

The August 2012 Note may be converted by JMJ Financial, at its option, in whole or in part. The August 2012 Note includes a limitation on conversion, which provides that at no time will JMJ Financial be entitled to convert any portion of the August 2012 Note, to the extent that after such conversion, JMJ Financial (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of our common stock as of such date.

Pursuant to the terms of the August 2012 Note, we agreed to register up to 3,250,000 shares of our common stock which may be issuable upon conversion of the August 2012 Note with the Securities and Exchange Commission.. These shares were registered on August 31, 2012.

JMJ August 2012 Settlement Agreement

On August 27, 2012, we entered into a settlement agreement with JMJ Financial pursuant to which we issued to JMJ Financial 4,076,923 shares of our common stock for the mutual release of any claims held by our company or JMJ Financial relating to our failure to file the registration statement related to the May 2012 issuance of 4,000,000 shares of our common stock to JMJ Financial and have the registration statement declared effective by certain prescribed deadlines. A registration statement filed with the Securities and Exchange Commission on August 31, 2012 included the above mentioned shares.

Additional Convertible Promissory Notes

During September, 2012 we issued two convertible promissory notes in the principal amounts of $100,000 and $132,500 to two accredited investors The notes bear interest at the rate of 8 and 12% respectively and there are re are no periodic payments of interest on the notes. The notes are convertible at a per share conversion price equal to between 69% and 65% respectively of the market price of our shares in a formula prescribed in the notes.. The notes mature in 9.and 8 months respectively.

Amendment to Certificate of Incorporation

On August 16, 2012, we filed a certificate of amendment to our amended and restated certificate of incorporation with the Delaware Secretary of State to increase the total number of authorized shares of capital stock available for issuance from 505,000,000, consisting of 500,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock, to 1,005,000,000, consisting of 1,000,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock. The certificate of amendment became effective upon filing.

15. Prior Period Adjustment

The Company has restated its July 31, 2012 Balance Sheet and Statement of Operations for the nine months ended July 31, 2012 for the correction of an error made in the first and second fiscal quarters of 2012. These non-cash errors relate to the interpretation and application of accounting standards in calculating its loss on conversions of convertible notes with bifurcated embedded derivative liabilities. The correction of these errors amounting to approximately an additional $819,000 Loss on note retirement, no material effect on Net Loss per share, and no effect on Shareholders’ Deficiency. The Company plans to restate its Form 10-Q for periods ended January 31, 2012 and April 30, 2012.

F-53

PART II   - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses other than underwriting discounts and commissions, if any, payable by the registrant relating to the sale of common stock being registered.  All amounts are estimates except the SEC registration fee.

Printing and engraving expenses	5,000
Legal fees and expenses	30,000
Accounting fees and expenses	5,000
Transfer agent and registrar’s fees and expenses	1,000
Miscellaneous expense	750
Total	$41,750

Item 14.  Indemnification of Directors and Officers.

Delaware General Corporation Law.  The registrant is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the registrant’s certificate of incorporation includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the registrant’s directors to the registrant or its stockholders for monetary damages for breach of fiduciary as director. If the DGCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the registrant, in addition to the circumstances in which a director is not personally liable as set forth in provision described in the preceding sentence, will not be liable to the fullest extent permitted by the amended DGCL.

Subsection (a) of Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Certificate of Incorporation and Bylaws.  The registrant’s amended and restated certificate of incorporation contains provisions which provide that the registrant will indemnify the registrant’s directors and officers in each and every situation where, under Section 145 of the DGCL, as amended from time to time, the registrant is permitted or empowered to make such indemnification, and to the fullest extent permitted by law. The registrant may, in the sole discretion of its Board of Directors, indemnify any other person who may be indemnified pursuant to Section 145 of the DGCL to the extent the Board of Directors deems advisable, as permitted by Section 145 of the DGCL.

II-1

The registrant’s bylaws contain provisions which provide, among other things, that the registrant shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed (i) action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another registrant, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) action or suit by or in the right of the registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another registrant, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant; except that no indemnification shall be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.  Any indemnification under the provisions in the bylaws (unless ordered by a court) shall be made by the registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above.  Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (ii) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

Insurance Policies.  The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. The registrant has directors and officer’s liability insurance in an amount not less than $5 million.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Securities Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

During the last three years, the registrant has issued unregistered securities to the persons, as described below.  None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and the registrant believes that, except as set forth below, each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.  All recipients had adequate access, though their relationships with the registrant, to information about the registrant.

On June 18, 2009, the registrant completed a private placement with certain accredited investors pursuant to which it issued (i) senior convertible promissory notes in the aggregate principal face amount of $1,131,353, for an aggregate net purchase price of $961,650 and (ii) senior bridge warrants to purchase 2,404,125 shares of its common stock at an exercise price of $0.20 per share (subject to adjustment upon the occurrence of certain events).  In consideration for the agreement of the holders of the senior bridge notes to extend the maturity date of such notes to periods into February and March 2010, the registrant issued warrants to purchase an additional 1,228,441 shares of common stock. In addition, as a result of the anti-dilution protection provisions in the senior bridge warrants, the registrant reduced the exercise price of the senior bridge warrants to $0.17 per share and issued warrants to purchase an additional 641,039 shares of common stock at an exercise price of $0.17 per share.

On July 21, 2009, the registrant issued options to certain of its officers, directors and employees to purchase up to an aggregate of 10,150,000 shares of common stock pursuant to the registrant’s 2009 Stock Option Plan.  The exercise price per share was $0.10.  No consideration was paid to the registrant by the recipient of the foregoing options for the grant of stock options.

II-2

On September 24, 2009, the registrant entered into a preferred stock purchase agreement (the “Optimus purchase agreement”) with Optimus Capital Partners, LLC (“Optimus”), pursuant to which Optimus committed to purchase up to $5.0 million shares of the Series A preferred stock at a price of $10,000 per share of Series A preferred stock, subject to satisfaction of certain closing conditions.  At the time of execution of the Optimus purchase agreement, the registrant issued to an affiliate of Optimus a three-year warrant to purchase up to 33,750,000 shares of the registrant’s common stock, at an initial exercise price of $0.20 per share, subject to adjustment as provided in the warrant.

On January 5, 2010, the registrant issued options to one of its executive officers to purchase up to 1,000,000 shares of common stock pursuant to the registrant’s 2009 Stock Option Plan.  The exercise price per share was $0.10.  No consideration was paid to the registrant by the recipient of the foregoing options for the grant of stock options.

On January 11, 2010, the registrant issued and sold 145 shares of Series A preferred stock to Optimus for an aggregate purchase price of $1.45 million.

On March 29, 2010, the registrant issued and sold 200 shares of Series A preferred stock to Optimus pursuant to the terms of the Optimus purchase agreement. On April 1, 2010, the registrant issued and sold an additional 16 shares of Series A preferred stock to Optimus pursuant to the terms of the Optimus purchase agreement. The aggregate purchase price for the 216 shares of Series A preferred stock was $2.16 million.

On April 29, 2010, the registrant agreed with its Chief Executive Officer, Thomas A. Moore, to make a payment of $200,000 due to Mr. Moore under certain of the registrant’s senior promissory notes held by Mr. Moore in the form of 1,176,471 shares of the registrant’s common stock based on a price of $0.17 per share.

As of April 30, 2010, the registrant agreed with certain of the holders of its junior unsecured convertible promissory notes to make payments of approximately $2.42 million aggregate principal amount due to such holders under certain of such notes in the form of 14,237,489 shares of its common stock based on a price of $0.17 per share.

On May 10, 2010, the registrant entered into a Stock Purchase Agreement with Numoda Capital Innovations, LLC (“Numoda”) pursuant to which the registrant agreed to issue 3,500,000 shares of its common stock to Numoda, at a price per share of $0.17, in satisfaction of $595,000 of services rendered to the registrant by Numoda Corporation.  The registrant has agreed to register such shares of common stock within 120 days of May 10, 2010.

On May 10, 2010, the registrant and the University of Pennsylvania (“Penn”) entered into a Second Amendment Agreement to their 20-year exclusive worldwide license agreement. As part of this amendment the registrant exercised its option for the rights to seven additional patent dockets at an option exercise fee payable in the form of $35,000 in cash and $70,000 in shares of common stock (approximately 388,889 shares of our common stock based on a price of $0.18 per share).

On May 13, 2010, the registrant issued and sold 139 shares of Series A preferred stock to Optimus pursuant to the terms of the Optimus purchase agreement.  The aggregate purchase price for the shares of Series A preferred stock was $1.39 million.  In connection with such issuance, the registrant issued an additional three-year warrant to an affiliate of Optimus to purchase up to 2,818,000 shares of common stock at an exercise price of $0.18 per share, subject to customary anti-dilution adjustments.

As of April 30, 2010, the registrant issued in private placements to certain accredited investors (i) junior bridge notes in the aggregate principal face amount of $3,343,249, for an aggregate net purchase price of $2,840,000 and (ii) junior bridge warrants to purchase 5,743,750 shares of our common stock at an exercise price of $0.20 per share (prior to giving effect to anti-dilution adjustments which have subsequently reduced the exercise price to $0.17 per share), subject to adjustments upon the occurrence of certain events.   As a result of the anti-dilution protection provisions in the junior bridge warrant, the registrant reduced the exercise price of the junior bridge warrants to $0.17 per share (subject to further adjustment upon the occurrence of certain events) and issued warrants to purchase an additional 1,013,603 shares of common stock at an exercise price of $0.17 per share (subject to adjustment upon the occurrence of certain events).

On June 29, 2010, the registrant issued 750,000 shares of its common stock to its chief executive officer in satisfaction of certain conditions set forth in his employment agreement.

On July 19, 2010, the registrant entered into a preferred stock purchase agreement with Optimus, pursuant to which Optimus committed to purchase up to $7.5 million shares of the Series B preferred stock at a price of $10,000 per share of Series B preferred stock, subject to satisfaction of certain closing conditions, of which $2.84 million of Series B preferred stock remains available for purchase.  At the time of the satisfaction of the conditions necessary to effect the commitment closing under the preferred stock purchase agreement, the registrant issued to an affiliate of Optimus a three-year warrant to purchase up to 40,500,000 shares of the registrant’s common stock, at an initial exercise price of $0.25 per share, subject to adjustment as provided in the warrant. The warrant will become exercisable on the earlier of (i) the date on which this registration statement becomes effective and (ii) the first date on which the shares of common stock underlying the warrant are eligible for resale without limitation under Rule 144 (assuming a cashless exercise of the warrant).

On July 19, 2010, the registrant issued 500 shares of Series B preferred stock to Optimus in exchange for 500 shares of Series A preferred stock.  Such transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 3(a)(9) thereof.

II-3

On August 13, 2010, the registrant issued and sold 124 shares of Series B preferred stock to Optimus for an aggregate purchase price of $1.24 million.

On September 28, 2010, the registrant issued and sold 165 shares of Series B preferred stock to Optimus for an aggregate purchase price of $1.65 million.

On October 14, 2010, the registrant issued options to certain of its officers, directors and employees to purchase up to an aggregate of 6,750,000 shares of common stock pursuant to the registrant’s 2009 Stock Option Plan. The exercise price per share was $0.15. No consideration was paid to the registrant by the recipient of the foregoing options for the grant of stock options.

In November 2010, the registrant issued in private placements to certain accredited investors convertible promissory notes of the Company in the aggregate principal face amount of $931,579, for an aggregate net purchase price of $835,000.  In connection with the purchase of these notes, the registrant issued to such investors warrants to purchase an aggregate of 3,087,500 shares of its common stock, each at an exercise price of $0.17 per share, subject to adjustments upon the occurrence of certain events.

On November 15, 2010, the registrant issued and sold 61 shares of Series B preferred stock to Optimus for an aggregate purchase price of $610,000.

On December 30, 2010, the registrant issued and sold 72 shares of Series B preferred stock to Optimus for an aggregate purchase price of $720,000.

 In January and February 2011, the registrant issued in private placements to certain accredited investors, (i) junior unsecured convertible promissory notes in the aggregate principal face amount of $452,941, for an aggregate net purchase price of $395,000 and (ii) warrants to purchase an aggregate of 1,642,500 shares of its common stock, each at an exercise price of $0.15 per share, subject to adjustments upon the occurrence of certain events.

From February 1, 2011 through March 15, 2011, the registrant issued in private placements to certain accredited investors (i) junior unsecured convertible promissory notes in the aggregate principal face amount of $246,000, for an aggregate net purchase price of $225,000 and (ii) warrants to purchase 487,500 shares of our common stock at an exercise price of $0.17 per share, subject to adjustments upon the occurrence of certain events.

On March 14, 2011, the registrant issued and sold 44 shares of Series B preferred stock to Optimus for an aggregate purchase price of $440,000.

On April 28, 2011, the registrant issued and sold to JMJ Financial, an accredited investor, an aggregate of $1,300,000 of its convertible promissory notes in return for the payment in cash of $580,000 and a secured and collateralized promissory note issued by JMJ Financial to the registrant in the principal amount of $800,000.

On May 12, 2011, the registrant issued in a private placement to certain accredited investors (i) convertible promissory notes in the aggregate principal face amount of $7,077,936, for an aggregate purchase price of $6,016,250 and (ii) warrants to purchase an aggregate of 23,593,122 shares of its common stock, each at an exercise price of $0.15 per share.  Also on May 12, 2011, the registrant issued warrants to purchase an aggregate of 1,887,448 shares of its common stock to Rodman & Renshaw, LLC as partial compensation for its services in connection with the offering to the investors.

From June 2011 through November 2011, the registrant has entered into exchange agreements with certain of the holders of the warrants outstanding from its October 17, 2007 private placement , including its Chief Executive Officer, Thomas A. Moore, pursuant to which such holders received shares of the registrant’s common stock and/or warrants to purchase shares of the registrant’s common stock in amounts that were determined in such negotiations. As of December 6, 2012, the registrant has exchanged October 2007 warrants to purchase 39,690,911 shares of its common stock in return for 7,437,857 shares of its common stock and new warrants to purchase 21,040,303 shares of its common stock. The new warrants issued pursuant to the exchanges are substantially identical to the October 2007 warrants, except that such warrants do not contain any economic anti-dilution adjustment rights.

On October 31, 2011, the registrant issued in a private placement to certain accredited investors (i) convertible promissory notes in the aggregate principal face amount of $2,326,471, for an aggregate purchase price of $1,977,500 and (ii) warrants to purchase an aggregate of 8,620,977 shares of its common stock, each at an exercise price of $0.15 per share.  The convertible promissory notes purchased in this offering were paid for in cash or, with respect to the convertible promissory notes acquired by Thomas A. Moore, the registrant’s Chairman and Chief Executive Officer, in exchange for the cancellation of $400,000.00 of outstanding indebtedness owed by the registrant. Also on October 31, 2011, the registrant issued warrants to purchase an aggregate of 866,078 shares of its common stock to Rodman & Renshaw, LLC as partial compensation for its services in connection with the offering to the investors.

II-4

On January 9, 2012, the registrant issued in a private placement to certain accredited investors (i) convertible promissory notes in the aggregate principal face amount of $ $1,232,353, for an aggregate purchase price of $1,047,500 and (ii) warrants to purchase an aggregate of 4,107,842 shares of its common stock, each at an exercise price of $0.15 per share.  Also on January 9, 2012, the registrant issued warrants to purchase an aggregate of 575,098 shares of its common stock to Rodman & Renshaw, LLC as partial compensation for its services in connection with the offering to the investors.

On May 8, 2012, the registrant entered into a settlement agreement with JMJ Financial, pursuant to which the registrant agreed to issue 4,000,000 newly issued shares of its common stock to JMJ Financial as consideration for the cancellation of certain notes and a release.

Effective May 14, 2012, the registrant entered into exchange agreements with certain holders of an aggregate of approximately $4.5 million of outstanding principal amount of convertible promissory notes, which we refer to as the existing notes, originally issued either on May 12, 2011, October 31, 2011 or January 9, 2012, pursuant to which such holders received (i) an aggregate of approximately 52.2 million shares of registrant’s common stock, and (ii) warrants to purchase an aggregate of approximately 5.8 million shares of registrant’s common stock in exchange for (i) surrendering or converting the existing notes and surrendering warrants to purchase an aggregate of approximately 31.3 million shares of the registrant’s common stock originally issued in the prior offerings, and (ii) amending the note purchase agreements between the Company and the holders of the existing notes, dated as of May 9, 2011, October 28, 2011 or December 29, 2011.

On May 18, 2012, the registrant issued in a private placement to certain accredited investors (i) convertible promissory notes in the aggregate principal face amount of $953,333, for an aggregate purchase price of $715,000 at a conversion price of $0.025287 per share as of December 6, 2012 and (ii) warrants to purchase an aggregate of 3,533,333 shares of its common stock at an exercise price of $0.15 per share. The convertible promissory notes purchased in this offering were paid for in cash. Also on May 18, 2012, the registrant issued warrants to purchase an aggregate of 231,112 shares of its common stock to Rodman & Renshaw, LLC and 124,444 were issued to certain employees of Rodman & Renshaw, LLC as partial compensation for its services in connection with the offering to the investors.

On June 13, 2012, the registrant entered into a stock purchase agreement with Numoda Corporation (“Numoda”), pursuant to which the registrant agreed to issue to Numoda 15 million shares of its common stock at a purchase price per share of $0.15, in exchange for the immediate cancellation of $2,250,000 of accounts receivables owed by the registrant to Numoda pursuant to the Master Agreement, dated June 19, 2009, between Numoda and the registrant.

On July 6, 9, 10, 12, 13, 19, 20 and 23, 2012, the registrant entered into exchange agreements with certain holders of warrants, including Mr. Moore on July 5, pursuant to which holders surrendered warrants to purchase an aggregate of approximately 34,791,156 shares of the registrant’s common stock to the registrant in exchange for receiving warrants to purchase an aggregate of approximately 34,791,156 shares of the registrant’s common stock that were not exercisable and for which no shares of the registrant’s common stock were reserved until August 16, 2012, when the registrant filed an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to its authorized shares of common stock. In addition, certain of the warrants received in the exchange have an extended expiration date which is two years following the date the registrant obtained stockholder approval to increase its authorized shares of common stock and filed an amendment to its certificate of incorporation.

On July 24, 2012, the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida entered an Order Approving Stipulation for Settlement of Claim (the “Order”), in the matter titled Socius CG II, Ltd. v. Advaxis, Inc. The Order, together with the Stipulation for Settlement Claim (the “Stipulation”), provide for the full and final settlement of Socius’s $2,888,860 claim against the registrant in connection with past due invoices relating to clinical trial services (the “Claim”). Socius purchased the Claim against the registrant from Numoda Corporation. Pursuant to the terms of the Order and the Stipulation, the registrant issued and delivered to Socius 11,111,000 shares of the registrant’s common stock, par value $0.001 per share, for one-half of the Claim and will issue and deliver a number of shares of common stock for the remaining half of the Claim on the twenty-first trading day following the issuance of the 11,111,000 shares, subject to adjustment.

On August 2, 2012, the registrant issued and sold to Dr. James Patton, a member of its board of directors, a convertible promissory note in the principal face amount of $66,667 for a purchase price of $50,000 and warrants to purchase such number of shares of the registrant’s common stock equal to 50% of such number of shares of its common stock issuable upon conversion of the convertible promissory note at an exercise price of $0.15 per share.

On August 27, 2012, the registrant entered into a settlement agreement with JMJ Financial, pursuant to which the registrant agreed to issue 4,076,923 shares of its common stock to JMJ Financial for the mutual release of any claims held by the registrant or JMJ Financial relating to the registrant’s failure to file the registration statement related to the May 2012 issuance of 4,000,000 shares of the registrant’s common stock to JMJ Financial and have the registration statement declared effective by certain prescribed deadlines.

On August 27, 2012, the registrant issued and sold to JMJ Financial a convertible promissory note in the aggregate principal face amount of $100,000, for an aggregate purchase price of $100,000.

II-5

On September 11, 2012, the registrant issued and sold to Asher Enterprises, Inc. (“Asher”) a convertible promissory note in the aggregate principal face amount of $103,500, for an aggregate purchase price of $100,000.

On September 19, 2012, the registrant issued and sold to Hanover Holdings I, LLC, a New York limited liability company (“Hanover”), a convertible promissory note in the aggregate principal face amount of $132,500, for an aggregate purchase price of $132,500 (the “September 2012 Hanover Pipe Note”).

On September 25, 2012, the registrant issued and sold to its affiliate Dr. Yvonne Paterson a convertible promissory note in the principal face amount of $100,000 for a purchase price of $100,000 and warrants to purchase such number of shares of the registrant’s common stock equal to 50% of such number of shares of its common stock issuable upon conversion of the convertible promissory note at an exercise price equal to the conversion price then in effect.

On September 27, 2012, the registrant issued and sold to its employee Christine French a convertible promissory note in the principal face amount of $25,000 for a purchase price of $25,000 and warrants to purchase such number of shares of the registrant’s common stock equal to 50% of such number of shares of its common stock issuable upon conversion of the convertible promissory note at an exercise price equal to the conversion price then in effect.

On October 19, 2012, the registrant issued and sold to Hanover a convertible promissory note in the aggregate principal face amount of $132,500, for an aggregate purchase price of $132,500 (the “October 2012 Hanover Pipe Note”).

In October 2012, the registrant delivered two convertible notes to Magna Group, LLC (“Magna”) in an aggregate principal amount of $740,598.74. On October 25, 2012, the convertible note in the aggregate principal amount of $617,722.92 previously delivered to Magna was exchanged for a new convertible note in the aggregate principal amount of $400,075.77, and the remaining convertible note in the aggregate principal amount of $122,875.82 previously delivered to Magna was returned to the registrant and canceled.

On October 26, 2012, the registrant entered into common stock purchase agreement (the “Hanover Purchase Agreement”) with Hanover, pursuant to which Hanover committed to purchase up to $10.0 million shares of the registrant’s common stock, subject to certain customary conditions, over the 24-month term. In connection with the execution and delivery of the Hanover Purchase Agreement, the registrant issued to Hanover 3,500,000 shares of its common stock and agreed to issue up to 1,800,000 additional shares of its common stock during any full calendar quarter during the term of the Hanover Purchase Agreement, if no shares of common stock were purchased or sold because the registrant did not deliver a notice electing to effect such issuance to Hanover.

On November 12, 2012, the registrant issued and sold to Asher a convertible promissory note in the aggregate principal face amount of $153,500, for an aggregate purchase price of $153,500.

On November 14, 2012, the registrant delivered a convertible note to Magna in an aggregate principal amount of $58,823.53.

On November 23, 2012, the registrant delivered a convertible note to Magna in an aggregate principal amount of $111,111.11.

On December 5, 2012, Hanover exchanged the September 2012 Hanover Pipe Note and the October 2012 Hanover Pipe Note for notes that are convertible into shares of our common stock at a conversion price of $0.03 per share.

On December 6, 2012, the registrant delivered a convertible note to Magna in an aggregate principal amount of $170,588.22.

On December 6, 2012, the registrant issued and sold to Hanover a convertible promissory note in the aggregate principal face amount of $100,000, for an aggregate purchase price of $100,000.

II-6

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits.   The following exhibits are included herein or incorporated herein by reference.

Exhibit Number	Description of Exhibit
2.1	Agreement Plan and Merger of Advaxis, Inc. (a Colorado corporation) and Advaxis, Inc. (a Delaware corporation). Incorporated by reference to Annex B to DEF 14A Proxy Statement filed with the SEC on May 15, 2006.

3.1	Amended and Restated Certificate of Incorporation. Incorporated by reference to Annex C to DEF 14A Proxy Statement filed with the SEC on May 15, 2006.

3.2	Amended and Restated Bylaws. Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed with the SEC on September 13, 2006.

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on August 16, 2012. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on August 17, 2012.

4.1	Form of common stock certificate. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

4.2	Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock of the registrant, dated September 24, 2009. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on September 25, 2009.

4.3	Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock of the registrant, dated July 19, 2010. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.

4.4	Form of warrant issued in the August 2007 financing. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on August 27, 2007.

4.5	Form of warrant to purchase shares of the registrant’s common stock at the price of $0.20 per share (the “$0.20 warrant”). Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

4.6	Form of warrant to purchase shares of the registrant’s common stock at the price of $0.001 per share (the “$0.001 warrant”). Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

4.7	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on June 19, 2009.

4.8	Form of Warrant issued to Optimus CG II Ltd. pursuant to the Series A Preferred Stock Purchase Agreement. Incorporated by reference to Exhibit A to the Purchase Agreement included as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on September 25, 2009.

4.9	Form of Common Stock Purchase Warrant, issued in the junior bridge financing. Incorporated by reference to Exhibit 4.12 to Registration Statement on Form S-1 (File No. 333-162632) filed with the SEC on October 22, 2009.

4.10	Form of Amended and Restated Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K/A filed with the SEC on February 11, 2010.

4.11	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K/A filed with the SEC on February 11, 2010.

4.12	Form of Additional Common Stock Purchase Warrant issued to Optimus CG II Ltd. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 14, 2010.

4.13	Form of Warrant issued to Optimus CG II Ltd. pursuant to the Series B Preferred Stock Purchase Agreement. Incorporated by reference to Exhibit A to the Purchase Agreement included as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.

II-7

Exhibit Number	Description of Exhibit
4.14	Form of Convertible Promissory Note. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on November 12, 2010.

4.15	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on November 12, 2010.

4.16	Warrant to Purchase Common Stock issued to Optimus CG II Ltd. pursuant to Amendment No. 1 to the Series B Preferred Stock Purchase Agreement. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on April 7, 2011.

4.17	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on May 9, 2011.

4.18	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on August 31, 2011.

4.19	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on November 2, 2011.

4.20	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on January 5, 2012.

4.21	Form of Common Stock Purchase Warrant issued pursuant to the Exchange Agreements, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

4.22	Form of Common Stock Purchase Warrant issued pursuant to the Note Purchase Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

4.23	Form of Common Stock Purchase Warrant issued to Dr. James Patton. Incorporated by reference to Exhibit 4.23 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on September 11, 2012.

5.1***	Opinion of Greenberg Traurig, LLP.

10.1	Securities Purchase Agreement between the registrant and the purchasers in the private placement (the “SPA”), dated as of October 17, 2007, and Disclosure Schedules thereto. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

10.2	Securities Purchase Agreement dated February 2, 2006 between the registrant and Cornell Capital Partners, LP. Incorporated by reference to Exhibit 10.01 to Report on Form 8-K filed with the SEC on February 8, 2006.

10.3	Registration Rights Agreement between the registrant and the parties to the SPA, dated as of October 17, 2007. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

10.4	Placement Agency Agreement between the registrant and Carter Securities, LLC, dated as of October 17, 2007. Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

10.5	Engagement Letter between the registrant and Carter Securities, LLC, dated August 15, 2007. Incorporated by reference to Exhibit 10.3(a) to Current Report on Form 8-K filed with the SEC on October 23, 2007.

10.6	Agreement between the registrant and YA Global Investments, L.P. f/k/a Cornell Capital Partners, L.P., dated August 23, 2007. Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

10.7	Memorandum of Agreement between the registrant and CAMHZN Master LDC and CAMOFI Master LDC, purchasers of the Units consisting of common stock, $0.20 warrants, and $0.001 warrants, dated October 17, 2007. Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

10.8	Advisory Agreement between the registrant and Centrecourt Asset Management LLC, dated August 1, 2007. Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

II-8

Exhibit Number	Description of Exhibit
10.9	Share Exchange and Reorganization Agreement, dated as of August 25, 2004, by and among the registrant, Advaxis and the shareholders of Advaxis. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on November 18, 2004.

10.10	Security Agreement dated February 2, 2006 between the registrant and Cornell Capital Partners, L.P. Incorporated by reference to Exhibit 10.06 to Current Report on Form 8-K filed with the SEC on February 8, 2006.

10.11	Investor Registration Rights Agreement dated February 2, 2006 between the registrant and Cornell Capital Partners, LP. Incorporated by reference to Exhibit 10.05 to Current Report on Form 8-K filed with the SEC on February 8, 2006.

10.12	2004 Stock Option Plan of the registrant. Incorporated by reference to Exhibit 4.1 to Report on Form S-8 filed with the SEC on December 1, 2005.

10.13	2005 Stock Option Plan of the registrant. Incorporated by reference to Annex A to DEF 14A Proxy Statement filed with the SEC on May 15, 2006.

10.14	License Agreement, between University of Pennsylvania and the registrant dated as of June 17, 2002, as Amended and Restated on February 13, 2007. Incorporated by reference to Exhibit 10.11 to Annual Report on Form 10-KSB filed with the SEC on February 13, 2007.

10.15	Sponsored Research Agreement dated November 1, 2006 by and between University of Pennsylvania (Dr. Paterson Principal Investigator) and the registrant. Incorporated by reference to Exhibit 10.44 to Annual Report on 10-KSB filed with the SEC on February 13, 2007.

10.16	Non-Exclusive License and Bailment, dated as of March 17, 2004, between The Regents of the University of California and Advaxis, Inc. Incorporated by reference to Exhibit 10.8 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.17	Consultancy Agreement, dated as of January 19, 2005, by and between LVEP Management, LLC. and the registrant. Incorporated by reference to Exhibit 10.9 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.18	Amendment to Consultancy Agreement, dated as of April 4, 2005, between LVEP Management LLC and the registrant. Incorporated by reference to Exhibit 10.27 to Annual Report on Form 10-KSB filed with the SEC on January 25, 2006.

10.19	Second Amendment dated October 31, 2005 to Consultancy Agreement between LVEP Management LLC and the registrant. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on November 9, 2005.

10.20	Third Amendment dated December 15, 2006 to Consultancy Agreement between LVEP Management LLC and the registrant. Incorporated by reference to Exhibit 9.01 to Current Report on Form 8-K filed with the SEC on December 15, 2006.

10.21	Consultancy Agreement, dated as of January 22, 2005, by and between Dr. Yvonne Paterson and Advaxis, Inc. Incorporated by reference to Exhibit 10.12 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.22	Consultancy Agreement, dated as of March 15, 2003, by and between Dr. Joy A. Cavagnaro and Advaxis, Inc. Incorporated by reference to Exhibit 10.13 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.23	Consulting Agreement, dated as of July 2, 2004, by and between Sentinel Consulting Corporation and Advaxis, Inc. Incorporated by reference to Exhibit 10.15 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.24	Agreement, dated July 7, 2003, by and between Cobra Biomanufacturing PLC and Advaxis, Inc. Incorporated by reference to Exhibit 10.16 to Pre-Effective Amendment No. 4 filed on June 9, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

II-9

Exhibit Number	Description of Exhibit
10.25	Securities Purchase Agreement, dated as of January 12, 2005, by and between the registrant and Harvest Advaxis LLC. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on January 18, 2005.

10.26	Registration Rights Agreement, dated as of January 12, 2005, by and between the registrant and Harvest Advaxis LLC. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on January 18, 2005.

10.27	Letter Agreement, dated as of January 12, 2005 by and between the registrant and Robert T. Harvey. Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on January 18, 2005.

10.28	Consultancy Agreement, dated as of January 15, 2005, by and between Dr. David Filer and the registrant. Incorporated by reference to Exhibit 10.20 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.29	Consulting Agreement, dated as of January 15, 2005, by and between Pharm-Olam International Ltd. and the registrant. Incorporated by reference to Exhibit 10.21 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.30	Letter Agreement, dated February 10, 2005, by and between Richard Berman and the registrant. Incorporated by reference to Exhibit 10.23 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.31	Employment Agreement, dated February 8, 2005, by and between Vafa Shahabi and the registrant. Incorporated by reference to Exhibit 10.24 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.32	Employment Agreement, dated March 1, 2005, by and between John Rothman and the registrant. Incorporated by reference to Exhibit 10.25 to Pre-Effective Amendment No. 2 filed on April 8, 2005 to Registration Statement on Form SB-2/A (File No. 333-122504).

10.33	Clinical Research Services Agreement, dated April 6, 2005, between Pharm-Olam International Ltd. and the registrant. Incorporated by reference to Exhibit 10.26 to Pre-Effective Amendment No. 4 filed on June 9, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.34	Royalty Agreement, dated as of May 11, 2003, by and between Cobra Bio-Manufacturing PLC and the registrant. Incorporated by reference to Exhibit 10.28 to Pre-Effective Amendment No. 4 filed on June 9, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.35	Letter Agreement between the registrant and Investors Relations Group Inc., dated September 27, 2005. Incorporated by reference to Exhibit 10.31 to Post-Effective Amendment filed on January 5, 2006 to Registration Statement on Form SB-2 (File No. 333-122504).

10.36	Consultancy Agreement between the registrant and Freemind Group LLC, dated October 17, 2005. Incorporated by reference to Exhibit 10.32 to Post-Effective Amendment filed on January 5, 2006 to Registration Statement on Form SB-2 (File No. 333-122504).

10.37	Employment Agreement dated August 21, 2007 between the registrant and Thomas Moore. Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on August 27, 2007.

10.38	Employment Agreement dated February 9, 2006 between the registrant and Fred Cobb. Incorporated by reference to Exhibit 10.35 to the Registration Statement on Form SB-2 (File No. 333-132298) filed with the SEC on March 9, 2006.

10.39	Termination of Employment Agreement between J. Todd Derbin and the registrant dated October 31, 2005. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on November 9, 2005.

10.40	Consulting Agreement dated June 1, 2006 between the registrant and Biologics Consulting Group Inc. Incorporated by reference to Exhibit 10.40 to Annual Report on Form 10-KSB field with the SEC on February 13, 2007.

II-10

Exhibit Number	Description of Exhibit
10.41	Consulting Agreement dated June 1, 2006 between the registrant and Biologics Consulting Group Inc., as amended on June 1, 2007. Incorporated by reference to Exhibit 10.42(i) to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.42	Master Contract Service Agreement between the registrant and MediVector, Inc. dated May 20, 2007. Incorporated by reference to Exhibit 10.44 to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.43	Form of note issued in the August 2007 financing. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on August 27, 2007.

10.44	Letter of Agreement, dated November 21, 2007, between Crystal Research Associates, LLC and the registrant. Incorporated by reference to Exhibit 10.45 to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.45	Service Proposal O781, dated May 14, 2007, to the Strategic Collaboration and Long Term Vaccine Supply Agreement, dated October 31, 2005, between the registrant and Cobra Biomanufacturing Plc. Incorporated by reference to Exhibit 10.46 to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.46	Service Proposal, dated September 20, 2007, to the Strategic Collaboration and Long Term Vaccine Supply Agreement, dated October 31, 2005, between the registrant and Cobra Biomanufacturing Plc. Incorporated by reference to Exhibit 10.47 to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.47	Consulting Agreement, dated May 1, 2007 between the registrant and Bridge Ventures, Inc. Incorporated by reference to Exhibit 10.48 to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.48	Consulting Agreement, dated August 1, 2007 between the registrant and Dr. David Filer. Incorporated by reference to Exhibit 10.49 to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.49	Employment Agreement dated February 29, 2008 between the registrant and Christine Chansky. Incorporated by reference to Exhibit 10.50 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.50	Note Purchase Agreement, dated September 22, 2008 by and between Thomas A. Moore and the registrant. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on September 30, 2008.

10.51	Lease Extension Agreement dated June 1, 2008 by and between New Jersey Economic Development Authority and the registrant. Incorporated by reference to Exhibit 10.55 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.52	Technical/Quality Agreement dated May 6, 2008 by and between Vibalogics GmbH and the registrant. Incorporated by reference to Exhibit 10.57 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.53	Master Service Agreement dated April 7, 2008 by and between Vibalogics GmbH and the registrant. Incorporated by reference to Exhibit 10.58 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.54	Agreement, dated as of December 8, 2008, by and between The Sage Group and the registrant. Incorporated by reference to Exhibit 10.59 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.55	Service Agreement dated January 1, 2009 by and between AlphaStaff, Inc. and the registrant. Incorporated by reference to Exhibit 10.60 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.56	Promissory Note issued to Biotechnology Greenhouse Corporation of Southeastern Pennsylvania, dated November 10, 2003. Incorporated by reference to Exhibit 10.53 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.57	Promissory Note issued to Biotechnology Greenhouse Corporation of Southeastern Pennsylvania, dated December 17, 2003. Incorporated by reference to Exhibit 10.54 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

II-11

Exhibit Number	Description of Exhibit
10.58	Letter of Intent dated November 20, 2008 by and between Numoda Corporation and the registrant. Incorporated by reference to Exhibit 10.61 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.59	Consulting Agreement dated December 1, 2008 by and between Conrad Mir and the registrant. Incorporated by reference to Exhibit 10.62 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.60	Form of Note Purchase Agreement. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on June 19, 2009.

10.61	Form of Senior Secured Convertible Note. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on June 19, 2009.

10.62	Form of Senior Promissory Note as amended, between the registrant and Thomas Moore. Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with the SEC on June 19, 2009.

10.63	Form of Security Agreement. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on June 19, 2009.

10.64	Form of Subordination Agreement. Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on June 19, 2009.

10.65	Series A Preferred Stock Purchase Agreement dated September 24, 2009 by and between Optimus Capital Partners, LLC and the registrant. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on September 25, 2009.

10.66	Form of Note Purchase Agreement, entered into in connection with the junior bridge financing. Incorporated by reference to Exhibit 10.61 to Registration Statement on Form S-1 (File No. 333-162632) filed with the SEC on October 22, 2009.

10.67	Form of Convertible Promissory Note, issued in the junior bridge financing. Incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-1 (File No. 333-162632) filed with the SEC on October 22, 2009.

10.68	Form of Amended and Restated Senior Promissory Note, between the registrant and Thomas Moore. Incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-K filed with the SEC on February 19, 2010.

10.69	Amendment to Senior Promissory Note. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K/A filed with the SEC on February 11, 2010.

10.70	Amended and Restated 2009 Stock Option Plan of the registrant. Incorporated by reference to Annex A to DEF 14A Proxy Statement filed with the SEC on April 30, 2010.

10.71	Form of Stock Purchase Agreement dated May 10, 2010 between the registrant and Numoda Capital Innovations, LLC. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 14, 2010.

10.72	Second Amendment to the Amended and Restated Patent License Agreement between the registrant and the University of Pennsylvania dated as of May 10, 2010. Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on June 3, 2010.

10.73	Series B Preferred Stock Purchase Agreement dated July 19, 2010 by and between Optimus Capital Partners, LLC and the registrant. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.

10.74	Form of Amended and Restated Promissory Note between Optimus CG II Ltd. and the registrant. Incorporated by reference to Exhibit G to the Purchase Agreement included as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.

10.75	Form of Security Agreement between Optimus CG II Ltd. and the registrant. Incorporated by reference to Exhibit H to the Purchase Agreement included as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.

II-12

Exhibit Number	Description of Exhibit
10.76	Separation Agreement and General Release dated January 6, 2010 between the Company and Fred Cobb. Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on September 14, 2010.

10.77	Form of Note Purchase Agreement. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on November 12, 2010.

10.78	Amended and Restated Senior Promissory Note, dated March 17, 2011, between the registrant and Thomas A. Moore. Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on March 17, 2011.

10.79	Amendment No. 1 to Series B Preferred Stock Purchase Agreement dated April 4, 2011 by and between Optimus Life Sciences Capital Partners, LLC, Optimus CG II Ltd. and the registrant. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on April 7, 2011.

10.80	Form of Promissory Note between Optimus CG II Ltd. and the registrant. Incorporated by reference to Appendix 2 to the Warrant included as Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on April 7, 2011.

10.81	Amended and Restated Security Agreement between Optimus CG II Ltd. and the registrant. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on April 7, 2011.

10.82	Form of $500,000 Convertible Promissory Note (A-Note), issued by Advaxis, Inc. to JMJ Financial and related ancillary documents. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 4, 2011.

10.83	Form of $800,000 Convertible Promissory Note (B-Note), issued by Advaxis, Inc. to JMJ Financial and related ancillary documents. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on May 4, 2011.

10.84	Form of $800,000 Secured and Collateralized Promissory Note (C-Note), issued by JMJ Financial to Advaxis, Inc. and related ancillary documents. Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with the SEC on May 4, 2011.

10.85	Form of Convertible Promissory Note. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 9, 2011.

10.86	Form of Note Purchase Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.1 to Amendment to Current Report on Form 8-K/A filed with the SEC on May 12, 2011.

10.87	Form of Registration Rights Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each of the several investors signatory thereto. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on May 9, 2011.

10.88	Exchange and Amendment Agreement, dated as of August 29, 2011, by and between Advaxis, Inc. and Thomas A. Moore. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on August 31, 2011.

10.89	Form of Convertible Promissory Note. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on November 2, 2011.

10.90	Form of Note Purchase Agreement, dated as of October 28, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on November 2, 2011.

10.91	Form of Registration Rights Agreement, dated as of October 28, 2011, by and between Advaxis, Inc. and each of the several investors signatory thereto. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on November 2, 2011.

10.92	Amendment No. 1 to the Advaxis, Inc. 2011 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on December 20, 2011.

II-13

Exhibit Number	Description of Exhibit
10.93	Form of Convertible Promissory Note. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on January 5, 2012.

10.94	Form of Note Purchase Agreement, dated as of December 29, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on January 5, 2012.

10.95	Form of Registration Rights Agreement, by and between Advaxis, Inc. and each of the several investors signatory thereto. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on January 5, 2012.

10.96	Form of Exchange Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

10.97	Form of Amendment, Consent and Waiver Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

10.98	Form of Convertible Promissory Note issued pursuant to the Note Purchase Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

10.99	Form of Note Purchase Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

10.100	Form of Registration Rights Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

10.101	Stock Purchase Agreement, dated as of June 13, 2012, by and between Advaxis, Inc. and Numoda Corporation. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on June 14, 2012.

10.102	Amendment No. 1, dated as of March 26, 2007, to the License Agreement, between University of Pennsylvania and Advaxis, Inc. dated as of June 17, 2002, as amended and restated on February 13, 2007. Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.

10.103	Master Agreement, dated June 19, 2009, by and between Numoda Corporation and Advaxis, Inc. Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.

10.104	Form of Project Agreement by and between Numoda Corporation and Advaxis, Inc. Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.

10.105	Clinical Trial Services Agreement, dated December 13, 2009, by and between the Gynecologic Oncology Group and Advaxis, Inc. Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.

10.106	Amendment No. 3, dated as of December 12, 2011, to the License Agreement, between University of Pennsylvania and Advaxis, Inc. dated as of June 17, 2002, as amended and restated on February 13, 2007. Incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.

10.107	Exchange Agreement, dated as of July 5, 2012, by and between Advaxis, Inc. and Thomas A. Moore, Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 11, 2012.

10.108	Agreed Order Granting Joint Expedited Motion for Order Approving Settlement of Claim entered by the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida, dated July 24, 2012. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 25, 2012.

10.109	Stipulation for Settlement of Claim between Socius CG II, Ltd. and Advaxis, Inc., dated July 23, 2012. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on July 25, 2012.

10.110	Amendment No. 1 to 2011 Omnibus Incentive Plan of registrant. Incorporated by reference to Annex B to DEF 14A Proxy Statement filed with the SEC on July 19, 2012.

10.111	Promissory Note issued to JLSI, LLC on July 21, 2012. Incorporated by reference to Exhibit 10.111 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on August 31, 2012.

10.112	Form of Convertible Promissory Note issued to Dr. James Patton. Incorporated by reference to Exhibit 10.112 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on September 11, 2012.

10.113	Form of Convertible Promissory Note issued to JMJ Financial on August 27, 2012. Incorporated by reference to Exhibit 10.113 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on August 31, 2012.

10.114	Form of Note Purchase Agreement, by and between Advaxis, Inc. and Dr. James Patton. Incorporated by reference to Exhibit 10.114 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on September 11, 2012.

10.115	Common Stock Purchase Agreement, dated as of October 26, 2012, by and between Advaxis, Inc. and Hanover Holdings I, LLC. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on October 31, 2012.

10.116	Registration Rights Agreement, dated as of October 26, 2012, by and between Advaxis, Inc. and Hanover Holdings I, LLC. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on October 31, 2012.

14.1	Code of Business Conduct and Ethics dated November 12, 2004. Incorporated by reference to Exhibit 14.1 to Current Report on Form 8-K filed with the SEC on November 18, 2004.

23.1*	Consent of McGladrey LLP (formerly McGladrey & Pullen, LLP).

II-14

Exhibit Number	Description of Exhibit
23.2	Consent of Greenberg Traurig LLP (See Exhibit 5.1 above).

24.1	Power of Attorney (Included in the signature page of the initial filing of this Registration Statement on Form S-1, filed with the SEC on December 7, 2012).

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definitions Linkbase Document

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

** Furnished herewith.

*** Previously filed.

(b)          Financial Statement Schedules.  See page F-1.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-15

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-16

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Princeton, State of New Jersey, on December 12, 2012.

ADVAXIS, INC.

By:	/s/ Thomas A. Moore
Name: Thomas A. Moore
Title: Chief Executive Officer and Chairman of
the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ THOMAS A. MOORE	Chief Executive Officer and Chairman of the Board of Directors	December 12, 2012
Thomas A. Moore	(Principal Executive Officer)

/s/ MARK J. ROSENBLUM	Chief Financial Officer, Senior Vice President and Secretary	December 12, 2012
Mark J. Rosenblum	(Principal Financial and Accounting Officer)

*	Director	December 12, 2012
Roni A. Appel

Director
Dr. Thomas McKearn

*	Director	December 12, 2012
Dr. James Patton

Director
Richard Berman

* By the signature set forth below, the undersigned, pursuant to the duly authorized power of attorney filed with the SEC, has signed this Amendment to the Registration Statement on behalf of the person indicated.

/s/ MARK J. ROSENBLUM
Mark J. Rosenblum

II-17